As filed with the Securities and Exchange Commission on February 27, 2007
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Chart Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	3443	34-1712937
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

One Infinity Corporate Centre Drive
Suite 300
Garfield Heights, Ohio 44125-5370
Tel.: (440) 753-1490
Fax: (440) 753-1491
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Matthew J. Klaben, Esq.
Vice President, General Counsel and Secretary
One Infinity Corporate Centre Drive
Suite 300
Garfield Heights, Ohio 44125-5370
Tel.: (440) 753-1490
Fax: (440) 753-1491
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy To:
Arthur C. Hall III, Esq.
Calfee, Halter & Griswold LLP
1400 McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114-2688
Tel.: (216) 622-8200
Fax: (216) 241-0816

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered	Per Unit	Offering Price(1)	Fee
9 1/8% Senior Subordinated Notes due 2015	$170,000,000	100%	$170,000,000	$5,219
Guarantees of 9 1/8% Senior Subordinated Notes due 2015(3)	(2)	(2)	(2)	(2)

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.
(3)	Guaranteed by the additional Registrants below.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	Jurisdiction	IRS Employer
Exact Name of Additional Registrants*	of Formation	Identification No.

Chart Inc.	Delaware	41-1396485
CAIRE Inc.	Delaware	41-1739055
Chart Energy & Chemicals, Inc.	Delaware	34-1945782
Chart Cooler Service Company, Inc.	Delaware	34-1957885
Chart International Holdings, Inc.	Delaware	41-1935723
Chart Asia, Inc.	Delaware	41-1827744
Chart International, Inc.	Delaware	34-1858187

*	The address for each of the additional Registrants is c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125-5370. The primary standard industrial classification number for each of the additional Registrants is 3443.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion dated February 27, 2007)

$170,000,000

Chart Industries, Inc.

OFFER TO EXCHANGE

9 1/8% SENIOR SUBORDINATED NOTES DUE 2015
FOR ANY AND ALL OUTSTANDING
9 1/8% SENIOR SUBORDINATED NOTES DUE 2015

We are offering to exchange all of our outstanding 9 1/8% Senior Subordinated Notes due 2015, or the initial notes, for new 9 1/8% Senior Subordinated Notes due 2015, or the exchange notes. The terms of the exchange notes are identical in all material respects to the terms of the initial notes, except that the exchange notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the initial notes do not apply to the exchange notes. The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by Chart Industries, Inc.’s direct and indirect wholly-owned subsidiaries that guarantee Chart Industries, Inc.’s indebtedness under its senior secured credit facility.

The exchange offer will expire at 5:00 p.m., New York time, on          , 2007 (the 21st business day following the date of this prospectus), unless we extend the exchange offer in our sole and absolute discretion.

To exchange your initial notes for exchange notes:

•	You are required to make the representations described on page 180 to us.

•	If you hold initial notes in certificated form, the exchange agent, The Bank of New York, must receive your completed letter of transmittal that accompanies this prospectus by 5:00 p.m., New York time on , 2007.

•	If you hold initial notes through The Depository Trust Company (“DTC”), you must comply with the Automated Tender Offer Program procedures of DTC, by 5:00 p.m., New York time on , 2007.

•	You should read the section titled “The Exchange Offer” for further information on how to exchange your initial notes for exchange notes.

Investing in the exchange notes involves risks similar to those associated with the initial notes. See “Risk Factors” beginning on page 17 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Broker-Dealers

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

•	This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

•	We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is          , 2007

Page

Special Note Regarding Forward-Looking Statements	ii
Where You Can Find More Information	iii
Prospectus Summary	1
Risk Factors	17
Market and Industry Data	34
The Transactions	34
Use of Proceeds	36
Ratio of Earnings to Fixed Charges	36
Unaudited Pro Forma Financial Information	37
Selected Historical Consolidated Financial Data	42
Management’s Discussion and Analysis of Financial Condition and Results of Operations	45
Industry Overview	76
Business	79
Management	90
Security Ownership of Certain Beneficial Owners	116
Certain Related Party Transactions	118
Description of Notes	120
Description of Our Other Indebtedness	171
The Exchange Offer	174
Material United States Federal Income Tax Consequences	181
Plan of Distribution	182
Legal Matters	183
Independent Registered Public Accounting Firm	183
Index to Financial Statements	F-1
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EX-99.5

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. Requests should be made to: Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125-5370, telephone (440) 753-1490, attention: Corporate Secretary.

To obtain timely delivery of this information, you must request the information no later than          , 2007, which is five business days before the expiration date of the exchange offer.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not offering to sell or seeking offers to buy these securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements.” These forward-looking statements include statements relating to our business. In some cases, forward-looking statements may be identified by terminology such as “may,” “should,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “continue” or the negative of such terms or comparable terminology. Forward-looking statements contained herein (including future cash contractual obligations) or in other statements made by us are made based on management’s expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. We believe that the following factors, among others (including those described in “Risk Factors”), could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf:

•	the cyclicality of the markets which we serve;

•	the loss of, or a significant reduction or delay in purchases by, our largest customers;

•	competition in our markets;

•	our compliance obligations with the Sarbanes-Oxley Act of 2002;

•	general economic, political, business and market risks associated with our non-U.S. operations;

•	our ability to successfully manage our growth;

•	the loss of key employees;

•	the pricing and availability of raw materials and our ability to manage our fixed-price contract exposure, including exposure to fixed pricing on long-term customer contracts;

•	our ability to successfully acquire or integrate companies that provide complementary products or technologies;

•	our ability to continue our technical innovation in our product lines;

•	the impairment of our goodwill and other indefinite-lived intangible assets;

•	the costs of compliance with environmental, health and safety laws and responding to potential liabilities under these laws;

•	the insolvency of our formerly consolidated subsidiary, Chart Heat Exchangers Limited, or CHEL, and CHEL’s administration proceedings in the United Kingdom, including claims that may be asserted against us with respect to CHEL’s obligations;

•	litigation and disputes involving us, including the extent of product liability, warranty, pension and severance claims asserted against us;

•	labor costs and disputes;

•	our relations with our employees;

•	our funding requirements in connection with our defined benefit pension plans;

•	fluctuations in foreign currency exchange and interest rates;

•	disruptions in our operations due to hurricanes;

•	our ability to protect our intellectual property and know-how;

•	regulations governing the export of our products;

•	additional liabilities related to taxes;

•	the possibility that our controlling stockholders’ interests will conflict with ours or yours;

ii

•	risks associated with our substantial indebtedness, leverage, debt service and liquidity;

•	risks related to this offering; and

•	other factors described in this prospectus.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but it may not contain all of the information that is important to you. We urge you to read this entire prospectus including the section entitled “Risk Factors” and the financial statements and related notes, before making your investment decision.

Unless the context otherwise requires, as used in this prospectus, (i) the terms “we,” “our,” “us,” “the Company,” “Chart Industries” and similar terms refer to Chart Industries, Inc. and its consolidated subsidiaries and (ii) the term “issuer” refers to Chart Industries, Inc. and not any of its subsidiaries.

Chart Industries, Inc.

Our Company

We are a leading independent global manufacturer of highly engineered equipment used in the production, storage and consumption of hydrocarbon and industrial gases, based on our sales and the estimated sales of our competitors. We supply engineered equipment used throughout the global liquid gas supply chain. The largest portion of end-use applications for our products is energy-related, accounting for 51% of sales and 58% of orders in 2005, and 77% of backlog at December 31, 2005. We are a leading manufacturer of standard and engineered equipment primarily used for low-temperature and cryogenic, or very low temperature, applications. We have developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero (0 kelvin; — 273º Centigrade; — 459º Fahrenheit). The majority of our products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid gas supply chain for the purification, liquefaction, distribution, storage and consumption of hydrocarbon and industrial gases.

We have attained this position by capitalizing on our low-cost global manufacturing footprint, technical expertise and know-how, broad product offering, reputation for quality, and by focusing on attractive, growing markets. We have an established sales and customer support presence across the globe and low-cost manufacturing operations in the United States, Central Europe and China. We believe we are the number one or two equipment supplier in all of our primary end-use markets. For the nine months ended September 30, 2006 and 2005, we generated sales of $393.0 million and $290.7 million, respectively. For the combined year ended December 31, 2005, we generated sales of $403.1 million compared to sales of $305.6 million for the year ended December 31, 2004.

We believe that we are well-positioned to benefit from a variety of long-term trends driving demand in our industry, including:

•	increasing demand for natural gas and the geographic dislocation of supply and consumption, which is resulting in the need for a global network for liquefied natural gas, or LNG;

•	increasing demand for natural gas processing, particularly in the Middle East, as crude oil producers look to utilize the gas portions of their reserves; and

•	increased demand for natural and industrial gases resulting from rapid economic growth in developing areas, particularly Central and Eastern Europe and China.

We operate in three segments:  (i) Energy and Chemicals, or E&C, (ii) Distribution and Storage, or D&S, and (iii) BioMedical. While each segment manufactures and markets different cryogenic equipment and systems to distinct end-users, they all share a reliance on our heat transfer and low temperature storage know-how and expertise. The E&C and D&S segments manufacture products used in energy-related and other applications, such as the separation, liquefaction, distribution and storage of hydrocarbon and industrial gases. Through our BioMedical segment, we supply cryogenic equipment used in the storage and distribution of biological materials and oxygen, used primarily in the medical, biological research and animal breeding industries.

Competitive Strengths

We believe that the following competitive strengths position us to enhance our growth and profitability:

Focus on Attractive Growing End Markets.  We anticipate growing demand in the end markets we serve, with particularly strong growth in LNG, natural gas processing, specific international markets across all segments, and biomedical equipment. Rapid economic development in developing areas, particularly Central and Eastern Europe and China, has caused a significant increase in the demand for natural and industrial gases.

Substantial Revenue Visibility.  We have a large and growing backlog, which provides us with a high degree of visibility in our forecasted revenue. Our backlog as of September 30, 2006 was $260.0 million, compared to $233.6 million, $129.3 million and $49.6 million as of December 31, 2005, 2004 and 2003, respectively. Projects for energy-related applications totaled approximately $180.0 million in backlog as of December 31, 2005.

Leading Market Positions.  We believe we are the #1 or #2 equipment supplier in each of our primary end markets both domestically and internationally. We believe that our strong industry positioning makes us typically one of only two or three suppliers qualified to provide certain products to key customers.

Diverse, Long-Standing Customer Base.  We currently serve over 2,000 customers worldwide. Our primary customers are large, multinational producers and distributors of hydrocarbon and industrial gases that provide us with revenue stability. Customers and end-users also include high growth LNG processors, petrochemical processors and biomedical companies. We have developed strong, long-standing relationships with these customers.

Highly Flexible and Low-Cost Manufacturing Base.  Given our long-term investment in global manufacturing facilities and specialized equipment, we have developed a substantial comparative scale and geographic advantage within the markets for the cryogenic products that we manufacture with more than 1.6 million square feet of manufacturing space across 13 primary facilities and three continents. This scale and the related substantial operational flexibility enable us to be a low-cost producer for our products.

Product Expertise, Quality, Reliability and Know-How.  Within our end markets, we have established a reputation for quality, reliability and technical innovation. We believe that the main drivers of our target customers’ purchasing decisions are a supplier’s product expertise, quality, reliability and know-how rather than pricing and terms, giving us an advantage based on our reputation and consequent brand recognition. We believe it would be difficult for a new entrant to duplicate our capabilities.

Experienced Management Team.  We have assembled a strong senior management team with over 250 combined years of related experience and complementary skills. This team is responsible for our strong performance since 2003.

Business Strategy

We believe that we are well-positioned to maintain our leadership in providing highly engineered equipment for use in low-temperature and cryogenic applications and to meet the world’s growing demand for hydrocarbon and industrial gases with more economical, reliable and environmentally friendly systems. The principal elements of our strategy are as follows:

Continue to develop innovative, high-growth, energy-specific products. We plan to continue to focus on extending our cryogenic technological leadership, both to capitalize on increasing demand for energy and to create new applications.

Leverage our global platform to capitalize on growing international demand.  We expect growth in hydrocarbon and industrial gas demand and investment over the next five years in the Middle East, Central and Eastern Europe, Russia and China. We believe that our investment in manufacturing, sales and marketing capabilities positions us to increase our market share in growing international markets.

Capitalize on our position as a market leader.  We plan to continue to grow our long-standing relationships with the leading users of cryogenic equipment and expand our customer base.

Maintain our position as a low-cost producer while continuing to improve operating performance.  We believe we are the lowest cost manufacturer for most of our products and we intend to continue to leverage our scale, scope, technical expertise and know-how to deliver to our customers higher quality and more reliable products and services at lower cost. Our disciplined approach to capital expenditures is intended to enhance capacity where we expect to realize significant and timely returns.

Recent Developments

On July 31, 2006, we completed our initial public offering, or our IPO, of 12,500,000 shares of our common stock for net proceeds of approximately $175.3 million. We used $25.0 million of the net proceeds to repay a portion of the term loan under our senior secured credit facility. The remaining $150.3 million of net proceeds was used to pay a dividend to our stockholders existing immediately prior to the IPO, consisting of affiliates of First Reserve Fund X, L.P., which we refer to as First Reserve, a Delaware limited partnership, and certain members of management. On August 25, 2006, following expiration of the underwriters’ over-allotment option without its being exercised, a stock dividend of 1,875,000 shares was issued to the stockholders existing immediately prior to the completion of the IPO. In addition, our senior secured credit facility was amended upon the completion of the IPO. The amendment primarily increased the size of the revolving credit facility by $55.0 million to $115.0 million and increased the amount available for letters of credit extending beyond one year from their issuance date to $55.0 million from $35.0 million.

On May 26, 2006, we purchased the common stock of Cooler Service Company, Inc., or Cooler Service, a Tulsa, Oklahoma-based company that designs and manufactures custom air cooled heat exchangers utilizing advanced technology in thermal and mechanical design. Cooler Service provides air cooled heat exchangers into multiple markets, including hydrocarbon, petrochemical and industrial gas processing. The aggregate purchase price for the acquisition was approximately $15.9 million, net of cash acquired. Cooler Service has been included in our Energy and Chemicals segment and contributed $11.7 million of sales to our 2006 operating results from the date of acquisition through September 30, 2006.

Our Uncertainties

Investing in our securities involves substantial risk. You should carefully consider all the information in this prospectus prior to investing in our securities. Our ability to execute our strategy is subject to the risks that are generally associated with the production, storage and end-use of hydrocarbon and industrial gases. We are also subject to a number of risks related to our competitive position, operations and business strategies. For example, our strategy relating to potential acquisitions exposes us to the risks involved in consummating and integrating acquisitions, including the risk that in a future acquisition we could incur additional debt and contingent liabilities which could adversely affect our operating results. For additional risks relating to our business and the offering, see “Risk Factors” beginning on page 17 of this prospectus.

The Acquisition

On August 2, 2005, Chart Industries entered into an agreement and plan of merger with certain of its stockholders, First Reserve and CI Acquisition, Inc., which we refer to as CI Acquisition, a Delaware corporation and a wholly-owned subsidiary of First Reserve, which provided for:

•	the sale of shares of common stock of Chart Industries, Inc. by certain of its stockholders to CI Acquisition; and

•	the merger of CI Acquisition with and into Chart Industries, with Chart Industries surviving the merger as an indirect, wholly-owned subsidiary of First Reserve.

We refer to the stock purchase, the merger and the related financing thereof collectively as the “Acquisition.” The Acquisition closed on October 17, 2005. In connection with the Acquisition, entities affiliated with First Reserve contributed $111.3 million in cash to fund a portion of the purchase price of the equity interests in Chart Industries, and management contributed $6.4 million in the form of rollover options. The remainder of the cash needed to finance the Acquisition, including related fees and expenses, was provided by funds raised by the offering of our initial notes, and borrowings under our $240.0 million senior secured credit facility. The senior secured credit facility originally consisted of a $180.0 million term loan facility and a $60.0 million revolving credit facility and was amended effective upon the closing of our IPO in July 2006 to increase the size of the revolving credit facility to $115.0 million. See “The Transactions” and “Description of Our Other Indebtedness.”

Corporate Structure

Chart Industries issued the initial notes and will issue the exchange notes offered by this prospectus. Each of our existing and future direct and indirect domestic wholly-owned subsidiaries that guarantees our indebtedness under our senior secured credit facility will guarantee our obligations under the notes on a senior subordinated unsecured basis. The following chart summarizes our corporate structure. For a more detailed description of the notes, see “Description of Notes.” For a more detailed description of our senior secured credit facility, see “Description of Our Other Indebtedness.”

(1)	The guarantors of the notes also guarantee our senior secured credit facility on a senior secured basis. Certain U.S. subsidiaries will not provide guarantees.

Company Information

Chart Industries, Inc. is a Delaware corporation incorporated in 1992. Our principal executive offices are located at One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125 and our telephone number is (440) 753-1490. On July 8, 2003, we and all of our then majority-owned U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code. On September 15, 2003, we and those subsidiaries emerged from Chapter 11 proceedings. Before the closing of our Acquisition by First Reserve on October 17, 2005, we filed periodic and other reports with the Securities and Exchange Commission. We ceased filing those reports upon the closing of the Acquisition when our pre-Acquisition securities were cancelled and ceased to be outstanding. Since the completion of our IPO we have filed periodic and other reports with the Securities and Exchange Commission. The financial statements and other financial data presented in this prospectus are of Chart Industries, Inc. and its direct and indirect subsidiaries.

Adjustments

Unless we specifically state otherwise, all information in this prospectus gives effect to (i) the 4.6263-for-one stock split of our common stock that occurred on July 20, 2006, (ii) related adjustments to our capital structure and stock options that were effected upon the completion of our IPO on July 31, 2006, (iii) the stock dividend of 1,875,000 shares to stockholders existing immediately prior to the completion of our IPO that was made on August 25, 2006 following expiration of the underwriters’ over-allotment option without its being exercised and (iv) 12,500,000 shares of our common stock issued in the IPO. For more information, see “Prospectus Summary — Recent Developments” and the footnotes to the financial statements that accompany this prospectus.

The Exchange Offer

Notes Offered	We are offering to exchange up to $170,000,000 of our 9 1/8% Senior Subordinated Notes due October 15, 2015. The terms of the exchange notes are identical in all material respects to the terms of the initial notes, except that the exchange notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the initial notes do not apply to the exchange notes.

The Exchange Offer	We are offering to issue the exchange notes in exchange for a like principal amount of your initial notes. We are offering to issue the exchange notes to satisfy our obligations contained in the registration rights agreement entered into when the initial notes were sold in transactions permitted by Rule 144A under the Securities Act and therefore not registered with the SEC. For procedures for tendering your initial notes, see “The Exchange Offer.”

Tenders, Expiration Date, Withdrawal	The exchange offer will expire at 5:00 p.m. New York City time on , 2007 unless it is extended. If you decide to exchange your initial notes for exchange notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange notes. If you decide to tender your initial notes in the exchange offer, you may withdraw them any time prior to , 2007. If we decide for any reason not to accept any initial notes for exchange, your initial notes will be returned to you promptly after the exchange offer expires.

Conditions of the Exchange Offer	The exchange offer is subject to the following customary conditions, which we may waive:

• the exchange offer, or the making of any exchange by a holder of initial notes, will not violate any applicable law or interpretation by the staff of the SEC;

• no action may be pending or threatened in any court or before any governmental agency with respect to the exchange offer that may impair our ability to proceed with the exchange offer; and

• no stop order may be threatened or in effect with respect to the exchange offer or the qualification of the indenture under the Trust Indenture Act.

Material U.S. Federal Income Tax Considerations	Your exchange of initial notes for exchange notes in the exchange offer will not result in any income, gain or loss to you for federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer.

Exchange Agent	The Bank of New York is the exchange agent for the exchange offer.

Failure to Tender Your Initial Notes	If you fail to tender your initial notes in the exchange offer, you will not have any further rights under the registration rights agreement, except under limited circumstances. Because the initial notes are not registered under the Securities Act, the initial notes and exchange notes will not be interchangeable. Consequently, if you fail to tender your initial notes in the exchange offer, you will not be able to trade your initial notes with the exchange notes we issue. If most of the initial notes are tendered in the exchange offer, holders of notes that have not been exchanged will likely have little trading liquidity.

Consequences of Exchanging Your Initial Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

•  are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• are not an “affiliate” of Chart Industries as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for initial notes which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any exchange notes issued in the exchange offer as described in more detail under “Plan of Distribution.”

Risk Factors	An investment in the notes is subject to certain risks. Risks related to the exchange offer and exchange notes include the following:

• if all of our outstanding indebtedness became accelerated, it is unlikely that we would be able to repay all of our indebtedness simultaneously;

• holders of initial notes who do not participate in the exchange offer could experience significant diminution in value compared to the value of the exchange notes;

•  the exchange notes are effectively subordinated to the rights of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all obligations of each of our subsidiaries that are not guarantors of the notes;

• if we do not receive cash distributions, dividends or other payments from our subsidiaries, we may not be able to make payments on the notes; and

• an active trading market for the exchange notes may not develop.

See “Prospectus Summary — Our Uncertainties” on page 3 and “Risk Factors” beginning on page 17 of this prospectus and the other information in this prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

Accounting Treatment	The exchange notes will be recorded in our accounting records at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The costs of the exchange offer and the expenses related to the issuance of the initial notes will be amortized over the term of the exchange notes.

The Exchange Notes

The terms of the exchange notes and the initial notes are identical in all material respects, except that the exchange notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the initial notes do not apply to the exchange notes. The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section in this prospectus entitled “Description of Notes.” You should read the entire prospectus, including the financial data and related notes included or incorporated by reference in this prospectus, before making an investment decision.

Issuer	Chart Industries, Inc.

Notes Offered	$170,000,000 aggregate principal amount of 9 1/8% senior subordinated notes due 2015.

Maturity Date	October 15, 2015.

Interest	9 1/8% per annum, payable semi-annually in arrears.

Interest Payment Dates	April 15 and October 15 of each year, beginning on April 15, 2006. Interest will accrue from the issue date of the notes.

Optional Redemption	We may redeem any of the notes beginning on October 15, 2010. The initial redemption price is 104.563% of their principal amount, plus accrued interest. The redemption price will decline each year after 2010 and will be 100% of their principal amount, plus accrued interest, beginning on October 15, 2013.

We may also redeem any of the notes at any time prior to October 15, 2010, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the Applicable Premium, defined under “Description of Notes—Certain Definitions” as of, and accrued interest to, the redemption date.

We may redeem up to 35% of the notes on or prior to October 15, 2008 from the proceeds of certain equity offerings at 109.125% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes originally issued remains outstanding and the redemption occurs within 180 days of the date of the equity offering. See “Description of Notes—Optional Redemption.”

Change of Control	Upon a change of control, as defined under the section entitled “Description of Notes,” we will be required to make an offer to purchase the notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase. We may not have sufficient funds available at the time of a change of control to repurchase the notes.

Guarantees	The wholly-owned domestic subsidiaries of the issuer that guarantee our obligations under the senior secured credit facility will guarantee the notes. Each guarantor will provide a guarantee of the payment of the principal, premium and interest on the notes on a senior, subordinated, unsecured basis.

The guarantee by each guarantor will be subordinated to all existing and future senior indebtedness of such guarantor, including such guarantor’s guarantee of our obligations under the senior secured credit facility.

Ranking	The notes will be the issuer’s senior subordinated unsecured obligations. Accordingly, the notes will:

• rank junior in right of payment to any of the issuer’s existing and future senior indebtedness, including borrowings under the senior secured credit facility;

• rank equally in right of payment with any of the issuer’s future senior subordinated indebtedness;

•  be effectively subordinated in right of payment to any of the issuer’s existing and future secured indebtedness (including obligations under the senior secured credit facility), to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all obligations of each of our subsidiaries that are not guarantors of the notes; and

• rank senior in right of payment to any of the issuer’s future indebtedness that expressly provides for its subordination to the notes.

Similarly, the senior subordinated note guarantees will be senior subordinated unsecured obligations of the guarantors and will:

• rank junior in right of payment to all of the applicable guarantor’s existing and future senior indebtedness including obligations under the senior secured credit facility;

• rank equally in right of payment with all of the applicable guarantor’s future senior subordinated indebtedness;

•  be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured indebtedness (including the applicable guarantor’s guarantee under the senior secured credit facility), to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not a guarantor; and

• rank senior in right of payment to all of the applicable guarantor’s existing and future indebtedness that expressly provides for its subordination to the applicable guarantor’s guarantee.

As of September 30, 2006, we had $290.0 million principal amount of indebtedness, which includes the notes, $120.0 million (excluding approximately $27.3 million of letters of credit) of senior secured indebtedness under the senior secured credit facility and no other additional indebtedness effectively senior to the notes.

Certain Covenants	The terms of the notes will limit our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness;

• create liens;

• pay dividends and make other distributions in respect of our capital stock;

• redeem our capital stock;

• make certain investments or certain other restricted payments;

• sell certain kinds of assets;

• enter into certain types of transactions with affiliates; and

• effect mergers or consolidations.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”

Absence of Public Market	The exchange notes will be freely transferable, but will be new securities for which there will not initially be a market. Accordingly, there is no assurance that a market for the exchange notes will develop or as to the liquidity of any market.

Additional Interest for the Notes

Under the registration rights agreement, we agreed to consummate the exchange offer by August 14, 2006. Because we have not met this requirement, until the consummation of the exchange offer the annual interest on the notes will increase by 0.25% per annum for 90 days following August 14, 2006 and an additional 0.25% per annum at the beginning of each subsequent 90-day period, provided that the additional interest in the aggregate shall not exceed 1.0% per annum. Accordingly, as of the date of this prospectus annual interest on the notes has increased by 0.75% per annum. The additional interest will cease to accrue upon consummation of the exchange offer.

Summary Historical and Pro Forma Financial Information

The financial statements referred to as the Predecessor Company financial statements include the consolidated audited financial statements of Chart Industries, Inc. and its subsidiaries prior to our Chapter 11 bankruptcy proceedings. Our emergence from Chapter 11 bankruptcy proceedings in September 2003 resulted in a new reporting entity and the adoption of Fresh-Start accounting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The financial statements referred to as the Reorganized Company financial statements include the consolidated audited financial statements of Chart Industries, Inc. and its subsidiaries after our emergence from Chapter 11 bankruptcy proceedings and prior to the Acquisition and related financing thereof. The financial statements referred to as the Successor Company financial statements include the consolidated audited financial statements of Chart Industries, Inc. and its subsidiaries after the Acquisition and the related financing thereof.

The following table sets forth our summary historical consolidated financial and other data as of the dates and for the periods indicated. The Predecessor Company summary historical financial statements and other data for the nine months ended September 30, 2003 are derived from our audited financial statements for such period included elsewhere in this prospectus, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. The Reorganized Company summary historical financial statements and other data for the three months ended December 31, 2003, the year ended December 31, 2004 and the period from January 1, 2005 to October 16, 2005, which we refer to as the 2005 Reorganized Period, are derived from our audited financial statements for such periods included elsewhere in this prospectus, which have been audited by Ernst & Young LLP. The Successor Company summary historical financial statements and other data as of and for the period from October 17, 2005 to December 31, 2005, which we refer to as the 2005 Successor Period, are derived from our audited financial statements for such periods included elsewhere in this prospectus, which have been audited by Ernst & Young LLP. The Reorganized Company and Successor Company unaudited summary historical financial statements and other data for the nine months ended September 30, 2005 and as of and for the nine months ended September 30, 2006, respectively, have been derived from the unaudited condensed financial statements and related notes which are included elsewhere in this prospectus, and reflect all adjustments, consisting of normal, recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Reorganized Company and Successor Company financial position, results of operations and cash flows for the nine months ended September 30, 2005 and as of and for the nine months ended September 30, 2006 and are not necessarily indicative of our results of operations for the full year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

The following summary unaudited pro forma statements of operations information for the year ended December 31, 2005 and the nine months ended September 30, 2006 have been prepared to give pro forma effect to the IPO, the application of the proceeds therefrom and the Acquisition as if they had occurred on January 1, 2005. The pro forma adjustments used in preparing the pro forma financial information reflect estimates, which we believe are reasonable. The assumptions used in the preparation of unaudited financial information may not prove to be correct. The pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Acquisition and the IPO actually been consummated on the dates indicated and do not purport to indicate balance sheet information or results of operations as of any future date or any future period.

The historical consolidated financial data presented below is not necessarily indicative of our future performance. This information is only a summary and should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Predecessor
	Company	Reorganized Company				Successor Company		Pro Forma As	Pro Forma As
	Nine Months	Three Months		January 1,	Nine Months	October 17,	Nine Months	Adjusted Year	Adjusted Nine
	Ended	Ended	Year Ended	2005 to	Ended	2005 to	Ended	Ended	Months Ended
	September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,	December 31,	September 30,
	2003	2003	2004	2005	2005	2005	2006	2005	2006
					(unaudited)		(unaudited)
	(dollars and shares in thousands, except per share data)
Statement of Operations Data:
Sales	$197,017	$68,570	$305,576	$305,497	$290,678	$97,652	$393,032	$403,149	$393,032
Cost of sales(1)	141,240	52,509	211,770	217,284	205,747	75,733	280,492	293,017	280,492

Gross Profit	55,777	16,061	93,806	88,213	84,931	21,919	112,540	110,132	112,540
Selling, general and administrative expenses	44,211	14,147	53,374	59,826	44,005	16,632	53,372	84,764	53,372
Restructuring and other operating expenses, net(2)(3)(4)	13,503	994	3,353	7,528	3,196	217	11,689	7,745	11,689

	57,714	15,141	56,727	67,354	47,201	16,849	65,061	92,509	65,061

Operating income (loss)	(1,937)	920	37,079	20,859	37,730	5,070	47,479	17,623	47,479
Interest expense, net(5)	10,300	1,344	4,712	4,164	3,934	5,556	19,256	24,088	17,600
Other expense (income)	(3,737)	(350)	(465)	659	550	409	955	2,239	955

	6,563	994	4,247	4,823	4,484	5,965	20,211	26,327	18,555

(Loss) income from continuing operations before income taxes and minority interest	(8,500)	(74)	32,832	16,036	33,246	(895)	27,268	(8,704)	28,924
Income tax (benefit) expense	1,755	(125)	10,134	7,159	11,480	(441)	8,862	(2,343)	9,491
(Loss) income from continuing operations before minority interest	(10,255)	51	22,698	8,877	21,766	(454)	18,406	(6,361)	19,433
Minority interest, net of taxes and other	(63)	(20)	(98)	(19)	(85)	(52)	(120)	(71)	(120)

(Loss) income from continuing operations	(10,318)	31	22,600	8,858	21,681	(506)	18,286	(6,432)	19,313
Income from discontinued operation, including gain on sale of $3,692, net of tax of $1,292(6)	3,233	—	—	—	—	—	—	—	—

Net (loss) income	$(7,085)	$31	$22,600	$8,858	$21,681	$(506)	$18,286	$(6,432)	$19,313

Earnings (loss) per share data(7):
Basic (loss) earnings per share:	$(0.27)	$0.01	$4.22	$1.65	$4.04	$(0.06)	$1.45	$(0.25)	$0.75
Diluted (loss) earnings per share(8)	$(0.27)	$0.01	$4.10	$1.57	$3.88	$(0.06)	$1.40	$(0.25)	$0.74
Weighted average shares—basic	26,336	5,325	5,351	5,366	5,363	7,952	12,579	25,614	25,614
Weighted average shares—diluted(8)	26,336	5,325	5,516	5,649	5,593	7,952	13,107	25,614	26,141

Cash flow data:
Cash provided by (used in) operating activities	$19,466	$4,988	$35,059	$15,641	$19,115	$18,742	$33,563
Cash provided by (used in) investing activities	$15,101	$154	$(3,317)	$(20,799)	$(20,595)	$(362,250)	$(29,368)
Cash (used in) provided by financing activities	$(15,907)	$(13,976)	$(35,744)	$1,708	$5,484	$348,489	$3,228

Other financial data:
Depreciation and amortization(9)	$9,260	$2,225	$8,490	$6,808	$5,970	$4,396	$16,383	$20,987	$16,383
EBITDA(10)	$15,522	$3,475	$45,936	$26,989	$43,065	$9,005	$62,787	$36,300	$62,787
Capital expenditures	$1,907	$518	$9,379	$11,038	$10,208	$5,601	$13,497
Backlog	$51,781	$49,635	$129,278	$206,215	$198,758	$233,639	$260,015

	As of	As of
	December 31,	September 30,
	2005	2006
		(unaudited)
		(in thousands)
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$15,433	$22,958
Working capital(11)	$55,454	$56,051
Total assets	$639,748	$698,772
Debt:
Short-term debt	$2,304	$—
Long-term debt	$345,000	$290,000
Total debt	$347,304	$290,000
Shareholder’s equity	$116,330	$200,661

(1)	The three months ended December 31, 2003 and the 2005 Successor Period include non-cash inventory valuation charges of $5.4 million and $8.9 million, respectively, related to Fresh-Start and purchase accounting.
(2)	In March 2003, we completed the closure of our Wolverhampton, United Kingdom manufacturing facility, operated by Chart Heat Exchangers Limited, or CHEL. On March 28, 2003, CHEL filed for voluntary administration under the U.K. Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. In accordance with SFAS No. 94, “Consolidation of All Majority-Owned Subsidiaries,” we are not consolidating the accounts or financial results of CHEL subsequent to March 28, 2003 due to the assumption of control of CHEL by the insolvency administrator. Effective March 28, 2003, we recorded a non-cash impairment charge of $13.7 million to write off our net investment in CHEL.
(3)	In September 2003, in accordance with Fresh-Start accounting related to our emergence from Chapter 11 bankruptcy, all assets and liabilities were adjusted to their fair values. The adjustment to record the assets and liabilities at fair value resulted in net other income of $5.7 million. Further information about the adjustment is included in the notes to our audited consolidated financial statements included elsewhere in this prospectus.
(4)	Includes gain or loss on sale of assets.
(5)	Includes derivative contract valuation income or expense for interest rate collars to manage interest exposure relative to term debt.
(6)	This relates to the sale of our former Greenville Tube, LLC business in July 2003. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
(7)	Unaudited pro forma basic and diluted earnings (loss) per share have been calculated in accordance with the Securities and Exchange Commission, or SEC, rules for initial public offerings. These rules require that the weighted average share calculation give retroactive effect to any changes in our capital structure as well as the number of shares whose sale proceeds would be necessary to repay any debt or to pay any dividend as reflected in the pro forma adjustments. In addition, pro forma weighted average shares for purposes of the unaudited pro forma basic and diluted earnings per share calculation, has been adjusted to reflect (i) the 4.6263-for-one stock split we effected prior to consummation of the IPO and (ii) the stock dividend of 1,875,000 shares to stockholders existing immediately prior to the completion of the IPO that was made on August 25, 2006 following expiration of the underwriters’ over-allotment option without its being exercised and 12,500,000 shares of our common stock issued in the IPO.
(8)	The basic and diluted loss or earnings per share for the nine months ended September 30, 2003, the three months ended December 31, 2003, the 2005 Successor Period and the pro forma as adjusted year ended December 31, 2005 are the same because incremental shares issuable upon conversion are anti-dilutive.
(9)	The nine months ended September 30, 2003, the 2005 Successor Period and the nine months ended September 30, 2006 include financing costs amortization of $1.7 million, $0.3 million and $1.1 million, respectively.
(10)	“EBITDA” is calculated as net income (loss) before income tax expense and interest expense plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are included in this prospectus because they are a basis upon which our management assesses financial performance. The senior secured credit facility also includes the definition of pro forma EBITDA which is used in the calculation of certain covenants. Pro forma EBITDA is calculated based on EBITDA and is adjusted in a manner similar to that described herein. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The following table reconciles EBITDA to net income (loss):

	Predecessor
	Company	Reorganized Company				Successor Company		Pro Forma As	Pro Forma As
	Nine Months	Three Months		January 1,	Nine Months	October 17,	Nine Months	Adjusted Year	Adjusted Nine
	Ended	Ended	Year Ended	2005 to	Ended	2005 to	Ended	Ended	Months Ended
	September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,	December 31,	September 30,
	2003	2003	2004	2005	2005	2005	2006	2005	2006
							(unaudited)
	(dollars in thousands)
Net income (loss)	$(7,085)	$31	$22,600	$8,858	$21,681	$(506)	$18,286	$(6,432)	$19,313
Income tax expense (benefit)	3,047	(125)	10,134	7,159	11,480	(441)	8,862	(2,343)	9,491
Interest expense—net(a)	10,300	1,344	4,712	4,164	3,934	5,556	19,256	24,088	17,600
Depreciation and amortization(b)	9,260	2,225	8,490	6,808	5,970	4,396	16,383	20,987	16,383

EBITDA	$15,522	$3,475	$45,936	$26,989	$43,065	$9,005	$62,787	$36,300	$62,787

(a)	Includes derivative contract valuation income or expense for interest rate collars to manage interest exposure relative to term debt.
(b)	The nine months ended September 30, 2003, the 2005 Successor Period and the nine months ended September 30, 2006 include financing costs amortization of $1.7 million, $0.3 million and $1.1 million, respectively.

The following table reconciles EBITDA to Adjusted EBITDA as such terms are defined in our senior secured credit facility and the indenture governing the notes. Certain covenants under the senior secured credit facility are also tied to ratios based on Adjusted EBITDA and our ability to engage in activities such as incurring additional debt, making investments and paying dividends under both our indenture and senior secured credit facility is also tied to ratios based on Adjusted EBITDA:

	Predecessor	Reorganized Company
	Company				Nine	Successor Company		Pro Forma	Pro Forma As
	Nine Months	Three Months		January 1,	Months	October 17,	Nine Months	As Adjusted	Adjusted Nine
	Ended	Ended	Year Ended	2005 to	Ended	2005 to	Ended	Year Ended	Months Ended
	September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,	December 31,	September 30,
	2003	2003	2004	2005	2005	2005	2006	2005	2006

	(dollars in thousands)
EBITDA	$15,522	$3,475	$45,936	$26,989	$43,065	$9,005	$62,787	$36,300	$62,787
Stock-based compensation expense(a)	—	—	2,433	9,508	1,799	437	1,428	9,945	1,428
Inventory valuation charge(b)	—	5,368	—	—	1,018	8,903	—	8,903	—
Acquisition expenses(c)	—	—	—	6,602	—	—	—	6,602	—
In-process research and development charge(d)	—	—	—	2,768	—	—	—	2,768	—
Hurricane & storm costs (recoveries)(e)	—	—	—	1,057	1,049	406	(900)	1,463	(900)
Employee separation and plant closure costs(f)	1,338	1,010	3,346	1,700	1,584	255	304	1,955	304
Reorganization expenses(g)	369	357	706	1,470	1,460	88	162	1,558	162
Appraisal rights settlement(h)	—	—	—	—	—	500	—	500	—
Management fees(i)	—	—	380	306	285	—	—	—	—
(Gain) loss on sale of assets(j)	8,929	(57)	133	(131)	1,347	78	—	(53)	—
Income from discontinued operations(k)	(833)	—	—	—	—	—	—	—	—

Adjusted EBITDA	$25,325	$10,153	$52,934	$50,269	$51,607	$19,672	$63,781	$69,941	$63,781

(a)	Represents stock-based compensation charges for stock and stock options issued to key employees and directors, and an additional charge for the cash-out of stock options in the 2005 Reorganized Period as a result of the Acquisition.
(b)	Represents a non-cash inventory valuation charge recorded in cost of sales for the adjustment of inventory to fair value as a result of Fresh-Start accounting as of September 30, 2003 and purchase accounting as of October 17, 2005, the closing date of the Acquisition. Under Fresh-Start and purchase accounting, inventory was adjusted to the fair value as of the dates indicated above, and a corresponding charge was taken in the subsequent three months ended December 31, 2003 and the 2005 Successor Period cost of sales as the inventory was sold.
(c)	Represents acquisition expenses, primarily professional fees, incurred by us as a result of the Acquisition.

(d)	Represents a non-cash charge for purchased in-process research and development in conjunction with the acquisition of Changzhou CEM Cryo Equipment Co., Ltd., or CEM, in 2005.
(e)	Represents losses and costs incurred related to Hurricane Rita at our New Iberia, Louisiana facilities, net of insurance recoveries, and storm costs incurred at a customer project site.
(f)	Includes inventory valuation charges recorded in cost of sales, and severance expenses, facility exit costs and non-operating expenses related to the execution of our operational restructuring plan, which primarily included moving the Burnsville, Minnesota manufacturing operations to Canton, Georgia, closing the Plaistow, New Hampshire and Wolverhampton, United Kingdom manufacturing facilities and closing the Westborough, Massachusetts engineering office. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
(g)	Includes pre-bankruptcy debt restructuring-related fees, Fresh-Start accounting adjustments and expenses, and a claim settlement related to our 2003 bankruptcy reorganization. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
(h)	Represents a charge for the settlement of former Reorganized Company stockholders’ appraisal rights claims as a result of the Acquisition.
(i)	Represents non-recurring management fees charged by our Reorganized Company majority stockholders, which are not charged by First Reserve.
(j)	Includes non-recurring gains and losses and charges on the sale, disposal or impairment of assets. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
(k)	Represents income from our former Greenville Tube, LLC stainless steel tubing business, which was sold in July 2003. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

(11)	Working capital is defined as current assets excluding cash minus current liabilities excluding short-term debt.

RISK FACTORS

You should carefully consider the risks described below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition and results of operations. In such case, you may lose all or part of your original investment.

Risks Related to our Business

The markets we serve are subject to cyclical demand, which could harm our business and make it difficult to project long-term performance.

Demand for our products depends in large part upon the level of capital and maintenance expenditures by many of our customers and end users, in particular those customers in the global hydrocarbon and industrial gas markets. These customers’ expenditures historically have been cyclical in nature and vulnerable to economic downturns. Decreased capital and maintenance spending by these customers could have a material adverse effect on the demand for our products and our business, financial condition and results of operations. In addition, this historically cyclical demand limits our ability to make accurate long-term predictions about the performance of our company.

For example, certain of our core businesses underperformed in the years prior to 2004 due to a general downturn in capital spending in the global and domestic industrial gas markets. While we have experienced demand growth since late 2003 in the global hydrocarbon and industrial gas markets, this growth may not continue and our businesses’ performance may not be markedly better or may be worse in the future. In addition, changing world economic and political conditions may reduce the willingness of our customers and prospective customers to commit funds to purchase our products and services. Further, in 2005, the U.S. government announced the reduction of the amount of dollars it offered as reimbursement to our customers for purchasing our medical oxygen therapy products, which has adversely affected demand for these products.

The loss of, or significant reduction or delay in, purchases by our largest customers could reduce our revenues and profitability.

Although no single customer accounted for more than 9% of our total sales for the year ended December 31, 2005, a small number of customers has accounted for a substantial portion of our historical net sales, and we expect that a limited number of customers will continue to represent a substantial portion of our sales for the foreseeable future. Approximately 33%, 39%, 36% and 26% of our sales for the years ended December 31, 2005, 2004, 2003 and 2002, respectively, were made to Praxair, Air Liquide, Air Products, Bechtel, Airgas, BOC, JGC and Linde, which management believes are the largest producers and distributors of hydrocarbon and industrial gases, and their suppliers. The loss of any of our major customers or a decrease or delay in orders or anticipated spending by such customers could materially reduce our revenues and profitability. Our largest customers, could also engage in business combinations which could increase their size and increase or decrease the portion of our total sales concentration to any single customer. For example Linde and BOC engaged in a business combination in 2006. Additionally, we currently sell all of our magnetic resonance imaging, or MRI, components to GE, a leading worldwide manufacturer of MRI equipment, which accounted for $7.5 million in sales for the year ended December 31, 2005. The loss of, or significant reduction in, purchases of our MRI components by GE could reduce revenues and profitability in our BioMedical business.

We may be unable to compete successfully in the highly competitive markets in which we operate.

Although many of our products serve niche markets, a number of our direct and indirect competitors in these markets are major corporations, some of which have substantially greater technical, financial and marketing resources than we, and other competitors may enter these markets. Any increase in competition may cause us to lose market share or compel us to reduce prices to remain competitive, which could result in reduced sales and earnings. Companies that operate in our industry are Air Products, Kobe, Linde, Nordon, Puritan-Bennett, a division of Tyco International, Ltd., Sumitomo and Taylor-Wharton, a Harsco Company. Additionally, we compete with several suppliers owned by global industrial gas producers and many smaller fabrication-only facilities around the world. Increased competition with these companies could prevent the institution of price increases or could require price reductions or increased spending on research and development and marketing and sales, any of which could materially reduce our revenues, profitability or both. In the event of an industry downturn, customers who typically outsource their need for cryogenic systems to us may use their excess capacity to produce such systems themselves. We also compete in the sale of a limited number of products with certain of our major customers.

We will soon be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our securities.

Beginning with the year ending December 31, 2007, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by our management on our internal control over financial reporting, and our auditors will be required to deliver an attestation report on management’s assessment of and operating effectiveness of internal controls. The report by our management must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting and audited consolidated financial statements as of the end of our fiscal year. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management.

Unlike many companies whose shares are publicly traded, we are not presently required to be in compliance with Section 404’s internal control requirements. We have substantial effort ahead of us to complete documentation of our internal control system and financial processes, information systems, assessment of their design, remediation of control deficiencies identified in these efforts and management testing of the designs and operation of internal controls. We may not be able to complete the required management assessment by our reporting deadline or may not meet applicable standards in following years. An inability to complete and document this assessment or to comply in following years could result in our receiving less than an unqualified report from our auditors with respect to our internal controls. This could cause investors to lose confidence in the accuracy and completeness of our financial reports, which could have a negative effect on the trading prices of our securities.

As a global business, we are exposed to economic, political and other risks in different countries which could materially reduce our revenues, profitability or cash flows, or materially increase our liabilities.

Since we manufacture and sell our products worldwide, our business is subject to risks associated with doing business internationally. In 2005, 51% of our sales were made in international markets. Our future results could be harmed by a variety of factors, including:

•	changes in foreign currency exchange rates;

•	exchange controls and currency restrictions;

•	changes in a specific country’s or region’s political, social or economic conditions, particularly in emerging markets;

•	civil unrest, turmoil or outbreak of disease in any of the countries in which we operate;

•	tariffs, other trade protection measures and import or export licensing requirements;

•	potentially negative consequences from changes in U.S. and international tax laws;

•	difficulty in staffing and managing geographically widespread operations;

•	differing labor regulations;

•	requirements relating to withholding taxes on remittances and other payments by subsidiaries;

•	different regulatory regimes controlling the protection of our intellectual property;

•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions;

•	restrictions on our ability to repatriate dividends from our foreign subsidiaries;

•	difficulty in collecting international accounts receivable;

•	difficulty in enforcement of contractual obligations under non-U.S. law;

•	transportation delays or interruptions;

•	changes in regulatory requirements; and

•	the burden of complying with multiple and potentially conflicting laws.

Our international operations also expose us to different local political and business risks and challenges. For example, we are faced with potential difficulties in staffing and managing local operations and we have to design local solutions to manage credit and legal risks of local customers and distributors. In addition, because some of our international sales are to suppliers that perform work for foreign governments, we are subject to the political risks associated with foreign government projects. For example, certain foreign governments may require suppliers for a project to obtain products solely from local manufacturers or may prohibit the use of products manufactured in certain countries.

International growth and expansion into emerging markets, such as China, Central and Eastern Europe, and the Middle East, may cause us difficulty due to greater regulatory barriers than in the United States, the necessity of adapting to new regulatory systems, problems related to entering new markets with different economic, social and political systems, and significant competition from the primary participants in these markets, some of which may have substantially greater resources than us.

Our overall success as a global business depends, in part, upon our ability to succeed in differing economic, social and political conditions. We may not succeed in developing and implementing policies and strategies to counter the foregoing factors effectively in each location where we do business and the foregoing factors may cause a reduction in our revenues, profitability or cash flows, or cause an increase in our liabilities.

If we are unable to successfully manage our growth, it may place a significant strain on our management and administrative resources and lead to increased costs and reduced profitability.

We expect to continue to expand our operations in the United States and abroad, particularly in China and the Czech Republic. Our ability to operate our business successfully and implement our strategies depends, in part, on our ability to allocate our resources optimally in each of our facilities in order to maintain efficient operations as we expand. Ineffective management of our growth could cause manufacturing inefficiencies, increase our operating costs, place significant strain on our management and administrative resources and prevent us from implementing our business plan.

For example, we have invested or plan to invest up to $30 million in new capital expenditures in the United States and China in 2006, 2007 and 2008 related to the expected growth of our E&C and D&S segments. If we fail to implement these capital projects in a timely and effective manner, we may lose the opportunity to obtain some customer orders. Even if we effectively implement these projects, the orders needed to support the capital expenditure may not be obtained, may be delayed or may be less than expected, which may result in sales or profitability at lower levels than anticipated. We have experienced some delay in orders related to our E&C segment expansion from the timing initially anticipated in connection with that expansion, which has resulted in the underutilization of some of our capacity, and we cannot provide assurance when those orders will be obtained, if ever. In addition, potential cost overruns, delays or unanticipated problems in any capital expansion could make the expansion more costly than originally predicted.

In addition, we are in the process of establishing our internal audit function, and adverse developments in the implementation of this function may impair our ability to manage our growth.

If we lose our senior management or other key employees, our business may be adversely affected.

Our ability to successfully operate and grow our business and implement our strategies is largely dependent on the efforts, abilities and services of our senior management and other key employees. Our future success will also depend on, among other factors, our ability to attract and retain qualified personnel, such as engineers and other skilled labor, either through direct hiring or the acquisition of other businesses employing such professionals. Our products, many of which are highly engineered, represent specialized applications of cryogenic or low temperature technologies and know-how, and many of the markets we serve represent niche markets for these specialized applications. Accordingly, we rely heavily on engineers, salespersons, business unit leaders, senior management and other key employees who have experience in these specialized applications and are knowledgeable about these niche markets, our products, and our company. Additionally, we may modify our management structure from time to time. The loss of the services of these senior managers or other key employees, the modification of our management structure or the failure to attract or retain other qualified personnel could reduce the competitiveness of our business or otherwise impair our business prospects.

Fluctuations in the prices and availability of raw materials and our exposure to fixed-price contracts, including exposure to fixed pricing on long-term customer contracts, could negatively impact our financial results.

The pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, increase the short-term or long-term costs of raw materials.

The commodity metals we use, including aluminum and stainless steel, have experienced significant upward fluctuations in price. On average, approximately half of our cost of sales is represented by the cost of commodities metals. We have generally been able to recover the cost increases through price increases to our customers; however, during periods of rising prices of raw materials, such as in 2004, 2005 and 2006, we may be unable to pass a portion of such increases on to our customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could result in lower revenues and profitability.

In addition, a substantial portion of our revenues is derived from fixed-price contracts for large system projects, which may involve long-term fixed price commitments to customers. Among our long-term fixed-price contracts, we presently are executing two large projects each involving over $20 million of revenue on which our margins have deteriorated significantly, as previously disclosed. On one of these projects, we have experienced significant cost overruns, and the other was disrupted by a storm and related damage. The customer made the decision in the first quarter of 2007 to repair the damage through costly purchases of new replacement materials. We may be required to pay for some of these repair costs in the future to the extent the customer asserts a valid claim that we are responsible for the damage occurring, which we would contest vigorously. To the extent that original cost estimates in these or other contracts prove to be inaccurate or the contracts do not permit us to pass increased costs on to our customers, profitability from a particular contract may decrease, which, in turn, could decrease our revenues and overall profitability.

We may fail to successfully acquire or integrate companies that provide complementary products or technologies.

A component of our growth strategy is the acquisition of businesses that complement our existing products and services. Our acquisition strategy involves the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. In addition, any acquisition of a foreign business may increase our exposure to certain risks inherent in doing business outside the United States.

From time to time, we may have acquisition discussions with potential target companies. If a large acquisition opportunity arises and we proceed, a substantial portion of our surplus borrowing capacity could be used for the acquisition or we may seek material debt or equity financing.

We are not presently engaged in any negotiations concerning any acquisition which may be material in size and scope to our business. We anticipate, however, that one or more potential acquisition opportunities could become available in the future. If and when appropriate acquisition opportunities become available, we may pursue them actively. Any acquisition may or may not occur and, if an acquisition does occur, it may not be successful in enhancing our business for one or more of the following reasons:

•	Any business acquired may not be integrated successfully and may not prove profitable;

•	The price we pay for any business acquired may overstate the value of that business or otherwise be too high;

•	We may fail to achieve acquisition synergies; or

•	The focus on the integration of operations of acquired entities may divert management’s attention from the day-to-day operation of our businesses.

Inherent in any future acquisition is the risk of transitioning company cultures and facilities. The failure to efficiently and effectively achieve such transitions could increase our costs and decrease our profitability.

If we are unable to continue our technological innovation in our business and successful introduction of new commercial products, our profitability could be adversely affected.

The industries we serve, including the energy and biomedical industries, experience periodic technological change and product improvement. Manufacturers periodically introduce new generations of products or require new technological capacity to develop customized products or respond to industry developments or needs. Our future growth will depend on our ability to gauge the direction of the commercial and technological progress in our markets, as well as our ability to acquire new product technology or fund and successfully develop, manufacture and market products in this constantly changing environment. We must continue to identify, develop, manufacture and market innovative products on a timely basis to replace existing products in order to maintain our profit margins and competitive position. We may not be successful in acquiring and developing new products or technology and any of our new products may not be accepted by our customers. If we fail to keep pace with evolving technological innovations in the markets we serve, our profitability may decrease.

We carry significant goodwill and indefinite-lived intangible assets on our balance sheet, which are subject to impairment testing and could subject us to significant charges to earnings in the future if impairment occurs.

As of September 30, 2006, we had goodwill and indefinite-lived intangible assets of approximately $281 million, which represented 40% of our total assets. Goodwill and indefinite-lived intangible assets are not amortized but are tested for impairment annually or more often if events or changes in circumstances indicate a potential impairment may exist. Factors that could indicate that our goodwill or indefinite-lived intangible assets are impaired include a decline in stock price and market capitalization, lower than projected operating results and cash flows, and slower growth rates in our industry. To test for impairment, we developed a model to estimate the fair market value of our reporting segments. This fair market value model incorporates our estimates of future operating results and cash flows, estimates of allocations of certain assets and cash flows among reporting segments, estimates of future growth rates and our judgment regarding the applicable discount rates to use to discount those estimated operating results and cash flows. If an impairment is determined to exist, we are required to record a charge to earnings in our financial statements, which may be significant, as in 2002 when we recorded a non-cash impairment charge of $92.4 million to write off non-deductible goodwill of the D&S segment. While we do not presently anticipate that any of our goodwill or indefinite-lived intangible assets will be impaired in the foreseeable future, if an impairment is determined to exist and we are required to record a charge to earnings, it may result in significantly decreased profitability and shareholders’ equity.

We may be required to make material expenditures in order to comply with environmental, health and safety laws, or incur additional liabilities under these laws.

We are subject to numerous environmental, health and safety laws and regulations that impose various environmental controls on us or otherwise relate to environmental protection and various health and safety matters, including the discharge of pollutants in the air and water, the handling, use, treatment, storage and clean-up of solid and hazardous materials and wastes, the investigation and remediation of soil and groundwater affected by hazardous substances, and the requirement to obtain and maintain permits and licenses. These laws and regulations often impose strict, retroactive and joint and several liability for the costs of, and damages resulting from, cleaning up our, or our predecessors’, past or present facilities and third party disposal sites. Compliance with these laws generally increases the costs of transportation and storage of raw materials and finished products, as well as the costs of storing and disposing waste, and could decrease our liquidity and profitability and increase our liabilities. Health and safety and other laws in the jurisdictions in which we operate impose various requirements on us, including state licensing requirements that may benefit our customers. If we are found to have violated any of these laws, we may become subject to corrective action orders and fines or penalties, and incur substantial costs, including substantial remediation costs including commercial liability to our customers. For example, in a project involving over $20 million in total revenue, we are subject to an informal investigation that commenced in the fourth quarter of 2006 by state regulators concerning whether one of our subsidiaries is required to have a license to install our manufactured equipment. Although we do not believe we are required to be licensed, if we were formally found to be in violation of the licensing requirement, we could owe substantial penalties to the state or be required to return job revenues to the customer. Further, we also could be subject to future liability resulting from conditions that are currently unknown to us that could be discovered in the future.

We are currently remediating or developing work plans for remediation of environmental conditions involving certain current or former facilities. For example, the discovery of contamination arising from historical industrial operations at our Clarksville, Arkansas property has exposed us, and in the future may continue to expose us, to remediation obligations. To date, our environmental remediation expenditures and costs for otherwise complying with environmental laws and regulations have not been material, but the uncertainties associated with the investigation and remediation of contamination and the fact that such laws or regulations change frequently makes predicting the cost or impact of such laws and regulations on our future operations uncertain. Stricter environmental, safety and health laws, regulations or enforcement policies could result in substantial costs and liabilities to us and could subject us to more rigorous scrutiny. Consequently, compliance with these laws could result in significant expenditures as well as other costs and liabilities that could decrease our liquidity and profitability and increase our liabilities.

The insolvency of our formerly consolidated subsidiary, Chart Heat Exchangers Limited, could have a material adverse impact on our liquidity and financial position.

On March 28, 2003, our U.K. subsidiary, Chart Heat Exchangers Limited, or CHEL, which previously operated the closed Wolverhampton, United Kingdom manufacturing facility, filed for a voluntary administration under the U.K. Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. Additionally, we received information that indicated that CHEL’s net pension plan obligations had increased significantly, primarily due to a decline in plan asset values and interest rates, as well as increased plan liabilities, resulting in an estimated plan deficit of approximately $12 million as of March 2003. Based on our financial condition in March 2003, we determined not to advance funds to CHEL in amounts necessary to fund CHEL’s obligations. Since CHEL was unable to fund its net pension deficit, the trustees of the CHEL pension plan requested a decision to wind-up the plan from a U.K. pension regulatory board. That board approved the wind-up as of March 28, 2003. While no claims related to the CHEL insolvency presently are pending against us, persons impacted by the insolvency or others could bring pension and/or benefit related claims against us. Claims may be asserted against us for pension or other obligations of CHEL related to these matters. To the extent we are found to have significant liability with respect to CHEL’s obligations, such liability could have a material adverse impact on our liquidity, profitability and financial condition as a result of CHEL’s insolvency.

Due to the nature of our business and products, we may be liable for damages based on product liability and warranty claims.

Due to the high pressures and low temperatures at which many of our products are used and the fact that some of our products are relied upon by our customers or end users in their facilities or operations, or are manufactured for relatively broad consumer use, we face an inherent risk of exposure to claims in the event that the failure, use or misuse of our products results, or is alleged to result, in bodily injury, property damage or economic loss. We believe that we meet or exceed existing professional specification standards recognized or required in the industries in which we operate. We have been subject to claims in the past, none of which have had a material adverse effect on our financial condition or results of operations, and we may be subject to claims in the future. Although we currently maintain product liability coverage, which we believe is adequate for the continued operation of our business, such insurance may become difficult to obtain or unobtainable in the future on terms acceptable to us and may not cover warranty claims. A successful product liability claim or series of claims against us, including one or more consumer claims purporting to constitute class actions, in excess of our insurance coverage or a significant warranty claim or series of claims against us could materially decrease our liquidity and impair our financial condition.

Increases in labor costs, potential labor disputes and work stoppages at our facilities could materially decrease our revenues and profitability.

Our financial performance is affected by the availability of qualified personnel and the cost of labor. As of December 31, 2006, we had 2,690 employees, including 904 salaried, 318 union hourly and 1,468 non-union hourly employees. Employees represented by a union were subject to one collective bargaining agreement in the United States that expired in February 2007. A new three-year agreement was entered into in February 2007, and expires in February 2010. In connection with negotiating this new collective bargaining agreement, we experienced a work stoppage from the time that the previous agreement expired on February 3, 2007 until the terms of the new agreement were reached on February 7, 2007. If we are unable to enter into new, satisfactory labor agreements with our unionized employees when necessary in the future or other labor controversies or union organizing efforts arise, we could experience a significant disruption to our operations, lose business or experience an increase in our operating expenses, which could reduce our profit margins.

We may have to make significant cash payments to our defined benefit pension plans, reducing the cash available for our business.

We have four defined benefit pension plans covering certain U.S. hourly and salaried employees. All of these plans have been frozen. Our current funding policy is to contribute at least the minimum funding amounts required by law. Based on current actuarial estimates, we contributed approximately $1.3 million to our U.S. defined benefit pension plans during 2006 and expect to contribute $0.7 million during 2007. If the performance of our assets in our pension plans does not meet our expectations or if other actuarial assumptions are modified, our contributions could be higher than we expect, thus reducing the available cash for our business.

Fluctuations in exchange and interest rates may affect our operating results.

Fluctuations in the value of the U.S. dollar may decrease our sales or earnings. Because our consolidated financial results are reported in U.S. dollars, if we generate sales or earnings in other currencies, the translation of those results into U.S. dollars can result in a significant increase or decrease in the amount of those sales or earnings. We also bid for certain foreign projects in U.S. dollars. If the U.S. dollar strengthens relative to the value of the local currency, we may be less competitive on those projects. In addition, our debt service requirements are primarily in U.S. dollars and a portion of our cash flow is generated in euros or other foreign currencies. Significant changes in the value of the foreign currencies relative to the U.S. dollar could limit our ability to meet interest and principal payments on our debt and impair our financial condition.

In addition, fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our reported results of operations. For purposes of accounting, the assets and liabilities of our foreign operations, where the local currency is the functional currency, are translated using period-end exchange rates, and the revenues and expenses of our foreign operations are translated using average exchange rates during each period.

In addition to currency translation risks, we incur currency transaction risk whenever we or one of our subsidiaries enters into either a purchase or a sales transaction using a currency other than the local currency of the transacting entity. Given the volatility of exchange rates, we may not be able to effectively manage our currency and/or translation risks. Volatility in currency exchange rates may decrease our revenues and profitability and impair our financial condition. We have purchased and may continue to purchase foreign currency forward purchase and sales contracts to manage the risk of adverse currency fluctuations.

Our operations could be impacted by the effects of hurricanes, which could be more severe than the damage and impact that our New Iberia, Louisiana operations encountered from hurricanes in 2005.

Some of our operations, including our operations in New Iberia, Louisiana and Houston, Texas, are located in geographic regions and physical locations that are susceptible to physical damage and longer-term economic disruption from hurricanes. We also expect to make significant capital expenditures in hurricane-susceptible locations from time to time. These weather events can disrupt our operations, result in damage to our properties and negatively affect the local economy in which these facilities operate. In 2005, for example, our New Iberia, Louisiana operations encountered some damage from the storm surge and flooding caused by Hurricane Rita. Future hurricanes may cause production or delivery delays as a result of the physical damage to the facilities, the unavailability of employees and temporary workers, the shortage of or delay in receiving certain raw materials or manufacturing supplies and the diminished availability or delay of transportation for customer shipments, any of which may have an adverse affect on our revenues and profitability. Although we maintain insurance subject to certain deductibles, which may cover some of our losses, that insurance may become unavailable or prove to be inadequate.

Failure to protect our intellectual property and know-how could reduce or eliminate any competitive advantage and reduce our sales and profitability.

We rely on a combination of internal procedures, nondisclosure agreements, intellectual property rights assignment agreements, licenses, patents, trademarks and copyright law to protect our intellectual property and know-how. Our intellectual property rights may not be successfully asserted in the future or may be invalidated, circumvented or challenged. For example, we frequently explore and evaluate potential relationships and projects with other parties, which often requires that we provide the potential partner with confidential technical information. While confidentiality agreements are typically put in place, there is a risk the potential partner could violate the confidentiality agreement and use our technical information for its own benefit or the benefit of others or compromise the confidentiality. In addition, the laws of certain foreign countries in which our products may be sold or manufactured do not protect our intellectual property rights to the same extent as the laws of the United States. For example, we are increasing our manufacturing capabilities and sales in China, where laws may not protect our intellectual property rights to the same extent as in the United States. Failure or inability to protect our proprietary information could result in a decrease in our sales or profitability.

We have obtained and applied for some U.S. and foreign trademark and patent registrations and will continue to evaluate the registration of additional trademarks and patents, as appropriate. We cannot guarantee that any of our pending applications will be approved. Moreover, even if the applications are approved, third parties may seek to oppose or otherwise challenge them. A failure to obtain registrations in the United States or elsewhere could limit our ability to protect our trademarks and technologies and could impede our business. The patents in our patent portfolio are scheduled to expire between 2007 and 2024.

In addition, we may be unable to prevent third parties from using our intellectual property rights and know-how without our authorization or from independently developing intellectual property that is the same as or similar to ours, particularly in those countries where the laws do not protect our intellectual property rights as fully as in the United States. We compete in a number of industries (for example, heat exchangers and cryogenic storage) that are small or specialized, which makes it easier for a competitor to monitor our activities and increases the risk that ideas will be stolen. The unauthorized use of our know-how by third parties could reduce or eliminate any competitive advantage we have developed, cause us to lose sales or otherwise harm our business or increase our expenses as we attempt to enforce our rights.

We may be subject to claims that our products or processes infringe the intellectual property rights of others, which may cause us to pay unexpected litigation costs or damages, modify our products or processes or prevent us from selling our products.

Although it is our intention to avoid infringing or otherwise violating the intellectual property rights of others, third parties may nevertheless claim that our processes and products infringe their intellectual property rights. For example, our BioMedical business manufactures products for relatively broad consumer use, is actively marketing these products in multiple jurisdictions internationally and risks infringing technologies that may be protected in one or more of these international jurisdictions as the scope of our international marketing efforts expands. Our strategies of capitalizing on growing international demand as well as developing new innovative products across multiple business lines present similar infringement claim risks both internationally and in the United States as we expand the scope of our product offerings and markets. We compete with other companies for contracts in some small or specialized industries, which increases the risk that the other companies will develop overlapping technologies leading to an increased possibility that infringement claims will arise. Whether or not these claims have merit, we may be subject to costly and time-consuming legal proceedings, and this could divert our management’s attention from operating our businesses. In order to resolve such proceedings, we may need to obtain licenses from these third parties or substantially re-engineer or rename our products in order to avoid infringement. In addition, we might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer or rename our products successfully.

We are subject to regulations governing the export of our products.

Due to our significant foreign sales, our export activities are subject to regulation, including the U.S. Treasury Department’s Office of Foreign Assets Control’s regulations. While we believe we are in compliance with these regulations, we may currently or may in the future be in violation of these regulations. Any violations may subject us to government scrutiny, investigation and civil and criminal penalties and may limit our ability to export our products.

Additional liabilities related to taxes could adversely impact our financial results, financial condition and cash flow.

We are subject to tax and related obligations in the jurisdictions in which we operate or do business, including state, local, federal and foreign taxes. The taxing rules of the various jurisdictions in which we operate or do business often are complex and subject to varying interpretations, and tax authorities may challenge tax positions that we take or historically have taken, and may assess taxes where we have not made tax filings or may audit the tax filings we have made and assess additional taxes. Some of these assessments may be substantial, and also may involve the imposition of substantial penalties and interest. For example, a state in which we operate has asserted informally that we may be liable for substantial state income taxes, penalties and interest related to our operations in the state from 1993 to 2000, but has not issued an assessment. The taxes asserted by the state pre-date the Acquisition, and we believe that if the state issued a formal assessment and was successful in pursuing that assessment against us, the amounts owed, except for penalties and interest for periods after the Acquisition, would increase our goodwill instead of being charged against our earnings, but the negative cash flow impact could be significant and there could be a negative impact on our earnings related to post-Acquisition penalties and interest. We would vigorously contest any such assessment, if issued, including through administrative and court proceedings, but we may be unsuccessful and ultimately required to pay additional taxes, penalties and interest. The payment of substantial additional taxes, penalties or interest resulting from these assessments could materially and adversely impact our financial results, financial condition and cash flow.

As a provider of products to the U.S. government, we are subject to federal rules, regulations, audits and investigations, the violation or failure of which could adversely affect our business.

We sell certain of our products to the U.S. government and, therefore, we must comply with and are affected by laws and regulations governing purchases by the U.S. government. Government contract laws and regulations affect how we do business with our government customers and, in some instances, impose added costs on our business. For example, a violation of specific laws and regulations could result in the imposition of fines and penalties or the termination of our contracts or debarment from bidding on contracts. In some instances, these laws and regulations impose terms or rights that are more favorable to the government than those typically available to commercial parties in negotiated transactions.

We are controlled by First Reserve, whose interests may not be aligned with yours or ours.

First Reserve owns a significant portion of our common stock. As a result, First Reserve may have the ability to control our policies and operations, including the election of directors, the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions, future issuances of our common stock or other securities, the implementation of stock repurchase programs, the payments of dividends, if any, on our common stock, the incurrence of debt by us and amendments to our certificate of incorporation and bylaws. In addition, First Reserve has the right to designate members of our board of directors as described below under the caption “Certain Related Party Transactions — Stockholders Agreement.” Additionally, First Reserve is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. First Reserve may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as First Reserve continues to own a significant amount of our equity, even if it is less than 50%, First Reserve will continue to be able to strongly influence or effectively control our decisions.

Risks Related to the Exchange Notes

Our substantial leverage and significant debt service obligations could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from fulfilling our debt service obligations, including under the notes, and operate our business.

We are highly leveraged and have significant debt service obligations. Our financial performance could be affected by our substantial leverage. As of September 30, 2006, our total indebtedness was $290.0 million. In addition, at that date, we had approximately $27.3 million of letters of credit and bank guarantees outstanding and borrowing capacity of approximately $87.7 million under the revolving portion of our senior secured credit facility, after giving effect to the letters of credit outstanding. We may also incur additional indebtedness in the future. This high level of indebtedness could have important negative consequences to us and you, including:

•	we may have difficulty generating sufficient cash flow to pay interest and satisfy our obligations with respect to the notes;

•	we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

•	we will need to use a substantial portion of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•	some of our debt, including our borrowings under our senior secured credit facility, has variable rates of interest, which exposes us to the risk of increased interest rates;

•	our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

•	our substantial amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

•	our customers may react adversely to our significant debt level and seek or develop alternative suppliers;

•	we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary, to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

•	our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our net cash flow generated from operating activities was $33.6 million, $34.4 million (on a combined basis), $35.1 million and $24.5 million (on a combined basis) for the nine months ended September 30, 2006 and the years 2005, 2004 and 2003, respectively. Our high level of indebtedness requires that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, capital expenditures, research and development or other general corporate or business activities, including future acquisitions.

In addition, a substantial portion of our indebtedness bears interest at variable rates. If market interest rates increase, debt service on our variable-rate debt will rise, which would adversely affect our cash flow. Although our senior secured credit facility requires us to employ hedging strategies such that not less than 50% of our total debt carries a fixed rate of interest for a period of three years following consummation of the Acquisition, any hedging arrangement put in place may not offer complete protection from this risk. Additionally, the remaining portion of the senior secured credit facility may not be hedged and, accordingly, the portion that is not hedged will be subject to changes in interest rates.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under our senior secured credit facility or otherwise in an amount sufficient to permit us to pay the principal and interest on our indebtedness or fund our other liquidity needs. We may be unable to refinance any of our debt, including our senior secured credit facility or the notes, on commercially reasonable terms. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our senior secured credit facility and the indenture under which the notes were issued restrict our ability to use the proceeds from asset sales. We may be unable to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may be inadequate to meet any debt service obligations then due. See “Description of Our Other Indebtedness.”

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. The revolving credit portion of our senior secured credit facility provides commitments of up to $115.0 million, approximately $87.7 million of which would have been available for future borrowings (after giving effect to letters of credit and bank guarantees outstanding) as of September 30, 2006. We may also increase the size of our senior secured credit facility further. See “Description of Our Other Indebtedness — Senior Secured Credit Facility.” All of those borrowings would be secured, and as a result, would be effectively senior to the notes and the guarantees of the notes by our subsidiary guarantors. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The senior secured credit facility and the indenture governing the notes contain a number of restrictive covenants which limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.

The senior secured credit facility and the indenture governing the notes impose, and the terms of any future indebtedness may impose, operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	pay dividends and make other distributions in respect of our capital stock;

•	redeem our capital stock;

•	make certain investments or certain other restricted payments;

•	sell certain kinds of assets;

•	enter into certain types of transactions with affiliates; and

•	effect mergers or consolidations.

The senior secured credit facility also requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in the senior secured credit facility and the indenture could:

•	limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior secured credit facility and/or the indenture. If an event of default occurs under our senior secured credit facility, which includes an event of default under the indenture the lenders could elect to:

•	declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

•	require us to apply all of our available cash to repay the borrowings; or

•	prevent us from making debt service payments on the notes;

any of which would result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing.

If we were unable to repay or otherwise refinance these borrowings when due, our lenders could sell the collateral securing the senior secured credit facility, which constitutes substantially all of our and our domestic wholly-owned subsidiaries’ assets. Although holders of the notes could accelerate the notes upon the acceleration of the obligations under our senior secured credit facility, we cannot assure you that sufficient assets will remain to repay the notes after we have paid all the borrowings under our senior secured credit facility and any other senior debt.

We are a holding company and we depend upon cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.

We are a holding company and all of our operations are conducted through our subsidiaries. Accordingly, we are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes. In addition, certain of our subsidiaries who are guarantors of the notes are holding companies that rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements. Although the indenture governing the notes will limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations will be subject to significant qualifications and exceptions. Moreover, there may be restrictions on payments by our subsidiaries to us under applicable laws, including laws that require companies to maintain minimum amounts of capital and to make payments to shareholders only from profits. As a result, although our subsidiaries may have cash, we or our subsidiary guarantors may be unable to obtain that cash to satisfy our obligations under the notes or its guarantee, as applicable.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facility and each guarantor’s obligations under their respective guarantees of the senior secured credit facility are secured by a security interest in substantially all of our domestic tangible and intangible assets and the assets and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes will be issued at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Our Other Indebtedness.”

As of September 30, 2006, the notes and the guarantees were subordinated or effectively subordinated to $120.0 million of secured indebtedness (all of which represented borrowings under the term loan portion of our senior secured credit facility and which would not have included availability of approximately $87.7 million under the revolving portion of our senior secured credit facility). The indenture permits the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

Claims of noteholders are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they do not guarantee the notes.

The notes are not guaranteed by any of our non-U.S. subsidiaries, our less than wholly-owned domestic subsidiaries or certain other domestic subsidiaries. Accordingly, claims of holders of the notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. Without limiting the generality of the foregoing, claims of holders of the notes also are structurally subordinate to claims of the lenders under our senior secured credit facility to the extent of the guarantees by non-U.S. subsidiaries of the senior secured credit facility. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

As of September 30, 2006, our non-guarantor subsidiaries had assets of approximately $131.0 million, or 19% of our consolidated assets, and liabilities excluding intercompany liabilities of approximately $29.0 million, or 6% of our total consolidated liabilities. Our non-guarantor subsidiaries had net sales of $93.4 million and $89.6 million and operating income of $20.5 million and $9.4 million for the nine months ended September 30, 2006 and the combined year ended December 31, 2005, respectively.

Because a portion of our operations are conducted by subsidiaries that do not guarantee the notes, our cash flow and our ability to service debt, including our and the guarantors’ ability to pay the interest on and principal of the notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from subsidiaries that do not guarantee the notes. In addition, any payment of interest, dividends, distributions, loans or advances by subsidiaries that do not guarantee the notes to us and the guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which these subsidiaries operate. Moreover, payments to us and the guarantors by subsidiaries that do not guarantee the notes will be contingent upon these subsidiaries’ earnings.

Our subsidiaries that do not guarantee the notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any subsidiaries that do not guarantee the notes upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary.

We also have joint ventures and subsidiaries in which we own less than 100% of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other stockholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

Your right to receive payments on the notes is junior to all of our existing and future senior indebtedness and the guarantees of the notes are junior to all the guarantors’ existing and future senior indebtedness.

The notes are general unsecured obligations that are junior in right of payment to all our existing and future senior indebtedness, including our senior secured credit facility. The guarantees are general unsecured obligations of the guarantors that are junior in right of payment to all of the applicable guarantor’s existing and future senior indebtedness, including our senior secured credit facility.

We and the guarantors may not pay principal, premium, if any, interest or other amounts on account of the notes or the guarantees in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under the senior secured credit facility, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the notes or the guarantees for a designated period of time.

Because of the subordination provisions in the notes and the guarantees, in the event of a bankruptcy, liquidation or dissolution of us or any guarantor, our or the guarantor’s assets will not be available to pay obligations under the notes or the applicable guarantee until we or the guarantor has made all payments on its respective senior indebtedness. We and the guarantors may not have sufficient assets after all these payments have been made to make any payments on the notes or the applicable guarantee, including payments of principal or interest when due.

As of September 30, 2006, the notes and the guarantees were subordinated or effectively subordinated to $120.0 million of indebtedness (all of which represented borrowings under the term loan portion of our senior secured credit facility) and approximately $87.7 million was available for borrowing (after giving effect to letters of credit outstanding) as additional senior indebtedness under our senior secured credit facility, subject to compliance with covenants and conditions to borrowing under our senior secured credit facility. The indenture permits the incurrence of substantial additional indebtedness, including senior debt, by us and our restricted subsidiaries in the future.

If we default on our obligations to pay our other indebtedness, we may be unable to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving portion of our senior secured credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Our Other Indebtedness — Senior Secured Credit Facility” and “Description of Notes.”

We may be unable to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, unless such notes have been previously called for redemption. We may have insufficient financial resources to purchase all of the notes that are tendered upon a change of control offer. The occurrence of a change of control could also constitute an event of default under our senior secured credit facility. Our bank lenders may have the right to prohibit any such purchase or redemption, in which event we will seek to obtain waivers from the required lenders under the senior secured credit facility, but may be unable to do so. See “Description of Notes — Change of Control.”

Certain covenants contained in the indenture will not be applicable if the notes are rated investment grade by both Standard & Poor’s and Moody’s in the future.

The indenture provides that certain covenants will not apply to us if, in the future, the notes are rated investment grade by both Standard & Poor’s and Moody’s. The covenants restrict, among other things, our ability to pay dividends, incur debt and to enter into other transactions. We cannot assure you that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain such rating. In addition, if the notes are rated investment grade and fail to maintain such rating, the covenants which were suspended will not be reinstated. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and any such actions that we take while these covenants are not in force will be permitted even if the notes are subsequently downgraded below investment grade. See “Description of Notes — Certain Covenants — Changes in Covenants When Notes Rated Investment Grade.”

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees and if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of the guarantors intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.

Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

•	the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be further subordinated to our or any of our guarantors’ other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

We believe that, at the time the guarantors initially incur the debt represented by the guarantees, the guarantors:

•	will not be insolvent or rendered insolvent by the incurrence; and

•	will have sufficient capital to run their businesses effectively.

We have relied on a limitation contained in the guarantors’ guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions.

Risks Related to the Exchange Offer

You may have difficulty selling your initial notes that you do not exchange and any initial notes that you do not exchange could experience a significant diminution in value compared to the value of the exchange notes.

If you do not exchange your outstanding notes for the exchange notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your initial notes. Those transfer restrictions are described in the indenture governing the initial notes and in the legend contained on the initial notes, and arose because we originally issued the initial notes under an exemption from, and in transactions not subject to, the registration requirements of the Securities Act.

In general, you may offer to sell your initial notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold pursuant to an exemption from those requirements.

If a large number of initial notes are exchanged for exchange notes issued in the exchange offer, it may be more difficult for you to sell your initial notes. Upon completion of the exchange offer, due to restrictions on transfer of the initial notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for the initial notes will be relatively less liquid than the market for the exchange notes. Consequently, holders of initial notes who do not participate in the exchange offer could experience significant diminution in the value of their initial notes, compared to the value of the exchange notes.

An active trading market for the exchange notes may not develop.

The exchange notes are a new issue of securities, there is no existing market for the exchange notes and we do not know if a market will develop or, if a market does develop, whether it will be sustained. Although the placement agents of the initial notes informed us in connection with the issuance of the initial notes that they intended to make a market in the exchange notes, they have no obligation to do so and may discontinue making a market at any time without notice. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.

We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the exchange notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the exchange notes.

MARKET AND INDUSTRY DATA

This prospectus includes industry data and forecasts that we have prepared based, in part, upon industry data and forecasts obtained from industry publications and surveys. These sources include publications by Energy Ventures Analysis, the Energy Information Administration, the International Energy Agency and Spiritus Consulting. Third-party industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Forecasts are particularly likely to be inaccurate, especially over long periods of time. As an example of the unpredictable nature of these forecasts, in 1983, the U.S. Department of Energy forecast that oil would cost $74 per barrel in 1995; however, the price of oil was actually $17 per barrel. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements made herein as to our leading positions in our industry and segments are based on our sales volumes measured against management’s estimates of our competitors’ sales volumes, coupled with management’s knowledge and experience in the markets that we serve.

THE TRANSACTIONS

The following contains summaries of the terms of the material agreements that were entered into in connection with the Acquisition. Such agreements have been filed as exhibits in our filings with the SEC.

The Acquisition

General

On August 2, 2005, Chart Industries entered into an agreement and plan of merger, which we refer to as the merger agreement, with certain of its then-existing stockholders, which we refer to as the Principal Stockholders, First Reserve and CI Acquisition, Inc., a Delaware corporation, which we refer to as CI Acquisition, and a wholly-owned subsidiary of First Reserve. The merger agreement provided for:

•	the sale of shares of common stock of Chart Industries, par value $0.01 per share, owned by the Principal Stockholders, which we refer to as the Principal Stockholder Shares, to CI Acquisition, which we refer to as the “stock purchase;” and

•	the merger of CI Acquisition with and into Chart Industries, with Chart Industries surviving the merger as an indirect, wholly-owned subsidiary of First Reserve, which we refer to as the “merger.”

We refer to the stock purchase and the merger, collectively as the “Acquisition.” The purpose of the Acquisition was to sell Chart Industries to First Reserve. In December 2004, Chart Industries engaged UBS Securities LLC to explore various strategic alternatives. Chart Industries’ board of directors conducted a confidential, controlled auction and ultimately chose First Reserve’s bid. Chart Industries and First Reserve agreed to the terms of the Acquisition in August 2005. The Acquisition closed on October 17, 2005.

Upon satisfaction of the conditions to the stock purchase, CI Acquisition purchased the Principal Stockholder Shares from the Principal Stockholders for a purchase price, or the Per Share Purchase Price, equal to $64.75 per share in cash.

Chart Industries, First Reserve and CI Acquisition caused the merger to occur immediately after the closing of the stock purchase. At the effective time of the merger, each share of common stock of Chart Industries outstanding (other than treasury stock, shares held by First Reserve or CI Acquisition, and shares with respect to which appraisal rights were exercised under Delaware law) were converted into the right to receive the Per Share Purchase Price in cash, without interest, which we refer to as the merger consideration. At the effective time of the merger, all those shares of common stock of Chart Industries were cancelled and ceased to be outstanding and each holder of a certificate representing that common stock ceased to have any rights with respect to the common stock of Chart Industries, except the right to receive the merger consideration.

In addition, in general the holders of outstanding Chart Industries warrants and stock options received, without the need to exercise those warrants and stock options, the same per share cash purchase price less the exercise price of the Chart Industries warrants and stock options. Notwithstanding this general treatment, the compensation committee of Chart Industries’ board of directors, in accordance with the terms of the merger agreement and Chart Industries’ stock option plans, adjusted some Chart Industries stock options (or portions of Chart Industries stock options) held by certain employees, to represent options to acquire shares of common stock of Chart Industries after the merger, which we refer to as rollover options.

After the merger, FR X Chart Holdings LLC became the direct owner of all of the outstanding capital stock of Chart Industries.

Agreement and Plan of Merger

The merger agreement contained customary representations and warranties of the Principal Stockholders, Chart Industries, First Reserve and CI Acquisition and customary covenants and other agreements among the parties. None of the representations and warranties in the merger agreement survived the completion of the merger and the merger agreement did not provide for any post-closing indemnification obligations. The representations and warranties of each party set forth in the merger agreement were made solely for the benefit of specified parties to the merger agreement (on the terms set forth in the merger agreement) and such representations and warranties may not be relied on by any other person.

The Financing

In connection with the Acquisition, First Reserve contributed $111.3 million to FR X Chart Holdings LLC, the direct parent of CI Acquisition in exchange for all of FR X Chart Holdings LLC’s equity. FR X Chart Holdings LLC then contributed $111.3 million to CI Acquisition in exchange for all of CI Acquisition’s capital stock. After the merger, FR X Chart Holdings LLC became the direct owner of all of the outstanding capital stock of Chart Industries. The remainder of the cash needed to finance the acquisition, including related fees and expenses, was provided by the offering of the notes and the borrowings under the senior secured credit facility.

The following table illustrates the approximate sources and uses for the Acquisition.

Sources		Uses
(in millions)

Senior secured credit facility:
Revolving credit facility(1)	$—	Purchase of equity(2)	$378.8
Term loan B facility	180.0	Repayment of then-existing debt(3)	66.8
Senior subordinated notes	170.0	Funded cash(2)	3.4
Equity contribution(4)	117.7	Fees and expenses	18.7

Total Sources of Funds	$467.7	Total Uses of Funds	$467.7

(1)	As of October 17, 2005, we had approximately $40.9 million available for borrowing under the revolving credit portion of the senior secured credit facility, subject to certain conditions, after giving effect to approximately $19.1 million outstanding letters of credit and bank guarantees.
(2)	Represents a purchase price of $378.8 million in respect of the equity, resulting in a gross cash purchase price of $449.0 million for the Acquisition. We had approximately $3.4 million of cash on hand upon consummation of the Acquisition, resulting in the net purchase price reflected above.
(3)	We used an estimated $14.3 million of cash on our balance sheet to repay existing debt immediately prior to the closing of the Acquisition.
(4)	Prior to the consummation of the Acquisition, management held options valued at $6.4 million, together with other options that were cashed out in the Acquisition. In connection with the Acquisition, our compensation committee elected to adjust these options to represent options to acquire shares of our common stock after consummation of the Acquisition. This amount includes $6.4 million representing the value of these options.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange initial notes in like principal amount. We will retire or cancel all of the initial notes tendered in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (dollar amounts in thousands):

	Predecessor Company			Reorganized Company				Successor Company
			Nine Months	Three Months			Nine Months		Nine Months
	Year Ended		Ended	Ended	Year Ended	January 1, 2005	Ended	October 17, 2005	Ended
	December 31		September 30,	December 31,	December 31,	to October 16,	September 30,	to December 31,	September 30,
	2001	2002	2003	2003	2004	2005	2005	2005	2006
Ratio of earnings to fixed charges	n/a	n/a	n/a	n/a	6.6	4.2	8.0	n/a	2.3
Earnings deficiency	$8,992	$123,183	$8,500	$33	$—	$—	$—	$895	$—

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent pre-tax income from continuing operations before adjustments for minority interests in consolidated subsidiaries and income or loss from equity investees, plus fixed charges. “Fixed charges” consist of interest expense, including amortization of financing costs and that portion of rental expense deemed representative of interest.

For the years ended December 31, 2001 and 2002, the nine months ended September 30, 2003, the three months ended December 31, 2003, and the period October 17, 2005 to December 31, 2005, earnings were inadequate to cover fixed charges. The dollar amount of coverage deficiency is disclosed in the table above.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived by the application of pro forma adjustments to the historical combined financial statements for the period from January 1, 2005 to October 16, 2005 and for the period from October 17, 2005 to December 31, 2005, and our consolidated financial statements for the nine months ended September 30, 2006. The unaudited pro forma statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 give effect to (i) the Acquisition, (ii) the notes offering of October 17, 2005 and the borrowings under our senior secured credit facility and (iii) the IPO and the use of proceeds from the IPO, as if they had been consummated on January 1, 2005. The adjustments necessary to fairly present this pro forma financial information have been made based on available information and in the opinion of management are reasonable and are described in the accompanying notes. The unaudited pro forma financial information should not be considered indicative of actual results that would have been achieved had these transactions been consummated on the respective dates indicated and do not purport to indicate results of operations as of any future date or for any future period. The assumptions used in the preparation of the unaudited pro forma financial information may not prove to be correct. You should read the unaudited pro forma financial information together with “Risk Factors,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto included elsewhere in this prospectus.

CHART INDUSTRIES, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Year Ended December 31, 2005

	Reorganized	Successor					Pro Forma
	January 1,	October 17,			Pro Forma		As Adjusted
	2005 to	2005 to			Year Ended		Year Ended
	October 16,	December 31,	Pro Forma		December 31,	IPO	December 31,
	2005(1)	2005(2)	Adjustments(3)		2005	Adjustments(4)	2005
	(in thousands, except per share data)
Sales	$305,497	$97,652	$—		$403,149	$—	$403,149
Cost of sales	217,284	75,733	—		293,017	—	293,017

Gross profit	88,213	21,919	—		110,132	—	110,132
Selling, general and administrative expenses	59,826	16,632	8,306	(a)(b)	84,764	—	84,764
Acquisition expenses	6,602	—	—		6,602	—	6,602
Employee separation and plant closure costs	1,057	139	—		1,196	—	1,196
(Gain) Loss on sale of assets	(131)	78	—		(53)	—	(53)

	67,354	16,849	8,306		92,509	—	92,509

Operating income (loss)	20,859	5,070	(8,306)		17,623	—	17,623
Other expense (income) Interest expense, net(5)	4,192	5,565	17,681	(c)	27,438	(3,313)	24,125
Financing costs amortization	—	308	1,171	(d)	1,479	—	1,479
Derivative contracts valuation expense (income)	(28)	(9)	—		(37)	—	(37)
Foreign currency loss (gain)	659	101	—		760	—	760

	4,823	5,965	18,852		29,640	(3,313)	26,327

(Loss) income from operations before income taxes and minority interest	16,036	(895)	(27,158)		(12,017)	3,313	(8,704)
Income tax (benefit) expense(5)	7,159	(441)	(10,320	)(e)	(3,602)	1,259	(2,343)

(Loss) income from operations before minority interest	8,877	(454)	(16,838)		(8,415)	2,054	(6,361)
Minority interest, net of taxes	(19)	(52)	—		(71)	—	(71)

Net income (loss)	$8,858	$(506)	$(16,838)		$(8,486)	$2,054	$(6,432)

Basic and Diluted Earnings Per Share Data(6)(7)
Basic (loss) earnings per share(8)	$1.65	$(0.06)			$(1.06)		$(0.25)
Diluted (loss) earnings per share(8)	$1.57	$(0.06)			$(1.06)		$(0.25)
Weighted-average shares — basic	5,366	7,952			7,952		25,614
Weighted-average shares — diluted	5,649	7,952			7,952		25,614

(See accompanying notes starting on page 40.)

CHART INDUSTRIES, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2006

					Pro Forma
	Successor		Pro Forma		As Adjusted
	Nine Months		Nine Months		Nine Months
	Ended		Ended		Ended
	September 30,	Pro Forma	September 30,	IPO	September 30,
	2006	Adjustments(3)	2006	Adjustments(4)	2006
	(in thousands, except per share data)

Sales	$393,032	$—	$393,032	$—	$393,032
Cost of sales	280,492	—	280,492	—	280,492

Gross profit	112,540	—	112,540	—	112,540
Selling, general and administrative expenses	53,372	—	53,372	—	53,372
Amortization Expense	11,385	—	—	—	11,385
Employee separation and plant closure costs	304	—	304	—	304

	65,061	—	65,061	—	65,061

Operating income (loss)	47,479	—	47,479	—	47,479
Other expense (income)
Interest expense, net(5)	19,256	—	19,256	(1,656)	17,600
Financing costs amortization	1,132	—	1,132	—	1,132
Foreign currency loss (gain)	(177)	—	(177)	—	(177)

	20,211	—	20,211	(1,656)	18,555

Income from operations before income taxes and minority interest	27,268	—	27,268	1,656	28,924
Income tax (benefit) expense(5)	8,862	—	8,862	629	9,491

Income from operations before minority interest	18,406	—	18,406	1,027	19,433
Minority interest, net of taxes	(120)	—	(120)	—	(120)

Net income	$18,286	$—	$18,286	$1,027	$19,313

Basic and Diluted Earnings Per Share Data(6)(7)
Basic earnings per share(8)	$1.45		$1.45		$0.75
Diluted earnings per share(8)	$1.40		$1.40		$0.74
Weighted-average shares — basic	12,579		12,579		25,614
Weighted-average shares — diluted	13,107		13,107		26,141

(See accompanying notes starting on page 40.)

Our capital structure changed as a result of the Acquisition. Due to required purchase accounting adjustments relating to such transaction, the consolidated financial and other information for the period subsequent to the Acquisition, which we refer to as the 2005 Successor Period, is not comparable to such information for the periods prior to the Acquisition, which we refer to as the 2005 Reorganized Period. The pro forma information, including the allocation of the purchase price, is based on management’s estimates and valuations of the tangible and intangible assets that were acquired.

(1)	The amounts in this column represent the reported results of Chart Industries, Inc. prior to the Acquisition, from January 1, 2005 through October 16, 2005.

(2)	The amounts in this column represent the reported results of Chart Industries, Inc. subsequent to the Acquisition, for the period from October 17, 2005 to December 31, 2005.

(3)	The amounts in this column represent the adjustments to reflect the pro forma impact of the Acquisition as follows:

(a)	Reflects the adjustment to historical expense for management fees of $306 charged by our Reorganized Company majority stockholders, which are not charged by First Reserve.

(b)	Reflects the adjustment to historical expense for the change in amortization expense due to the revaluation of our identifiable finite-lived intangible assets in purchase accounting. Annual amortization expense under the new basis of accounting is estimated to be $14,271, of which $2,973 was recognized during the 2005 Successor Period, and $2,686 of amortization expense relating to finite-lived intangible assets was recorded during the 2005 Reorganized Period, resulting in a pro forma adjustment of $8,612.

(c)	Reflects the adjustment to historical interest expense for interest on the senior secured credit facility entered into in conjunction with the Acquisition of $11,925 assuming an outstanding balance of $180,000 and an interest rate of 6.625% per annum. This interest rate is variable and was calculated as LIBOR plus 2.00%, which is equal to the 180-day LIBOR interest rate contract that we entered into on November 21, 2005 under the credit facility. A 0.125% change in the variable interest rate would affect pro forma income before taxes by $225. Also, reflects the adjustment to historical interest expense for interest on the notes issued in conjunction with the Acquisition of $15,513, assuming an outstanding balance of $170,000 and a fixed interest rate of 9.125% per annum. During the 2005 Successor Period, $5,565 of interest expense was recorded for the senior secured credit facility and the notes and $4,192 of interest expense was recorded in the 2005 Reorganized Period for our then existing senior credit facility. This results in a pro forma adjustment of $17,681.

(d)	Reflects the adjustment to historical expense for the change in amortization expense for deferred financing costs that were paid in conjunction with the Acquisition. The annual amortization expense is estimated to be $1,479, of which $308 was recorded in the 2005 Successor Period, and no amortization expense was recorded in the 2005 Reorganized Period, resulting in a pro forma adjustment of $1,171.

(e)	Reflects the income tax of our pro forma adjustments to the income statement at an estimated statutory tax rate of 38%.

(4)	The amounts in this column represent the adjustments to reflect the pro forma impact of the IPO and the use of proceeds therefrom.

(5)	Reflects the offering adjustment to historical interest expense for the $50,000 principal payment of our senior secured credit facility using the proceeds from the exercise of a warrant to acquire 2,651,012 shares of our common stock by First Reserve in the second quarter of 2006 and the exercise of rollover options held by management to acquire 609,851 shares of our common stock in the second quarter of 2006, cash on hand and the proceeds of the IPO for the year ended December 31, 2005 and the nine months ended September 30, 2006. The interest rate used in the calculation is 6.625% per annum. This interest is variable and was calculated as LIBOR plus 2.0%, which is equal to the 180-day LIBOR interest rate contract that we entered into on November 21, 2005 under the credit facility. A 0.125% change in the variable interest rate would affect pro forma as adjusted income before taxes by $163 and $40 for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively. The income tax effect of our offering adjustments has been calculated using an estimated statutory tax rate of 38% for both the year ended December 31, 2005 and the three months ended March 31, 2006.

(6)	Unaudited pro forma as adjusted basic and diluted earnings per share have been calculated in accordance with the SEC rules for initial public offerings. These rules require that the weighted average share calculation give retroactive effect to any changes in our capital structure as well as the number of shares whose sale proceeds would be necessary to repay any debt or to pay any dividend as reflected in the pro forma adjustments. In addition, pro forma as adjusted weighted average shares for purposes of the unaudited pro forma as adjusted basic and diluted earnings per share calculation, has been adjusted to reflect (i) the 4.6263-for-one stock split we effected prior to the consummation of the IPO and (ii) the stock dividend of 1,875,000 shares to stockholders existing immediately prior to the completion of the IPO that was made on August 25, 2006 following expiration of the underwriters’ over-allotment option without its being exercised and 12,500,000 shares of our common stock issued in the IPO.

(7)	The basic and diluted loss per share for the 2005 Successor Period are the same because incremental shares issuable upon conversion are anti-dilutive. For the nine months ended September 30, 2006, the incremental shares issuable upon conversion of stock options are 527,359. For the purposes of computing diluted earnings per share, weighted average common share equivalents do not include 318,660 stock options for the 2005 Successor Period as the effect would be anti-dilutive.

(8)	Pro forma basic earnings (loss) per common share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Pro forma diluted earnings per common share is computed by dividing earnings (loss) available to common stockholders by the sum of weighted average common shares outstanding plus dilutive incremental common shares for the period. Pro forma basic and diluted common shares also include the number of shares from the IPO whose proceeds were used for the repayment of debt and the payment of any dividend.

The following table sets forth the computation of pro forma basic and diluted net income (loss) per share (in millions, except per share amounts):

		Pro Forma
	Pro Forma	As Adjusted
	As Adjusted	Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2005	2006

Basic and diluted pro forma net income per common share:
Numerator:
Net (loss) income	$(6.4)	$19.3

Denominator:
Weighted-average common shares outstanding(a)	13.1	13.1
Less: Weighted-average unvested common shares subject to repurchase or cancellation	—	—
Add: Shares from the IPO whose proceeds would be (were) used for the repayment of debt(b)	1.8	1.8
Shares from the IPO whose proceeds would be (were) used for the payment of a dividend(c)	10.7	10.7

Denominator for basic calculation	25.6	25.6
Effect for dilutive securities:
Add: Weighted-average stock options and unvested common shares subject to repurchase or cancellation	—	0.5

Denominator for diluted calculation	25.6	26.1

Pro forma net (loss) income per common share — basic	$(0.25)	$0.75

Pro forma net (loss) income per common share — diluted	$(0.25)	$0.74

(a)	Represents weighted-average shares outstanding after an adjustment for (i) the 4.6263-for-one stock split we effected prior to consummation of the IPO and (ii) the stock dividend of 1,875,000 shares to our stockholders existing immediately prior to the completion of the IPO that was made following expiration of the underwriters’ over-allotment option as follows:

Shares outstanding at December 31, 2005	7,952,180
Issuance of shares upon exercise of FR X Chart Holdings LLC warrant	2,651,012
Issuance of shares upon exercise of certain members of managements’ rollover options	609,851
Shares issued for stock dividend to pre-IPO stockholders	1,875,000

Weighted-average common shares outstanding	13,088,043

(b)	Calculated as $25.3 million of proceeds used in the repayment of debt, including accrued interest thereon through the anticipated date of repayment, divided by the IPO proceeds of $14.025 per share, net of issuance costs and expenses.
(c)	Calculated as $150.3 million of IPO proceeds to be used in the payment of a dividend, divided by the offering proceeds of $14.025 per share, net of issuance costs and expenses.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The financial statements referred to as the Predecessor Company financial statements include the consolidated audited financial statements of Chart Industries, Inc. and its subsidiaries prior to our Chapter 11 bankruptcy proceedings. Our emergence from Chapter 11 bankruptcy proceedings resulted in a new reporting entity and the adoption of Fresh-Start accounting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The financial statements referred to as the Reorganized Company financial statements include the consolidated audited financial statements of Chart Industries, Inc. and its subsidiaries after our emergence from Chapter 11 bankruptcy proceedings and prior to the Acquisition and related financing thereof. The financial statements referred to as the Successor Company financial statements include the consolidated audited financial statements of Chart Industries, Inc. and its subsidiaries after the Acquisition and the related financing thereof.

The following table sets forth the selected historical consolidated financial information as of the dates and for each of the periods indicated. The Predecessor Company selected historical consolidated financial data as of and for the years ended December 31, 2001 and 2002 is derived from our audited financial statements for such periods which have been audited by Ernst & Young LLP, an independent registered public accounting firm, and which are not included in this prospectus. The Predecessor Company selected historical consolidated financial data for the nine months ended September 30, 2003 is derived from our audited financial statements for such period included elsewhere in this prospectus, which have been audited by Ernst & Young LLP. The Predecessor Company selected historical consolidated financial data as of September 30, 2003 and the Reorganized Company selected historical consolidated financial data as of December 31, 2003 and October 16, 2005 are derived from our audited financial statements for such periods which have been audited by Ernst & Young LLP, and which are not included in this prospectus. The Reorganized Company selected historical consolidated financial data for the three months ended December 31, 2003, as of and for the year ended December 31, 2004 and for the period from January 1, 2005 to October 16, 2005 is derived from our audited financial statements for such periods included elsewhere in this prospectus, which have been audited by Ernst & Young LLP. The Successor Company selected historical consolidated financial statements and other data as of December 31, 2005 and for the period from October 17, 2005 to December 31, 2005 is derived from our audited financial statements for such period included elsewhere in this prospectus, which have been audited by Ernst & Young LLP. The selected historical consolidated financial information for the Reorganized Company for the nine months ended September 30, 2005 has been derived from the unaudited condensed consolidated financial statements included elsewhere in this prospectus, which have been prepared on a basis consistent with the audited financial statements included elsewhere in this prospectus. The selected historical consolidated financial information for the Successor Company as of and for the nine months ended September 30, 2006 has been derived from the unaudited condensed consolidated financial statements included elsewhere in this prospectus, which have been prepared on a basis consistent with the audited financial statements included elsewhere in this prospectus. In the opinion of management, such unaudited financial information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods.

You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, included elsewhere in this prospectus.

	Predecessor Company			Reorganized Company				Successor Company
				Three			Nine		Nine
			Nine Months	Months		January 1,	Months	October 17,	Months
	Year Ended		Ended	Ended	Year Ended	2005 to	Ended	2005 to	Ended
	December 31,		September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,
	2001	2002	2003	2003	2004	2005	2005	2005	2006
	(in thousands, except per share data)
Statement of Operations Data:
Sales	$305,288	$276,353	$197,017	$68,570	$305,576	$305,497	$290,678	$97,652	$393,032
Cost of sales(1)	226,266	205,595	141,240	52,509	211,770	217,284	205,747	75,733	280,492

Gross profit	79,022	70,758	55,777	16,061	93,806	88,213	84,931	21,919	112,540
Selling, general and administrative expenses	55,128	65,679	44,211	14,147	53,374	59,826	44,005	16,632	53,372
Restructuring and other operating expenses, net(2)(3)(4)	6,329	104,477	13,503	994	3,353	7,528	3,196	217	11,689

	61,457	170,156	57,714	15,141	56,727	67,354	47,201	16,849	65,061

Operating income (loss)	17,565	(99,398)	(1,937)	920	37,079	20,859	37,730	5,070	47,479
Interest expense, net(5)	24,465	19,176	10,300	1,344	4,712	4,164	3,934	5,556	19,256
Other expense (income)	1,567	4,240	(3,737)	(350)	(465)	659	550	409	955

	26,032	23,416	6,563	994	4,247	4,823	4,484	5,965	20,211

(Loss) income from continuing operations before income taxes and minority interest	(8,467)	(122,814)	(8,500)	(74)	32,832	16,036	33,246	(895)	27,268
Income tax (benefit) expense	398	11,136	1,755	(125)	10,134	7,159	11,480	(441)	8,862
(Loss) income from continuing operations before minority interest	(8,865)	(133,950)	(10,255)	51	22,698	8,877	21,766	(454)	18,406
Minority interest, net of taxes and other	(199)	(52)	(63)	(20)	(98)	(19)	(85)	(52)	(120)

(Loss) income from continuing operations	(9,064)	(134,002)	(10,318)	31	22,600	8,858	21,681	(506)	18,286
Income from discontinued operation, including gain on sale, net of tax(6)	3,906	3,217	3,233	—	—	—	—	—	—

Net (loss) income	$(5,158)	$(130,785)	$(7,085)	$31	$22,600	$8,858	$21,681	$(506)	$18,286

(Loss) Earnings per share data(7):
Basic (loss) earnings per share	$(0.21)	$(5.22)	$(0.27)	$0.01	$4.22	$1.65	$4.04	$(0.06)	$1.45
Diluted (loss) earnings per share	$(0.21)	$(5.22)	$(0.27)	$0.01	$4.10	$1.57	$3.88	$(0.06)	$1.40
Weighted average shares — basic	24,573	25,073	26,336	5,325	5,351	5,366	5,363	7,952	12,579
Weighted average shares — diluted	24,573	25,073	26,336	5,325	5,516	5,649	5,593	7,952	13,107
Cash Flow Data:
Cash provided by (used in) operating activities	$7,458	$5,249	$19,466	$4,988	$35,059	$15,641	$19,115	$18,742	$33,563
Cash (used in) provided by investing activities	(6,261)	1,288	15,101	154	(3,317)	(20,799)	(20,595)	(362,250)	(29,368)
Cash (used in) provided by financing activities	504	(17,614)	(15,907)	(13,976)	(35,744)	1,708	5,484	348,489	3,228
Other Financial Data:
Depreciation and amortization(8)	$17,783	$14,531	$9,260	$2,225	$8,490	$6,808	$5,970	$4,396	$16,383

	Predecessor Company				Reorganized Company			Successor Company
	As of			As of	As of	As of	As of	As of		As of
	December 31,			September 30,	December 31,	December 31,	October 16,	December 31,		September 30,
	2001	2002		2003	2003	2004	2005	2005		2006
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$11,801	$7,225		$27,815	$18,600	$14,814	$11,470	$15,433		$22,958
Working capital(9)	57,438	48,563		35,826	47,161	51,292	43,486	55,454		56,051
Total assets	408,980	279,294		299,745	299,637	307,080	343,107	639,748	(11)	698,772	(11)
Long-term debt(10)	259,120	1,161	(10)	122,537	109,081	76,406	74,480	345,000		290,000
Total debt	272,083	263,900		126,012	112,561	79,411	80,943	347,304		290,000
Shareholders’ equity (deficit)	49,340	(81,617)		89,865	90,807	115,640	121,321	116,330		200,661

(1)	The three months ended December 31, 2003 and the 2005 successor period include non-cash inventory valuation charges of $5.4 million and $8.9 million, respectively, related to Fresh-Start and purchase accounting.
(2)	In March 2003, we completed the closure of our Wolverhampton, United Kingdom manufacturing facility, operated by CHEL. On March 28, 2003, CHEL filed for voluntary administration under the U.K. Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. In accordance with SFAS No. 94, “Consolidation of All Majority-Owned Subsidiaries,” we are not consolidating the accounts or financial results of CHEL subsequent to March 28, 2003 due to the assumption of control of CHEL by the insolvency administrator. Effective March 28, 2003, we recorded a non-cash impairment charge of $13.7 million to write off our net investment in CHEL.
(3)	In 2002, we recorded a non-cash impairment charge of $92.4 million to write off non-deductible goodwill of the D&S segment. Further information about this charge is found in Note A to our audited consolidated financial statements included elsewhere in this prospectus.
(4)	In September 2003, in accordance with Fresh-Start accounting, all assets and liabilities were adjusted to their fair values. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further discussion. The adjustment to record the assets and liabilities at fair value resulted in net other income of $5.7 million. Further information about the adjustment is located in Note A to our audited consolidated financial statements included elsewhere in this prospectus.
(5)	Includes derivative contracts valuation income or expense for interest rate collars to manage interest exposure relative to term debt.
(6)	This relates to the sale of our former Greenville Tube, LLC business in July 2003. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
(7)	The basic and diluted loss and earnings per share for the years ended December 31, 2001 and 2002, the nine months ended September 30, 2003, the three months ended December 31, 2003 and the 2005 Successor Period are the same because incremental shares issuable upon conversion are anti-dilutive.
(8)	Includes financing costs amortization for the years ended December 31, 2001 and 2002, the nine months ended September 30, 2003, the 2005 Successor Period and the nine months ended September 30, 2006 of $1.5 million, $3.2 million, $1.7 million, $0.3 million, and $1.1 million, respectively.
(9)	Working capital is defined as current assets excluding cash minus current liabilities excluding short-term debt.
(10)	As of December 31, 2002, we were in default on our senior debt due to violation of financial covenants. In April 2003, the lenders under our then-existing credit facility waived all defaults existing at December 31, 2002 and through April 30, 2003. Since the waiver of defaults did not extend until January 1, 2004, this debt was classified as a current liability on our consolidated balance sheet as of December 31, 2002.
(11)	Includes $236.7 million of goodwill and $154.1 million of finite-lived and indefinite-lived intangible assets as of December 31, 2005. Includes $245.7 million of goodwill and $150.7 million of finite-lived and indefinite-lived intangible assets as of September 30, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations includes periods prior to the consummation of the Acquisition and periods after the consummation of the Acquisition. Accordingly, the discussion and analysis of historical periods does not reflect fully the significant impact that the Acquisition will have on us, including significantly increased leverage and liquidity requirements. You should read the following discussion of our results of operations and financial condition in conjunction with the “Selected Historical Consolidated Financial Data” section and our consolidated financial statements and related notes appearing elsewhere in this prospectus. Actual results may differ materially from those discussed below. This discussion contains forward-looking statements. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of certain of the uncertainties, risks and assumptions associated with these statements.

Overview

We are a leading independent global manufacturer of highly engineered equipment used in the production, storage and consumption of hydrocarbon and industrial gases. We supply engineered equipment used throughout the global liquid gas supply chain. The largest portion of end-use applications for our products is energy-related. We are a leading manufacturer of standard and engineered equipment primarily used for low-temperature and cryogenic applications. We have developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero (0 kelvin; −273º Centigrade; −459º Fahrenheit). The majority of our products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid gas supply chain for the purification, liquefaction, distribution, storage and consumption of hydrocarbon and industrial gases.

For the nine months ended September 30, 2006, we experienced growth in our sales and operating income compared to the nine months ended September 30, 2005, primarily due to growth in the global hydrocarbon processing and industrial gas markets served by our Energy and Chemicals (“E&C”) and Distribution and Storage (“D&S”) segments and growth and penetration of the biological storage and international medical respiratory therapy markets served by our BioMedical segment. Sales for the nine months ended September 30, 2006 were $393.0 million compared to sales of $290.7 million for the nine months ended September 30, 2005, reflecting an increase of $102.3 million, or 35.2%. Our gross profit for the nine months ended September 30, 2006 was $112.5 million, or 28.6% of sales, as compared to $84.9 million, or 29.2% of sales, for the same period in 2005. In addition, our operating income for the nine months ended September 30, 2006 was $47.5 million compared to $37.7 million for the same period in 2005. Increased sales volume in all three of our operating segments, manufacturing productivity improvements in our D&S and Biomedical segments, sales mix shift to higher margin products and product price increases in our D&S segment, were contributing factors to the growth in our gross profit and operating income in the first nine months of 2006.

In 2005, we experienced increased orders, backlog, sales and gross profit compared to 2004, which was primarily driven by continued growth in the global industrial and hydrocarbon processing markets served by our D&S and E&C segments. Combined orders for 2005 were $511.2 million, which represented an increase of $118.4 million, or 30.1%, compared to 2004 orders of $392.8 million, while backlog was $233.6 million at December 31, 2005 compared to $129.3 million at December 31, 2004, which represented growth of 80.7%. In 2005, combined sales were $403.1 million compared to sales in 2004 of $305.6 million, reflecting an increase of $97.5 million, or 31.9%. Our combined gross profit in 2005 was $110.1 million, or 27.3% of sales, and gross profit in 2004 was $93.8 million, or 30.7% of sales. While we benefited from higher volumes in 2005, our combined gross profit was negatively impacted by an $8.9 million, or 2.2% of sales, non-cash charge for adjusting inventory to fair value as a result of the Acquisition and higher manufacturing costs due to the move of our medical respiratory product line production from Burnsville, Minnesota to Canton, Georgia.

As a result of the continued growth in many of the markets we serve, our present and anticipated customer order trends, our backlog level of $260.0 million as of September 30, 2006, and our focus on energy-related industries, we presently expect to experience continued sales and operating income growth for the remaining three months of 2006 as compared to the same period in 2005. We also believe that our cash flow from operations, available cash and available borrowings under the senior secured credit facility should be adequate to meet our working capital, capital expenditure, debt service and other funding requirements for the remaining three months of 2006.

On August 2, 2005, Chart Industries, Inc. entered into an agreement and plan of merger with certain of its then-existing stockholders, or the Principal Stockholders, First Reserve and CI Acquisition to purchase shares of common stock owned by the Principal Stockholders. The Acquisition closed on October 17, 2005. First Reserve contributed $111.3 million, which was used to fund a portion of the Acquisition. The remainder of the cash needed to finance the Acquisition, including related fees and expenses, was provided by proceeds of $170.0 million from the issuance of the notes and borrowings under the senior secured credit facility. See “The Transactions.” We refer to our company after the Acquisition as the “Successor Company.”

On May 26, 2006, we acquired Cooler Service, which was included in our E&C segment. Our results of operations for the last seven months of 2006 will include the results from the Cooler Service business.

Stock-Based Compensation Expense

We granted options to purchase an aggregate of 266,400 shares of our common stock (93,179 time-based options and 173,221 performance-based options) on March 29, 2006, April 27, 2006 and May 26, 2006 under the Amended and Restated 2005 Stock Incentive Plan to certain members of management. In connection with the time-based options, we will record pre-tax non-cash stock-based compensation expense of approximately $1.3 million in the aggregate. This expense will be amortized over the five-year vesting period of the 93,179 time-based options, including approximately $0.1 million over the remaining three months of 2006, commencing with the second quarter of 2006. Further, we may also record additional stock-based compensation expense in future periods related to the 1,580,607 performance-based options granted on November 23, 2005, March 29, 2006, April 27, 2006 and May 26, 2006 under the Amended and Restated 2005 Stock Incentive Plan to certain members of management if it becomes probable that any of the future performance criteria will be achieved. The amount of the expense relating to the performance-based options cannot be estimated at this time.

Chapter 11 Filing and Emergence

On July 8, 2003, we and all of our then majority-owned U.S. subsidiaries, which we refer to as the Predecessor Company, filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code to implement an agreed upon senior debt restructuring plan through a pre-packaged plan of reorganization. On September 15, 2003, we, as reorganized, the Reorganized Company, and all of our then majority-owned U.S. subsidiaries emerged from Chapter 11 proceedings pursuant to the Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003, which we refer to as the Reorganization Plan.

Our emergence from Chapter 11 bankruptcy proceedings resulted in a new reporting entity and the adoption of fresh-start accounting in accordance with the American Institute of Certified Public Accountants, or AICPA, Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”, or SOP 90-7, or Fresh-Start accounting. We used September 30, 2003 as the date for adopting Fresh-Start accounting in order to coincide with our normal financial closing for the month of September 2003. Upon adoption of Fresh-Start accounting, a new reporting entity was deemed to be created and the recorded amounts of assets and liabilities were adjusted to reflect their estimated fair values. Accordingly, the reported historical financial statements of the Predecessor Company prior to the adoption of Fresh-Start accounting for periods ended prior to September 30, 2003 are not necessarily comparable to those of the Reorganized Company. In this prospectus, references to our nine-month period ended September 30, 2003 and all periods ended prior to September 30, 2003 refer to the Predecessor Company.

SOP 90-7 requires that financial statements for the period following the Chapter 11 filing through the bankruptcy confirmation date distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, revenues, expenses, realized gains and losses and provisions for losses directly associated with the reorganization and restructuring of the business, including adjustments to fair value assets and liabilities and the gain on the discharge of pre-petition debt, were reported separately as reorganization items, net, in the other income (expense) section of the Predecessor Company’s consolidated statement of operations for the nine months ended September 30, 2003. In accordance with Fresh-Start accounting, all assets and liabilities were recorded at their respective fair values as of September 30, 2003. Such fair values represented our best estimates based on independent appraisals and valuations. In applying Fresh-Start accounting, adjustments to reflect the fair value of assets and liabilities, on a net basis, and the restructuring of our capital structure and resulting discharge of the senior lenders’ pre-petition debt, resulted in net other income of $5.7 million in the nine months ended September 30, 2003. The reorganization value exceeded the fair value of the Reorganized Company’s assets and liabilities, and this excess is reported as reorganization value in excess of amounts allocable to identifiable assets in the Reorganized Company’s consolidated balance sheet.

Operating Results

The following table sets forth the percentage relationship that each line item in our consolidated statements of operations represents to sales for the nine months ended September 30, 2003, the three months ended December 31, 2003, the year ended December 31, 2004, the period from January 1, 2005 to October 16, 2005, which we refer to as the 2005 Reorganized Period, the nine months ended September 30, 2005, the period from October 17, 2005 to December 31, 2005, which we refer to as the 2005 Successor Period, and the nine months ended September 30, 2006. The Predecessor, Reorganized and Successor Company are further described in our audited financial statements and related notes thereto included elsewhere in this prospectus.

	Predecessor
	Company	Reorganized Company				Successor Company
	Nine Months	Three Months		January 1,	Nine Months	October 17,	Nine Months
	Ended	Ended	Year Ended	2005 to	Ended	2005 to	Ended
	September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,
	2003	2003	2004	2005	2005	2005	2006
Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales(1)	71.7	76.6	69.3	71.1	70.8	77.6	71.4
Gross profit	28.3	23.4	30.7	28.9	29.2	22.4	28.6
Selling, general and administrative expenses(2)(3)(4)(5)(6)	22.5	20.6	17.5	19.6	15.1	17.0	16.5
Acquisition expense(7)	—	—	—	2.2	0.4	—	—
Employee separation and plant closure costs	0.4	1.5	1.0	0.3	0.3	0.1	0.1
(Loss) gain on sale of assets	0.5	0.1	—	—	0.5	(0.1)	—
Loss on insolvent subsidiary	6.9	—	—	—	—	—	—
Equity expense in joint venture	—	0.1	—	—	—	—	—
Operating income (loss)	(1.0)	1.3	12.2	6.8	12.9	5.2	12.0
Interest expense, net	(5.0)	(2.1)	(1.6)	(1.4)	(1.4)	(5.7)	(4.9)
Financing costs amortization	(0.9)	—	—	—	—	(0.3)	(0.3)
Derivative contracts valuation income (expense)	(0.2)	0.1	—	—	—	—	—
Foreign currency income (loss)	(0.1)	0.5	0.1	(0.2)	(0.2)	(0.1)	—
Reorganization items, net	2.8	—	—	—	—	—	—
Income tax (benefit) expense	0.8	(0.2)	3.3	2.3	3.9	(0.5)	2.2
(Loss) income from continuing operations	(5.2)	—	7.4	2.9	7.4	(0.4)	4.6
Income from discontinued operation, including gain on sale, net of tax	1.6	—	—	—	—	—	—
Net (loss) income	(3.6)	—	7.4	2.9	7.4	(0.4)	4.6

(1)	Includes non-cash inventory valuation charges of $9.0 million, $0.6 million, $0.6 million, $0.2 million, $5.4 million, and $0.5 million, representing 9.2%, 0.2%, 0.2%, 0.1%, 7.9%, and 0.2% of sales, for the 2005 Successor Period, the nine months ended September 30, 2005, the 2005 Reorganized Period, the year ended December 31, 2004, the three months ended December 31, 2003, and the nine months ended September 30, 2003, respectively.
(2)	Includes $0.2 million, $1.5 million, $1.5 million, $0.7 million, and $6.4 million, representing 0.0%, 0.5%, 0.5%, 0.2%, and 3.2% of sales, for claim settlements, professional fees incurred by us related to our debt restructuring and bankruptcy reorganization activities for the nine months ended September 30, 2006, the nine months ended September 30, 2005, the 2005 Reorganized Period, the year ended December 31, 2004, and the nine months ended September 30, 2003, respectively.
(3)	Includes stock-based compensation expense of $1.4 million, $0.4 million, $1.8 million, $9.5 million, and $2.4 million, representing 0.4%, 0.4%, 0.6% 3.1%, and 0.8% of sales, for the nine months ended September 30, 2006, the 2005 Successor Period, the nine months ended September 30, 2005, the 2005 Reorganized Period, and the year ended December 31, 2004, respectively.
(4)	Includes costs and losses, net of insurance recoveries related to Hurricane Rita, and storm costs incurred at a customer project site of $(0.9) million, $0.4 million, $1.0 million, and $1.1 million, representing (0.2)%, 0.4%, 0.4% and 0.3% of sales, for the nine months ended September 30, 2006, the 2005 Successor Period, the nine months ended September 30, 2005, and the 2005 Reorganized Period, respectively.
(5)	Includes a charge for the settlement of former stockholders’ appraisal rights claims related to the Acquisition of $0.5 million, or 0.5% of sales, and a charge for the write-off of purchased in-process research and development of $2.8 million, or 0.1% of sales, for the 2005 Successor Period and the 2005 Reorganized Period, respectively.
(6)	Includes amortization expense for intangible assets of $11.4 million, $3.0 million, $2.5 million, $2.7 million, $2.8 million, $0.7 million, and $1.2 million, representing 2.9%, 3.0%, 0.9%, 0.9%, 0.9%, 1.0%, and 0.6% of sales, for the nine months ended September 30, 2006, the 2005 Successor Period, the nine months ended September 30, 2005, the 2005 Reorganized Period, the year ended December 31, 2004, the three months ended December 31, 2003, and the nine months ended September 30, 2003, respectively.
(7)	Represents expenses, primarily professional fees, incurred by us related to the Acquisition.

Segment Information

The following table sets forth sales, gross profit, gross profit margin and operating income or loss for our operating segments for the periods indicated during the last three years:

	Predecessor
	Company	Reorganized Company				Successor Company
	Nine Months	Three Months		January 1,	Nine Months	October 17,	Nine Months
	Ended	Ended	Year Ended	2005 to	Ended	2005 to	Ended
	September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,
	2003	2003	2004	2005	2005	2005	2006
	(dollars in thousands)
Sales
Energy & Chemicals	$42,910	$15,699	$69,609	$86,920	$80,562	$34,135	$138,075
Distribution and Storage	102,469	37,863	162,508	161,329	155,047	47,832	194,783
BioMedical	51,638	15,008	73,459	57,248	55,069	15,685	60,174

Total	$197,017	$68,570	$305,576	$305,497	$290,678	$97,652	$393,032

Gross Profit
Energy & Chemicals	$12,683	$5,405	$21,475	$23,391	$21,766	$10,494	$28,083
Distribution and Storage	25,515	8,682	46,588	47,120	46,054	8,861	62,791
BioMedical	17,579	1,974	25,743	17,702	17,111	2,564	21,666

Total	$55,777	$16,061	$93,806	$88,213	$84,931	$21,919	$112,540

Gross Profit Margin
Energy & Chemicals	29.6%	34.4%	30.9%	26.9%	27.0%	30.7%	20.3%
Distribution and Storage	24.9%	22.9%	28.7%	29.2%	29.7%	18.5%	32.2%
BioMedical	34.0%	13.2%	35.0%	30.9%	31.1%	16.4%	36.0%
Total	28.3%	23.4%	30.7%	28.9%	29.2%	22.4%	28.6%
Operating (Loss) Income
Energy & Chemicals	$(8,694)	$3,298	$11,545	$13,717	$13,228	$5,092	$11,738
Distribution & Storage	9,112	1,613	27,951	27,005	30,012	3,947	39,605
BioMedical	12,381	(479)	14,208	8,343	9,068	714	12,855
Corporate	(14,736)	(3,512)	(16,625)	(28,206)	(14,578)	(4,683)	(16,719)

Total	$(1,937)	$920	$37,079	$20,859	$37,730	$5,070	$47,479

We moved the management and reporting of the LNG alternative fuel systems product line from the E&C segment to the D&S segment effective December 31, 2004. All segment information for all previous periods has been restated to conform to this presentation.

Results of Operations for the Nine Months Ended September 30, 2006 and 2005

Sales

Sales for the nine months ended September 30, 2005 were $393.0 million compared to $290.7 million for the nine months ended September 30, 2005, reflecting an increase of $102.3 million, or 35.2%. E&C segment sales were $138.1 million for the nine months ended September 30, 2006 compared with sales of $80.6 million for the same period in 2005 which represented a $57.5 million increase, or 71.3%. This increase in sales resulted primarily from higher volume, particularly from large heat exchanger and process systems projects, which were driven by continued growth in the LNG and natural gas segments of the hydrocarbon processing market, and $11.7 million of air cooled heat exchanger sales from Cooler Service. D&S segment sales increased $39.7 million, or 25.6% to $194.7 million for the nine months ended September 30, 2006 from $155.0 million for the nine months ended September 30, 2005. Bulk storage and packaged gas systems sales increased $31.4 million and $8.3 million, respectively, for the nine months ended September 30, 2006 compared to the same period in 2005. These increases were driven primarily by increased volume due to continued growth in the global industrial gas market and to a lesser extent price increases to absorb escalating raw material costs. BioMedical segment sales increased $5.1 million, or 9.3% to $60.2 million for the nine months ended September 30, 2006 compared to $55.1 million for the nine months ended September 30, 2005. Biological storage systems sales increased $3.0 million as a result of higher volume in the U.S. and international markets. Medical respiratory product sales increased $1.9 million as a result of higher volume in international markets partially offset by a decrease in the U.S. market due to U.S. government reimbursement reductions for liquid oxygen therapy systems announced in late 2005. Other product sales in the BioMedical segment increased $0.2 million due to higher volume.

Gross Profit and Margin

Gross profit for the nine months ended September 30, 2006 was $112.5 million, or 28.6% of sales versus $84.9 million, or 29.2% of sales, for the nine months ended September 30, 2005 and reflected an increase of $27.6 million. E&C segment gross profit increased $6.3 million in the 2006 period compared to the 2005 period primarily due to the increased sales volume, in particular large heat exchanger and process systems projects and the inclusion of air cooled heat exchanger sales. The E&C segment gross profit margin decreased 6.7 percentage points in 2006 primarily due to lower margins on primarily two long-term field installation process systems projects. Gross profit for the D&S segment increased $16.7 million, or 2.5 percentage points, in the 2006 period compared to the 2005 period primarily due to higher sales volume, manufacturing productivity improvements, sales mix shifts to higher margin products, and to a lesser extent the timing of product price increases to absorb higher raw material costs in bulk storage and packaged gas systems. BioMedical gross profit increased $4.6 million, or 4.9 percentage points, in the 2006 period compared to the 2005 period primarily due to higher sales volume and improved manufacturing productivity, particularly for the medical respiratory product line. In 2005, higher manufacturing costs were incurred as result of transitioning this product line’s manufacturing from our closed Burnsville, Minnesota facility to our Canton, Georgia facility.

SG&A

SG&A expenses for the nine months ended September 30, 2006 were $53.4 million, or 13.6% of sales, compared to $44.0 million, or 15.1% of sales, for the nine months ended September 30, 2005. SG&A expenses for the E&C segment were $10.3 million for the nine months ended September 30, 2006 compared to $8.8 million for the nine months ended September 30, 2005, an increase of $1.5 million. The increase for the E&C segment was primarily the result of higher employee-related and infrastructure expenses to support business growth and higher medical costs. Also during the nine month 2006 period, the E&C segment recorded $2.5 million of income related to the settlement of a Hurricane Rita insurance claim for losses at its New Iberia, Louisiana facility offset by $1.0 million of storm-related costs incurred at its New Iberia, Louisiana facility related to Hurricane Rita and at one of its customer project sites. During the same period in 2005, we recorded $1.0 million of costs and losses related to Hurricane Rita. D&S segment SG&A expenses for the nine months ended September 30, 2006 were $18.7 million compared to $14.2 million for the nine months ended September 30, 2005, an increase of $4.5 million. This increase was primarily attributable to higher employee-related and infrastructure expenses to support business growth and higher medical costs. SG&A expenses for the BioMedical segment were $7.6 million for the nine months ended

September 30, 2006, an increase of $1.0 million compared to the nine months ended September 30, 2005. Corporate SG&A expenses for the nine months ended September 30, 2006 were $16.7 million compared to $14.4 million for the nine months ended September 30, 2005. This increase of $2.3 million is primarily attributable to higher employee-related and infrastructure expenses to support business growth and Sarbanes-Oxley implementation costs incurred during the nine months ended September 30, 2006.

Amortization Expense

Amortization expense was $11.4 million and $2.5 million for the nine months ended September 30, 2006 and 2005, respectively. This increase of $8.9 was due to higher amortization expense for finite-lived intangible assets that were recorded at fair value on October 17, 2005 as a result of the Acquisition. The increase in amortization expense in the 2006 nine month period compared to the same period in 2005 was $4.7 million, $4.1 million and $0.1 million for the E&C, D&S and BioMedical segments, respectively.

Transaction Expenses

During the nine months ended September 30, 2005, Corporate recorded $1.0 million in transaction expenses related to the Acquisition, which consisted primarily of legal, accounting and investment banking fees.

Employee Separation and Plant Closure Costs

For the nine months ended September 30, 2006 and 2005, employee separation and plant closure costs were $0.3 million and $1.0 million, respectively. The costs for the 2006 period were related to the idle Plaistow, New Hampshire facility which is being held for sale, while the costs for the 2005 period were for the closure of both the Burnsville, Minnesota and Plaistow, New Hampshire facilities. The sale of the Burnsville, Minnesota facility was completed in 2004 and was vacated in 2005.

Operating Income

As a result of the foregoing, operating income for the nine months ended September 30, 2006 was $47.5 million, or 12.1% of sales, an increase of $9.8 million compared to operating income of $37.7 million, or 13.0% of sales, for the same period in 2005.

Net Interest Expense

Net interest expense for the nine months ended September 30, 2006 and 2005 was $19.3 million and $3.9 million, respectively. This increase in interest expense of $15.4 million for the nine months ended September 30, 2006 compared to the same period in 2005 was primarily attributable to increased long-term debt outstanding as a result of entering into the senior secured credit facility and issuing the notes on October 17, 2005 in conjunction with the Acquisition.

Other Expenses and Income

For the nine months ended September 30, 2006, financing costs amortization expense was $1.1 million, an increase of $1.1 million compared to the same period in 2005. This increase in amortization expense was attributable to deferred loan costs incurred for the senior secured credit facility and the notes entered into on October 17, 2005 as a result of the Acquisition.

For the nine months ended September 30, 2006 foreign currency gains were $0.2 million as compared to foreign currency losses of $0.6 million for the same period in 2005. This increase in income of $0.8 million was the result of the timing of transactions in currencies other than functional currencies primarily in the D&S and BioMedical segments.

Income Tax Expense

Income tax expense of $8.9 million and $11.5 million for the nine months ended September 30, 2006 and 2005, respectively, represents taxes on both domestic and foreign earnings at an estimated annual effective income tax rate of 32.5% and 34.5%, respectively. The decrease in the effective tax rate for the 2006 period as compared to the same period in 2005 was primarily attributable to lower statutory tax rates in certain foreign countries and a higher expected mix of foreign earnings.

Net Income

As a result of the foregoing, reported net income for the nine months ended September 30, 2006 and 2005 was $18.3 million and $21.7 million, respectively.

2005 Successor Period

Sales

Sales for the 2005 Successor Period were $97.6 million. E&C segment sales were $34.1 million and benefited from volume increases in both heat exchangers and process systems, primarily due to continued demand growth in the hydrocarbon processing market. D&S segment sales were $47.8 million as bulk storage systems and packaged gas systems volume remained strong due to stable demand in the global industrial gas market and higher product pricing. BioMedical segment sales for the 2005 Successor Period were $15.7 million. Sales of medical respiratory products were unfavorably affected by lower volume in the United States, and in particular to one of our major customers, due to announced reductions in government reimbursement programs for liquid oxygen therapy systems. This unfavorable volume trend in U.S. medical respiratory product sales was partially offset by continued volume growth in medical respiratory product sales in Europe and Asia and biological storage systems sales in the U.S., Europe and Asia as we further penetrated these markets. On an annual basis, 2005 U.S. medical respiratory product sales were 45% of total medical respiratory product sales and in 2004 U.S. medical respiratory products sales represented 61% of total medical respiratory sales. In addition, annual 2005 biological storage systems sales increased 16% compared to 2004 annual sales.

Gross Profit and Margin

For the 2005 Successor Period, gross profit was $21.9 million, or 22.4% of sales. Overall, the gross profit was favorably affected by higher volumes in the D&S and E&C segments. The E&C gross profit of $10.5 million, or 30.7% of sales, benefited from the completion of a high margin ethylene heat exchanger and process system emergency order. The D&S segment gross profit of $8.9 million, or 18.5% of sales, was also favorably impacted by improved product pricing. The BioMedical gross profit of $2.6 million, or 16.4% of sales, benefited from productivity improvements at the Canton, Georgia facility related to the manufacturing of medical respiratory products. The BioMedical segment margins in the 2005 Reorganized Period were negatively impacted by higher costs related to inefficiencies from ramping-up production of the medical respiratory product line after completing the move from the Burnsville, Minnesota facility to the Canton, Georgia facility. In addition, overall company gross profit included a $8.9 million, or 9.1% of sales, charge for the fair value adjustment of finished goods and work-in-process inventory recorded under purchase accounting as a result of the Acquisition. This fair value inventory adjustment was charged to cost of sales as the inventory was sold. The D&S and BioMedical segments’ gross profit charges were $6.4 million, or 13.4% of sales, and $2.5 million, or 15.9% of sales, respectively, for this fair value inventory adjustment. The E&C segment was not required to record an inventory fair value adjustment due to the use of the percentage of completion method for revenue recognition in this segment.

SG&A

SG&A expenses for the 2005 Successor Period were $16.6 million, or 17.0% of sales. Overall, SG&A expenses included $3.0 million, or 3.1%, of amortization expense associated with finite-lived intangible assets that were recorded at fair value under purchase accounting as a result of the Acquisition, which is further discussed by operating segment below. SG&A expenses for the E&C segment were $5.3 million and was affected by higher marketing and employee-related costs to support the business growth, and included $1.0 million of amortization expense for finite-lived intangible assets and $0.4 million of losses and charges related to damage caused by Hurricane Rita at our New Iberia, Louisiana facilities. D&S segment SG&A expenses for the 2005 Successor Period were $4.9 million and was affected by higher marketing and employee-related costs to support business growth, and included $1.7 million of amortization expense related to finite-lived intangible assets. SG&A expenses for the BioMedical segment were $1.8 million for the 2005 Successor Period, and included $0.3 million of amortization expense for finite-lived intangible assets. Corporate SG&A expenses for the 2005 Successor Period were $4.6 million and included a charge of $0.5 million for the settlement of former stockholders’ appraisal rights claims as a result of the Acquisition.

Employee Separation and Plant Closure Costs

For the 2005 Successor Period, we recorded $0.1 million of employee separation and plant closure costs, primarily related to the closure of the D&S segment Plaistow, New Hampshire and BioMedical segment Burnsville, Minnesota facilities.

Operating Income

As a result of the foregoing, operating income for the 2005 Successor Period was $5.1 million, or 5.2% of sales.

Other Expenses and Income

Net interest expense and financing costs amortization for the 2005 Successor Period, was $5.6 million and $0.3 million, respectively, and related to the senior secured credit facility that was entered into, and the notes that were issued, on October 17, 2005 in connection with the Acquisition.

Foreign Currency Loss

We recorded $0.1 million of foreign currency losses due to certain of our subsidiaries entering into transactions in currencies other than their functional currencies.

Income Tax Expense

Income tax benefit of $0.4 million for the 2005 Successor Period represents taxes on both domestic and foreign earnings at an annual effective income tax rate of 49.3%. Our taxes were affected by tax benefits from foreign sales and research and development and foreign tax credits.

Net Loss

As a result of the foregoing, we reported a net loss for the 2005 Successor Period of $0.5 million.

2005 Reorganized Period

Sales

Sales for the 2005 Reorganized Period were $305.5 million. E&C segment sales were $86.9 million and benefited from volume increases in both heat exchangers and process systems as a result of strong order levels over the preceding seven quarters, which included three large orders each of approximately $20.0 million, driven by continued growth in the LNG and natural gas segments of the hydrocarbon processing market. D&S segment sales were $161.3 million as bulk storage systems and packaged gas systems volume remained strong due to continued demand growth in the global industrial gas market. Other factors contributing favorably to D&S segment sales for this period were higher product pricing, and favorable foreign currency translation of approximately $3.5 million as a result of the weaker U.S. dollar compared to the Euro and Czech Koruna. BioMedical segment sales were $57.2 million. Sales of medical respiratory products were unfavorably affected by lower volume in the United States, and in particular to one of our major customers, primarily resulting from announced U.S. government reimbursement reductions for liquid oxygen therapy systems. This unfavorable volume trend in U.S. medical respiratory product sales was partially offset by continued sales volume growth in medical respiratory product sales in Europe and Asia and biological storage systems in the United States, Europe and Asia as we further penetrated these markets. See the discussion under the caption “— 2005 Successor Period — Sales” above for information regarding the BioMedical segment volume trends.

Gross Profit and Margin

For the 2005 Reorganized Period gross profit was $88.2 million, or 28.9% of sales. Overall, gross profit was favorably affected by higher volumes in the D&S and E&C segments, while gross profit margin was unfavorably affected by higher manufacturing costs in the BioMedical segment and a shift in product mix in the E&C segment. The gross profit margins in the E&C segment of $23.4 million, or 26.9% of sales, during the period saw overall mix shifts in sales from higher margin heat exchanger projects to lower margin process systems projects and also a shift within heat exchangers to lower margin projects. In addition, the D&S segment gross profit of $47.1 million, or 29.2% of sales, benefited from price increases that were implemented during the year to offset higher raw material steel costs that had been incurred in previous years. Gross profit in the BioMedical segment of $17.7 million, or 30.9% of sales, deteriorated primarily due to lower U.S. medical respiratory product volume, higher manufacturing costs and inventory valuation adjustments of $0.6 million primarily in the first half of 2005, as a result of lower productivity associated with moving the medical respiratory product line manufacturing from Burnsville, Minnesota to Canton, Georgia. This transition and ramp-up of manufacturing to the productivity levels previously being achieved at the Burnsville, Minnesota facility took most of 2005 to complete and cost more than originally planned.

SG&A

SG&A expenses for the 2005 Reorganized Period were $59.8 million, or 19.6% of sales, and included $2.7 million of amortization expense related to finite-lived intangible assets that were recorded in September 2003 under Fresh-Start accounting and related to the Changzhou CEM Cryo Equipment Co., Ltd., or CEM, acquisition, which is further discussed by operating segment. E&C segment SG&A expenses were $9.5 million and were affected by higher marketing and employee-related costs to support business growth, and also included $1.1 million of losses and charges related to damage caused by Hurricane Rita at our New Iberia, Louisiana facilities and amortization expense of $0.1 million. SG&A expenses for the D&S segment were $19.5 million and were affected by higher marketing and employee-related costs to support business growth, and also included a $2.8 million charge for the write-off of in-process research and development related to the acquisition of CEM and $1.5 million of amortization expense. SG&A expenses for the BioMedical segment were $8.1 million for the 2005 Successor Period and included $1.1 million of amortization expense. Corporate SG&A expenses were $22.7 million and included a $1.1 million charge for the settlement of a finders’ fee claim asserted by a former stockholder in connection with our 2003 bankruptcy reorganization, and $9.5 million of stock-based compensation expense. A significant portion of this stock-based compensation was incurred as a result of the vesting of stock options in conjunction with the Acquisition.

Acquisition Expenses

During the 2005 Reorganized Period, we incurred $6.6 million of investment banking, legal and other professional fees related to the Acquisition.

Employee Separation and Plant Closure Costs

For the 2005 Reorganized Period, we recorded $1.1 million of employee separation and plant closure costs, primarily related to the closure of the D&S segment Plaistow, New Hampshire and BioMedical segment Burnsville, Minnesota facilities. The costs (benefits) recorded for this period by the E&C, D&S and BioMedical segments, and by Corporate were $0.1 million, $0.5 million, $0.5 million and ($0.1 million), respectively.

Gain on Sale of Assets

We recorded a net gain on the sale of assets of $0.1 million, including a gain recorded at Corporate of $1.7 million on the settlement of a promissory note receivable related to the 2003 sale of our former Greenville Tube, LLC stainless tubing business, a loss of $0.5 million recorded at Corporate for the write down of the Plaistow facility held for sale to its estimated fair value and a $1.2 million loss for the write-off of several assets that were deemed to be impaired. This impairment loss was $0.1 million, $0.9 million and $0.2 million for the E&C segment, BioMedical segment and Corporate, respectively.

Operating Income

As a result of the foregoing, operating income for the 2005 Reorganized Period was $20.9 million, or 6.8% of sales.

Net Interest Expense

Net interest expense for the 2005 Reorganized Period was $4.2 million. We experienced higher interest expense during this period as a result of higher interest rates and the increase in the outstanding balance under the revolving credit line of our then existing credit facility.

Foreign Currency Loss

We recorded $0.7 million of foreign currency losses due to certain of our subsidiaries entering into transactions in currencies other than their functional currencies.

Income Tax Expense

Income tax expense of $7.2 million for the 2005 Reorganized Period represents taxes on both domestic and foreign earnings at an annual effective income tax rate of 44.6%. Our income tax expense was unfavorably impacted by approximately $1.4 million due to the non-deductible charge for purchased in-process research and development of $2.8 million and Acquisition costs of $1.2 million.

Net Income

As a result of the foregoing, we reported net income of $8.9 million for the 2005 Reorganized Period.

Year Ended December 31, 2004

Sales

Sales for 2004 of $305.6 million were positively affected by volume and price increases, a recovery of the global industrial gas market and favorable foreign currency translation as a result of the weakening of the U.S dollar compared to the Euro and Czech Koruna. Sales in the E&C segment for 2004 were $69.6 million and both the heat exchanger and LNG system product lines benefited from higher volume primarily in the Asian, African and Middle Eastern markets. D&S segment sales were $162.5 million in 2004 and benefited favorably from volume increases in cryogenic bulk storage systems, cryogenic packaged gas systems and beverage liquid CO(2) systems driven primarily by a recovery in the global industrial gas market. Price increases and surcharges driven by higher raw material costs and favorable foreign currency translation as a result of the weakening of the U.S. Dollar compared to the Euro and Czech Koruna also had a positive impact on D&S segment sales. Sales in the BioMedical segment were $73.4 million. Sales of our biological storage systems and medical products experienced volume increases in both the U.S. and European markets. Sales of MRI and other products deteriorated in 2004 as this product line’s primary customer continued to transfer volume to lower cost manufacturing regions.

Gross Profit and Margin

Gross profit for 2004 was $93.8 million or 30.7% of sales. The gross profit was positively affected by volume increases across all operating segments, and product price increases and favorable foreign currency translation in the D&S segment. The E&C segment gross profit and related margin were $21.5 million and 30.9% of sales, respectively, in 2004. The E&C segment benefited from higher volumes and the delivery of a premium-priced, expedited order that was needed to put a natural gas producer’s ethane recovery plant back in service. A shift to lower margin industrial heat exchangers and LNG vacuum-insulated pipe, or LNG VIP, had an unfavorable impact on the E&C segment gross profit margin. D&S segment gross profit and related margin were $46.6 million and 28.7% of sales, respectively. The D&S segment gross profit margin was positively affected by product price increases and surcharges to offset higher raw material costs that had been incurred, higher sales volume and the realization of savings from our restructuring efforts. The D&S segment gross profit margin was unfavorably affected by a shift to lower margin bulk products. Gross profit and related margin for the BioMedical segment were

$25.7 million and 35.0% of sales, respectively. Gross profit margins for medical and biological storage systems products were positively impacted by higher volume and cost reductions, and MRI and other product margins were unfavorably affected by higher material costs and unabsorbed overhead costs due to lower sales volume.

SG&A

SG&A expenses for 2004 were $53.4 million, or 17.5% of sales, and benefited from cost savings realized as a result of our continued restructuring efforts. In addition, we incurred employee incentive compensation expense of $5.3 million for achieving our operating targets, which was significant compared to the incentive compensation that had been earned in recent years and $2.8 million of amortization expense related to finite-lived intangible assets that were recorded in September 2003 under Fresh-Start accounting, which is discussed further below by operating segment. E&C segment SG&A expenses were $9.2 million and included $1.2 million of employee incentive compensation expense, $0.5 million of selling expense related to the settlement of a specific customer product claim outside the normal warranty period and $0.3 million of amortization expense. SG&A expenses for the D&S segment were $17.7 million and included $1.8 million of employee incentive compensation expense, $1.1 million of amortization expense and $0.4 million of selling expense related to the settlement of a specific customer product claim outside the normal warranty period. SG&A expenses for the BioMedical segment were $10.5 million for 2004 and included $1.4 million of amortization expense and $0.6 million of employee incentive compensation expense. Corporate SG&A expenses were $15.9 million and included $1.7 million of employee incentive compensation expense, $2.4 million of stock-based compensation expense resulting from the sale of 28,797 shares of common stock to our chief executive officer at a price below the closing market price at the date of sale and the issuance of stock options to certain key employees. In addition, Corporate recorded $0.9 million of income from life insurance proceeds related to our voluntary deferred compensation plan.

Employee Separation and Plant Closure Costs

In 2004, we continued our manufacturing facility restructuring plan, which commenced with the 2003 closure of our E&C segment sales and engineering office in Westborough, Massachusetts. We announced in December 2003 and January 2004 the closure of our D&S segment manufacturing facility in Plaistow, New Hampshire and the BioMedical segment manufacturing and office facility in Burnsville, Minnesota, respectively. In each of these facility closures, we did not exit the product lines manufactured at those sites, but moved manufacturing to other facilities with available capacity, most notably New Prague, Minnesota for engineered tank production and Canton, Georgia for medical respiratory product manufacturing. The Plaistow facility closure was completed in the third quarter of 2004. We incurred capital expenditures in 2004 of $2.5 million for improvements and additions to the Canton, Georgia facility, and completed the closure of the Burnsville, Minnesota facility in the first quarter of 2005.

During 2004, we recorded employee separation and plant closure costs of $3.2 million related to the manufacturing facility reduction efforts and overall headcount reduction programs described above. The costs recorded by the E&C, D&S and BioMedical segments and by Corporate were $0.7 million, $1.3 million, $0.8 million and $0.4 million, respectively. The total charges for 2004 included $0.4 million of expense for contract termination costs, $1.3 million severance and other benefits related to terminating certain employees at these and other sites, and $1.5 million for other associated costs. In addition, we recorded a non-cash inventory valuation charge of $0.2 million, included in cost of sales, for the write-off of inventory at these sites. At December 31, 2004, we had a reserve of $2.8 million remaining for the closure of these facilities, primarily for lease termination and severance costs.

Loss on Sale of Assets

In 2004, we recorded a net loss on the sale of assets of $0.1 million. In conjunction with the closure of the BioMedical segment Burnsville, Minnesota facility, we sold this facility in October 2004 for gross proceeds of $4.5 million and recorded a loss on the sale of $0.4 million. The proceeds of this sale were used to pay down $0.9 million of debt outstanding under an industrial revenue bond and the balance was used for working capital purposes. In April 2004, we sold for $0.6 million of cash proceeds a vacant building and a parcel of land at our D&S segment New Prague, Minnesota facility that was classified as an asset held for sale in our consolidated balance sheet as of December 31, 2003. In August 2004, we sold for $1.1 million in cash proceeds, equipment at our D&S segment Plaistow, New Hampshire facility, resulting in a $0.6 million gain on the sale of assets. In addition, we recorded a $0.4 million loss related to adjusting the Plaistow land and building to fair value less selling costs based upon an agreement executed in September 2004. The land and building related to the Plaistow facility were included as “assets held for sale” on our consolidated balance sheet as of December 31, 2004.

Operating Income

As a result of the foregoing, operating income for the year ended December 31, 2004 was $37.1 million, or 12.1% of sales.

Equity Loss

We recorded $0.1 million of equity loss related to our Coastal Fabrication joint venture in 2004. In February 2004, our Coastal Fabrication joint venture executed an agreement to redeem the joint venture partner’s 50% equity interest. As a result of the elimination of the joint venture partner and the assumption of 100% of control by us, the assets, liabilities and operating results of Coastal Fabrication are included in the consolidated financial statements subsequent to February 2004.

Net Interest Expense

Net interest expense for 2004 was $4.8 million. This lower expense is attributable primarily to our debt restructuring in September 2003 in conjunction with the Reorganization Plan and the reduction in the debt balance as a result of $40.0 million of aggregate voluntary prepayments on our then existing term loan at the end of 2003 and during 2004.

Derivative Contracts Valuation Income and Expense

We entered into an interest rate derivative contract in the form of a collar in March 1999 to manage interest rate risk exposure relative to our debt. This collar had a notional value of $19.1 million at December 31, 2004 and expired in March 2006. The fair value of the contract related to the collar outstanding at December 31, 2004 is a liability of $0.3 million and is recorded in accrued interest. The change in fair value of the contracts related to the collars during 2004 of $0.1 million is recorded in derivative contracts valuation income.

Foreign Currency Gain

We recorded a $0.5 million of foreign currency remeasurement gain in 2004 as result of certain of our subsidiaries entering into transactions in currencies other than their functional currency.

Income Tax Expense

In 2004, we recorded income tax expense of $10.1 million, which primarily reflects the income tax expense associated with U.S. and foreign earnings and a reduction in tax accruals for prior tax periods at an annual effective tax rate of 30.9%.

Net Income

As a result of the foregoing, we recorded net income of $22.6 million in 2004.

Three Months Ended December 31, 2003

Sales

Sales for the three months ended December 31, 2003 were $68.6 million and continued to be negatively impacted by our prolonged debt restructuring initiatives and the resultant reorganization under Chapter 11 of the U.S. Bankruptcy Code, but not as significantly as during the first nine months of 2003. Sales in the E&C segment were $15.7 million. Heat exchanger and process system sales were favorably impacted by volume and price increases in the hydrocarbon processing market and began to recover from the prolonged impact of the debt restructuring and bankruptcy reorganization. D&S segment sales were $37.9 million during this period as continued weakness in the global industrial gas market had an unfavorable impact on bulk storage systems sales. In addition, LNG fueling systems were affected by lower volume primarily as a result of a decline in the economies of the West Coast and South Central states of the United States and our financial difficulties. However, packaged gas and beverage liquid CO(2) systems benefited from higher sales volumes. Sales in the BioMedical segment for the three months ended December 31, 2003 were $15.0 million. Sales of biological storage systems and medical products benefited from higher volume, while the MRI components sales declined due to lower volume as this product line’s primary customer transferred volume to lower cost manufacturing regions.

Gross Profit and Margin

For the three months ended December 31, 2003, gross profit was $16.1 million or 23.4% of sales. During this three month period, we included as a component of cost of sales a charge for the fair value write-up in inventory value as required under Fresh-Start accounting at September 30, 2003. The charge was included as a component of cost of sales as the inventory was sold during the three months ended December 31, 2003. The dollar value of this adjustment and its percentage reduction on gross profit margin by operating segment for the three months ended December 31, 2003 was as follows: $2.2 million and 5.8% of sales for the D&S segment, and $3.2 million and 21.3% of sales for the BioMedical segment. A similar valuation adjustment for inventory in the E&C segment was not required due to our use of the percentage of completion method for revenue recognition in this segment.

In addition, the gross profit margin in the E&C segment benefited from improved pricing in the hydrocarbon processing market, cost savings recognized due to the closures of our Wolverhampton, U.K. heat exchanger manufacturing facility and Westborough, Massachusetts engineering facility. The D&S segment gross profit margin was positively impacted by the overhead cost savings from the closure of our Costa Mesa, California and Columbus, Ohio manufacturing facilities. Gross profit margin in the BioMedical segment was negatively impacted further by lower margins for MRI cryostat components due to lower pricing and unabsorbed overhead costs due to reduced volume.

SG&A

SG&A expenses for the three months ended December 31, 2003 were $14.1 million, or 20.6% of sales, and during this period we benefited from cost savings as a result of the elimination of a significant number of salaried employees from our operating restructuring efforts. In addition, SG&A expenses included $0.7 million of amortization expense or 1.0% of sales, associated with finite-lived intangible assets that were recorded at fair value in September 2003 under Fresh-Start accounting, which is discussed further below by operating segment. SG&A expenses for the E&C segment were $2.0 million. D&S segment SG&A expenses were $4.3 million and included $0.3 million of amortization expense related to finite-lived intangible assets. SG&A expenses for the BioMedical segment were $2.4 million and included $0.4 million of amortization expense for finite-lived intangible assets. Corporate SG&A expenses were $3.9 million and included $0.4 million of fees and expenses associated with our bankruptcy reorganization.

Employee Separation and Plant Closure Costs

During the three months ended December 31, 2003, we recorded employee separation and plant closure costs of $1.0 million related to the manufacturing facility reduction efforts and overall employee reduction programs, including the E&C segment sales and engineering office in Westborough, Massachusetts, the D&S segment Plaistow, New Hampshire manufacturing facility and the BioMedical segment manufacturing and office facility in Burnsville, Minnesota. The charges for the E&C, D&S and BioMedical segments and Corporate were $0.1 million, $0.6 million, $0.2 million and $0.1 million, respectively. In addition, charges included $0.8 million for severance and other benefits related to terminating certain employees and $0.2 million of plant closure costs. At December 31, 2003, we had a reserve of $3.4 million remaining for the closure of these facilities, primarily for lease termination and severance costs.

Operating Income

As a result of the foregoing, operating income for the three months ended December 31, 2003 was $0.1 million, or 1.3% of sales.

Equity Loss

We recorded $0.04 million of equity loss from our Coastal Fabrication joint venture for the three months ended December 31, 2003.

Net Interest Expense

Net interest expense for the three months ended December 31, 2003 was $1.4 million and reflects interest expense recorded under the credit facility entered into on September 15, 2003 under the Reorganization Plan.

Derivative Contracts Valuation Expense

For the three months ended December 31, 2003, we recorded $0.05 million of derivative contracts valuation income for our interest rate collar that expired in March 2006 and had a notional value of $25.5 million at September 30, 2003.

Foreign Currency Gain

We recorded $0.4 million foreign currency remeasurement gain for the three months ended December 31, 2003 as result of certain of our subsidiaries entering into transactions in currencies other than their functional currency.

Income Tax Benefit

We recorded an income tax benefit of $0.1 million for the three months ended December 31, 2003 for losses incurred primarily as a result of the inventory valuation adjustment under Fresh-Start accounting explained above and a reduction in tax accruals for prior tax periods.

Net Income

As a result of the foregoing, we had net income of $0.03 million for the three months ended December 31, 2003.

Nine Months Ended September 30, 2003

Sales

Sales for the nine months ended September 30, 2003 were negatively impacted by our prolonged debt restructuring initiatives and the resultant reorganization under Chapter 11 of the U.S. Bankruptcy Code, as certain customers reduced order quantities, delayed signing significant new orders, did not automatically renew supply contracts that expired in 2003, and contracted with other competitors, due to the uncertainty created by our leverage situation and bankruptcy filing. We believe our E&C segment experienced the most significant negative impact of the Chapter 11 filing, since products in this segment frequently have extended production times and significant dollar values.

For the nine months ended September 30, 2003, sales were $197.0 million. E&C segment sales were $42.9 million in the first nine months of 2003. The E&C segment was unfavorably impacted by lower sales volume in the process system market, and benefited from higher sales volume for heat exchangers in the hydrocarbon processing market. D&S segment sales were $102.5 million for the first nine months of 2003 and were negatively affected by the continued weak global market for industrial bulk storage systems. BioMedical segment sales were $51.6 million in the first nine months of 2003. Medical products and biological storage systems sales were positively affected by increased international volume, while MRI product sales were unfavorably impacted by lower volume.

Gross Profit and Margin

Gross profit and the related margin for the first nine months of 2003 were $55.8 million and 28.3% of sales. The gross profit and related margin were favorably affected in the E&C and D&S segments primarily by the realization of operational cost savings from our manufacturing facility rationalization plan that commenced in early 2002. Gross profit margin in the BioMedical segment was negatively impacted by a temporary shut-down of our Denver, Colorado manufacturing plant in the last half of March 2003 due to an unanticipated deferral until the second quarter of 2003 of MRI product orders at the request of the product line’s only customer, and by a temporary shut-down of this same facility in June 2003 due to a weather-related extended power outage.

SG&A

SG&A expenses for the nine months ended September 30, 2003 were $44.2 million, or 22.4% of sales, and during this period we benefited from cost savings as a result of the elimination of a significant number of salaried employees from our operating restructuring efforts. E&C, D&S and BioMedical segment SG&A expenses were $6.3 million, $17.7 million and $6.4 million, respectively. Corporate SG&A expenses were $14.5 million and included $6.0 million of fees paid to professional advisors related to our efforts to restructure our senior debt.

Employee Separation and Plant Closure Costs

We recorded $0.9 million of employee separation and plant closure costs in the first nine months of 2003. This expense related substantially to the closure of the E&C segment’s Wolverhampton, U.K. manufacturing facility and the engineering office in Westborough, Massachusetts and the closure of the D&S segment’s manufacturing facilities in Denver, Colorado, Costa Mesa, California and Columbus, Ohio and consisted primarily of lease termination costs and severance, net of income related to the settlement of facility leases as we entered into Chapter 11 bankruptcy proceedings. The expense (benefit) for the E&C, D&S and BioMedical segments and Corporate were $1.5 million, ($1.2 million), $0.1 million and $0.5 million, respectively.

Gain on Sale of Assets

On July 3, 2003, we sold certain assets and liabilities of our former Greenville Tube, LLC stainless steel tubing business, which we previously reported as a component of our E&C segment. We received gross proceeds of $15.5 million, consisting of $13.5 million in cash and $2.0 million in a long-term subordinated note, and recorded a gain of $2.4 million, net of taxes of $1.3 million in the third quarter of 2003. In addition, we reported income from a discontinued operation, net of taxes of $0.8 million in the first nine months of 2003. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we classified the operating results and gain on sale of this business in the discontinued operation line of our consolidated statement of operations for the nine months ended September 30, 2003.

As part of closing our Columbus, Ohio manufacturing facility, we sold our cryopump and valves product lines in the second quarter of 2003 for net proceeds of $2.3 million and recorded a $0.9 million gain in other income, and sold various fixed assets of the Columbus, Ohio facility in the first quarter of 2003 for net proceeds of $0.2 million and recorded a $0.2 million gain in other income.

Loss on Insolvent Subsidiary

In March 2003, we completed the closure of our Wolverhampton, U.K. manufacturing facility, operated by CHEL. We have continued to manufacture heat exchangers at our La Crosse, Wisconsin facility. On March 28, 2003, CHEL filed for a voluntary administration under the U.K. Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. In accordance with Statements of Financial Accounting Standards, or SFAS, No. 94, “Consolidation of All Majority-Owned Subsidiaries,” we are not consolidating the accounts or financial results of CHEL subsequent to March 28, 2003 due to the assumption of control of CHEL by the insolvency administrator. Effective March 28, 2003, we recorded a non-cash impairment charge of $13.7 million to write off our net investment in CHEL.

Operating Loss

As a result of the foregoing, the operating loss for the nine months ended September 30, 2003 was $1.9 million, or 0.1% of sales.

Net Interest Expense

Net interest expense was $9.9 million for the nine months ended September 30, 2003. We recorded interest expense on amounts outstanding under the term loan portion and revolving credit loan portion of our credit facility negotiated by the Predecessor Company in March 1999 and under the Series 1 Incremental Revolving Credit Facility and the Series 2 Incremental Revolving Credit Facility entered into by the Predecessor Company in November 2000 and in April 2001, respectively until July 8, 2003, the date we filed our Chapter 11 bankruptcy petitions, but not thereafter. As a result, interest expense for the nine month period ended September 30, 2003 does not include approximately $3.8 million that would have been payable under the terms of these facilities had we not filed for Chapter 11 bankruptcy protection.

Financing Costs Amortization

Financing costs amortization expense was $1.7 million for the nine months ended September 30, 2003. We recorded financing costs amortization expense related to the credit facility negotiated by the Predecessor Company in March 1999 until July 8, 2003, the date we filed our Chapter 11 bankruptcy petitions, but not thereafter. We did not record any financing costs amortization expense subsequent to the third quarter of 2003 related to our post-bankruptcy credit facilities.

Derivative Contracts Valuation Expense

We recorded $0.4 million of derivative contracts valuation expense in the nine month period ended September 30, 2003 for our interest rate collar that expired in March 2006 and had a notional value of $26.7 million at September 30, 2003.

Foreign Currency Loss

We recorded a $0.3 million of foreign currency remeasurement loss for the nine months ended September 30, 2003 as result of certain of our subsidiaries entering into transactions in currencies other than their functional currency.

Reorganization Items, Net

The Predecessor Company recorded a net gain of $5.7 million for the nine months ended September 30, 2003 as a result of adopting Fresh-Start accounting. This net gain was comprised of certain adjustments to the fair value of assets and liabilities resulting in a net charge of $38.6 million, restructuring of the Predecessor Company’s capital structure, including a discharge of the senior lenders pre-petition debt, resulting in a net gain of $52.2 million, and charges of $7.9 million for advisory fees and severance directly related to the reorganization. In accordance with Fresh-Start accounting, all assets and liabilities were recorded at their estimated fair values as of September 30, 2003. Such fair values represented our best estimates based on independent appraisals and valuations.

Income Tax Expense

Income tax expense of $3.0 million in the first nine months of 2003 consisted of tax benefit from reversals of domestic income tax reserves associated with resolved tax contingencies, partially offset by taxes on earnings of foreign subsidiaries.

At September 30, 2003, we had a net deferred tax liability of $6.7 million, which represented foreign deferred tax liabilities. At September 30, 2003, we had a full valuation allowance against our domestic net deferred tax assets in accordance with SFAS No. 109, “Accounting for Income Taxes,” based upon management’s assessment that it was more likely than not that the net deferred tax assets would not be realized. Pursuant to Section 108 of the

Internal Revenue Code, we materially reduced certain tax attributes on January 1, 2004 due to the recognition of cancellation of indebtedness income in the three-month period ended September 30, 2003.

Net Income

As a result of the foregoing, we reported a net loss of $7.1 million for the first nine months of 2003.

Orders and Backlog

We consider orders to be those for which we have received a firm signed purchase order or other written contractual commitment from the customer. Backlog is comprised of the portion of firm signed purchase orders or other written contractual commitments received from customers that we have not recognized as revenue upon shipment or under the percentage of completion method.

Backlog can be significantly affected by the timing of orders for large projects, particularly in the E&C segment, and is not necessarily indicative of future backlog levels or the rate at which backlog will be recognized as sales. Our backlog as of September 30, 2006 and as of December 31, 2005, 2004 and 2003 was $260.0 million, $233.6 million, $129.3 million and $49.6 million, respectively. This significant increase in backlog is primarily attributable to the growth in the global industrial gas and the LNG and natural gas segments of the hydrocarbon processing markets served by the E&C and D&S segments plus, in the case of the September 30, 2006 backlog, $20.2 million of acquired backlog of air-cooled heat exchangers from the Cooler Service acquisition in May 2006.

The table below sets forth orders and backlog by segment for the periods indicated:

	Predecessor
	Company	Reorganized Company			Successor Company
	Nine	Three				Three	Three
	Months	Months		January 1,	October 17,	Months	Months
	Ended	Ended	Year Ended	2005 to	2005 to	Ended	Ended
	September 30,	December 31,	December 31,	October 16,	December 31,	June 30,	September 30,
	2003	2003	2004	2005	2005	2006	2006
	(dollars in thousands)
Orders
Energy & Chemicals	$28,621	$15,262	$121,793	$130,786	$67,232	$53,967	$34,530
Distribution & Storage	105,233	37,696	193,156	191,188	45,859	75,069	69,622
BioMedical	52,751	14,492	77,893	62,396	13,768	21,036	23,271

Total	$186,605	$67,450	$392,842	$384,370	$126,859	$150,072	$127,423

Backlog
Energy & Chemicals	$20,673	$19,834	$70,766	$114,633	$147,732	$168,243	$149,226
Distribution & Storage	28,591	27,993	53,900	83,194	79,524	103,071	102,524
BioMedical	2,517	1,808	4,613	8,388	6,383	5,543	8,265

Total	$51,781	$49,635	$129,279	$206,215	$233,639	$276,857	$260,015

E&C orders for the three months ended September 30, 2006 totaled $34.5 million, compared with $54.0 million for the three months ended June 30, 2006. E&C backlog totaled $149.2 million at September 30, 2006, compared with $168.2 million of backlog at June 30, 2006. This decrease in orders of $19.4 million during the three months ended September 30, 2006 is primarily due to the timing of large process system orders. During the three months ended June 30, 2006, there were two large process system orders totaling $22.0 million. This decrease in orders was partially offset by a $4.0 million increase in air cooled heat exchanger orders in the three months ended September 30, 2006 as a result of the Cooler Service acquisition in May 2006.

D&S orders for the three months ended September 30, 2006 totaled $69.6 million compared with $75.1 million for the three months ended June 30, 2006. D&S backlog totaled $102.5 million at September 30, 2006 compared with $103.1 million of backlog at June 30, 2006. Orders for bulk storage systems decreased during the three months ended September 30, 2006 by $8.0 million due to lower LNG tank orders. Packaged gas system orders increased by $2.5 million during the three months ended September 30, 2006 due to higher demand across all product lines.

BioMedical orders for the three months ended September 30, 2006 totaled $23.3 million compared with $21.0 million for the three months ended June 30, 2006. BioMedical backlog totaled $8.3 million at September 30, 2006 compared with $5.5 million of backlog at June 30, 2006. Orders for medical respiratory products and biological storage systems for the three months ended September 30, 2006 were $0.6 million below the three months ended June 30, 2006, but remained at strong levels due to continued growth in the international markets. Orders for other BioMedical products increased $2.9 million for the three months ended September 30, 2006 due primarily to stronger demand for liquid oxygen tanks.

For the 2005 Successor Period, orders were $126.9 million. E&C segment orders of $67.2 million remained strong during this period and included several large heat exchanger and LNG systems orders, including an air separation heat exchanger order of $16.0 million. D&C segment orders of $45.9 million were driven by continued strong packaged gas system orders. Bulk storage systems and packaged gas systems orders were $26.9 million and $18.9 million, respectively for this period. BioMedical segment orders were $13.8 during this period as orders in the European and Asian market medical respiratory and U.S. biological storage system products order levels remained strong, while U.S. medical respiratory product orders continued to decline. This decline is explained further below.

Orders for the 2005 Reorganized Period were $384.4 million. E&C segment orders of $130.8 million remained strong during this period and included a $21.0 million LNG VIP order and a $10.7 million hydrocarbon processing heat exchanger order. D&C segment orders of $191.2 million were driven by continued strong bulk storage systems orders and strong packaged gas system orders, which were $118.5 million and $72.7 million, respectively. This strong order level in the D&S segment is driven by continued demand in the global industrial gas markets served by us. BioMedical segment orders were $62.4 million, as orders for European and Asian medical respiratory products and U.S. biological storage system products continued favorable growth trends due to both continued market penetration and market growth. U.S. medical respiratory product orders during this period were unfavorably impacted by lower orders from a significant customer and announced government reimbursement reductions for liquid oxygen therapy systems.

For the year ended December 31, 2004, orders of $392.9 million were positively affected by improvements in the markets served by all three segments. During 2004, the E&C segment showed a significant increase in orders to $121.8 million, due to increased orders for both the heat exchangers and LNG systems product lines, including orders of $20.4 million and $19.3 million. The demand increase was mainly due to the recovery of the global industrial gas markets and the continuing development of a worldwide natural gas market. The D&S segment orders significantly increased in 2004 to $193.2 million as bulk storage and packaged gas products experienced increased demand as a result of a recovery in the global industrial gas market. During 2004, the BioMedical segment continued its previous trend of increasing order performance with orders of $77.9 million, driven by strong demand for medical respiratory products and biological storage systems both in the U.S. and international markets. Orders for MRI components continued to decline during 2004 as the product line’s single customer continued to move business to lower cost manufacturing countries.

For the three months ended December 31, 2003, orders were $67.5 million and for the nine months ended September 30, 2003 were $186.6 million. Although order levels began to improve during the last three months of 2003, orders during the first nine months of 2003 were negatively affected by customer concerns of uncertainty relating to the prolonged debt restructuring initiative and Chapter 11 bankruptcy reorganization, particularly within the E&C segment. BioMedical segment orders during both periods of 2003 were fueled by strong demand for medical respiratory products, but were unfavorably impacted by a reduction in orders for MRI components from its sole customer as they continue to source the product from suppliers in low cost manufacturing countries.

Liquidity and Capital Resources

On July 31, 2006, we completed our IPO of 12,500,000 shares of our common stock for net proceeds of approximately $175.3 million. We used $25.0 million of the net proceeds to repay a portion of the term loan under our senior secured credit facility. The remaining $150.3 million of net proceeds was used to pay a dividend to our stockholders existing immediately prior to the IPO, consisting of affiliates of First Reserve and certain members of management. On August 25, 2006, following expiration of the underwriters’ over-allotment option without its being exercised, a stock dividend of 1,875,000 shares was issued to the stockholders existing immediately prior to the completion of the IPO. In addition, the senior secured credit facility was amended upon the completion of the IPO. The amendment primarily increased the size of the revolving credit facility by $55.0 million to $115.0 million and increased the amount available for letters of credit extending beyond one year from their issuance date to $55.0 million from $35.0 million.

Debt Instruments and Related Covenants

In connection with the Acquisition, we entered into a senior secured credit facility and completed the $170.0 million offering of the initial notes. We repaid the term loan portion of our then existing credit facility (the term loan portion and revolving credit portion of the facility are referred to collectively as the 2003 Credit Facility) and certain other debt on or before October 17, 2005, the closing date of the Acquisition. The senior secured credit facility consists of a $180.0 million term loan credit facility and, effective upon the closing of the IPO, a $115.0 million revolving credit facility, of which the entire $115.0 million may be used for the issuance of letters of credit, $55.0 million of which may be letters of credit extending more than one year from their date of issuance. The term loan was fully funded on the closing date. The term loan matures on October 17, 2012 and the revolving credit portion of the senior secured credit facility matures on October 17, 2010. As a result of an aggregate of $35.0 million voluntary principal prepayments since October 2005, the term loan requires no principal payments until the remaining balloon payment is due on the maturity date. The interest rate under the senior secured credit facility is, at our option, the Alternative Base Rate, or ABR, plus 1.0% or LIBOR plus 2.0% on the term loan, and ABR plus 1.5% or LIBOR plus 2.5% on the revolving credit portion of the senior secured credit facility. In addition, we are required to pay an annual administrative fee of $0.1 million, a commitment fee of 0.5% on the unused revolving credit balance, a letter of credit participation fee of 2.5% per annum on the letter of credit exposure and letter of credit issuance fee of 0.25%. The obligations under the senior secured credit facility are secured by substantially all of the assets of our domestic subsidiaries and 65% of the capital stock of our non-U.S. subsidiaries. See “Description of Our Other Indebtedness — Senior Secured Credit Facility.”

As of September 30, 2006, the Company had $120.0 million outstanding under the term loan portion of the senior secured credit facility, $170.0 million in aggregate principal amount of notes outstanding and $27.3 million of letters of credit and bank guarantees supported by the revolving portion of the senior secured credit facility. The Company believes that it is in compliance with all covenants, including its financial covenants, under the senior secured credit facility and indenture governing the notes.

The registration rights agreement related to the notes required the Company to file an Exchange Offer Registration Statement and complete the exchange offer for the senior subordinated notes by August 14, 2006. Since the exchange offer has not been completed, additional interest will accrue in increments of 0.25% per annum, up to a maximum of 1.0% per annum, each subsequent 90-day period until this exchange offer is completed. Additional interest at a rate of 0.25% per annum will be paid to holders of the notes for the 90-day period ending November 11, 2006 and additional interest at a total incremental rate of 0.50% per annum will be paid to the holders of the notes for the 90-day period ending February 9, 2007. Effective February 10, 2007, additional interest began accruing at a total incremental rate of 0.75% per annum.

The senior secured credit facility and provisions of the indenture governing the initial notes contain a number of customary covenants, including, but not limited to, restrictions on our ability to incur additional indebtedness, create liens or other encumbrances, sell assets, enter into sale and lease-back transactions, make certain payments, investments, loans, advances and guarantees, make acquisitions and engage in mergers and consolidations, pay dividends and distributions, and make capital expenditures. Our senior secured credit facility also includes covenants relating to leverage and interest coverage ratios. See “Description of Our Other Indebtedness.” At

December 31, 2005, we had $175.0 million outstanding under the term loan and $170.0 million in aggregate principal amount of notes outstanding, and letters of credit and bank guarantees totaling $22.4 million supported by the revolving credit portion of the senior secured credit facility.

Chart Ferox, a.s., or Ferox, our subsidiary that operates in the Czech Republic, maintains secured revolving credit facilities with borrowing capacity, including overdraft protection, of up to $9.6 million, of which $4.4 million is available only for letters of credit and bank guarantees. Under the revolving credit facilities, Ferox may make borrowings in Czech Koruna, Euros and U.S. dollars. Borrowings in Koruna are at PRIBOR, borrowings in Euros are at EUROBOR and borrowings in U.S. dollars are at LIBOR, each with a fixed margin of 0.6%. Ferox is not required to pay a commitment fee to the lenders under the revolving credit facilities with respect to the unutilized commitments thereunder. Ferox must pay letter of credit and guarantee fees equal to 0.75% on the face amount of each guarantee. Ferox’s land and buildings, and accounts receivable secure $4.6 million and $2.5 million, respectively, of the revolving credit facilities. At September 30, 2006 and December 31, 2005, there were $0.0 million and $0.8 million of borrowings, respectively, outstanding under, and $2.0 million and $1.5 million of bank guarantees, respectively, supported by, the Ferox revolving credit facilities.

Our debt and related covenants are further described in the notes to our consolidated financial statements included in this prospectus.

Sources and Uses of Cash

Nine Months Ended September 30, 2006 and 2005

Cash provided by operations for the nine months ended September 30, 2006 was $33.6 million compared with cash provided by operations of $19.1 million for the nine months ended September 30, 2005. The increase in cash provided by operations in the 2006 period compared to the 2005 period was primarily attributable to increased net income before changes in operating assets and liabilities, and improved working capital management. Also, in the 2005 period, the E&C segment working capital was negatively impacted by the timing of billings and payment terms under certain contracts entered into in 2004.

Cash used in investing activities for the nine months ended September 30, 2006 was $29.4 million compared to $20.6 million for the nine months ended September 30, 2005. In 2006, $15.8 million of cash, net of cash acquired, was used to purchase Cooler Service, and for the same period in 2005, $12.0 million of cash was used to acquire CEM, as described in Sources and Uses of Cash — 2005 Reorganized Period below. Capital expenditures for the nine months ended September 30, 2006 were $13.5 million compared with $10.2 million for the nine months ended September 30, 2005. Capital expenditures for the nine months ended September 30, 2006 were primarily for E&C segment heat exchanger and process system facility expansions in LaCrosse, Wisconsin and Houston, Texas and D&S segment bulk tank facility expansions in New Prague, Minnesota and Decin, Czech Republic to support business growth. Capital expenditures during the same period in 2005 were primarily for expansion of existing facilities and construction of a new manufacturing facility in China to support growth in business.

For the nine months ended September 30, 2006 and 2005, cash provided by financing activities was $3.2 million and $5.5 million, respectively. In May 2006, we received $37.1 million and $2.1 million in cash proceeds, respectively, from the exercise of warrants for 2,651,012 shares and rollover options for 609,851 shares of common stock. On July 31, 2006, our IPO was completed and we received $175.3 million in net proceeds. A cash dividend of $150.3 million was paid to stockholders existing immediately prior to the completion of the IPO. During the nine months ended September 30, 2006, we made $55.0 million in voluntary principal prepayments under the term loan portion of our senior secured credit facility, $0.8 million of payments under the Ferox revolving credit facilities and a $1.5 million payment on the seller note related to the CEM acquisition. During the nine months ended September 30, 2005, we made $2.4 million of scheduled principal payments under the term loan portion of the 2003 Credit Facility and borrowed $12.0 million under the revolving credit portion of the 2003 Credit Facility to purchase CEM.

2005 Successor Period

Cash provided by operating activities for the 2005 Successor Period was $18.7 million, which included cash provided by changes in working capital components of $7.6 million.

During the 2005 Successor Period, we used $362.3 million of cash for investing activities. Cash of $356.6 million was used to pay proceeds to our former stockholders as a result of the Acquisition and $5.6 million was used for capital expenditures. The significant capital expenditures were for the construction of the new manufacturing facility in China, the expansion of the biological storage product line manufacturing facility in New Prague, Minnesota and reinvestment to upgrade existing facilities to support business growth.

Cash provided by financing activities for the 2005 Successor Period was $348.5 million. In connection with the Acquisition, we received proceeds of $350.0 million from the senior secured credit facility and issuance of the initial notes and proceeds of $111.3 million from the sale of stock to affiliates of First Reserve. These proceeds were used to pay our former stockholders, repay $76.5 million of long-term debt under the 2003 Credit Facility, pay former stock option holders $15.8 million and pay financing and transaction costs of $11.6 million and $1.8 million, respectively. In addition, we made a voluntary principal prepayment of $5.0 million on the term loan.

2005 Reorganized Period

Cash provided by operating activities for the 2005 Reorganized Period was $15.6 million and included cash used in working capital components of $10.6 million to support the growth in business, particularly in the E&C and D&S segments.

During the 2005 Reorganized Period, we used $20.8 million of cash for investing activities. Cash of $12.0 million, net of cash acquired, was used to acquire 100% of the equity interest in CEM. The CEM acquisition is further described in the notes to our consolidated financial statements included elsewhere in this prospectus. Cash used for capital expenditures for the period was $11.0 million. The significant capital expenditures were for the construction of the new manufacturing facility in China, the expansion of the biological storage product line manufacturing facility in New Prague, Minnesota and reinvestments to upgrade existing facilities to support growth in our businesses. In addition, we received proceeds of $1.7 million from the settlement of a promissory note related to the 2003 sale of our former Greenville Tube, LLC stainless steel tubing business.

For the 2005 Reorganized Period, $1.7 million of cash was provided by financing activities. We borrowed $18.9 million under our revolving credit facilities, including $10.0 million in the second quarter of 2005 under the revolving credit portion of the 2003 Credit Facility to finance our acquisition of CEM. In addition, we made net payments under the revolving credit portion of our 2003 Credit Facility and other revolving credit facilities of $15.9 million and $1.9 million of scheduled principal payments under the term loan portion of the 2003 Credit Facility, and $1.1 million of payments on other long-term debt. Proceeds from the sale of stock during this period were $1.7 million.

Year Ended December 31, 2004

Cash provided by operating activities was $35.1 million for the year ended December 31, 2004, which was primarily a result of improved operating performance of all of our business segments, including increased sales, realized savings due to continued restructuring efforts and our successful reorganization under the Bankruptcy Code enabling us to return to normal payment terms with most of our vendors. This positive cash flow was partially offset by increased inventory levels, particularly at the BioMedical segment to ensure uninterrupted service to customers during the transfer of manufacturing operations from the Burnsville, Minnesota facility to the Canton, Georgia facility.

In 2004, net cash used for investing activities was $3.3 million. Capital expenditures were $9.4 million and included the expansion of the Canton, Georgia facility to accommodate the transfer of medical product line manufacturing to that facility from the Burnsville, Minnesota facility, the expansion of our operations in China and reinvestment into other facilities. In addition, we received cash proceeds on the sale of assets of $6.1 million in 2004, which included $4.3 million from the sale of the Burnsville, Minnesota facility, $0.6 million from the sale of a vacant building and parcel of land at the New Prague, Minnesota facility, and $1.1 million from the sale of equipment at the Plaistow, New Hampshire facility.

We used $35.7 million of cash for financing activities in 2004. We paid $33.1 million to reduce our long-term debt. This amount included voluntary prepayments made in April, September and December 31, 2004, of $10.0 million, $12.0 million and $8.0 million respectively, on the term loan portion of our 2003 Credit Facility. The prepayments were made due to the significant amount of cash provided by the operating activities in 2004. Each prepayment reduced all future scheduled quarterly amortization payments on a pro-rata basis. Also, we used $1.9 million of cash for our debt restructuring initiatives including costs associated with the reorganization. We were required to delay until January 2004, when our fee applications were approved by the U.S. Bankruptcy Court, payments of approximately $0.9 million in bankruptcy related fees to various professional service providers.

Three Months Ended December 31, 2003

Our cash provided by operating activities was $5.0 million for the three months ended December 31, 2003. This cash flow was primarily generated from working capital improvements as we continued to benefit from our successful Chapter 11 bankruptcy reorganization by improved timeliness of customer cash collections on trade receivables, reduced inventory levels and improved vendor payment terms.

Cash provided by investing activities was $0.2 million, while cash used in financing activities was $14.0 million for this three month period. We made term loan principal payments of $10.9 million, including a voluntary $10.0 million prepayment in December 2003 under the term loan portion of our 2003 Credit Facility that reduced all future scheduled quarterly principal payments on a pro-rata basis. In addition, we had net payments under the revolving credit portion of our 2003 Credit Facility and other revolving credit facilities of $2.6 million.

Nine Months Ended September 30, 2003

Cash provided by operating activities for the nine months ended September 30, 2003 was $19.5 million. The cash provided from operations and working capital improvements was $16.9 million and $2.6 million, respectively. The working capital improvements were primarily attributable to the successful Chapter 11 bankruptcy reorganization as we strengthened our credit and collection policies and improved our cash collections of trade receivables, reduced cash requirements for inventory purchases due to the closure of several manufacturing facilities and the return to normal payments terms with a significant number of our vendors.

During this nine-month period, $15.1 million of cash was provided by investing activities. $16.1 million was provided by the proceeds from the sale of assets, including $13.5 from the sale of certain assets and liabilities from our Greenville Tube, LLC stainless steel tubing business, and $2.5 million from the sale of certain fixed assets of the cryopump and valves product line from our closed Columbus, Ohio manufacturing facility. The proceeds from these sales were primarily used to fund certain senior debt interest payments, pay certain professional fees, and provide increased liquidity for working capital and other corporate needs.

Our cash used in financing activities was $15.9 million. We used $12.6 million to pay fees for our debt restructuring initiatives, $1.3 million for net payments under our then-existing credit facilities and $1.2 million for long-term debt payments. The remaining cash of $0.8 million was used for interest rate collar payments and purchases of treasury stock.

Cash Requirements

The Company does not anticipate any unusual cash requirements for working capital needs for the fourth quarter of 2006. We expect to use $8.0 to $10.0 million of cash for capital expenditures. A significant portion of the capital expenditures will be used for facility expansions to increase capacity in the E&C and D&S segments. Management believes that these expansions support our current backlog levels and our expected growth due to an increase in global demand for our products.

For the fourth quarter of 2006, cash requirements for debt service are forecasted to be approximately $10.2 million for scheduled interest payments under our senior secured credit facility and the notes. We are not required to make any scheduled principal payments during the fourth quarter of 2006 under the term loan portion of the senior secured credit facility due to the voluntary principal payments that have been made to date. For the fourth quarter of 2006, we expect to use approximately $0.5 million of cash for both U.S. and foreign income taxes and contribute approximately $0.3 million of cash to our four defined benefit pension plans to meet ERISA minimum funding requirements.

Contractual Obligations

Our known contractual obligations as of December 31, 2005 and cash requirements resulting from those obligations are as follows:

	Payments Due by Period
					2011 and
	Total	2006	2007-2008	2009-2010	Thereafter
	(dollars in thousands)

Long-term debt(1)	$345,000	$—	$720	$2,880	$341,400
Interest on long-term debt(1)	236,531	27,729	54,957	54,689	99,156
Operating leases	9,255	2,040	3,568	2,939	708
Pension obligations	16,596	1,176	2,589	3,010	9,821

Total contractual cash obligations	$607,382	$30,945	$61,834	$63,518	$451,085

(1)	We repaid $5.0 million and $25.0 million of our term indebtedness in the first and second quarters of 2006, respectively, and repaid an additional $25.0 million of term indebtedness using a portion of the net proceeds from the IPO. This will reduce our long-term debt and interest obligations. See “Unaudited Pro Forma Financial Information.”

The interest payments in the above table were estimated based upon our existing debt structure at December 31, 2005, which included the senior secured credit facility and the notes, less scheduled debt payments each year, and the interest rates in effect at December 31, 2005. The planned funding of the pension and other post-employment obligations were based upon actuarial and management estimates taking into consideration the current status of the plans.

Our commercial commitments as of December 31, 2005, which include standby letters of credit and bank guarantees, represent potential cash requirements resulting from contingent events that require performance by us or our subsidiaries pursuant to funding commitments, and are as follows:

	Total	2006	2007-2008
	(dollars in thousands)

Standby letters of credit	$12,325	$10,585	$1,740
Bank guarantees	11,623	9,279	2,344

Total commercial commitments	$23,948	$19,864	$4,084

Capital Structure

As a result of the Acquisition, we had 7,952,180 shares of common stock issued and outstanding at December 31, 2005. Also, in connection with the Acquisition, a warrant to purchase 2,651,012 shares of our common stock was issued in November 2005 to FR X Chart Holdings LLC and 2,175,186 stock options, which we refer to as the New Options, under the Amended and Restated 2005 Stock Incentive Plan were granted to management to purchase shares of our common stock at an exercise price of $6.50 per share. In addition, certain members of management rolled over 609,851 stock options in the Acquisition from our 2004 Stock Option and Incentive Plan, the exercise price of which was adjusted to $3.50 per share.

The warrant was exercisable anytime, including on a cashless basis, and was to expire in March 2014. The New Options are exercisable for a period of ten years and have two different vesting schedules. Approximately 767,800 of the New Options are time-based, or Time-based Options, and vest 20% per year over a five-year period, and approximately 1,407,385 of the New Options are performance-based, or Performance-based Options, and vest based upon specified returns on First Reserve’s investment in the company. In addition, 566,581 of the rollover options were vested on the closing date of the Acquisition and the remaining 43,270 rollover options vested in the first six months of 2006. On October 17, 2005, we adopted SFAS 123(R) “Share-Based Payments” to account for our 2005 Stock Incentive Plan. See “— Recently Adopted Accounting Standards” below for further information regarding the adoption of SFAS 123(R).

Since March 31, 2006, the warrant has been exercised and 2,651,012 shares were issued to FR X Chart Holdings LLC and the 609,851 rollover options have been exercised for an equivalent number of shares. Each of such exercises was done on a cash basis. In March 2006, April 2006 and May 2006, the Company granted 99,592, 67,206 and 99,592 stock options, respectively, under the Amended and Restated 2005 Stock Incentive Plan to certain management employees. These options are exercisable over a period of ten years and have two different vesting schedules.

On July 31, 2006, the Company completed its IPO of 12,500,000 shares of its common stock for net proceeds of $175.3 million. As a result of the IPO, First Reserve is no longer the majority stockholder of the Company. On August 1, 2006, the Company used $25 million of the net proceeds to repay a portion of the term loan portion of the senior secured credit facility. The remaining $150.3 million net proceeds was used to pay a dividend to the stockholders existing immediately prior to the completion of the IPO, consisting of affiliates of First Reserve and certain members of management. On August 25, 2006, following expiration of the underwriters’ over-allotment option without its being exercised, a stock dividend of 1,875,000 shares was issued to the stockholders existing immediately prior to the completion of the IPO.

At January 31, 2007, there were 25,588,043 outstanding shares of the Company’s common stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in the Securities Act.

Contingencies

We are involved with environmental compliance, investigation, monitoring and remediation activities at certain of our operating facilities, and accrue for these activities when commitments or remediation plans have been developed and when costs are probable and can be reasonably estimated. Historical annual cash expenditures for these activities have been charged against the related environmental reserves. Future expenditures relating to these environmental remediation efforts are expected to be made over the next 8 to 14 years as ongoing costs of remediation programs. Management believes that any additional liability in excess of amounts accrued, which may result from the resolution of such matters, should not have a material adverse effect on our financial position, liquidity, cash flows or results of operations.

In March 2003, CHEL filed for a voluntary administration under the U.K. Insolvency Act of 1986. It is uncertain whether we will be subject to any significant liability resulting from CHEL’s insolvency administration. See “Business — Legal Proceedings.”

In 2004, as part of the Plaistow, New Hampshire manufacturing facility closure, we withdrew from the multi-employer pension plan related to the Plaistow employees. We continue to carry a related estimated withdrawal liability of $0.2 million at December 31, 2005. Any additional liability in excess of the amount accrued is not expected to have a material adverse impact on our financial position, liquidity, cash flow or results of operations.

We are occasionally subject to various other legal claims related to performance under contracts, product liability, taxes and other matters, several of which claims assert substantial damages, in the ordinary course of our business. Based on our historical experience in litigating these claims, as well as our current assessment of the underlying merits of the claims and applicable insurance, if any, we currently believe the resolution of these other legal claims will not have a material adverse effect on our financial position, liquidity, cash flows or results of operations. Future developments may, however, result in resolution of these legal claims in a way that could have a material adverse effect. See “Risk Factors.”

Foreign Operations

During 2005, we had operations in Australia, China, the Czech Republic, Germany and the United Kingdom, which accounted for 23.3% of consolidated revenues and 13.5% of total assets at December 31, 2005. Functional currencies used by these operations include the Australian Dollar, the Chinese Renminbi Yuan, the Czech Koruna, the Euro and the British Pound. We are exposed to foreign currency exchange risk as a result of transactions by these subsidiaries in currencies other than their functional currencies, and from transactions by our domestic operations in currencies other than the U.S. Dollar. The majority of these functional currencies and the other currencies in which we record transactions are fairly stable. The use of these currencies, combined with the use of foreign currency forward purchase and sale contracts, has enabled us to be sheltered from significant gains or losses resulting from foreign currency transactions. This situation could change if these currencies experience significant fluctuations in their value as compared to the U.S. Dollar.

Application of Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and are based on the selection and application of significant accounting policies, which require management to make estimates and assumptions. Although Fresh-Start accounting required the selection of appropriate accounting policies for the Reorganized Company, the significant accounting policies previously used by the Predecessor Company have generally continued to be used by the Reorganized Company and Successor Company. Management believes the following are some of the more critical judgmental areas in the application of its accounting policies that affect its financial position and results of operations.

Allowance for Doubtful Accounts.  We evaluate the collectibility of accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filings, substantial downgrading of credit scores), a specific reserve is recorded to reduce the receivable to the amount we believe will be collected. We also record allowances for doubtful accounts based on the length of time the receivables are past due and historical experience. If circumstances change (e.g., higher-than-expected defaults or an unexpected material adverse change in a customer’s ability to meet its financial obligations), our estimates of the collectibility of amounts due could be changed by a material amount.

Inventory Valuation Reserves.  We determine inventory valuation reserves based on a combination of factors. In circumstances where we are aware of a specific problem in the valuation of a certain item, a specific reserve is recorded to reduce the item to its net realizable value. We also recognize reserves based on the actual usage in recent history and projected usage in the near-term. If circumstances change (e.g., lower-than-expected or higher-than-expected usage), estimates of the net realizable value could be changed by a material amount.

Long-Lived Assets.  We monitor our long-lived assets for impairment indicators on an ongoing basis in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If impairment indicators exist, we perform the required analysis and record impairment charges in accordance with SFAS No. 144. In conducting our analysis, we compare the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. If the undiscounted cash flows exceed the net book value, the long-lived assets are considered not to be impaired. If the net book value exceeds the undiscounted cash flows, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived assets. Fair value is estimated based upon either discounted cash flow analyses or estimated salvage values. Cash flows are estimated using internal forecasts as well as assumptions related to discount rates. Changes in economic or operating conditions impacting these estimates and assumptions could result in the impairment of long-lived assets. In 2006, we expect to record approximately $4.3 million of amortization expense related to backlog.

Goodwill and Other Indefinite-Lived Intangible Assets.  Under SFAS No. 142, “Goodwill and Other Intangible Assets”, we evaluate goodwill and indefinite-lived intangible assets for impairment on an annual basis. To test for impairment, we are required to estimate the fair market value of each of our reporting units. We developed a model to estimate the fair market value of our reporting units. This fair market value model incorporates our estimates of future cash flows, estimates of allocations of certain assets and cash flows among reporting units, estimates of future growth rates and management’s judgment regarding the applicable discount rates to use to discount those estimated cash flows. Changes to these judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in a different assessment of the recoverability of goodwill and other indefinite-lived intangible assets.

Pensions.  We account for our defined benefit pension plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” which requires that amounts recognized in financial statements be determined on an actuarial basis. Our funding policy is to contribute at least the minimum funding amounts required by law. SFAS No. 87 and the policies used by us, notably the use of a calculated value of plan assets (which is further described below), generally reduce the volatility of pension expense from changes in pension liability discount rates and the performance of the pension plans’ assets.

A significant element in determining our pension expense in accordance with SFAS No. 87 is the expected return on plan assets. We have assumed that the expected long-term rate of return on plan assets as of December 31, 2005 will be 8.25%. These expected return assumptions were developed using a simple averaging formula based upon the plans’ investment guidelines and the historical returns of equities and bonds. While over the long term, the investment strategy employed with our pension plan assets has earned in excess of such rates, we believe our assumptions for expected future returns are reasonable. However, we cannot guarantee that we will achieve these returns in the future. The assumed long-term rate of return on assets is applied to the market value of plan assets. This produces the expected return on plan assets that reduces pension expense. The difference between this expected return and the actual return on plan assets is deferred. The net deferral of past asset gains or losses affects the calculated value of plan assets and, ultimately, future pension expense.

At the end of each year, we determine the rate to be used to discount plan liabilities. The discount rate reflects the current rate at which the pension liabilities could be effectively settled at the end of the year. In estimating this rate, we look to rates of return on high quality, fixed-income investments that receive one of the two highest ratings given by a recognized rating agency and the expected timing of benefit payments under the plan. At December 31, 2005, we determined this rate to be 5.50%. Changes in discount rates over the past three years have not materially affected pension expense, and the net effect of changes in the discount rate, as well as the net effect of other changes in actuarial assumptions and experience, has been deferred as allowed by SFAS No. 87.

At December 31, 2005, our consolidated net pension liability recognized was $6.9 million, a decrease of $2.3 million from December 31, 2004. The decrease is primarily due to an increase in the fair value of plan assets during 2005, and the recognition of the previously determined net unamortized gain at the closing date of the Acquisition in accordance with SFAS 141, “Business Combinations.” For the 2005 Successor Period and the 2005 Reorganized Period, we recognized approximately $0.01 million and $0.2 million, respectively, of pension income. The consolidated pension expense for the year ended December 31, 2004 was $0.8 million. The pension expense has decreased in the 2005 periods primarily due to the freezing of a third defined benefit pension plan at December 31, 2004 and the elimination of amortization of prior service costs at October 17, 2005 in accordance with SFAS 141. We currently expect that the pension income in 2006 will be approximately $0.5 million, an improvement from the 2005 and 2004 pension income and expense, respectively, due to the freezing of all four defined benefit pension plans.

Environmental Remediation Obligations.  Our obligation for known environmental problems at our current and former manufacturing facilities have been recognized on an undiscounted basis based on estimates of the cost of investigation and remediation at each site. Management reviews our environmental remediation sites quarterly to determine if additional cost adjustments or disclosures are required. The characteristics of environmental remediation obligations, where information concerning the nature and extent of clean-up activities is not immediately available and changes in regulatory requirements frequently occur, result in a significant risk of increase to the obligations as they mature. Expected future expenditures are not discounted to present value and potential insurance recoveries are not recognized until realized.

Product Warranty Costs.  We estimate product warranty costs and accrue for these costs as products are sold. Estimates are principally based upon historical product warranty claims experience over the warranty period for each product line. Due to the uncertainty and potential volatility of these warranty estimates, changes in assumptions could materially affect net income.

Revenue Recognition — Long-Term Contracts.  We recognize revenue and gross profit as work on long-term contracts progresses using the percentage of completion method of accounting, which relies on estimates of total expected contract revenues and costs. We follow this method since reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made. Since the financial reporting of these contracts depends on estimates, which are assessed continually during the term of the contract, recognized revenues and profit are subject to revisions as the contract progresses toward completion. Revisions in profit estimates are reflected in the period in which the facts that give rise to the revision become known. Accordingly, favorable changes in estimates result in additional profit recognition, and unfavorable changes will result in the reversal of previously recognized revenue and profits. When estimates indicate a loss is expected to be incurred under a contract, cost of sales is charged with a provision for such loss. As work progresses under a loss contract, revenue and cost of sales continue to be recognized in equal amounts, and the excess of costs over revenues is charged to the contract loss reserve. Change orders resulting in additional revenue and profit are recognized upon approval by the customer based on the percentage that incurred costs to date bear to total estimated costs at completion. We use the percentage of completion method of accounting primarily in the E&C segment, with the balance made up by the D&S segment.

Recently Adopted Accounting Standards

In December 2004, the FASB issued SFAS No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The adoption of this statement did not have a material effect on our financial position, results of operations, liquidity or cash flows.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS 154 replaces APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also requires that a change in method of depreciating and amortizing a long-lived asset be accounted for prospectively as a change in estimate, and the correction of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of SFAS 154 did not have an impact on our present consolidated financial statements and will only affect financial statements to the extent there are future accounting changes or errors.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and eliminates the pro forma disclosure option allowed under SFAS 123. SFAS 123(R)is effective for nonpublic entities for fiscal years beginning after December 15, 2005. We adopted SFAS 123(R) on October 17, 2005 in conjunction with the Acquisition.

In December 2004, the FASB issued FASB Staff Position, or FSP, FSP No. 109-1, “Application for FASB Statement No 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004.” FSP 109-1 is intended to clarify that the domestic manufacturing deduction should be accounted for as a special deduction (rather than a rate reduction) under SFAS No. 109, “Accounting for Income Taxes.” A special deduction is recognized under SFAS 109 as it is earned. The adoption of this statement did not have a material impact on our financial position or results of operations.

In December 2004, the FASB issued FSP No. 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.” FSP 109-2 provides guidance under SFAS No. 109, “Accounting for Income Taxes,” with respect to recording the potential impact of the repatriation provisions of the American Jobs Creation Act of 2004, or the Jobs Act, on enterprises’ income tax expense and deferred tax liability. The Jobs Act was enacted on October 22, 2004. FSP 109-2 states that an enterprise is allowed time beyond the financial reporting period of enactment to evaluate the effect of the Jobs Act on its plan for reinvestment or repatriation of foreign earnings for purposes of applying SFAS No. 109. We completed evaluating the impact of the repatriation provisions, and the adjustment as provided for in FSP 109-2, did not have a material impact on our tax expense or deferred tax liability.

In March 2005, the FASB issued FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations.” This interpretation requires companies to recognize a liability for the fair value of a legal obligation to perform asset retirement activities that are conditional on a future event if the amount can be reasonably estimated. This statement is effective for the year ending December 31, 2005. The adoption of this statement did not have a material effect on our financial position, results of operations, liquidity or cash flows.

Recently Issued Accounting Standards

Recently Issued Accounting Pronouncements.  In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48. “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing thresholds and attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of adopting FIN 48 on its financial position and results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS No. 157) which is effective for fiscal years beginning after November 15, 2007. SFAS No. 157 defines fair value to be applied to U.S. GAAP guidance requiring use of fair value, establishes a framework for measuring fair value and expands the disclosure requirements for fair value measurements. The Company is currently evaluating the impact of SFAS No. 157 on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Pension Benefit Plans and Other Postretirement Plans”. This statement requires recognition on the balance sheet of the underfunded or overfunded status of pension and postretirement benefit plans. SFAS No. 158 also requires the recognition of changes in the funded status through other comprehensive income in the year that the changes occur. The amount of net periodic benefit cost recognized in an entity’s results of operation will not change. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company is currently evaluating the impact of this statement on its consolidated financial statements. Application of SFAS No. 158 at December 31, 2005 would have resulted in an increase of approximately $0.4 million to the Company’s pension liability.

Quantitative and Qualitative Disclosures About Market Risk

In the normal course of business, our operations are exposed to continuing fluctuations in foreign currency values and interest rates that can affect the cost of operating and financing. Accordingly, we address a portion of these risks through a program of risk management.

Our primary interest rate risk exposure results from the current senior secured credit facility’s various floating rate pricing mechanisms. We entered into an interest rate derivative contract, or collar, in March 1999 to manage interest rate risk exposure relative to our debt. This collar had a notional amount of $4.4 million at December 31, 2005 and expired in March 2006. The fair value of the contract related to the collar outstanding December 31, 2005 is a liability of less than $0.1 million and is recorded in accrued interest. If interest rates were to increase 200 basis points (2%) from September 30, 2006 rates, and assuming no changes in debt from the September 30, 2006 levels, our additional annual expense would be approximately $2.4 million on a pre-tax basis. Effective August 15, 2006, the interest rate on the notes increased 0.25%, and increased an additional 0.25% on November 12, 2006 and an additional 0.25% on February 10, 2007 for a total incremental rate of 0.75% because the exchange offer required by the registration rights agreement was not completed.

We have assets, liabilities and cash flows in foreign currencies creating exposure to foreign currency exchange fluctuations in the normal course of business. Our primary exchange rate exposure is with the Euro, the British pound, the Czech koruna and the Chinese yuan. Monthly measurement, evaluation and forward exchange rate contracts are employed as methods to reduce this risk. We enter into foreign exchange forward contracts to hedge anticipated and firmly committed foreign currency transactions. We do not use derivative financial instruments for speculative or trading purposes. The terms of the contracts are one year or less. We held immaterial positions in foreign exchange forward contracts at September 30, 2006.

Covenant Compliance

We believe that our senior secured credit facility and the indenture governing our outstanding notes are material agreements, that the covenants are material terms of these agreements and that information about the covenants is material to an investor’s understanding of our financial condition and liquidity. The breach of covenants in the senior secured credit facility that are tied to ratios based on Adjusted EBITDA, as defined below, could result in a default under the senior secured credit facility and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indenture. Additionally, under the senior secured credit facility and indenture, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Covenant levels and pro forma ratios for the four quarters ended September 30, 2006 are as follows:

			Four Quarters Ended
			September 30, 2006
	Covenant Level		Ratio

Senior Secured Credit Facility(1)
Minimum Adjusted EBITDA to cash interest ratio	1.75	x	3.37x
Maximum funded indebtedness to Adjusted EBITDA ratio	6.50	x	3.16x
Indenture(2)
Minimum pro forma Adjusted EBITDA to pro forma fixed charge coverage ratio required to incur additional debt pursuant to ratio provisions(3)	2.0	x	3.4x

(1)	The senior secured credit facility requires us to maintain an Adjusted EBITDA to cash interest ratio starting at a minimum of 1.75x and a funded indebtedness to Adjusted EBITDA ratio starting at a maximum of 6.50x. Failure to satisfy these ratio requirements would constitute a default under the senior secured credit facility. If lenders under the senior secured credit facility failed to waive any such default, repayment obligations under the senior secured credit facility could be accelerated, which would also constitute a default under the indenture.
(2)	Our ability to incur additional debt and make certain restricted payments under our indenture, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charge ratio of at least 2.0 to 1.0.
(3)	The ratio is calculated giving pro forma effect to the Acquisition and the incurrence of debt under the indenture and the senior secured credit facility.

Adjusted EBITDA as used herein is defined as net income before interest expense, provision for income taxes, depreciation and amortization and further adjusted to exclude non-recurring items, non-cash items and other adjustments permitted in calculating covenants contained in the related senior secured credit facility and indenture governing the notes, as shown in the table below. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with financing covenants and our ability to pay dividends. The presentation of Adjusted EBITDA, a non-GAAP financial measure, and ratios based thereon, do not comply with U.S. generally accepted accounting principles.

	Predecessor					Successor Company
	Company	Reorganized Company						Pro Forma
	Nine	Three			Nine		Nine	Nine	Pro Forma
	Months	Months	Year	January 1,	Months	October 17,	Months	Months	Year
	Ended	Ended	Ended	2005 to	Ended	2005 to	Ended	Ended	Ended
	September 30,	December 31,	December 31,	October 16,	September 30,	December 31,	September 30,	September 30,	December 31,
	2003	2003	2004	2005	2005	2005	2006	2006(m)	2005(m)

	(dollars in thousands)
Net income (loss)	$(7,085)	$31	$22,600	$8,858	$21,681	$(506)	$18,286	$19,313	$(6,432)
Income tax expense (benefit)	3,047	(125)	10,134	7,159	11,480	(441)	8,862	9,491	(2,343)
Interest expense—net	10,300	1,344	4,712	4,164	3,934	5,556	19,256	17,600	24,088
Depreciation and amortization(a)	9,260	2,225	8,490	6,808	5,970	4,396	16,383	16,383	20,987

EBITDA	$15,522	$3,475	$45,936	$26,989	43,065	$9,005	$62,787	$62,787	$36,300

EBITDA	$15,522	$3,475	$45,936	$26,989	$43,065	$9,005	$62,787	$62,787	$36,300
Stock-based compensation expense(b)	—	—	2,433	9,508	1,799	437	1,428	1,428	9,945
Inventory valuation charge(c)	—	5,368	—	—	—	8,903	—	—	8,903
Acquisition expenses(d)	—	—	—	6,602	1,018	—	—	—	6,602
In-process research and development charge(e)	—	—	—	2,768	—	—	—	—	2,768
Hurricane and storm costs (recoveries)(f)	—	—	—	1,057	1,049	406	(900)	(900)	1,463
Employee separation and plant closure costs(g)	1,338	1,010	3,346	1,700	1,584	255	304	304	1,955
Reorganization expenses(h)	369	357	706	1,470	1,460	88	162	162	1,558
Appraisal rights settlement(i)	—	—	—	—	—	500	—	—	500
Management fees(j)	—	—	380	306	285	—	—	—
(Gain) loss on sale of assets(k)	8,929	(57)	133	(131)	1,347	78	—	—	—
Income from discontinued operations(l)	(833)	—	—	—	—	—	—	—	(53)

Adjusted EBITDA	$25,325	$10,153	$52,934	$50,269	$51,607	$19,672	$63,781	$63,781	$69,941

(a)	The nine months ended September 30, 2003, the 2005 Successor Period and the nine months ended September 30, 2006 include financing costs amortization of $1.7 million, $0.3 million and $1.1 million respectively.
(b)	Represents stock-based compensation charges for stock and stock options issued to key employees and directors, and an additional charge for the cash-out of stock options in the 2005 Reorganized Period as a result of the Acquisition.
(c)	Represents a non-cash inventory valuation charge recorded in cost of sales for the adjustment of inventory to fair value as a result of Fresh-Start accounting as of September 30, 2003 and purchase accounting as of October 17, 2005, the closing date of the Acquisition. Under Fresh-Start and purchase accounting, inventory was adjusted to the fair value as of the dates indicated above, and a corresponding charge was taken in the subsequent three months ended December 31, 2003 and the 2005 Successor Period cost of sales as the inventory was sold.
(d)	Represents acquisition expenses, primarily professional fees, incurred by us as a result of the Acquisition.
(e)	Represents a non-cash charge for purchased in-process research and development in conjunction with the acquisition of CEM in 2005.
(f)	Represents losses and costs incurred related to Hurricane Rita at our New Iberia, Louisiana facilities, net of insurance recoveries, and storm costs incurred at a customer project site.
(g)	Includes inventory valuation charges recorded in cost of sales, and severance expenses, facility exit costs and non-operating expenses related to the execution of our operational restructuring plan, which primarily included moving the Burnsville, Minnesota manufacturing operations to Canton, Georgia, closing the Plaistow, New Hampshire and Wolverhampton, United Kingdom manufacturing facilities and closing the Westborough, Massachusetts engineering office.

(h)	Includes pre-bankruptcy debt restructuring-related fees, Fresh-Start accounting adjustments and expenses, and a claim settlement related to our 2003 bankruptcy reorganization.
(i)	Represents a charge for the settlement of former Reorganized Company stockholders’ appraisal rights claims as a result of the Acquisition.
(j)	Represents non-recurring management fees charged by our Reorganized Company majority stockholders, which are not charged by First Reserve.
(k)	Includes non-recurring gains and losses and charges on the sale, disposal or impairment of assets.
(l)	Represents income from our former Greenville Tube, LLC stainless steel tubing business, which was sold in July 2003.
(m)	Pro forma adjustments for these periods are described under “Unaudited Pro Forma Financial Information.”

INDUSTRY OVERVIEW

Our products and services are important components to the liquid gas supply chain. They are employed in cryogenic liquid production, purification, transportation, distribution, storage and other processes in which cryogenic liquids are converted into the desired gases. These processes are important to the use of hydrocarbon and industrial gases. Important applications include LNG liquefaction and regasification, gas to liquids, natural gas and petrochemical processing, industrial gas production, transportation and storage, home healthcare applications and biomedical research. Accordingly, global demand for natural gas and industrial gases are fundamental drivers of our business.

Natural gas usage is increasing rapidly due to its advantageous environmental characteristics, superior heat efficiency, and growth in other applications such as petrochemical feedstock. According to the International Energy Agency or IEA, the consumption of natural gas will exceed that of coal by 2015. The Energy Information Administration or EIA, projects that global natural gas usage will grow 2.4% annually from 2002 to 2020 compared to 2.0% for oil and 2.3% for coal.

Growing Natural Gas Consumption

Source: “LNG World Energy Outlook” May 19-20, 2005 International Energy Agency presentation

Source: “Industrial Energy Outlook 2005” July 2005 Energy Information Administration Publication

LNG is expected to be the fastest growing segment of the natural gas value chain. New supplies of natural gas are largely found in areas that are long distances from the consumers of natural gas. In circumstances where pipeline transport is not feasible, natural gas must be converted into a more compact, liquid form, in order to effectively transport it to the required location. Products that enable the liquefaction of natural gas and re-gasification of LNG for transportation and storage are critical to the LNG industry.

The LNG liquefaction process is currently the largest LNG market for our products. Our heat exchangers, cold boxes, vacuum-insulated pipe, or VIP, and other products are used by customers in the LNG market to liquefy, transport, distribute and store natural gas. According to the IEA, investments in global LNG facilities are expected to total approximately $250 billion from 2001 to 2030.

Energy Ventures Analysis projects LNG liquefaction capacity to increase 15.2% per annum from 2005 through 2011.

Source:  Energy Ventures Analysis, 2005

Commensurate with the increased LNG liquefaction investment and capacity, transportation of LNG is expected to outpace pipeline transport of natural gas over the next couple decades. The IEA expects the transportation of LNG in 2030 to be more than six times the level in 2001. Once this LNG reaches its end market it will either be re-gasified for pipeline distribution or distributed or stored in LNG format using cryogenic tanks where there is no pipeline infrastructure.

Source:  “LNG World Energy Outlook” May 19-20, 2005 International Energy Agency presentation

Hydrocarbon processing is another substantial market for our products. In natural gas processing, customers employ cryogenic equipment to separate and purify natural gas and then to further separate natural gas into its component elements such as ethane, propane, butane, other natural gas to liquids and by-products such as helium. In petrochemical processing, customers use cryogenic separation and purification processes to convert natural gas elements into ethylene (the basic building block of plastics), propylene and numerous other industrial chemicals. The hydrocarbon processing market uses many of the products from our cryogenic categories in the gas separation and purification processes and the subsequent storage and distribution of liquid gases. Major customers for our products in the hydrocarbon processing markets are large multinational firms in the oil and gas industry, and large engineering and construction firms.

Industrial gas demand is another fundamental driver of our business. Growth in the industrial gas market is driven by the underlying demand for products that require oxygen, nitrogen, argon and other air gases. Producers of industrial gases separate atmospheric air into its component gases using cryogenic processes. The resultant liquid gases are then stored and transported for ultimate use by a wide variety of customers in the petrochemical, electronics, glass, paper, metals, food, fertilizer, welding, enhanced oil recovery and medical industries. The industrial gas market uses our products throughout this process, for the separation, purification, storage and distribution of gases. Notably, the oil and chemicals sector is a substantial user of industrial gases, for stimulating well pressure, refining oil, producing petrochemicals and other applications.

According to Spiritus Consulting, or Spiritus, revenue in the industrial gas market grew at 6.6% per annum from 1999 to 2004. Spiritus projects the global industrial gas market to grow at 7.0% per annum through 2009, fueled by growth of 9.0% per annum in Asia, the Middle East and Africa. The following graph was prepared by us using data from the Spiritus Consulting Report, 2004.

Industrial Gas Sales Growth by Region

Source: Spiritus Consulting Report, 2004

Our BioMedical segment is primarily driven by growth in home healthcare and biomedical research. Growth in the home healthcare market is being driven by the trend of decreased hospital inpatient stays in favor of lower cost outpatient treatments as well as by the aging U.S. population. According to U.S. Census data, the U.S. population aged 65 and over will grow from 35.0 million in 2000 to 46.8 million by 2015.

Growth in U.S. Elderly Population
Aged 65+

Source: U.S. Census Bureau, 2000

Growth in an aging population as well as increases in the number of respiratory disease cases is expected to increase demand for respiratory therapy and home-based oxygen devices. Respiratory therapy, which includes liquid oxygen systems, oxygen compression systems and oxygen concentrators, is a primary product service of our BioMedical segment.

Similarly, the global expansion of bio-tech and stem cell research, and cord blood storage is expected to increase demand for our biological storage products for storing biological material. Additionally, U.S. Homeland Security initiatives in response to acts of bio-terrorism should drive greater demand for our biological storage products. Global artificial insemination is expected to grow as countries are moving toward independence in their dairy and beef production.

We believe that equipment suppliers that are diversified in terms of product offerings that span the entire supply chain for users of hydrocarbon and industrial gases will continue to be industry leaders.

BUSINESS

Overview

We are a leading independent global manufacturer of highly engineered equipment used in the production, storage and consumption of hydrocarbon and industrial gases, based on our sales and the estimated sales of our competitors. We supply engineered equipment used throughout the global liquid gas supply chain. The largest portion of end-use applications for our products is energy-related, accounting for 51% of sales and 58% of orders in 2005, and 77% of backlog at December 31, 2005. We are a leading manufacturer of standard and engineered equipment primarily used for low-temperature and cryogenic applications. We have developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero (0 kelvin; — 273º Centigrade; — 459º Fahrenheit). The majority of our products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid gas supply chain for the purification, liquefaction, distribution, storage and consumption of hydrocarbon and industrial gases.

Our primary customers are large, multinational producers and distributors of hydrocarbon and industrial gases and their suppliers. We sell our products and services to more than 2,000 customers worldwide. We have developed long-standing relationships with leading companies in the gas production, gas distribution, gas processing, LNG, chemical and industrial gas industries, including Air Products, Praxair, Airgas, Air Liquide, JGC Corporation, or JGC, Bechtel Corporation, General Electric, or GE, ExxonMobil, British Petroleum, or BP, and ConocoPhillips, many of whom have been purchasing our products for over 20 years.

We have attained this position by capitalizing on our low-cost global manufacturing footprint, technical expertise and know-how, broad product offering, reputation for quality, and by focusing on attractive, growing markets. We have an established sales and customer support presence across the globe and low-cost manufacturing operations in the United States, Central Europe and China. We believe we are the number one or two equipment supplier in all of our primary end-use markets. For the nine months ended September 30, 2006 and 2005, we generated sales of $393.0 million and $290.7 million, respectively. For the combined year ended December 31, 2005, we generated sales of $403.1 million compared to sales of $305.6 for the year ended December 31, 2004.

We believe that we are well-positioned to benefit from a variety of long-term trends driving demand in our industry, including:

•	increasing demand for natural gas and the geographic dislocation of supply and consumption, which is resulting in the need for a global network for LNG;

•	increasing demand for natural gas processing, particularly in the Middle East, as crude oil producers look to utilize the gas portions of their reserves; and

•	increased demand for natural and industrial gases resulting from rapid economic growth in developing areas, particularly Central and Eastern Europe and China.

The following charts show the proportion of our revenues generated by each operating segment as well as our estimate of the proportion of revenue generated by end-user for the combined year ended December 31, 2005.

Sales By Segment	Sales By End-User

Our Competitive Strengths

Although we are subject to a number of competitive factors that we describe at the end of this competitive strengths section, we believe that the following competitive strengths position us to enhance our growth and profitability:

Focus on Attractive Growing End Markets.  We anticipate growing demand in the end markets we serve, with particularly strong growth in LNG, natural gas processing, specific international markets across all segments and biomedical equipment. Energy Ventures Analysis projects global LNG liquefaction capacity to increase 15.2% per annum from 2005 through 2011 and the International Energy Agency expects the natural gas industry to invest approximately $250 billion in LNG facilities from 2001 to 2030. In addition, international demand for our products is being driven by growing manufacturing capacity and industrial activity in developing areas, particularly Central and Eastern Europe and China. Rapid economic development in these areas has caused a significant increase in the demand for natural and industrial gases. According to Spiritus Consulting, the global market for industrial gas is projected to grow 7.0% per annum from 2009.

Substantial Revenue Visibility.  We have a large and growing backlog, which provides us with a high degree of visibility in our forecasted revenue. Our backlog is comprised of the portion of signed purchase orders or other written contractual commitments received from customers that we have not recognized as revenue under the percentage of completion method or based upon shipment. Our backlog as of September 30, 2006 was $260.0 million, compared to $233.6 million, $129.3 million and $49.6 million as of December 31, 2005, 2004 and 2003, respectively. Projects for energy-related applications totaled approximately $180.0 million in backlog as of December 31, 2005.

Leading Market Positions.  We believe we are the #1 or #2 equipment supplier in each of our primary end markets both domestically and internationally. Based on our relationships with key customers, we believe that our strong industry positioning makes us typically one of only two or three suppliers qualified to provide certain products to key customers. As our customers continue to rationalize their vendors, we expect to gain additional market share and that the benefit of our leading position will become more pronounced.

Diverse, Long-Standing Customer Base.  We currently serve over 2,000 customers worldwide. Our primary customers are large, multinational producers and distributors of hydrocarbon and industrial gases that provide us with revenue stability. Customers and end-users also include high growth LNG processors, petrochemical processors and biomedical companies. We have developed strong, long-standing relationships with these customers, many of whom have been purchasing products from us or one of our predecessors for over 20 years. Our primary customers and end-users include Air Products, Praxair, Airgas, Air Liquide, JGC, Bechtel Corporation, GE, ExxonMobil, BP and ConocoPhillips.

Highly Flexible and Low-Cost Manufacturing Base.  Given our long-term investment in global manufacturing facilities and specialized equipment, we have developed a substantial comparative scale and geographic advantage within the markets for the cryogenic products that we manufacture. The scale enables cost efficiencies and the geographic reach provides access to customers that we believe would be difficult for a potential competitor to replicate. With more than 1.6 million square feet of manufacturing space across 14 primary facilities and three continents, we have substantial operational flexibility. We are a low-cost producer for our products across all segments. In addition, the high cost of capital and economies of scale required for this type of manufacturing create significant barriers for new entrants.

Product Expertise, Quality, Reliability and Know-How.  Within our end markets, we have established a reputation for quality, reliability and technical innovation. We believe that the main drivers of our target customers’ purchasing decisions are a supplier’s product expertise, quality, reliability and know-how rather than pricing and terms, giving us an advantage based on our reputation and consequent brand recognition. The value of this brand recognition is significantly enhanced by the extended life cycle of our products and the high cost to our target customers of product failure. As a focused provider of highly engineered cryogenic equipment, we believe it would be difficult for a new entrant to duplicate our capabilities.

Experienced Management Team.  We have assembled a strong senior management team with over 250 combined years of related experience. We have a balance of entrepreneurs, internally developed leaders and experienced managers from analogous industries. The team has grown into a cohesive unit with complementary management and operational skills. The current management team is directly responsible for the strong financial performance experienced since 2003.

We compete in a number of niche markets with a number of competitors that are major corporations, some of which have substantially greater technical, financial and marketing resources than we do. Our ability to capitalize on our strengths could be hampered by our competitors’ ability to use their resources to adapt to changing market demands earlier than we are able to do so. For an additional discussion regarding our ability to compete in the highly competitive markets in which we operate, see “Risk Factors.”

Business Strategy

We believe that we are well-positioned to maintain our leadership in providing highly engineered equipment for use in low-temperature and cryogenic applications and to meet the world’s growing demand for hydrocarbon and industrial gases with more economical, reliable and environmentally friendly systems. The principal elements of our strategy are as follows:

Continue to develop innovative, high-growth, energy-specific products. We plan to continue to focus on extending our cryogenic technological leadership, both to capitalize on increasing demand for energy and to create new applications. We believe that we are well positioned to benefit from increased demand for LNG, natural gas processing and gas to liquid, or GTL, solutions. Our engineering, technical and marketing employees actively assist customers in specifying their needs and in determining appropriate products to meet those needs. Current product development includes subsea VIP, synthetic gas, hydrogen recovery, small-scale bulk gas distribution solutions and LNG/GTL production systems.

Leverage our global platform to capitalize on growing international demand.  We expect growth in hydrocarbon and industrial gas demand and investment over the next five years in the Middle East, Central and Eastern Europe, Russia and China. We believe that our historic and planned investment in our manufacturing facilities in the Czech Republic and China and the investment in sales and marketing capabilities in these markets, supplemented by our continuing investment in our U.S. facilities, has positioned us to increase our market share in growing international markets. We believe we are well-positioned to make acquisitions of complementary businesses to expand our global infrastructure.

Capitalize on our position as a market leader.  We plan to continue to grow our long-standing relationships with the leading users of cryogenic equipment. Our engineering and development teams partner with our customers to better understand and meet their cryogenic equipment needs, particularly in the growing LNG and international markets. We intend to grow our customer base as industrial gas producers increasingly outsource bulk tank storage and other non-core parts of their business.

Maintain our position as a low-cost producer while continuing to improve operating performance.  We believe we are the lowest cost manufacturer for most of our products and we intend to continue to leverage our scale, scope, technical expertise and know-how to deliver to our customers higher quality and more reliable products and services at lower cost. Our largest manufacturing facility is in the Czech Republic, which allows us to achieve considerable cost savings versus our competitors. In addition, we believe China, where we are experiencing significant growth, will be a sustainable low-cost labor environment. We maintain a disciplined approach to capital expenditures. We intend to make capacity investments in energy-related and growing international industrial markets where we expect to realize significant and timely returns, and to also leverage our existing operating capacity in other markets.

Segments and Products

We operate in three segments: (i) E&C, (ii) D&S and (iii) BioMedical. While each segment manufactures and markets different cryogenic equipment and systems to distinct end-users, they all share a reliance on our heat transfer and low temperature storage know-how and expertise. The E&C and D&S segments manufacture products used in energy-related applications.

Energy and Chemicals Segment

Our principal products within the E&C segment, which accounted for 30% of sales for the year ended December 31, 2005, are focused on process equipment, primarily heat exchangers and LNG systems, which include cold boxes and LNG vacuum-insulated pipe, used by major natural gas, petrochemical processing and industrial gas companies in the production of their products. Our products in the E&C segment include the following:

Heat Exchangers

We are a leading designer and manufacturer of brazed aluminum and air cooled heat exchangers. Using technology pioneered by us, our brazed aluminum heat exchangers are incorporated into systems such as cold boxes to facilitate the progressive cooling and liquefaction of air or hydrocarbon mixtures for the subsequent recovery or purification of component gases. In hydrocarbon processing industries, our brazed aluminum heat exchangers allow producers to obtain purified hydrocarbon by-products, such as methane, ethane, propane and ethylene, which are commercially marketable for various industrial or residential uses. In the industrial gas market, our brazed aluminum heat exchangers are used to obtain high purity atmospheric gases, such as oxygen, nitrogen and argon, which have numerous diverse industrial applications. Our air cooled heat exchangers are used in multiple markets, including hydrocarbon, petrochemical, power generation and industrial gas processing. Heat exchangers are customized to the customer’s requirements and range in price from approximately $10,000 for a relatively simple unit to as high as $10 million for a major project.

The heat exchangers market has seen significant demand improvement over the last few years, resulting primarily from increased activity in the LNG and natural gas segments of the hydrocarbon processing market as well as the Asian industrial gas market. In the future, management believes that continuing efforts by petroleum producing countries to better utilize stranded natural gas and previously flared gases, as well as efforts to broaden their industrial base, present a promising source of demand for our heat exchangers and cold box systems. Demand for heat exchangers in developed countries is expected to continue as firms upgrade their facilities for greater efficiency and regulatory compliance.

Our principal competitors for brazed aluminum heat exchangers are Linde, Sumitomo, Kobe and Nordon, and we face competition from a variety of competitors for air cooled heat exchangers. Management believes that we are the only producer of large brazed aluminum heat exchangers in the United States and that we are the leader in the global cryogenic heat exchanger market. Major customers for our heat exchangers in the industrial gas market include Air Liquide, Air Products and Praxair. In the hydrocarbon processing market, major customers and end-users include Air Liquide, Air Products and Praxair. In the hydrocarbon processing market, major customers and end-users include BP, ExxonMobil, Saudi Aramco, ConocoPhillips and contractors such as JGC, Bechtel and KBR.

Cold Boxes

We are a leading designer and fabricator of cold boxes. Cold boxes are highly engineered systems used to significantly reduce the temperature of gas mixtures to the point where component gases liquefy and can be separated and purified for further use in multiple industrial, scientific and commercial applications. In the hydrocarbon processing market, our cold box systems are used in natural gas processing and in the petrochemical industry. In the industrial gas market, cold boxes are used to separate air into its major atmospheric components, including nitrogen, oxygen and argon, where the gases are used in a diverse range of applications such as the quick-freezing of food, wastewater treatment and industrial welding. The construction of a cold box generally consists of one or more brazed aluminum heat exchangers and other equipment packaged in a “box” consisting of metal framing and a complex system of piping and valves. Cold boxes, which are designed and fabricated to order, sell in the price range of $500,000 to $10 million, with the majority of cold boxes priced between $1 million and $2 million.

We have a number of competitors for fabrication of cold boxes, including Linde, Air Products and many smaller fabrication-only facilities around the world. Principal customers and end-users for our cold boxes include Air Liquide, ABB Lummus, BP, Bechtel, Saudi Aramco, Stone and Webster, and KBR.

LNG Vacuum Insulated Pipe

This product line consists of vacuum-insulated pipe used for LNG transportation, or LNG VIP, within both export and import terminals. This is a new and growing market as new LNG infrastructure is added around the world. LNG VIP is fabricated to order with projects varying in size from $500,000 to $25 million. Our competitors in the LNG VIP market include Technip and ITP. In general, our customers are the major contractors such as Technip and Bechtel. LNG VIP competes directly with mechanically insulated pipe which takes longer to install and requires higher maintenance over its life.

Distribution and Storage Segment

Through our D&S segment, which accounted for 52% of our sales for the year ended December 31, 2005, we are a leading supplier of cryogenic equipment to the global bulk and packaged industrial gas markets. Demand for the products supplied by this segment is driven primarily by the significant installed base of users of cryogenic liquids as well as new applications and distribution technologies for cryogenic liquids. Our products span the entire spectrum of the industrial gas market from small customers requiring cryogenic packaged gases to large users requiring custom engineered cryogenic storage systems. Our products in the D&S segment include the following:

Cryogenic Bulk Storage Systems

We are a leading supplier of cryogenic bulk storage systems of various sizes ranging from 500 gallons to 150,000 gallons. Using sophisticated vacuum insulation systems placed between inner and outer vessels, these bulk storage systems are able to store and transport liquefied industrial gases and hydrocarbon gases at temperatures from -100º Fahrenheit to temperatures nearing absolute zero. End use customers for our cryogenic storage tanks include industrial gas producers and distributors, chemical producers, manufacturers of electrical components, health care organizations, food processors and businesses in the oil and natural gas industries. Prices for our cryogenic bulk storage systems range from $10,000 to $1 million. Global industrial gas producers, including Praxair, Air Liquide, Air Products, Linde, Messer and The BOC Group, are significant customers for our cryogenic bulk storage systems. In addition, Airgas is a significant customer in the North American industrial gas market. On a worldwide basis, we compete primarily with Taylor-Wharton, a Harsco Company in this product area. In the European and Asian markets, we compete with several suppliers owned by the global industrial gas producers as well as independent regional suppliers.

Cryogenic Packaged Gas Systems

We are a leading supplier of cryogenic packaged gas systems of various sizes ranging from 160 liters to 2,000 liters. Cryogenic liquid cylinders are used extensively in the packaged gas industry to allow smaller quantities of liquid to be easily delivered to the customers of the industrial gas distributors on a full-for-empty or fill on site basis. Principal customers for our liquid cylinders are the same global industrial gas producers as the North American industrial gas distributors who purchase our cryogenic bulk storage systems. We compete on a worldwide basis primarily with Harsco in this product area. We have developed two technologies in the packaged gas product area: ORCA Micro-Bulk systems and Tri-fecta® Laser Gas assist systems. ORCA Micro-Bulk systems bring the ease of use and distribution economics of bulk gas supply to customers formerly supplied by high pressure or cryogenic liquid cylinders. The ORCA Micro-Bulk system is the substantial market leader in this growing product line. The Tri-fecta® Laser Gas assist system was developed to meet the “assist gas” performance requirements for new high powered lasers being used in the metal fabrication industry.

Cryogenic Systems and Components

Our line of cryogenic components, including VIP, engineered bulk gas installations and specialty liquid nitrogen end-use equipment are recognized in the market for their reliability, quality and performance. These products are sold to industrial gas producers, as well as to a diverse group of distributors, resellers and end users. We compete with a number of suppliers of cryogenic systems and components, including Acme Cryogenics, Vacuum Barrier Corporation and others.

LNG Vehicle Fuel Systems

This product line consists of LNG and liquid/compressed natural gas refueling systems for centrally fueled fleets of vehicles powered by natural gas, such as fleets operated by metropolitan transportation authorities, refuse haulers and heavy-duty truck fleets. Competition for LNG fueling and storage systems is based primarily on product design, customer support and service, dependability and price.

Beverage Liquid CO(2) Systems

This product line consists primarily of vacuum-insulated, bulk liquid CO(2) containers used for beverage carbonation in restaurants, convenience stores and cinemas, in sizes ranging from 100 pounds to 750 pounds of liquid CO(2) storage. We also manufacture and market non-insulated, bulk fountain syrup containers for side-by-side installation with our CO(2) systems. Our beverage systems are sold to national restaurant chains, soft drink companies and CO(2) distributors. Our primary competitors for our bulk liquid CO(2) beverage delivery systems are Taylor-Wharton and other producers of high-pressure gaseous CO(2) cylinders.

Cryogenic Services

We operate three locations in the United States providing installation, service and maintenance of cryogenic products including storage tanks, liquid cylinders, cryogenic trailers, cryogenic pumps and VIP.

BioMedical Segment

The BioMedical segment, which accounted for 18% of our sales for the year ended December 31, 2005, consists of various product lines built around our core competencies in cryogenics, but with a focus on the medical and biological users of the liquids and gases instead of the large producers and distributors of cryogenic liquids. Our products in the BioMedical segment include the following:

Medical Products

Our medical oxygen product line is comprised of a limited range of medical respiratory products, including liquid oxygen systems and ambulatory oxygen systems, both of which are used for the in-home supplemental oxygen treatment of patients with chronic obstructive pulmonary diseases, such as bronchitis, emphysema and asthma.

Individuals for whom supplemental oxygen is prescribed generally receive an oxygen system from a home healthcare provider, medical equipment dealer, or gas supplier. The provider or physician usually selects which type of oxygen system to recommend to its customers: liquid oxygen systems, oxygen concentrators or high-pressure oxygen cylinders. Of these modalities, physicians generally believe that liquid oxygen offers greater long-term therapeutic benefits by providing the option of increased patient ambulation.

Our primary competitor in the medical products line is Puritan-Bennett, a division of Tyco International, Ltd. We believe that competition for liquid oxygen systems is based primarily upon product quality, performance, reliability, ease-of-service and price and focus our marketing strategies on these considerations.

Biological Storage Systems

This product line consists of vacuum-insulated containment vessels for the storage of biological materials. The primary markets for this product line include medical laboratories, biotech/pharmaceutical, research facilities, blood and tissue banks, veterinary laboratories, large-scale repositories and artificial insemination, particularly in the beef and dairy industry.

The significant competitors for biological storage systems include a few large companies worldwide, such as Taylor-Wharton, Air Liquide and IBP. These products are sold through multiple channels of distribution specifically applicable to each market sector. The distribution channels range from highly specialized cryogenic storage systems providers to general supply and catalogue distribution operations to breeding service providers. Historically, competition in this field has been focused on design, reliability and price. Additionally, we believe our understanding of the end-user’s applications and concerns enables us to sell a “total value” package. Alternatives to vacuum insulated containment vessels include mechanical, electrically powered refrigeration.

MRI Components

The basis of the MRI technique is that the magnetic properties of certain nuclei of the human body can be detected, measured and converted into images for analysis. MRI equipment uses high-strength magnetic fields, applied radio waves and high-speed computers to obtain cross-sectional images of the body. The major components of the MRI assembly are a series of concentric thermal shields and a supercooled electromagnet immersed in a liquid helium vessel, a cryostat, that maintains a constant, extremely low temperature (4 kelvin; -452º Fahrenheit) to achieve superconductivity. We manufacture large cryostats, various cryogenic interfaces, electrical feed-throughs and various other MRI components that are used to transfer power and/or cryogenic fluids from the exterior of the MRI unit to the various layers of the cryostat and superconducting magnet. We currently sell all of our MRI components to GE, a leading worldwide manufacturer of MRI equipment.

Engineering and Product Development

Our engineering and product development activities are focused on developing new and improved solutions and equipment for the users of cryogenic liquids. Our engineering, technical and marketing employees actively assist customers in specifying their needs and in determining appropriate products to meet those needs. Portions of our engineering expenditures typically are charged to customers, either as separate items or as components of product cost.

Competition

We believe we can compete effectively around the world and that we are a leading competitor in our markets. Competition is based primarily on performance and the ability to provide the design, engineering and manufacturing capabilities required in a timely and cost-efficient manner. Contracts are usually awarded on a competitive bid basis. Quality, technical expertise and timeliness of delivery are the principal competitive factors within the industry. Price and terms of sale are also important competitive factors. Because independent third-party prepared market share data is not available, it is difficult to know for certain our exact position in our markets, although we believe we rank among the leaders in each of the markets we serve. We base our statements about industry and market positions on our reviews of annual reports and published investor presentations of our competitors and augment this data with information received by marketing consultants conducting competition interviews and our sales force and field contacts.

Marketing

We market our products and services throughout the world primarily through direct sales personnel and through independent sales representatives and distributors. The technical and custom design nature of our products requires a professional, highly trained sales force. While each salesperson and sales representative is expected to develop a highly specialized knowledge of one product or group of products within one of our segments, each salesperson and certain sales representatives are able to sell many products from different segments to a single customer. We use independent sales representatives and distributors to market our products and services in certain foreign countries that we serve and in certain North American markets. These independent sales representatives supplement our direct sales force in dealing with language and cultural matters. Our domestic and foreign independent sales representatives earn commissions on sales, which vary by product type.

Backlog

The dollar amount of our backlog as of September 30, 2006, December 31, 2005 and December 31, 2004 was $260.0 million, $233.6 million and $129.3 million, respectively. Backlog is comprised of the portion of firm signed purchase orders or other written contractual commitments received from customers that we have not recognized as revenue under the percentage of completion method or based upon shipment. Backlog can be significantly affected by the timing of orders for large products, particularly in the E&C segment, and the amount of backlog at December 31, 2005 described above is not necessarily indicative of future backlog levels or the rate at which backlog will be recognized as sales. For further information about our backlog, including backlog by segment, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Customers

We sell our products to gas producers, distributors and end-users across the industrial gas, hydrocarbon and chemical processing industries in countries throughout the world. While no single customer exceeded 10% of consolidated sales in 2005, 2004 or 2003, sales to our top ten customers accounted for 39%, 45% and 43% of consolidated sales in 2005, 2004 and 2003, respectively. Our sales to particular customers fluctuate from period to period, but the global gas producer and distributor customers tend to be a consistently large source of revenue for us. Our supply contracts are generally contracts for “requirements” only. While our customers are obligated to purchase a certain percentage of their supplies from us, there are no minimum requirements. Also, many of our contracts may be cancelled on as little as one month’s notice. To minimize credit risk from trade receivables, we review the financial condition of potential customers in relation to established credit requirements before sales credit is extended and monitor the financial condition of customers to help ensure timely collections and to minimize losses. In addition, for certain domestic and foreign customers, particularly in the E&C segment, we require advance payments, letters of credit and other such guarantees of payment. Certain customers also require us to issue letters of credit or performance bonds, particularly in instances where advance payments are involved, as a condition of placing the order. We believe our relationships with our customers generally have been good since our reorganization under Chapter 11 of the U.S. Bankruptcy Code in 2003.

Intellectual Property

Although we have a number of patents, trademarks and licenses related to our business, no one of them or related group of them is considered by us to be of such importance that its expiration or termination would have a material adverse effect on our business. In general, we depend upon technological capabilities, manufacturing quality control and application of know-how, rather than patents or other proprietary rights, in the conduct of our business.

Raw Materials and Suppliers

We manufacture most of the products we sell. The raw materials used in manufacturing include aluminum products (including sheets, bars, plate and piping), stainless steel products (including sheets, plates, heads and piping), palladium oxide, carbon steel products (including sheets, plates and heads), 9% nickel steel products (including heads and plates), valves and gauges and fabricated metal components. Most raw materials are available from multiple sources of supply. We believe our relationships with our raw material suppliers and other vendors are generally good. The commodity metals we use have experienced significant upward fluctuations in price. We have generally been able to recover the costs of price increases through our contracts with customers. We foresee no acute shortages of any raw materials that would have a material adverse effect on our operations.

Employees

As of December 31, 2006, we had 2,690 employees, including 1,700 domestic employees and 990 international employees. These employees consisted of 904 salaried, 318 bargaining unit hourly and 1,468 non-bargaining unit hourly.

We are a party to one collective bargaining agreement through one of our operating subsidiaries. The agreement with the International Association of Machinists and Aerospace Workers covering 318 employees at our La Crosse, Wisconsin heat exchanger facility expired in February 2007. A new three-year agreement was ratified and will expire in February 2010. In connection with negotiating this new collective bargaining agreement, we experienced a work stoppage from February 3, 2007 to February 7, 2007, when the terms of a new agreement were reached. In 2005, through another one of our operating subsidiaries, we were also a party to the agreement with the United Steel Workers of America, which covered 239 employees at our New Prague, Minnesota facility. On November 16, 2005, pursuant to an approved stipulation election agreement, the bargaining unit employees voted to decertify the United Steel Workers of America as its bargaining representative. The election results were certified on November 23, 2005. Over the past several years, we have not had any work stoppages or strikes, except for the February 2007 LaCrosse facility strike referred to above, and we otherwise believe our relationships with our employees are generally good.

Environmental Matters

Our operations have historically included and currently include the handling and use of hazardous and other regulated substances, such as various cleaning fluids used to remove grease from metal, that are subject to federal, state and local environmental laws and regulations. These regulations impose limitations on the discharge of pollutants into the soil, air and water, and establish standards for their handling, management, use, storage and disposal. We monitor and review our procedures and policies for compliance with environmental laws and regulations. Our management is familiar with these regulations, and supports an ongoing program to maintain our adherence to required standards.

We are involved with environmental compliance, investigation, monitoring and remediation activities at certain of our owned manufacturing facilities and at one owned facility that is leased to a third party. We believe that we are currently in substantial compliance with all known environmental regulations. We accrue for certain environmental remediation-related activities for which commitments or remediation plans have been developed and for which costs can be reasonably estimated. These estimates are determined based upon currently available facts regarding each facility. Actual costs incurred may vary from these estimates due to the inherent uncertainties involved. Future expenditures relating to these environmental remediation efforts are expected to be made over the next 8 to 14 years as ongoing costs of remediation programs. Although we believe we have adequately provided for the cost of all known environmental conditions, additional contamination or changes in regulatory posture concerning our on-going remedial efforts could result in more costly remediation measures than budgeted, or those we believe are adequate or required by existing law. We believe that any additional liability in excess of amounts accrued which may result from the resolution of such matters will not have a material adverse effect on our financial position, liquidity, cash flows or results of operations.

Properties

We occupy 26 principal facilities totaling approximately 2.2 million square feet, with the majority devoted to manufacturing, assembly and storage. Of these manufacturing facilities, approximately 1.6 million square feet are owned and 0.6 million square feet are occupied under operating leases. We consider our manufacturing facilities sufficient to meet our current and planned operational needs in the Biomedical segment. However, we have commenced the expansion of our E&C and D&S segment facilities over the next few years to meet significant current order backlog levels and expected growth in business as both we and our competitors reach capacity. We lease approximately 15,200 square feet for our corporate office in Garfield Heights, Ohio. Our major owned facilities in the United States are subject to mortgages securing our senior secured credit facility.

As a result of our operational restructuring activities, we closed our D&S manufacturing facility in Plaistow, New Hampshire in the third quarter of 2004 and we are currently pursuing the sale of this property. The Plaistow,

New Hampshire facility is classified as an “asset held for sale” in our consolidated balance sheet as of September 30, 2006 and December 31, 2005.

The following table sets forth certain information about facilities occupied by us as of December 31, 2006:

Location	Segment	Square Feet	Ownership	Use

LaCrosse, Wisconsin	Energy & Chemicals	149,000	Owned	Manufacturing/Office
New Iberia, Louisiana	Energy & Chemicals	62,400	Leased	Manufacturing
New Iberia, Louisiana	Energy & Chemicals	35,000	Leased	Manufacturing
The Woodlands, Texas	Energy & Chemicals	29,000	Leased	Office
Houston, Texas	Energy & Chemicals	103,000	Leased	Manufacturing/Office
Tulsa, Oklahoma	Energy & Chemicals	58,500	Owned	Manufacturing/Office
Tulsa, Oklahoma	Energy & Chemicals	140,000	Leased	Manufacturing/Office
Wolverhampton, United Kingdom	Energy & Chemicals	1,600	Leased	Office
Changzhou, China	Distribution & Storage	130,000	Owned	Manufacturing/Office
Changzhou, China	Distribution & Storage	60,000	Leased	Manufacturing/Office
Changzhou, China	Distribution & Storage	40,000	Leased	Manufacturing
Decin, Czech Republic	Distribution & Storage	638,000	Owned	Manufacturing/Office
Houston, Texas	Distribution & Storage	22,000	Owned	Service
Plaistow, New Hampshire(1)	Distribution & Storage	164,400	Owned	Manufacturing/Office
Shanghai, China	Distribution & Storage	1,900	Leased	Office
Solingen, Germany	Distribution & Storage	3,000	Leased	Office
Canton, Georgia	Distribution & Storage/BioMedical	154,000	Owned	Manufacturing/Office
Jasper, Georgia	Distribution & Storage/BioMedical	32,500	Leased	Warehouse/Service
New Prague, Minnesota	Distribution & Storage/BioMedical	254,000	Owned	Manufacturing/Service/ Office
Denver, Colorado	BioMedical	109,000	Owned	Manufacturing
Marietta, Georgia	BioMedical	11,100	Leased	Office/Lab
Bracknell, United Kingdom	BioMedical	12,500	Leased	Office/Warehouse
Lidcombe, Australia	BioMedical	2,400	Leased	Office/Warehouse
New Prague, Minnesota	BioMedical	11,700	Leased	Warehouse
Burnsville, Minnesota(2)	Corporate	7,000	Leased	Office
Garfield Heights, Ohio	Corporate	15,200	Leased	Office
Clarksville, Arkansas(3)	Discontinued operation	110,000	Owned	Manufacturing/Office

(1)	This facility is being held for sale.
(2)	This facility will be vacated no later than when the lease expires in January 2008.
(3)	This facility is leased from us, with a purchase option, by the company that owns certain assets of the former Greenville Tube LLC stainless steel tubing business.

Regulatory Environment

We are subject to federal, state and local regulations relating to the discharge of materials into the environment, production and handling of our hazardous and regulated materials and our products and the conduct and condition of our production facilities. We do not believe that these regulatory requirements have had a material effect upon our capital expenditures, earnings or competitive position. We are not anticipating any material capital expenditures in 2006 that are directly related to regulatory compliance matters. We are also not aware of any pending or potential regulatory changes that would have a material adverse impact on our business.

Legal Proceedings

In March 2003, we completed the closure of our Wolverhampton, United Kingdom manufacturing facility, operated by CHEL, and all current heat exchanger manufacturing is being conducted at our LaCrosse, Wisconsin facility. On March 28, 2003, CHEL filed for a voluntary administration under the U.K. Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. Additionally, we received information that indicated that CHEL’s net pension plan obligations had increased significantly primarily due to a decline in plan asset values and interest rates as well as an increase in plan liabilities, resulting in an estimated plan deficit of approximately $12.0 million. Based on our financial condition, in March 2003 we determined not to advance funds to CHEL in amounts necessary to fund CHEL’s obligations. Since CHEL was unable to fund its net pension plan deficit, pay remaining severance due to former employees or pay other creditors, the trustees of the CHEL pension plan requested a decision to wind-up the plan from a U.K. pension regulatory board. That board approved the wind-up as of March 28, 2003.

We do not believe that we are legally obligated to fund the net pension deficit of the CHEL pension plan because CHEL, which is no longer one of our consolidated subsidiaries, was the sponsor of the pension plan and the entity with primary responsibility for the plan. In addition, we considered ourselves and our consolidated subsidiaries legally released from being the primary obligor of any CHEL liabilities. Further, at the time the insolvency administrator assumed control of CHEL, we no longer had control of the assets or liabilities of CHEL. As a result, in March 2003, we wrote-off our net investment in CHEL. In addition, any claims of CHEL against us were discharged in bankruptcy as part of our Reorganization Plan.

While no claims presently are pending against us related to CHEL’s insolvency, persons impacted by the insolvency or others could bring a claim against us asserting that we are directly responsible for pension and benefit related liabilities of CHEL. Although we would contest any claim of this kind, we can provide no assurance that claims will not be asserted against us in the future. To the extent we have a significant liability related to CHEL’s insolvency and pension wind-up, satisfaction of that liability could have a material adverse impact on our liquidity, results of operations and financial position.

On July 8, 2003, we and all of our then majority-owned U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware to implement an agreed upon senior debt restructuring plan through a prepackaged plan of reorganization. None of our non-U.S. subsidiaries were included in the filing in the Bankruptcy Court. On September 15, 2003, we and all of our then majority-owned U.S. subsidiaries emerged from Chapter 11 bankruptcy proceedings pursuant to the Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003. We have resolved all proofs of claim asserted in the bankruptcy proceedings, including the settlement in July 2005 of a finders’ fee claim in the amount of $1.1 million asserted by one of our former stockholders, against which we had filed an objection in the Bankruptcy Court. All bankruptcy proceedings were closed in May 2006.

We are occasionally subject to various other legal claims related to performance under contracts, product liability, taxes and other matters, several of which claims assert substantial damages, in the ordinary course of our business. Based on our historical experience in litigating these claims, as well as our current assessment of the underlying merits of the claims and applicable insurance, if any, we currently believe the resolution of these other legal claims will not have a material adverse effect on our financial position, liquidity, cash flows or results of operations. Future developments may, however, result in resolution of these legal claims in a way that could have a material adverse effect. See “Risk Factors.”

MANAGEMENT

The following table sets forth the name, age as of February 1, 2007 and position of each person that serves as an executive officer or director of our company. Our directors each serve for a term of one year until the next annual meeting of stockholders and our executive officers each serve for a term of one year at the discretion of the board of directors.

Name	Age	Position

Samuel F. Thomas	55	Chief Executive Officer, President and Director
Michael F. Biehl	51	Executive Vice President, Chief Financial Officer and Treasurer
Matthew J. Klaben	37	Vice President, General Counsel and Secretary
James H. Hoppel, Jr.	42	Chief Accounting Officer, Controller and Assistant Treasurer
Ben A. Guill	56	Chairman of the Board of Directors
Kenneth W. Moore	37	Director
Timothy H. Day	36	Director
Steven W. Krablin	56	Director
Michael W. Press	59	Director
Richard E. Goodrich	63	Director

Samuel F. Thomas is our Chief Executive Officer and President and has served as a member of our board of directors since October 2003. Prior to joining our company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB N. America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products.

Michael F. Biehl has been our Executive Vice President since April 2006, served as our Chief Accounting Officer from October 2002 until March 2006, and has been our Chief Financial Officer and Treasurer since July 2001. Prior to joining us, Mr. Biehl served as Vice President, Finance and Treasurer at Oglebay Norton Company, an industrial minerals mining and processing company. Prior to joining Oglebay Norton in 1992, Mr. Biehl worked in the audit practice of Ernst & Young LLP in Cleveland, Ohio from 1978 to 1992.

Matthew J. Klaben is our Vice President, General Counsel and Secretary. Prior to joining us in March 2006, Mr. Klaben was a partner at the law firm of Calfee, Halter & Griswold LLP in Cleveland, Ohio from January 2005 until March 2006, and an associate from April 1998 until December 2004. Before that, Mr. Klaben was an associate at the law firm of Jones Day in Cleveland, Ohio from September 1995 until April 1998.

James H. Hoppel, Jr. is our Chief Accounting Officer, Controller and Assistant Treasurer and has served in this position since April 2006. Mr. Hoppel joined Chart in November 2004 as our Controller. Prior to joining us, Mr. Hoppel served as Vice President, Finance for W.W. Holdings, LLC, a manufacturer and distributor of doors and hardware. Prior to joining W.W. Holdings in 2001, Mr. Hoppel held various finance and accounting positions with different organizations, including the Transaction Services and Audit practices of PricewaterhouseCoopers LLP in Cleveland, Ohio.

Ben A. Guill has been the Chairman of our board of directors since the Acquisition in October 2005. Mr. Guill is the President and a Managing Director of First Reserve Corporation, which he joined in September 1998. Prior to joining First Reserve Corporation, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment banking firm specializing in the oil service industry. Mr. Guill also serves as a director of National Oilwell Varco, Inc.

Kenneth W. Moore has been a member of our board of directors since the Acquisition in October 2005. Mr. Moore is a Managing Director of First Reserve Corporation and joined that firm in January 2004. Prior to joining First Reserve Corporation, Mr. Moore was a Vice President at Morgan Stanley, an investment bank, from 2000 until 2004. Prior to joining Morgan Stanley, Mr. Moore was an Associate at Chase Securities from 1998 until 2000. Mr. Moore also serves as a director of Dresser-Rand Group, Inc.

Timothy H. Day has been a member of our board of directors since the Acquisition in October 2005. Mr. Day is a Director of First Reserve Corporation, which he joined in November 2000. Before joining First Reserve Corporation, Mr. Day was employed at WorldOil.com where he was a Vice President in charge of Operations. Prior to that time, Mr. Day spent three years with SCF Partners, a private equity investment group and three years with CS First Boston and Salomon Brothers.

Steven W. Krablin became a director on July 25, 2006.  From January 1996 until April 2005, Mr. Krablin served as the Senior Vice President and Chief Financial Officer of National Oilwell Varco Inc. or its predecessors, a major manufacturer and distributor of oil and gas drilling equipment and related services for land and offshore drilling rigs. Prior to 1996, Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International. Since November 2004, Mr. Krablin has served as a director of Penn Virginia Corporation, an energy company engaged in the exploration, acquisition, development and production of crude oil and natural gas. Since August 2005, Mr. Krablin has also served as a director of Hornbeck Offshore Services, Inc., a provider of offshore vessels to the offshore oil and gas industry.

Michael W. Press became a director on August 15, 2006. Mr. Press has been self-employed since 2001. Prior to that, he spent 27 years in the energy industry in senior management and executive positions. From 1997 to 2001, Mr. Press was Chief Executive Officer of KBC Advanced Technologies Plc, an international petroleum consulting firm. Mr. Press also serves as a director of Petrofac Ltd. and T-3 Energy Services, Inc.

Richard E. Goodrich became a director on August 15, 2006. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich serves as a director of Gundle/SLT Environmental, Inc.

Composition of the Board of Directors

Our board of directors currently consists of seven directors. Each of Messrs. Goodrich, Krablin and Press is independent under the listing standards of the Nasdaq Global Market. The listing standards of the Nasdaq Global Market generally require that a majority of an issuer’s board of directors must consist of independent directors, but provide for a phase-in period of one year from the date of listing. In accordance with this phase-in rule, we intend to have a board of directors consisting of a majority of independent directors within one year of our initial public offering.

Board Committees

Our board of directors has an audit committee, a compensation committee and a nominations and corporate governance committee.

Audit Committee

Our audit committee consists of Richard E. Goodrich, Timothy H. Day and Steven W. Krablin. Mr. Krablin serves as the audit committee chairman. We expect that our audit committee will be comprised of three independent directors within the transition periods specified in Rule 10A-3 under the Exchange Act. Our board of directors has determined that Mr. Krablin qualifies as an audit committee “financial expert” as such term is defined in Item 401(h) of Regulation S-K. The audit committee is governed by a written charter which will be reviewed, and amended if necessary, on an annual basis. The audit committee’s responsibilities include (1) appointing, retaining, compensating, evaluating and terminating our independent auditors and approving in advance any audit or non-

audit engagement or relationship between us and such auditor, (2) approving the overall scope of the audit, (3) assisting the board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditors, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and managements’ response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the audit committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on us and our financial statements and (13) reporting regularly to the full board of directors.

The audit committee has approved and adopted a Code of Ethical Business Conduct for all employees and an additional Officer Code of Ethics for all of our executives and financial officers, copies of which will be available at no cost upon written request by our security holders.

Compensation Committee

Our compensation committee consists of Timothy H. Day, Richard E. Goodrich and Michael W. Press. Mr. Goodrich serves as the compensation committee chairman. The compensation committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the board of directors compensation for board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) approving the appointment and removal of trustees and investment managers for pension fund assets, (9) retaining consultants to advise the committee on executive compensation practices and policies and (10) handling such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

Nominations and Corporate Governance Committee

Our nominations and corporate governance committee consists of Steven W. Krablin, Kenneth W. Moore and Michael W. Press. Mr. Press serves as the chairman of the committee. The nominations and corporate governance committee is responsible for (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us, (2) consulting with our audit committee and the board of directors regarding the adoption of a code of conduct applicable to all employees and directors when required by the rules of Nasdaq and adopting procedures for monitoring and enforcing compliance with such code of conduct, (3) reviewing our compliance with state and federal laws and regulations and with the Nasdaq corporate governance listing requirements, (4) making recommendations to the board of directors regarding the size and composition of the board of directors, (5) establishing criteria for the selection of new directors to serve on the board of directors and reviewing the appropriate skills and characteristics required of directors, (6) identifying, screening and recommending nominees to be proposed by us for election as directors at the annual meeting of stockholders, or to fill vacancies, (7) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders, (8) reviewing the committee structure of the board of directors and recommending directors to serve as members of each committee, (9) overseeing the annual evaluation of management, the board of directors, its members and committees and (10) establishing criteria for and leading the annual performance self-evaluation of the board of directors and each committee.

Compensation Committee Interlocks and Insider Participation

Since August 15, 2006, our compensation committee has consisted of Richard E. Goodrich, Timothy H. Day and Michael W. Press. During 2006, Ben A. Guill and Kenneth W. Moore also served as members of our compensation committee. None of Messrs. Goodrich, Day, Press, Guill or Moore is a present or past employee or officer of ours or any of our subsidiaries. Messrs. Day, Guill and Moore are employees of First Reserve, a related party with which we have engaged in certain transactions described in “Certain Related Party Transactions.” None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation committee.

Executive Compensation

Compensation Discussion and Analysis

The primary objectives of the compensation committee of our board of directors with respect to the determination and administration of our company’s executive compensation programs historically have been to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Historically, our committee’s guiding philosophy with respect to executive officer compensation has emphasized performance-based compensation. Accordingly, our committee historically has provided for significant cash incentive compensation awards and the vesting of a portion of stock option grants based upon financial and stock performance, including, in the case of pre-IPO stock option grants, the return on investment that First Reserve realizes when and if it disposes of its remaining ownership interest in us. To achieve its objectives, our compensation committee historically has maintained compensation plans that tie a substantial portion of overall compensation for our named executive officers to our financial performance and the price of our common stock. Historically, our executive compensation program has been intended to provide base salaries below the median of executives at companies considered to be peers, with a total potential compensation package (including performance-based compensation) above median among such historical peers if maximum performance levels were achieved. Companies that may have been considered peers or potential peers for compensation purposes before our IPO, however, may not be the same companies that our compensation committee selects as peers for compensation purposes in the future.

Since October 2005, we have been controlled by our largest stockholder, First Reserve. With the exception of 2007 targets under the Chart Industries, Inc. Incentive Compensation Plan and 2007 base salary levels, described below, all compensation arrangements currently in place were put in place prior to our IPO, which occurred on July 25, 2006, and were not modified, except for those modifications necessary to reflect our company’s public company status, in connection with the IPO. Although our board of directors and compensation committee were responsible for the implementation and administration of all of our current benefit and compensation plans before our IPO, all compensation decisions relating to the Chief Executive Officer and the other executive officers named in the 2006 Summary Compensation Table below were subject to the review of First Reserve directly or through its representatives. Moreover, the board of directors under which our executive compensation plans were adopted before our IPO was comprised of Mr. Guill, Mr. Day, Mr. Moore and Mr. Thomas. The compensation committee of the board of directors was comprised of Mr. Guill, Mr. Day and Mr. Moore, all of whom are affiliated with First Reserve.

As part of and subsequent to our IPO, we have appointed three additional independent directors to our board of directors and have altered the membership of our compensation committee so that a majority of the members are independent directors. Currently, the compensation committee is comprised of Mr. Goodrich (Chairperson), Mr. Press and Mr. Day. Our compensation committee presently is undertaking a review of our entire executive compensation program for our executive officers, with the assistance of an independent outside compensation consulting firm engaged by the committee. This review includes a study to determine the companies that should be considered as peer group companies for executive compensation purposes, as well as a review of our compensation objectives and philosophy, and the individual components of our total compensation package for executive officers. This review is ongoing at the present time. Accordingly, except as otherwise indicated, this Compensation Discussion and Analysis reflects a discussion of our historical compensation objectives and philosophy, as well as the historical elements of our total executive officer compensation package.

At the time of the acquisition by First Reserve while we were a private company, we entered into new employment agreements with Mr. Thomas and Mr. Biehl, and the compensation committee implemented new executive compensation programs, substantially as they are today. We subsequently entered into employment agreements with Mr. Klaben and Mr. Hoppel in March and May of 2006, respectively, while we were a private company before our IPO. The terms of all four employment agreements were negotiated by or with the input of representatives of First Reserve based upon prevailing market conditions for private equity investments and factors specific to the circumstances of our company and our executive officers.

Our Chief Executive Officer periodically evaluates the performance of all other senior executives, and our board and compensation committee periodically evaluate the Chief Executive Officer’s and other executive officers’ performance, in each case based on quantitative and qualitative performance criteria. These evaluations take place informally as well as formally in the setting of board and compensation committee meetings, and are considered by the committee in making individual compensation determinations.

Elements of Compensation

Executive compensation consists of the following primary components:

Base Salary.  Base salaries are reviewed annually, and adjusted from time to time to reflect performance, experience, responsibilities and market conditions. Salary review is conducted by the compensation committee before or during the early part of the fiscal year for which the base salary will become effective. The compensation committee is responsible for setting the base salary of the Chief Executive Officer, and historically has taken into account his individual responsibilities, performance and experience, and the competitive market compensation paid by other companies of similar size in a similar industry. The current base salary for the CEO, which is $450,000 for 2007, an increase from $400,000 for 2006, was determined after a survey of certain potential peer group companies and based on the experience of the members of the compensation committee, taking into account his individual responsibilities, performance and experience relative to those of chief executive officers at companies similarly situated to the company. Increases in base salary with respect to the executive officers, other than the Chief Executive Officer, are recommended to the compensation committee by the Chief Executive Officer. In making this recommendation, the CEO considers each executive officer’s individual responsibilities, performance and experience, and competitive market compensation paid by similarly situated companies in similar geographic markets. However, any increase in base salary is granted at the sole discretion of the compensation committee. The current base salaries for the executive officers other than the Chief Executive Officer and President are $245,000 for the Executive Vice President, Chief Financial Officer and Treasurer for 2007 (an increase from $235,000 for 2006), $200,000 for the Vice President, General Counsel and Secretary for 2007 (an increase from $193,000 for 2006) and $170,000 for the Chief Accounting Officer, Controller and Assistant Treasurer (an increase from $154,000 for 2006).

Annual and Other Cash Incentive Awards.  In addition to their base salary, executive officers are eligible to earn an annual cash incentive bonus. Under the 2006 Chart Executive Incentive Compensation Plan (the “2006 Bonus Plan”), adopted by the board of directors and approved by our stockholders on March 1, 2006 and July 18, 2006, respectively, executive officers were eligible to earn a cash incentive bonus for 2006 in an amount up to a pre-determined percentage, ranging from 90% to 165% of the executive officer’s base salary (with higher ranked officers being compensated at a higher percentage of base salary), at maximum performance levels. The compensation committee established performance targets under the 2006 Bonus Plan for the 2006 fiscal year. The material targets included working capital and EBITDA targets. When these targets were set in early 2006, they were set at levels that were believed to represent significant performance that would involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set. Management believes that EBITDA is a typical performance measure among private equity portfolio companies, and that EBITDA and working capital also reflect key performance measures used to track the company’s value, operational performance and cash flow externally and internally. 2006 Bonus Plan terms provide that if actual performance falls below the minimum threshold for a performance objective, the executive officer will receive no payment based on that objective, and provide for payment determination on a straight-line basis for performance between the minimum and 100% target and between 100% target and maximum level. Following the end of the fiscal year, the compensation committee determines (i) whether and to what extent any of the established performance objectives have been satisfied, and (ii) for each executive officer employed as of the last day of the fiscal year, the actual bonus to which such executive officer shall be entitled. The committee has determined that our financial performance for our 2006 fiscal year has exceeded the maximum target levels for each executive officer performance measure under the 2006 Bonus Plan, subject to our audited 2006 financial results. Accordingly, we expect to pay the following cash payments under the 2006 Bonus Plan to our executive officers by March 15, 2007, by which time we expect our 2006 audited financial results to be complete: Chief Executive Officer and President, $660,000; Executive Vice President, Chief Financial Officer and Treasurer, $352,500; Vice President, General Counsel and Secretary, $202,650; and Chief Accounting Officer, Controller and Assistant Treasurer, $138,600.

In addition to any incentive awards granted under the 2006 Bonus Plan, Mr. Klaben received a signing bonus, in the amount of $25,000, as an inducement related to his joining our company in March 2006.

In March 2006, Messrs. Thomas, Biehl and Hoppel received annual bonus incentive compensation, pursuant to the terms of the Chart Industries, Inc. 2005 Incentive Compensation Plan, in the amount of $600,000, $319,800 and $106,500, respectively. Mr. Klaben did not receive a cash incentive bonus under this plan, as he was not our employee during fiscal year 2005. The target amounts, performance measures (which included earnings before interest, taxes, depreciation, amortization and restructuring charges (EBITDAR), but not working capital) and thresholds set under our 2005 Incentive Compensation Plan, which was adopted before we were acquired by First Reserve in October 2005, were different than those under our 2006 Bonus Plan, reflecting anticipated performance of the company and performance measure priorities in early 2005 as set by our compensation committee and board of directors in the period prior to our acquisition by First Reserve.

Beginning with fiscal 2007 and going forward, annual cash bonuses, if any, will be awarded under the Chart Industries, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), which was adopted by the board of directors and approved by our stockholders on July 17 and July 18, 2006, respectively. The Incentive Compensation Plan provides the compensation committee with greater flexibility to establish performance criteria and performance periods for which cash incentive compensation will be awarded. Prior to adoption of this plan, the company adopted a new plan for awarding cash incentive bonuses each fiscal year. Under the Incentive Compensation Plan, a performance period may be for a fiscal year or a multi-year cycle, as determined by the compensation committee, and the performance objectives upon the attainment of which target incentive bonuses will be awarded may be based on one or more of certain performance criteria which may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the committee shall determine. The compensation committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain extraordinary events that may occur during the performance period. If there is a change in control, as defined in the Incentive Compensation Plan, the compensation committee will determine promptly in its discretion whether the performance criteria have been met in the year in which the change in control occurs and for any completed performance period for which a determination under the plan has not been made. If the committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the Incentive Compensation Plan, no executive officer or other participant may receive a bonus, with respect to any fiscal year, in excess of $5 million. The committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Incentive Compensation Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s target incentive bonus.

Our compensation committee has set annual incentive compensation targets and performance measures for 2007 under the Incentive Compensation Plan. Under these targets, our executive officers are eligible to earn a cash incentive bonus for fiscal 2007 in an amount up to a pre-determined percentage, ranging from 97.5% to 165% of the executive officer’s base salary (with higher ranked officers being compensated at a higher percentage of base salary), at maximum performance levels. The performance measures established under the Incentive Compensation Plan for the 2007 fiscal year for executive officers are operating income, net income and working capital. The committee selected these measures for 2007 in an effort to more closely align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. These performance measures were set at levels that were believed to represent, when they were set in early 2007, significant performance that would involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set. Following the end of the 2007 fiscal year, the compensation committee will determine (i) whether and to what extent any of the established performance objectives have been satisfied for 2007, and (ii) for each executive officer employed as of the last day of 2007, the actual bonus to which such executive officer will be entitled for 2007. Executive officers will be entitled to the following cash payments under the Incentive Compensation Plan for 2007, based on a percentage of 2007 base salary, if company performance meets the minimum threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum level for each performance measure for 2007, respectively: Chief Executive Officer and President, $0, $495,000 and $742,500, respectively; Executive Vice President, Chief Financial Officer and Treasurer, $0, $245,000 and $367,500, respectively; Vice President, General Counsel and Secretary, $0, $140,000 and $210,000, respectively; and Chief Accounting Officer, Controller and Assistant Treasurer, $0, $110,500 and $165,750, respectively. If actual performance falls below the minimum performance threshold for a performance measure, the executive officer will receive no payment based on that measure, and for performance levels between the minimum and 100% target, and between 100% target and the maximum level, payments are determined based on a straight-line relationship. Once bonus amounts have been determined, those bonuses, if any, are required to be paid to executive officers by March 15, 2008.

Payments made under the 2006 Bonus Plan and the Incentive Compensation Plan are intended to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code under transition reliance period rules applicable to compensation paid pursuant to a plan that existed before we became publicly held and that was disclosed in our IPO prospectus, assuring that we will continue to be able to deduct cash bonuses paid to the executive officers under these existing plans during the transitional reliance period.

Consistent with our historical compensation philosophy, the annual incentive performance bonus historically has been a significant portion of total compensation. The purpose of both the 2006 Bonus Plan and the Incentive Compensation Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. The plans were designed to provide our executive officers with incentive compensation based upon the achievement of pre-established performance goals. The performance criteria are tied to company, rather than individual performance. This approach historically has been taken by our company in light of our historical emphasis on performance-based compensation tied to company financial and stock performance, rather than qualitative individual performance assessments.

Equity Compensation.  All of our executive officers have received equity compensation under one or both of our 2004 Stock Option and Incentive Plan or our Amended and Restated 2005 Stock Incentive Plan. We have not adopted stock ownership guidelines, and, therefore, our stock incentive plans have provided the principal method for our executive officers to acquire equity interests in our company.

Amended and Restated 2005 Stock Incentive Plan

The Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) was initially adopted effective November 23, 2005, in connection with the acquisition by First Reserve. The plan, as amended and restated, was adopted by the board of directors and approved by our stockholders in connection with our IPO. The 2005 Stock Incentive Plan was amended and restated at that time to reflect the fact that our public company status made certain provisions under the original plan no longer applicable. The 2005 Stock Incentive Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based grants, including shares of our common stock sold to our non-employee directors, executive officers, other key employees and consultants. The 2005 Stock Incentive Plan is administered by our board of directors, which may delegate its duties and powers in whole or in part to any committee thereof. The board has delegated administration of the 2005 Stock Incentive Plan to the compensation committee.

Despite the flexibility afforded under the 2005 Stock Incentive Plan to award a variety of equity-based awards, the compensation committee previously has awarded to the executive officers only stock options. The compensation committee may in the future, as part of its evaluation of overall executive compensation arrangements, make grants of other kinds of equity compensation awards to our executive officers or other employees. To date, the compensation committee has granted to our executive officers under the 2005 Stock Incentive Plan certain options as non-qualified stock options, which have been granted as follows: approximately 35% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the holder thereof continues to be employed by us, and the remaining portion vests and becomes exercisable based upon the achievement of certain performance targets, which we refer to as “performance options.” Time options generally become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date. The performance based stock options vest based upon the return on investment that First Reserve realizes when it liquidates its ownership interest in us. Performance options generally become exercisable based upon the “Fund X Net Return,” which is the amount received by First Reserve in cash (and/or in-kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the aggregate amount of the investment by First Reserve in us, which we refer to as the Fund X Investment.

In fiscal 2006, we awarded a total of 108,555 options, at an exercise price of $12.16 per share, to executive officers, under the 2005 Stock Incentive Plan. Mr. Klaben was awarded 99,592 options, in connection with the commencement of his employment as Vice President, General Counsel and Secretary of the company on March 29, 2006, and Mr. Hoppel was awarded 8,963 options, in connection with grants to a number of employees, on April 27, 2006. Each of the options granted on March 29 and April 27, 2006 have similar terms, which are as follows: they have a 10-year term unless they are earlier terminated and approximately 35% are “time options,” and the remaining portion are “performance options,” each as described above.

With respect to the non-qualified stock options granted under the 2005 Stock Incentive Plan, we will be entitled to a tax deduction in the year in which the non-qualified stock option is exercised in an amount equal to the amount by which the fair market value of the shares underlying the non-qualified stock options on the date of exercise exceeds the exercise price of the option. For a description of the compensation expense we incurred in 2006 related to stock options held by executive officers, and related valuation assumptions under, see note (1) to “2006 Summary Compensation Table.”

The 2005 Stock Incentive Plan is intended to aid us in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of us and our affiliates by providing incentives through the granting of awards. Our compensation committee historically has taken the view that providing our executive officers with a proprietary interest in our success further aligns the incentives of our executive officers with those of our stockholders. The allocation of option awards between time vesting and performance vesting allows us to satisfy both components of our compensation philosophy which focuses on retaining top executive talent and aligning the incentives of our executive officers with our stockholders. The fact that the vesting of 65% of the stock options that have been granted to our executive officers are tied directly to the return on investment which is realized by First Reserve is consistent with the fact that the grants were made during a time when the company was under the control of a private equity investor. However, this is not inconsistent with our overall executive compensation philosophy, as an increase in stock value which benefits a significant stockholder will benefit all stockholders.

In connection with the completion of our IPO in 2006, we made a 9.95928-for-one adjustment with respect to the number of shares underlying options outstanding under our 2005 Stock Incentive Plan at the time of our IPO and a corresponding adjustment to the exercise prices of such options. These options included the options under the 2005 Stock Incentive Plan held by executive officers. The 9.95928-for-one adjustment with respect to the number of shares underlying options outstanding at the time of our IPO reflected both the 4.6263-for-one stock split on our shares of common stock outstanding before the consummation of the IPO, plus additional adjustments to both the exercise price and the number of shares underlying the options in order also to take into account, consistent with applicable tax standards and in accordance with the terms of the 2005 Stock Incentive Plan, the decrease in value of our pre-IPO common stock which resulted from the payment of the dividends received by our stockholders existing immediately prior to the IPO. Other than through these adjustments to their options, option holders would not have participated in the stock split or the dividends. In accordance with SFAS 123(R), “Share Based Payments”, we concluded that this cumulative 9.95928-for-one adjustment to the shares underlying options resulted in no additional stock-based compensation expense because our 2005 Stock Incentive Plan includes an anti-dilution modification provision that applies to share splits and extraordinary cash dividends, such as those that took place in connection with our IPO, and this modification represents an adjustment to keep the option holders in the same economic position as they were in before our IPO with respect to their options.

2004 Stock Option and Incentive Plan

The Chart Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Stock Plan”), was adopted effective February 12, 2004 and approved by our stockholders on July 18, 2006. The 2004 Plan permits the grant of nonqualified stock options to our and our affiliates’ employees. Prior to the consummation of our IPO, all options that were outstanding under the 2004 Stock Plan were fully vested and exercised, and no options remain outstanding under the 2004 Stock Plan. We have not made any additional grants under the 2004 Stock Plan since the completion of our IPO, and we do not intend to make any grants under the 2004 Stock Plan going forward. For a description of stock options under our 2004 Stock Option Plan exercised in 2006 by executive officers, consisting of options held by Messrs. Thomas and Biehl see “2006 Stock Option Exercises and Stock Vested Table.” Those employees who exercised their options outstanding under the 2004 Stock Plan in 2006 before our IPO, including Messrs. Thomas and Biehl, became holders of our common stock before our IPO and, accordingly, participated ratably in the cash dividend paid to our stockholders existing immediately prior to the IPO from the net proceeds of the IPO, and participated ratably in the stock dividend we distributed to the same pre-IPO stockholders on August 25, 2006 as part of the IPO, which we distributed after our IPO underwriters did not exercise their over-allotment option. Messrs. Thomas and Biehl received $5,866,697 and $328,493, respectively, as stockholders in the cash dividend and 73,181 and 4,097 shares of our common stock, respectively, as stockholders in the stock dividend. See “Management Equity” below.

Deferred Compensation.  The terms of our Amended and Restated Voluntary Deferred Income Plan are described below under “2006 Nonqualified Deferred Compensation Table.” Participation in this plan is entirely voluntary, and we presently do not offer any matching moneys or contributions. Of the executive officers, only Mr. Thomas elected to participate in this plan in 2006, and he deferred part of his bonus payable for our 2005 fiscal year in 2006 under this plan.

Other Benefits.  Executive officers are eligible to participate in all of our employee benefit plans, including our 401(k) Plan, health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any equity compensation plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of the company.

Additionally, all of our executive officers receive automobile allowances. In accordance with our performance-based compensation philosophy, we intend to continue to maintain modest executive benefits and perquisites for officers; however the compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable.

Option Grant Policies

For stock options granted under the 2005 Stock Incentive Plan, the exercise price per share is equal to the fair market value on the applicable date of grant. In March 2006 we hired an independent valuation firm to determine the fair market value of our common stock as of March 31, 2006. All stock options granted to our employees, including our executive officers, during fiscal 2006 and prior to our IPO were granted at fair market value, on the grant date in accordance with the valuation determined by our independent, outside valuation firm. The value of these options is reflected in our consolidated financial statements, based upon the applicable accounting guidance, using a fair market value formulation derived from the price at which we initially proposed to offer our stock to the public in our IPO, which was significantly higher than the price at which we actually offered our stock to the public. Equity grants in the form of restricted stock units made to our non-employee directors, as discussed below under “Director Compensation” were granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value, as determined by the market price per share of a share of our common stock on the date of grant. Other than with respect to regular annual grants of restricted stock units made to our non-employee directors as described below, we do not have any program, plan or policy which requires us to grant equity compensation on specified dates; however, we have not made any equity grants in connection with the release or withholding of material non-public information.

Change in Control Payments

None of the executive officers’ respective employment agreements provide for change in control payments; however accelerated vesting of outstanding stock options will occur upon a change in control pursuant to the terms of the 2005 Stock Incentive Plan. Immediately prior to a change in control of us (as defined in our 2005 Stock Incentive Plan), the exercisability of the time options will automatically accelerate with respect to 100% of the shares of our common stock subject to the time options. In addition, subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized, the performance options will accelerate with respect to 45% of the shares of our common stock subject to the performance option.

Immediately upon any change in control (as defined in our Amended and Restated Voluntary Deferred Compensation Plan) Mr. Thomas’ interest in all amounts credited to his account under the plan shall fully and immediately vest and become nonforfeitable. There currently are no company contributions credited to Mr. Thomas’ account or any other employees’ account under this plan.

For more information on change in control and severance benefits, see “Other Potential Post-Employment Benefits” below.

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our board of directors or committees thereof.

We pay our non-employee directors an annual retainer of $32,000, payable in equal quarterly installments, and grant annually to each non-employee director restricted stock units covering a number of shares of common stock with a fair market value of $40,000 on the date of grant. The restricted stock units fully vest on the first anniversary of the date of grant or earlier, in the event of a change in control (as defined in the 2005 Stock Incentive Plan) or the director ceasing to serve on the board due to death or disability (as defined in the 2005 Stock Incentive Plan). The restricted stock units are expected to be settled in shares of our common stock, the receipt of which may be deferred by each director for a period ranging from the first anniversary of the restricted stock unit vesting date to the tenth anniversary of the restricted stock unit vesting date, or, if elected, earlier upon separation of service from the board or a change in control, in both cases, to the extent permitted under Section 409A of the Internal Revenue Code. Messrs. Guill, Day, Krablin and Moore each received 2,666 restricted stock units in fiscal 2006 at the time of our IPO, and each of Mr. Press and Mr. Goodrich received 2,658 restricted stock units in connection with their appointment to our board of directors in fiscal 2006.

In addition to the compensation described above, the chairperson of our audit committee receives an additional $8,000 annual retainer, and the chairpersons of our other board committees receive an additional $4,000 annual retainer, in each case in equal quarterly installments. Additionally, we pay our non-employee directors a fee of $2,000 for board meetings attended in person (up to six meetings and $1,000 per meeting thereafter) and a fee of $1,000 for board meetings attended telephonically. In connection with meetings of the committees of our board of directors, we pay our non-employee directors who attend committee meetings in person a fee of $1,000 per meeting and a fee of $500 per meeting for committee meetings attended telephonically. In addition, directors must accumulate investments of at least $100,000 in our common stock during their first 24 months on our board. Shares of our common stock issued upon settlement of restricted stock units will count towards the $100,000 requirement.

Anticipated Changes in Executive Compensation

Our executive compensation programs will continue in their current form until such time as the compensation committee determines in its discretion that revisions to our current plans or replacement plans are advisable. As discussed above, our compensation committee presently is undertaking a review of our entire executive compensation program for our executive officers, with the assistance of an independent outside compensation consulting firm engaged by the committee. This review and determinations of our compensation committee may result in changes in our compensation arrangements and analysis in the future, including the peers against which our committee measures executive compensation, changes in equity or other long-term incentives, and other changes as the committee may determine.

As mentioned above, following our IPO, the membership of the compensation committee was altered to include two independent directors. By July 25, 2007, in accordance with Nasdaq Global Market rules, our compensation committee will be required to consist solely of independent directors.

2006 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion summarize compensation earned for our 2006 fiscal year by our four executive officers who served as executives officers during and at the end of 2006, who we refer to as our “named executive officers,” presented in accordance with SEC rules.

						Change in Pension
						Value and
						Nonqualified
				Option	Non-Equity	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Incentive Plan	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	Compensation(2)	Earnings($)	($)(3)	($)

Samuel F. Thomas (Chief Executive Officer and President)	2006	$400,000	—	$384,618	$660,000	—	$30,404	$1,475,022
Michael F. Biehl (Executive Vice President, Chief Financial Officer and Treasurer)	2006	$235,000	—	$115,385	$352,500	—	$33,089	$735,974
Matthew J. Klaben (Vice President, General Counsel and Secretary)(4)	2006	$146,977	$25,000 (5)	$169,021	$202,650	—	$10,818	$554,466
James H. Hoppel, Jr. (Chief Accounting Officer, Controller and Assistant Treasurer)	2006	$153,000	—	$52,178	$138,600	—	$36,993	$380,771

(1)	The option awards and the dollar values included in the option awards column are set forth in the table below. These awards were all granted pursuant to the 2005 Stock Incentive Plan and include awards granted in and prior to 2006. The dollar values shown in the table above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure. The following assumptions were used in calculating the amounts listed:

The fair value of the options granted on November 23, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.80 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s common shares of 47.0 percent and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on March 29, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s common shares of 47.0 percent and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on April 27, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.3 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s common shares of 47.0 percent and a weighted average expected life of 7.5 years for the options.

Volatility was calculated using an average of the Predecessor Company’s historical closing stock price on the OTCBB from October 2, 2003 to October 14, 2005.

	Performance Options(x)			Time Options(y)
			Compensation			Compensation
		Number of	Expense		Number of	Expense
	Grant Date	Options	($)(z)	Grant Date	Options	($)(z)

Samuel F. Thomas	11/23/2005	435,215	$—	11/23/2005	237,388	$384,618
Michael F. Biehl	11/23/2005	130,563	$—	11/23/2005	71,216	$115,385
Matthew J. Klaben	3/29/2006	64,735	$—	3/29/2006	34,857	$169,021
James H. Hoppel, Jr.	11/23/2005	43,525	$—	11/23/2005	23,738	$38,462
	4/27/2006	5,826	$—	4/27/2006	3,137	$13,716

(x)  Performance option grants are described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” and generally become exercisable based on the “Fund X Net Return” which is based on the amount received by First Reserve in respect of its investment in us, as described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan”. None of the performance options have vested and we cannot predict when or if the Fund X Net Return will reach a minimum threshold amount or other events will occur that will result in any performance option grants ever becoming exercisable. Accordingly, under applicable accounting rules, we did not recognize any expense with respect to these options for 2006. We may record additional stock-based compensation expense in future periods related to the performance options granted under the 2005 Stock Incentive Plan to the executive officers, if it becomes probable that any of the future performance criteria will be achieved. The amount of the expense relating to the performance options cannot be estimated at this time, but could be significant.

(y) Time option grants are described below under “Equity and Incentive Plan Awards—Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” and become exercisable annually and ratably over five years after the grant date as described below under “Equity and Incentive Plan Awards—Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan”.

(z) Aggregate dollar amounts recognized as stock-based compensation expense for financial statement reporting purposes under SFAS 123(R) for fiscal 2006.

(2)	Reflects amounts of incentive compensation earned under our 2006 Bonus Plan. Our compensation committee has determined that our financial performance for 2006 has exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan, subject to our audited 2006 financial results. We expect to pay the 2006 Bonus Plan cash payments to our named executive officers by March 15, 2007, by which time we expect our 2006 audited financial results to be complete.

(3)	All Other Compensation includes the following payments made on behalf of our executive officers. All amounts are calculated based on the aggregate incremental actual cost, in dollars, to us of the benefit listed.

		Perquisites	Company
		and Other	Contributions
		Personal	to 401(k)
		Benefits	Plan	Total
	Year	($)(x)	($)(y)	($)

Samuel F. Thomas	2006	$12,000	$18,404	$30,404
Michael F. Biehl	2006	$12,000	$21,089	$33,089
Matthew J. Klaben	2006	$7,200	$3,618	$10,818
James H. Hoppel, Jr.	2006	$16,867	$20,126	$36,993

(x) In 2006, each of the named executive officers received an automobile allowance. In addition to his automobile allowance in the amount of $9,600, Mr. Hoppel received a travel allowance in the amount of $7,267 in connection with his efforts related to our IPO.

(y) Includes 401(k) plan matching contributions made by us and 401(k) plan profit sharing. Company contributions under our 401(k) plan for 2006 are subject to adjustment downward based on nondiscrimination testing in the first quarter of 2007.

(4)	Mr. Klaben joined our company on March 29, 2006.

(5)	Mr. Klaben received a $25,000 signing bonus in connection with commencement of his employment with us in March of 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation amounts to our executive officers for our 2006 fiscal year, presented in accordance with SEC rules.

													All Other
													Option
													Awards:
								Estimated Future Payouts					Number of	Exercise or
					Estimated Future Payouts Under Non-Equity			Under Equity					Securities	Base Price		Grant Date
					Incentive Plan Awards			Incentive Plan Awards					Underlying	of Option		Fair Value
			Approval		Threshold	Target	Maximum	Threshold		Target	Maximum		Options	Awards		of Option
Name	Grant Date		Date		($)	($)	($)	(#)		(#)	(#)		(#)	($/Sh)(3)		Awards

Samuel F. Thomas		(1)			$—	$440,000	$660,000
Michael F. Biehl		(1)			$—	$235,000	$352,500
Matthew J. Klaben		(1)			$—	$135,100	$202,650
	3/29/2006	(2)	3/22/2006	(2)									34,857	$12.16	(3)	$487,709
	3/29/2006	(4)	3/22/2006	(4)				14,889	(4)	$—	64,735	(4)		$12.16	(3)	$—
James H. Hoppel, Jr.		(1)			$—	$92,400	$138,600
	4/27/2006	(2)											3,137	$12.16	(3)	$44,036
	4/27/2006	(4)						1,340	(4)	$—	5,826	(4)		$12.16	(3)	$—

(1)	Granted pursuant to the Chart Industries, Inc. 2006 Bonus Plan, described in “Equity and Incentive Plan Awards — 2006 Chart Executive Incentive Compensation Plan” below.
(2)	Time options granted pursuant to the 2005 Stock Incentive Plan, described in “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” below.
(3)	In March 2006, we hired an independent valuation firm to determine the fair market value of our common stock as of March 31, 2006. All stock options granted to our employees, including our executive officers, during fiscal 2006 and prior to our IPO were granted at fair market value on the grant date in accordance with the valuation determined by our independent, outside valuation firm. The value of these options is reflected in our consolidated financial statements, based upon the applicable accounting guidance, using a fair market value formulation derived from the price at which we initially proposed to offer our stock to the public in our IPO, which was significantly higher than the price at which we actually offered our stock to the public.
(4)	Performance options granted pursuant to the 2005 Stock Incentive Plan, as described in “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” below. The performance options become exercisable based upon the “Fund X Net Return,” which is the amount received by First Reserve in cash (and/or in-kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the aggregate amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. In the event the Fund X Net Return is less than 2.25 times the Fund X Investment, the performance options will be cancelled. If the Fund X Net Return is 2.25 times the Fund X Investment, then 23% of the performance options will vest, which we have presented in the table above as the “threshold” amount. Subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized by First Reserve, the performance options granted prior to completion of our IPO will vest with respect to 45% of the shares of our common stock subject to the performance options. In the event the Fund X Net Return is 4.00 times the Fund X Net Investment or greater, the performance options granted prior to completion of our IPO will vest with respect to 100% of the shares of our common stock subject to performance options which we have presented in the table above as the “maximum” amount. No “target” amount is presented for the performance options, as the vesting of the performance options is based entirely on the Fund X Net Return and there is no target for that measure.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

We are party to an employment agreement with each of our named executive officers. Each employment agreement sets forth the terms of that officer’s employment, including among other things, salary, bonus, certain non-equity incentive plan benefits and other compensation. Certain material terms of each executive officer’s employment agreement are described below. For more terms, including post-termination and restrictive covenants, see “Other Potential Post-Employment Payments — Restrictive Covenants that Apply During and After Termination of Employment.”

In 2006, we granted time options and performance options to each of Mr. Klaben and Mr. Hoppel. The material terms of the grants and the 2005 Stock Incentive Plan under which they were granted are described below.

Samuel F. Thomas

On November 23, 2005, we entered into an employment agreement with Samuel F. Thomas, pursuant to which Mr. Thomas serves as our Chief Executive Officer and President for a rolling term of three years. Under the agreement, Mr. Thomas is entitled to an annual base salary of $450,000 for 2007 payable in regular installments in accordance with our usual payroll practices. Mr. Thomas is also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 150% of his annual bonus target, which target for calendar year 2006 is $440,000 and for calendar year 2007 is $495,000 and may be increased in the sole discretion of our board of directors, based upon the achievement of annual performance targets established by our board. Mr. Thomas is also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Thomas is entitled to receive an automobile allowance in the amount of $1,000 per month.

Michael F. Biehl

On December 1, 2005, we entered into an employment agreement with Michael F. Biehl, pursuant to which Mr. Biehl serves as our Executive Vice President, Chief Financial Officer and Treasurer for a rolling term of two years. Under the agreement, Mr. Biehl is entitled to an annual base salary of $245,000 for 2007 payable in regular installments in accordance with our usual payroll practices. Mr. Biehl is also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 150% of his annual base salary, based upon the achievement of annual performance targets established by our board. Mr. Biehl is also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Biehl is entitled to receive an automobile allowance in the amount of $1,000 per month.

Matthew J. Klaben

On March 29, 2006, we entered into an employment agreement with Matthew J. Klaben, pursuant to which Mr. Klaben serves as our Vice President and General Counsel for a rolling term of one year. Under the agreement, Mr. Klaben is entitled to an annual base salary of $200,000 for 2007, payable in regular installments in accordance with our usual payroll practices. Mr. Klaben received a one-time $25,000 signing bonus in 2006, which will be forfeited and repaid to the company if Mr. Klaben resigns without Good Reason (as such term is defined in his employment agreement) before March 29, 2007. In addition, Mr. Klaben is also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 105% of his annual base salary, based upon the achievement of annual performance targets established by our board. Mr. Klaben is also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Klaben is entitled to receive an automobile allowance in the amount of $800 per month.

James H. Hoppel, Jr.

On May 5, 2006, we entered into an employment agreement with James H. Hoppel, Jr. pursuant to which Mr. Hoppel serves as our Chief Accounting Officer, Controller and Assistant Treasurer for a rolling term of one year. Under the agreement, Mr. Hoppel is entitled to an annual base salary of $170,000 for 2007, payable in regular installments in accordance with our usual payroll practices. Mr. Hoppel is also eligible to earn an annual bonus award for the 2007 fiscal year and subsequent years during the term of his employment agreement, of up to 97.5% of his annual base salary, based upon the achievement of annual performance targets established by our board. Mr. Hoppel is also generally entitled to participate in our employee benefit plans on the same terms as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Hoppel is entitled to receive an automobile allowance in the amount of $800 per month.

Our compensation committee has determined that our financial performance for 2006 has exceeded the maximum target levels for each named executive officer performance measure under our 2006 Bonus Plan, subject to our audited 2006 financial results. Accordingly, we expect to pay the following cash incentive bonuses to our named executive officers under the 2006 Bonus Plan by March 15, 2007, by which time we expect our 2006 audited financial results to be complete: Mr. Thomas, $660,000, Mr. Biehl, $352,500; Mr. Klaben, $202,650; and

Mr. Hoppel, $138,000. Based on these amounts, each executive officer’s salary paid for 2006 and incentive bonus under the 2006 Bonus Plan accounts for the following percentage of his total 2006 compensation, respectively, based on the total amount shown in the 2006 Summary Compensation Table: Mr. Thomas, 27% and 45%; Mr. Biehl, 32% and 48%; Mr. Klaben, 27% and 37%; and Mr. Hoppel, 40% and 36%.

Equity and Incentive Plan Awards

2006 Chart Executive Incentive Compensation Plan

Cash bonuses payable to the executive officers are payable pursuant to and in accordance with the 2006 Bonus Plan. We adopted the 2006 Bonus Plan effective March 1, 2006. The 2006 Bonus Plan was approved by our stockholders on July 18, 2006. The material performance targets under the 2006 Bonus Plan, as established by the compensation committee of the board, include working capital and EBITDA targets. Management believes that EBITDA is a typical performance measure among private equity portfolio companies, and EBITDA and working capital also reflect key performance measures used to track our company’s value, operational performance and cash flow externally and internally. If our performance relative to the 2006 Bonus Plan’s targets exceeds threshold amounts, participants may earn a bonus of up to a pre-determined percentage of the participant’s base salary, ranging from 90% to 165% of the participant’s base salary at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective will result in no payment based on that objective. Our compensation committee has determined that our financial performance for 2006 has exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan, subject to our audited 2006 financial results. We expect to pay the cash payments to our named executive officers set forth in the 2006 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation” by March 15, 2007, by which time we expect our 2006 audited financial results to be complete.

Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan

We initially adopted the 2005 Stock Incentive Plan effective November 23, 2005. We adopted the amended and restated 2005 Stock Incentive Plan on July 17, 2006 and the 2005 Stock Incentive Plan was approved by our stockholders on July 18, 2006.

The 2005 Stock Incentive Plan provides for the grant of (i) options that are not incentive stock options, (ii) stock appreciation rights, which we refer to as SARs, (iii) restricted stock, (iv) restricted stock units, and (v) other stock-based grants, including the shares of our common stock sold to our non-employee directors, executive officers, other key employees and consultants. There are 3,421,030 shares of common stock reserved for issuance under the 2005 Stock Incentive Plan.

The 2005 Stock Incentive Plan is administered by our board of directors, which has delegated its duties and powers in whole or in part to our compensation committee. The committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The committee also has the authority to grant awards under the 2005 Stock Incentive Plan. The committee is authorized to interpret the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2005 Stock Incentive Plan. The committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in the 2005 Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

The exercise price per share for options is equal to the fair market value on the applicable date of grant, subject to any adjustments to outstanding options permitted in connection with significant transactions, such as our IPO. An option holder may exercise an option by written notice and payment of the exercise price (i) in cash, (ii) to the extent permitted by the board, by the surrender of a number of shares of common stock already owned by the option holder for at least six months (or such other period as established from time to time by the board to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) in a combination of cash and shares of common stock (as qualified by clause (ii)), (iv) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of common stock being purchased or (v) through such cashless exercise procedures as the board may permit. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of common stock to be received upon exercise of the option.

Prior to completion of our IPO, we granted under the 2005 Stock Incentive Plan options to acquire an aggregate of 2,441,190 shares of common stock as non-qualified stock options. In fiscal 2006, Mr. Klaben was awarded 99,592 options, consisting of 34,857 time options and 64,735 performance options, in connection with the commencement of his employment as Vice President, General Counsel and Secretary of the company on March 29, 2006, and Mr. Hoppel was awarded 8,963 options, consisting of 3,137 time options and 5,826 performance options, in connection with grants to a number of employees prior to our initial public offering to incentivize their future service to us, on April 27, 2006. Each of the options granted prior to the IPO, including those granted on March 29 and April 27, 2006, have similar terms, which are as follows: approximately 35% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the holder thereof continues to be employed by us, and the remaining portion vests and becomes exercisable based upon the achievement of certain performance targets, which we refer to as “performance options.” The time options become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date. The performance options become exercisable based upon the “Fund X Net Return,” which is the amount received by First Reserve in cash (and/or in-kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the aggregate amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. Each of the options granted on March 29 and April 27, 2006, as listed in the table above, have a 10-year term unless they are earlier terminated.

Immediately prior to a change in control of us (as defined in the 2005 Stock Incentive Plan), the exercisability of the time options granted prior to completion of our initial public offering will automatically accelerate with respect to 100% of the shares of our common stock subject to the unvested time options. In addition, subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized by First Reserve, the performance options granted prior to completion of our initial public offering will vest with respect to 45% of the shares of our common stock subject to the performance option. As of the date of this prospectus, we have not made additional stock option grants to employees since completion of our initial public offering. We have, however, made grants of restricted stock units to non-employee directors, as described below. See “Director Compensation.”

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our named executive officers at December 31, 2006.

								Stock Awards
	Option Awards									Equity
				Equity						Incentive	Equity
				Incentive						Plan	Incentive
				Plan						Awards:	Plan Awards:
				Awards:						Number of	Market or
	Number			Number of					Market	Unearned	Payout Value
	of	Number of		Securities				Number of	Value of	Shares,	of Unearned
	Securities	Securities		Underlying				Shares or	Shares or	Units or	Shares, Units
	Underlying	Underlying		Unexercised				Units of	Units of	Other	or Other
	Unexercised	Unexercised		Unearned		Option	Option	Stock That	Stock That	Rights That	Rights That
	Options(#)	Options(#)		Options		Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable(1)		(#)		Price($)	Date	Vested(#)	Vested($)	Vested(#)	Vested($)

Samuel F. Thomas	—	—		100,099	(3)	$6.50	11/23/2015	—	—	—	—
	47,478	189,910	(2)	—		$6.50	11/23/2015	—	—	—	—
Michael F. Biehl	—	—		30,029	(3)	$6.50	11/23/2015	—	—	—	—
	14,243	56,973	(2)	—		$6.50	11/23/2015	—	—	—	—
Matthew J. Klaben	—	—		14,889	(3)(7)	$12.16	3/29/2016	—	—	—	—
	—	34,857	(4)(6)	—		$12.16	3/29/2016	—	—	—	—
James H. Hoppel, Jr.	—	—		10,011	(3)	$6.50	11/23/2015	—	—	—	—
	4,748	18,990	(2)	—		$6.50	11/23/2015	—	—	—	—
	—	—		1,340	(3)(7)	$12.16	4/27/2016	—	—	—	—
	—	3,137	(5)(6)	—		$12.16	4/27/2016	—	—	—	—

(1)	The securities underlying unexercised options which are unexercisable are also included in the aggregate dollar amount recognized for financial statement reporting purposes, in accordance with SFAS 123(R) and SEC rules for executive compensation disclosure, in the “Option Awards” column of the 2006 Summary Compensation Table.

(2)	These securities underlying unexercised options represent time options granted under the 2005 Stock Incentive Plan on November 23, 2005, which will vest ratably on each of November 23, 2007, 2008, 2009 and 2010.

(3)	These securities underlying unexercised options represent performance options granted under the 2005 Stock Incentive Plan. The performance options become exercisable based upon the “Fund X Net Return,” which is the amount received by First Reserve in cash (and/or in-kind based upon the fair market value of securities or other property received by First Reserve) in respect of its investment in us divided by the aggregate amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. The performance options are reported in the table above based on our achieving threshold performance levels, or a Fund X Net Return of 2.25 times the Fund X Investment, at which level 23% of the performance options would vest. At a Fund X Net Return below that level, no performance options would become exercisable, except that, subject to the holder of the option’s continued employment, in the event First Reserve sells 100% of its interest in us to a third party prior to October 17, 2008 and, as a result of such sale, the Fund X Net Return is less than 2.50 times the Fund X Investment, but an internal rate of return of greater than 30% is realized by First Reserve, the performance options granted prior to completion of our IPO will vest with respect to 45% of the shares of our common stock subject to the performance option. This measure has not been used for purposes of presenting the table above, as it is not possible to estimate when First Reserve may sell 100% of its investment in us. See Note (3) to the 2006 Grants of Plan-Based Awards Table and “Equity and Incentive Plan Awards —Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” for more information about these options and the 2005 Stock Incentive Plan.

(4)	These securities underlying unexercised options represent time options granted under the 2005 Stock Incentive Plan, which will vest ratably on each of March 29, 2007, 2008, 2009, 2010 and 2011.

(5)	These securities underlying unexercised options represent time options granted under the 2005 Stock Incentive Plan, which will vest ratably on each of April 27, 2007, 2008, 2009, 2010 and 2011.

(6)	These stock options are also included in the “All Other Option Awards” column of the 2006 Grants of Plan-Based Awards Table.

(7)	These stock options are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2006 Grants of Plan-Based Awards Table.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

The following table and related notes and discussion present information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers in 2006.

	Option Awards				Stock Awards
	Number of				Number of
	Shares		Value		Shares	Value
	Acquired		Realized		Acquired	Realized
	on Exercise		on Exercise		on Vesting	on Vesting
Name	(#)		($)		(#)	($)

Samuel F. Thomas	437,645	(1)(2)	$9,924,381	(3)
Michael F. Biehl	24,505	(1)(2)	$555,708	(3)

(1)	These stock options, which were granted under our 2004 Stock Plan, were exercised on May 19, 2006, prior to our IPO. The options became exercisable on multiple dates, on or before October 17, 2005.

(2)	The number of shares acquired on exercise has been adjusted to give effect to a 4.6263-for-one stock split of our common stock that occurred on July 20, 2006.

(3)	In March 2006, we hired an independent valuation firm to determine the fair market value of our common stock as of March 31, 2006. The value realized upon exercise is based on the difference between that fair market value, as determined by the independent valuation firm (which we consider to be the fair market value of our stock on May 19, 2006), and the pre-IPO exercise price of the options. The fair market value of our stock on May 19, 2006, the date of option exercise, before our IPO, is not comparable to the fair market value of our stock after our IPO as a result of the significant changes to our equity capital structure that took place immediately before and as part of our IPO. The value realized upon exercise has not been adjusted to reflect the income and other taxes paid or owed by Mr. Thomas and Mr. Biehl upon exercise of the options, which were substantial and all of which have been borne personally by Messrs. Thomas and Biehl.

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our named executive officers in 2006.

Aggregate
	Executive		Registrant	Aggregate	Aggregate	Balance
	Contributions in		Contributions in	Earnings	Withdrawals/	at Last
	Last FY		Last FY	in Last FY	Distributions	FYE
Name	($)		($)	($)	($)	($)

Samuel F. Thomas	$99,600	(1)	$—	$10,354	$—	$109,954

(1)	The amount of executive contributions listed in the table was included in the aggregate amount of bonus earned by Mr. Thomas in the bonus column of our 2005 Summary Compensation Table.

Pursuant to the Company’s Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest as follows: 33% upon completion of one year of participation; 67% upon completion of two years of participation; and 100% upon completion of three years of participation in the plan. Elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (i) a participant’s interest upon termination does not exceed $10,000; (ii) a plan interest is awarded to a former spouse of a participant under court order; (iii) a “change in control” occurs; (iv) a participant has an unforeseeable emergency; (v) a participant becomes disabled; or (vi) death occurs prior or subsequent to commencement or completion of payment of benefits, respectively. In no event may a participant receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change their investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The table below reflects the amount of compensation payable to each of the named executive officers of our company in the event of termination of the executive’s employment. The amount of compensation payable to each named executive officer upon termination by us without Cause (as defined below) or resignation by the executive with Good Reason (as defined below), termination by us with Cause or resignation by the executive without Good Reason, in the event of Disability (as defined below) or death and termination following a Change in Control (as defined below) are set forth below. All of the compensation arrangements described below were put in place prior to our IPO, which occurred on July 25, 2006. Although our board of directors and compensation committee were responsible for the implementation of all of the payment arrangements described below, the terms of all of the post-employment payment arrangements were subject to the review of First Reserve directly or through its representatives on our board of directors.

The amounts shown assume that such termination was effective as of December 29, 2006, the last business day of 2006 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from our company.

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that a named executive officer is terminated for (i) the executive’s willful failure to perform duties, commission of, or plea of guilty or no contest to a felony or crime involving moral turpitude, willful malfeasance or misconduct which is demonstrably injurious to us or our subsidiaries, material breach of the material terms of the agreement, commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us which adversely affects the business or that of our subsidiaries or affiliates, or any other act or course of conduct which will demonstrably have a material adverse effect on us (“Cause”) or resigns for (ii) a reason other than any of the following events occurring without Executive’s consent: a substantial diminution in the executive’s position or duties, or any reduction in base salary or material reduction in employee benefits not affecting all other senior executives (“Good Reason”), he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated for Cause or resigns without Good Reason, the unvested portion of all time options and all performance options will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated for (i) conviction of certain crimes enumerated in the Deferred Income Plan; or (ii) any breach of the duty of loyalty to us, any acts of omission in the performance of his company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of his company duties from which he derived an improper personal benefit (“Cause Under Deferred Income Plan”), Mr. Thomas will not be entitled to receive any benefits or payments under the terms of the plan, other than his deferrals.

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that a named executive officer is terminated without Cause or resigns for Good Reason, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (i) the greater of the executive’s current base salary or highest base salary paid within the employment term, payable in installments as follows: Mr. Thomas, for three years; Mr. Biehl, for two years; Mr. Klaben and Mr. Hoppel, for one year; and (ii) continued coverage under group health plans on the same basis as active employees as follows: Mr. Thomas, for three years; Mr. Biehl, for two years; Mr. Klaben and Mr. Hoppel, for one year. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive officer’s behalf for such coverage.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, including retirement at age 60, provided the executive has completed ten years of service with us (“Retirement”), any unvested time options will be cancelled. No named executive officer was eligible for Retirement on December 29, 2006, and accordingly, the table below does not present any option benefits associated with Retirement. With respect to performance options, we will determine whether and to what extent the performance options would have vested as of the date of such termination, based upon the Fund X Net Return net of all expenses, taxes incurred by us or one of our subsidiaries, and payment of management options and based upon the fair market value of us, as determined in good faith by the board, in its sole discretion, assuming a hypothetical liquidation of us or the sale of us to a third party, subject to certain appraisal rights. Any portion of the performance options that we, or an independent investment banker, as applicable, determines would have vested, will be deemed vested, and the remainder of the unvested options will be forfeited.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated by us without Cause Under Deferred Income Plan or by resignation for Good Reason, Mr. Thomas will be entitled to receive an amount equal to his vested account, payable as a lump sum. The payment will be made on or about the first day of the third month following termination.

Payments made upon Termination by Reason of Death or Disability

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that a named executive officer is terminated by reason of death or becomes physically or mentally incapacitated and therefore unable to for a period of six consecutive months or an aggregate of nine months in any twenty-four consecutive month period to perform his duties (“Disability”) he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the executive officers, in the event that a named executive officer is terminated due to death or disability, any time options that would have vested in the calendar year in which such termination occurs, will become fully vested. With respect to performance options, we will determine whether and to what extent the performance option would have vested as of the date of such termination, based upon the Fund X Net Return net of all expenses, taxes incurred by us or one of our subsidiaries, and payment of management options and based upon the fair market value of us, as determined in good faith by the board, in its sole discretion, assuming a hypothetical liquidation of us or the sale of us to a third party, subject to certain appraisal rights. Any portion of the performance option that we, or an independent investment banker, as applicable, determines would have vested, will be deemed vested, and the remainder of the unvested options will be forfeited.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated due to disability, the benefit payable to him under the Deferred Income Plan will vest, as of the date of the disability determination. In the event that Mr. Thomas’ employment is terminated due to death, we will distribute Mr. Thomas’ account as soon as practicable following the date of death. In the event that either occurs prior to commencement of the payment of benefits, payments will be made as a lump sum. In the event that Mr. Thomas’ employment is terminated due to death following the commencement of the payment of benefits, but prior to the completion of all such benefits, we will continue to make installment payments over the remainder of the period, as though he had survived.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits.  Pursuant to the terms of each named executive officer’s employment agreement, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. No named executive officer’s employment agreement could have terminated on December 29, 2006 as a result of the rolling term of the agreement, since we could not have provided the required notice one, two or three years before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the employment agreement term on December 29, 2006.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the executive officers, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, the unvested portion of all time options and all performance options will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that Mr. Thomas’ employment is terminated upon expiration of the employment term without renewal, Mr. Thomas will be entitled to receive an amount equal to his vested account, payable as a lump sum. The payment will be made on or about the first day of the seventh month following termination.

Payments made upon Change in Control

Salary, Bonus and Benefits.  The named executive officers’ employment agreements do not address termination of employment upon a change in control. Accordingly, any benefits or payments in such a case would be determined by the nature of the termination of employment, such as resignation without Good Reason, termination for Cause, termination without Cause, or otherwise.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event of the occurrence of any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group, other than First Reserve Fund X, L.P., its affiliates and certain other persons, as specified in the 2005 Stock Incentive Plan; (ii) any person or group, other than First Reserve Fund X, L.P., it affiliates and certain other persons, as specified in the 2005 Stock Incentive Plan, is or becomes the beneficial owner of more than 50% of the total voting power of the our total stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board (together with any new directors whose election by such board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board then in office (each, a “Change in Control”), the time options will immediately become fully vested and exercisable.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that (i) a person other than our employee stock ownership trust, becomes the beneficial owner, directly or indirectly, of our outstanding common stock having 51% or more of the total number of votes which may be cast for directors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by such board or whose nomination for election by the our stockholders was approved by a vote of two-thirds of the our directors, then still in office, who were either directors at the beginning of such period) cease for any reason to constitute a majority of the board, then in office, Mr. Thomas’ interest in all amounts credited to his account under the plan will fully and immediately vest and become nonforfeitable.

Restrictive Covenants that Apply During and After Termination of Employment

Each of Messrs. Thomas, Biehl, Klaben and Hoppel is also subject under the terms of his employment agreement to a customary covenant not to disclose confidential information during the term of his employment and at all times thereafter and to customary covenants not to compete and not to solicit employees or customers during the employment term and for (a) three years following termination of employment for any reason, in the case of Mr. Thomas, (b) two years following termination of employment for any reason, in the case of Mr. Biehl, and (c) one year following termination of employment for any reason, in the case of Messrs. Klaben and Hoppel.

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 29, 2006, the last business day of 2006, and based on the terms of the applicable agreements and plans described above, payments made and benefits provided would have the following estimated values:

	Involuntary	Involuntary
	Termination for	Termination without
	Cause /	Cause /
	Resignation by	Resignation by
	Executive without	Executive for Good		Change in
	Good Reason	Reason	Disability / Death	Control(7)

Base Salary(1)
Samuel F. Thomas	$—	$1,203,077	$—	$—
Michael F. Biehl	$—	$471,808	$—	$—
Matthew J. Klaben	$—	$194,485	$—	$—
James H. Hoppel, Jr.	$—	$155,185	$—	$—
Annual Bonus(2)
Samuel F. Thomas	$—	$—	$656,384	$—
Michael F. Biehl	$—	$—	$350,568	$—
Matthew J. Klaben	$—	$—	$201,540	$—
James H. Hoppel, Jr.	$—	$—	$137,841	$—
Health and Welfare Benefits(3)
Samuel F. Thomas	$—	$40,373	$—	$—
Michael F. Biehl	$—	$24,805	$—	$—
Matthew J. Klaben	$—	$11,829	$—	$—
James H. Hoppel, Jr.	$—	$11,829	$—	$—
Accelerated vesting of time options(4)
Samuel F. Thomas	$—	$—	$—	$1,844,030
Michael F. Biehl	$—	$—	$—	$553,206
Matthew J. Klaben	$—	$—	$—	$141,171
James H. Hoppel, Jr.	$—	$—	$—	$197,102
Accelerated vesting of performance options(5)
Samuel F. Thomas	$—	$971,966	$971,966	$—
Michael F. Biehl	$—	$291,586	$291,586	$—
Matthew J. Klaben	$—	$60,301	$60,301	$—
James H. Hoppel, Jr.	$—	$102,631	$102,631	$—
Deferred Compensation(6)
Samuel F. Thomas	$—	$—	$—	$—
TOTAL
Samuel F. Thomas	$—	$2,215,416	$1,628,350	$1,844,030
Michael F. Biehl	$—	$788,199	$642,154	$553,206
Matthew J. Klaben	$—	$326,916	$261,841	$141,171
James H. Hoppel, Jr.	$—	$269,645	$240,472	$197,102

(1)	The base salary levels of the executive officers under their employment agreements at December 31, 2006 were as follows: Mr. Thomas, $400,000; Mr. Biehl, $235,000; Mr. Klaben, $193,000; and Mr. Hoppel, $154,000. These 2006 amounts were used in calculating the hypothetical payment shown. The base salary levels of the executive officers have been adjusted, effective January 1, 2007, as follows: Mr. Thomas, $450,000; Mr. Biehl, $245,000; Mr. Klaben, $200,000; and Mr. Hoppel, $170,000. The amounts in the table include accrued but unused vacation for two days only, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment with only two days remaining in the year. Each named executive officer had at least two days’ accrued vacation unused on December 29, 2006, and the corresponding accrued vacation amounts included in the table are as follows: Mr. Thomas, $3,077; Mr. Biehl, $1,808; Mr. Klaben, $1,485; and Mr. Hoppel, $1,185.

(2)	Our 2006 Bonus Plan, under which incentive bonuses would be paid for 2006, generally requires a participant to be employed on the last day of the fiscal year in order to receive a bonus. Since each executive officer is assumed to be terminated before the end of the year in the table above, no bonus amounts are shown for the year in question unless otherwise required under the terms of the executive officer’s employment agreement. The bonus amounts payable upon termination due to death or disability as set forth above assumes realization of our maximum performance goals under the 2006 Bonus Plan, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the 2006 Grants of Plan-Base Awards Table above and in the 2006 Summary Compensation Table above.

(3)	Heath and welfare benefits consist of health care and dental. These benefits after termination of employment for 2007 have been calculated based on actual cost to us for 2007. Health and welfare benefits for 2008, in the case of Messrs. Thomas and Biehl, and 2009, in the case of Mr. Thomas, have been calculated on the basis of actual cost for 2007 plus an assumed 10% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost, and have been prorated based on number of days in the year through December 29 relative to a full 365-day year.

(4)	The value of the time options that vest upon a Change in Control represents the difference between the aggregate market value of the shares underlying these vested options on the last business day of 2006, at $16.21 per share, the closing price of our common stock on that day, and the aggregate exercise price of the options. The calculation for each named executive officer is as follows: Mr. Thomas, 189,910 shares, at a market price of $16.21 per share, for an aggregate market value of $3,078,448, minus $1,234,418, the aggregate exercise price for the shares; Mr. Biehl, 56,973 shares, at a market price of $16.21 per share, for an aggregate market value of $923,529, minus $370,323, the aggregate exercise price for the shares; Mr. Klaben, 34,857 shares, at a market price of $16.21 per share, for an aggregate market value of $565,032, minus $423,861, the aggregate exercise price for the shares; and Mr. Hoppel, 22,127 shares, at a market price of $16.21 per share, for an aggregate market value of $358,685, minus $161,584, the aggregate exercise price for the shares.

(5)	The performance options that were granted under the 2005 Stock Incentive Plan would partially vest under the option agreements as of the date of termination of employment as a result of involuntary termination without Cause, resignation for Good Reason, Disability or death based upon calculation of a hypothetical Fund X Net Return at the date of termination, net of certain deductions. The Fund X Net Return is calculated assuming a hypothetical liquidation of us or a sale of us to a third party based upon fair market value at such date, net of expenses, taxes incurred by us and payment of management options. The Fund X Net Return was calculated to exceed the minimum performance option vesting threshold under our option agreements at December 29, 2006 using a fair market value based on a stock price of $16.21 per share, which represented the closing price of our common stock on December 29, 2006, and publicly available information concerning the amounts invested in us by First Reserve and the cash returned to First Reserve before December 29, 2006. Expenses, taxes and payment of management options could not be reasonably estimated, but may have resulted in payouts less than those shown in the table above. Therefore, 23% of the performance options were assumed to vest at the termination date based on the foregoing. The calculation of the value shown in the table for each named executive officer is as follows: Mr. Thomas, 100,099 shares, at a market price of $16.21 per share, for an aggregate market value of $1,622,605, minus $650,639, the aggregate exercise price for the shares; Mr. Biehl, 30,029 shares, at a market price of $16.21 per share, for an aggregate market value of $486,770, minus $195,184, the aggregate exercise price for the shares; Mr. Klaben, 14,889 shares, at a market price of $16.21 per share, for an aggregate market value of $241,351, minus $181,050, the aggregate exercise price for the shares; and Mr. Hoppel, 11,351 shares, at a market price of $16.21 per share, for an aggregate market value of $183,400, minus $80,769, the aggregate exercise price for the shares. We do not believe any named executive officer would have had the right at December 29, 2006 to terminate his employment under the circumstances described above, nor can we predict at this time whether any performance options might ever vest based on future events.

(6)	No benefit is shown for deferred compensation because there are no contributions by us or any above-market returns on any participant moneys in the Deferred Income Plan for any named executive officer. All balances in the Deferred Income Plan represent solely the named executive officer’s contributions or market earnings on those contributions. For more information, see “2006 Nonqualified Deferred Compensation Table.”

(7)	Assumes termination of employment results from resignation without Good Reason. If resignation were for Good Reason, or if termination resulted from termination without Cause or for Cause, see the applicable columns in the table for the salary continuation, acceleration of performance options, or other applicable benefits that could apply in such case.

2006 DIRECTOR COMPENSATION TABLE

The following table and related notes and discussion summarize compensation paid to our non-employee directors for our 2006 fiscal year, presented in accordance with SEC rules.

	Fees Earned or
	Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)

Timothy H. Day	$24,000	$40,000	$—	$64,000
Richard E. Goodrich	$28,500	$40,000	$—	$68,500
Ben A. Guill	$22,000	$40,000	$—	$62,000
Steven W. Krablin	$30,500	$40,000	$—	$70,500
Kenneth W. Moore	$22,000	$40,000	$—	$62,000
Michael W. Press	$26,000	$40,000	$—	$66,000

(1)	As of December 31, 2006, the directors held restricted stock units in the following amounts: Timothy H. Day, 2,666 restricted stock units; Ben A. Guill, 2,666 restricted stock units; Richard E. Goodrich, 2,658 restricted stock units; Steven W. Krablin, 2,666 restricted stock units; Kenneth W. Moore, 2,666 restricted stock units; and

Michael W. Press, 2,658 restricted stock units. The grant date fair value of each restricted stock unit grant reported in this column, calculated in accordance with SFAS 123R, is $40,000.

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our board of directors or committees thereof. We pay our non-employee directors an annual retainer of $32,000, payable in equal quarterly installments, and grant annually to each non-employee director restricted stock units covering a number of shares of common stock with a fair market value of $40,000 on the date of grant. The restricted stock units fully vest on the first anniversary of the date of grant or earlier, in the event of a change in control (as defined in the 2005 Stock Plan) or the director ceasing to serve on the board due to death or disability (as defined in the 2005 Stock Plan). The restricted stock units are expected to be settled in shares of our common stock, the receipt of which may be deferred by each director for a period ranging from the first anniversary of the restricted stock unit vesting date to the tenth anniversary of the restricted stock unit vesting date, or, if elected, earlier upon separation of service from the board or a change in control, in both cases, to the extent permitted under Section 409A of the Internal Revenue Code.

In addition to the compensation described above, the chairperson of our audit committee receives an additional $8,000 annual retainer, and the chairpersons of our other board committees receive an additional $4,000 annual retainer, in each case in equal quarterly installments. Additionally, we pay our non-employee directors a fee of $2,000 for board meetings attended in person (up to six meetings and $1,000 per meeting thereafter) and a fee of $1,000 for board meetings attended telephonically. In connection with meetings of the committees of our board of directors, we pay our non-employee directors who attend committee meetings in person a fee of $1,000 per meeting and a fee of $500 per meeting for committee meetings attended telephonically. In addition, directors must accumulate investments of at least $100,000 in our common stock during their first 24 months on our board. Shares of our common stock issued upon settlement of restricted stock units will count towards the $100,000 requirement.

Management Equity

In connection with the Acquisition, the compensation committee elected to adjust, in accordance with the terms of our 2004 Stock Plan and the merger agreement, a portion of certain then-outstanding stock options held by certain executive officers or members of senior management to represent options to acquire shares of our common stock after the Acquisition. All other then-outstanding stock options were cashed out pursuant to the merger agreement. All such rollover options were exercised in the second quarter of 2006 for $3.50 per share. All shares of common stock acquired upon the exercise of such rollover options are now subject to the terms of the management stockholder’s agreements. See “Certain Related Party Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of January 15, 2007 by:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each member of our board of directors and each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

	Number of Shares of	Percentage of
	Common Stock	Shares of
Name of Beneficial Holder	Beneficially Owned	Common Stock(1)

First Reserve Fund X, L.P(2)	12,384,212	48.4%
Capital Research and Management Company(3)	2,266,400	8.9%
Samuel F. Thomas(4)	558,304	2.2%
Michael F. Biehl(5)	42,845	*
Matthew J. Klaben	2,500	*
James H. Hoppel, Jr.(6)	7,248	*
Ben A. Guill(7)(8)	2,666	*
Kenneth W. Moore(7)(9)	2,666	*
Timothy H. Day(7)(10)	2,666	*
Steven W. Krablin(11)	2,666	*
Michael W. Press(12)	4,658	*
Richard E. Goodrich(13)	4,658	*
All directors and officers as a group (10 persons)	630,877	2.5%

(1)	In accordance with Commission rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after January 15, 2007, but no exercise of outstanding options covering Common Stock held by any other person.
(2)	48.4% of our common stock is owned by FR X Chart Holdings LLC, or Chart Holdings, which in turn is 100% owned and managed by First Reserve Fund X, L.P., or Fund X. First Reserve GP X, L.P., or GP X, is the general partner of Fund X. First Reserve GP X, Inc., or GP X, Inc., is the general partner of GP X. First Reserve Corporation is the advisor to Fund X. (In this footnote we refer to Fund X, GP X and GPX, Inc. collectively as, the “Fund Entities”.) The officers of GP X Inc. are William E. Macaulay, John A. Hill, Ben A. Guill, Alan G. Schwartz, Cathleen M. Ellsworth, J.W.G. (Will) Honeybourne, Alex T. Krueger, Mark A. McComiskey, Kenneth W. Moore, Thomas J. Sikorski, Jennifer C. Zarrilli, Timothy H. Day, Joseph Robert Edwards, J. Hardy Murchison, Glenn J. Payne, Kristin A. Custar, Rahman P. D’Argenio, Brian K. Lee, Bingfeng Leng, Timothy K. O’Keefe, Jeffrey K. Quake, Daniel S. Rice, Anne E. Gold, Valeria A. Thomason, Damien T.J. Harris, Francesco Giuliani, Neil J. Hartley, Joshua R. Weiner, Avik Dey, Dod E. Wales, Joel C. Lambert and Matthew S. Raben who are all employees of First Reserve. Decisions with respect to voting and investments are made by the Investment Committee of First Reserve, made up of a subset of these officers that includes the officers named above except for Ms. Thomason and Mr. Harris. With respect to investments held by these entities, decisions with respect to operations oversight are made by the subset of these officers that work most closely on a given investment, which includes Messrs. Macaulay, Guill, Moore and Day in the case of Chart Industries, Inc. The 12,384,212 shares consist of 12,376,214 shares directly owned by Chart Holdings, and 7,998 aggregate shares of Common Stock underlying the 2,666 restricted stock units of the company issued to each of Messrs. Day, Guill and Moore under the 2005 Stock Incentive Plan. The Fund Entities (but not Chart Holdings) are entitled to a portion of the profits from the sale of such restricted stock units and any underlying shares of Common Stock, and may therefore be deemed to share beneficial ownership over such securities. The address of FR X Chart Holdings LLC, Fund X, GP X, GP X, Inc. and First Reserve Corporation is c/o First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830.
(3)	According to a Schedule 13G filed with the SEC on February 12, 2007, Capital Research and Management Company, as of December 29, 2006, has sole voting power and sole dispositive voting power over 2,266,400 shares. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, California 90071.
(4)	Shares beneficially owned by Mr. Thomas include 134,998 shares that were transferred to a trust of which Mr. Thomas is the grantor and the current beneficiary and 47,478 shares which he has the right to acquire within 60 days of January 15, 2007 through the exercise of stock options.
(5)	Shares beneficially owned by Mr. Biehl include 14,243 shares which he has the right to acquire within 60 days of January 15, 2007 through the exercise of stock options.

(6)	Shares beneficially owned by Mr. Hoppel include 4,748 shares which he has the right to acquire within 60 days of January 15, 2007 through the exercise of stock options.
(7)	Mr. Guill is the President, a Managing Director and a member of the board of directors of First Reserve Corporation and GP X, Inc. Mr. Moore is a Managing Director of First Reserve Corporation and GP X, Inc. Mr. Day is a Director of First Reserve Corporation and GP X, Inc. Mr. Guill, Mr. Moore and Mr. Day all disclaim beneficial ownership of any shares of the issuer’s equity securities owned by such entities or their affiliates (including First Reserve Fund X, L.P.).
(8)	Shares beneficially owned by Mr. Guill consist of 2,666 restricted stock units. See footnote 2.
(9)	Shares beneficially owned by Mr. Moore consist of 2,666 restricted stock units. See footnote 2.
(10)	Shares beneficially owned by Mr. Day consist of 2,666 restricted stock units. See footnote 2.
(11)	Shares beneficially owned by Mr. Krablin consist of 2,666 restricted stock units.
(12)	Shares beneficially owned by Mr. Press include 2,658 restricted stock units.
(13)	Shares beneficially owned by Mr. Goodrich include 2,658 restricted stock units.
*	Less than 1%.

CERTAIN RELATED PARTY TRANSACTIONS

Management Stockholder’s Agreements

In connection with our IPO, we entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of our management, including Messrs. Thomas, Biehl, Klaben and Hoppel, which we refer to as the management stockholders, and FR X Chart Holdings LLC.

Tag-Along Rights.  If FR X Chart Holdings LLC wishes to transfer shares of common stock other than pursuant to a registered offering, a transfer pursuant to Rule 144 under the Securities Act, a transfer with the approval of the members of the board not affiliated with FR X Chart Holdings LLC or a transfer by FR X Chart Holdings LLC to any of its affiliates or partners or our employees, then each management stockholder shall have the right to tag-along and participate, on a pro rata basis, in such transfer of common stock. The tag-along rights will terminate upon the date that FR X Chart Holdings LLC and its affiliates cease to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of at least 30% of our outstanding common stock.

“Piggyback” Registration Rights.  Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each management stockholder will have the opportunity to include in registered sales of our common stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our common stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by such management stockholder. We will pay all of the expenses associated with an offering of such shares. Underwriting discounts will be shared proportionately.

Stockholders Agreement

In connection with the IPO, we and First Reserve or one of its affiliates entered into a stockholders agreement pursuant to which First Reserve or its affiliates has the right to request us to register the sale of securities held by First Reserve, on their behalf and may require us to make available shelf registration statements permitting sales of securities into the market from time to time over an extended period. In addition, First Reserve has the ability to exercise certain piggyback registration rights in connection with registered offerings initiated by us.

In addition, pursuant to the terms of the stockholders agreement, for so long as First Reserve continues to hold (1) less than 50% but at least 25% of our outstanding common stock, it shall have the right to designate three director nominees, (2) less than 25% but more than 10% of our outstanding common stock, it will have the right to designate two director nominees, and (3) 10% of our outstanding common stock, it will have the right to designate one director nominee. Once First Reserve holds less than 10% of our outstanding common stock, it will have no right to designate directors pursuant to the stockholders agreement. We have agreed that neither First Reserve nor any director, officer or employee of First Reserve who may serve as officer, director and/or employee of ours will be liable to us (i) by reason of any business decision or transaction undertaken by First Reserve which may be adverse to our interests, (ii) by reason of any activity undertaken by First Reserve or by any other person in which First Reserve may have an investment or other financial interest which is in competition with us or (iii) without limiting the effect of Section 144 of the Delaware General Corporation Law, by reason of any transaction with First Reserve, or any transaction in which First Reserve will have a financial interest, unless the party seeking to assert such liability proves, by clear and convincing evidence, that such transaction was not fair to us at the time it was authorized by the board of directors or a committee thereof.

Warrant to Purchase our Shares

On November 23, 2005, we issued a warrant to FR X Chart Holdings LLC to purchase up to 2,651,012 shares of our common stock at a per share purchase price of $14.00 (subject to adjustment per the terms of the warrant). The warrant was exercised on a cash basis in May 2006 and we issued 2,651,012 shares to FR X Chart Holdings LLC under the warrant.

Legal Fees

On April 1, 2006, Matthew J. Klaben became our Vice President, General Counsel and Secretary. Prior to joining us in March 2006, Mr. Klaben was a partner with the law firm of Calfee, Halter & Griswold LLP. During the three months ended March 31, 2006, we paid $41,765 in legal fees and expenses to the law firm of Calfee, Halter & Griswold LLP for legal services rendered.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Issuer” refers only to Chart Industries, Inc. and its successors under the indenture and not to any of its Subsidiaries.

The outstanding notes were issued and the exchange notes will be issued under an indenture among the Issuer, the Guarantors and The Bank of New York. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture is available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The Holder of a note will be treated as the owner of it for all purposes. Only Holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general unsecured senior subordinated obligations of the Issuer;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer, including borrowings under the Credit Agreement;

•	are effectively subordinated in right of payment to any existing and future Indebtedness and other liabilities, including trade payables, of the Issuer’s Foreign Subsidiaries, certain Domestic Subsidiaries that are not Guarantors and any future Unrestricted Subsidiaries;

•	are pari passu in right of payment with all future senior subordinated Indebtedness of the Issuer;

•	are senior in right of payment to any future Indebtedness of the Issuer that expressly provides for its subordination to the notes; and

•	are unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors.

A substantial portion of the personal property and all other material assets of the Issuer and its Subsidiaries, including the Guarantors (subject to certain limited exceptions agreed upon with respect to immaterial Subsidiaries and with respect to any guarantee that could create materially adverse tax consequences), have been pledged to secure our obligations to our secured creditors, including our obligations under the Credit Agreement. In the event our secured creditors exercise their rights with respect to their pledged assets, our secured lenders would be entitled to be repaid in full from the liquidation of those assets before those assets would be available for distribution to our other creditors, including holders of the Notes. See “Risk Factors—Risks Related to the Exchange Notes—Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.” In addition, the assets of the Subsidiaries of the Issuer that are not Guarantors will be subject to the prior claims of all creditors, including trade creditors, of those Subsidiaries. See “Risk Factors—Risks Related to the Exchange Notes—Claims of noteholders are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they do not guarantee the notes.”

As of September 30, 2006:

•	the Issuer and its Subsidiaries had $290.0 million principal amount of Indebtedness on a consolidated basis (including the notes), of which $120.00 million was secured Senior Indebtedness, comprised solely of borrowings under the senior secured credit facility (excluding $27.3 million in letters of credit);

•	an additional $87.7 million was available for borrowing under the senior secured credit facility, which Indebtedness when incurred would be Senior Indebtedness and would be secured; and

•	subsidiaries of the issuer that are not Guarantors had $29.0 million of Indebtedness and other liabilities, including trade payables but excluding intercompany liabilities.

The Note Guarantees

The notes were initially guaranteed, on a senior subordinated, unsecured basis, by each of the Issuer’s direct and indirect Restricted Subsidiaries that are Domestic Subsidiaries on the Issue Date and that guarantee Indebtedness under the Credit Agreement.

Each Note Guarantee is:

•	a general senior subordinated, unsecured obligation of that Guarantor;

•	subordinated in right of payment to all existing and future Senior Indebtedness of that Guarantor, including any borrowings and guarantees by that Guarantor of Indebtedness under the Credit Agreement;

•	pari passu in right of payment with all future senior subordinated Indebtedness of that Guarantor; and

•	senior in right of payment to any future Indebtedness of that Guarantor that expressly provides for its subordination to the Guarantor’s Note Guarantee.

Each Note Guarantee is subordinated to the prior payment in full of all Senior Indebtedness of that Guarantor. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and if that occurs, you may not receive any payments on the notes.” As of September 30, 2006, the Issuer and the Guarantors had $120.0 million of Senior Indebtedness (excluding approximately $27.3 million of letters of credit under the Credit Agreement), all of which were guarantees of Indebtedness under the Credit Agreement.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture in the form attached as an exhibit to the indenture; or

(b) in the case of any such sale or disposition (including by way of any such consolidation or merger), the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale, disposition or transfer does not violate the first paragraph of the “Asset Sale” provisions of the indenture;

(2) in connection with any sale, disposition or transfer of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if (x) after giving effect to such sale, disposition or transfer, such Person is no longer a Subsidiary of the Issuer and (y) the sale, disposition or transfer does not violate the first paragraph of the “Asset Sale” provisions of the indenture;

(3) if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(5) upon the release of such Guarantor’s guarantee under the Credit Agreement or under such other Indebtedness requiring such Guarantor to provide a Note Guarantee as provided below under the caption “—Certain Covenants—Additional Note Guarantees.”

As of the date of the indenture, all of our Subsidiaries will be Restricted Subsidiaries. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. The Issuer’s Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. The Issuer’s Unrestricted Subsidiaries will not guarantee the notes, and if the Issuer designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Note Guarantee of such Subsidiary will be released.

Principal, Maturity and Interest

The Issuer issued $170.0 million in aggregate principal amount of notes in the September 2005 offering. The Issuer may issue an unlimited amount of additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity.” The notes issued in this offering and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Issuer issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on October 15, 2015. Interest on the notes will accrue at the rate of 9 1/8% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2006. The Issuer will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer, the paying agent will remit on behalf of the Issuer all principal, interest and premium and Additional Interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The issuer may change the paying agent or registrar without prior notice to the Holders, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the provisions of the indenture. The Issuer, the registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Neither the Issuer nor the registrar will be required to transfer or exchange any note selected for redemption. Also, neither the Issuer nor the registrar will be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Ranking

The notes will be senior subordinated Indebtedness of the Issuer. The payment of the Senior Subordinated Obligations will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment in full, in cash or Cash Equivalents, of all Obligations due in respect of existing and future Senior Indebtedness. Payments under the Note Guarantee of each Guarantor will be subordinated to the prior payment in full, in cash or Cash Equivalents, of all Senior Indebtedness of such Guarantor, including Senior Indebtedness of such Guarantor incurred after the date of the indenture, on the same basis as provided below with respect to the subordination of payments on the Notes by the Issuer to the prior payment in full of Senior Indebtedness of the Issuer. See “Risk Factors—Risks Related to the Exchange Notes—Your right to receive payments on the notes is junior to all of our existing and future senior indebtedness, and the guarantees of the notes are junior to all the guarantors’ existing and future senior indebtedness.” Notwithstanding the foregoing, payment from the money or the proceeds of Government Securities held in any trust described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge,” below, will not be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described herein.

The holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any proceeding described below at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Issuer or any Guarantor in such proceeding) before the Holders will be entitled to receive any payment on account of Senior Subordinated Obligations or any payment to acquire any of the notes for cash, property or securities, or any distribution with respect to the notes of any cash, property or securities (except that Holders may receive and retain Permitted Junior Securities and payments made from any trust described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”), in the event of any distribution to creditors of the Issuer:

(1) in a liquidation or dissolution of the Issuer;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of the Issuer’s assets and liabilities.

In addition, until all Obligations due with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents (including, with respect to Senior Indebtedness, any interest accruing after the commencement of any proceeding described above at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Issuer or any Guarantor in such proceeding), any such distribution to which Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive and retain Permitted Junior Securities and payments made from any trust described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”).

The Issuer also may not make any payment in respect of any Senior Subordinated Obligations (except in Permitted Junior Securities or from any trust described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”) if:

(1) a payment default on Designated Senior Indebtedness occurs and is continuing; or

(2) any other default occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and a responsible officer of the trustee receives actual notice of such default (a “Payment Blockage Notice”) from the trustee or other representative for the holders of any Designated Senior Indebtedness, or the holders of at least a majority of the outstanding principal amount of such Designated Senior Indebtedness.

Payments on the notes may and shall be resumed:

(1) in the case of a payment default in respect of Designated Senior Indebtedness, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default in respect of Designated Senior Indebtedness, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received.

No new Payment Blockage Notice may be delivered unless and until: (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

If the trustee or any Holder receives a payment in respect of the notes (except in Permitted Junior Securities or from any trust described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or such Holder has actual knowledge that the payment is prohibited,

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative.

The Issuer must promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice may be given to the indenture trustee or other trustee, agent or representative for such Senior Indebtedness.

Payments under the Note Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor, including Senior Indebtedness of such Guarantor incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the notes by the issuer to the prior payment in full of Senior Indebtedness of the Issuer. See “Risk Factors— Risks Related to the Exchange Notes—Your right to receive payments on the notes is junior to all of our existing and future senior indebtedness, and the guarantees of the notes are junior to all of the guarantors’ existing and future senior indebtedness.”

By reason of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer or the Guarantors, Holders may recover less, ratably, than creditors of the Issuer and the Guarantors who are holders of Senior Indebtedness. As a result of the obligation to deliver amounts received in trust to holders of Senior Indebtedness, Holders may recover less, ratably, than trade creditors of the Issuer and the Guarantors. See “Risk Factors—Risks Related to the Exchange Notes—Your right to receive payment on the notes is junior to all of our existing and future senior indebtedness, and the guarantees of the notes are junior to all the guarantors’ existing and future senior indebtedness.”

Optional Redemption

At any time prior to October 15, 2008, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the Issue Date) at a redemption price of 109.125% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Except pursuant to the preceding paragraphs or as otherwise set forth below, the notes will not be redeemable at the Issuer’s option prior to October 15, 2010. We are not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

On or after October 15, 2010 the Issuer may redeem all or a part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes to be redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2010	104.563%
2011	103.042%
2012	101.521%
2013 and thereafter	100.000%

In addition, at any time prior to October 15, 2010, the Issuer may also redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

All redemptions of the notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail or wire transfer to each Holder of notes properly tendered and so accepted the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

The Credit Agreement will limit the ability of the Issuer to purchase notes, and will also provide that certain change of control events with respect to the Issuer would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, likely constitute a default under such Senior Indebtedness. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities of the Issuer or any Restricted Subsidiary of the Issuer (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Issuer and such Restricted Subsidiary of the Issuer are released from any further liability in connection therewith;

(b) any securities, notes, other obligations or assets received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (c), less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration, is less than the greater of (x) 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and (y) $17.5 million; and

(d) any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may:

(a) apply such Net Proceeds, at its option:

(1) to repay (w) Indebtedness and other Obligations constituting Senior Indebtedness, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, (y) other pari passu Indebtedness (provided that the Issuer shall also equally and ratably reduce Indebtedness under the notes by making an offer (in accordance with the procedures set forth below for an Asset Sale) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, and the pro rata principal amount of notes) or (z) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to any Parent, the Issuer or any of their respective Affiliates;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that in the case of any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(b) enter into a binding commitment to apply the Net Proceeds pursuant to clause (a)(2), (3) or (4) above, provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period.

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within ten Business Days thereof, the Issuer will make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, on the notes and such other pari passu Indebtedness to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other pari passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. In such event, the trustee shall select the notes to be purchased as provided under the caption “—Selection and Notice.” Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The Credit Agreement will prohibit the Issuer from purchasing any notes with the proceeds of Asset Sales. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance, repay or replace the borrowings that contain such prohibition with new Indebtedness without such prohibition. If the Issuer does not obtain such a consent or refinance, repay or replace such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Indebtedness. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders. Finally, the Issuer’s ability to pay cash to Holders upon an Asset Sale may be limited by the Issuer’s financial resources.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis.

No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except as set forth above under the caption “—Optional Redemption.”

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the Issue Date:

(1) the notes are assigned an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day, the covenants specifically listed under the following captions in this prospectus will be terminated:

(1) “—Repurchase at the Option of Holders—Change of Control”;

(2) “—Repurchase at the Option of Holders—Asset Sales”;

(3) “—Restricted Payments”;

(4) “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(5) “—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(6) “—Designation of Restricted and Unrestricted Subsidiaries”;

(7) “—Transactions with Affiliates”;

(8) clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”; and

(9) “—Business Activities.”

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Equity”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) (only to the extent of one-half of the amounts paid pursuant to such clause), (6), (8), (9), (10), (11), (12), (14), (15), (16) and (17) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of the indenture to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Issuer since the date of the indenture (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Issuer or any Parent (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions or Cash Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

(d) to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Issuer or a Restricted Subsidiary of the Issuer, 100% of the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus

(e) 100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary of the Issuer after the date of the indenture from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds received by the Issuer of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer or any Parent (other than Disqualified Stock) or from the substantially concurrent contribution of such proceeds to the capital of the Issuer in any form other than Disqualified Stock or Indebtedness; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer that is contractually subordinated to the notes or to any

Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement (or dividends or distributions to any Parent to finance any such repurchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Issuer, any Parent or any Restricted Subsidiary of the Issuer held by any current or former officer, director, consultant or employee of the Issuer, any Parent or any Restricted Subsidiary of the Issuer pursuant to any equity subscription agreement, stock option agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $4.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over into succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent (to the extent contributed to the capital of the Issuer or any Restricted Subsidiary in any form other than Disqualified Stock or Indebtedness) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any Parent that occurs after the date of the indenture (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph and to the extent such cash proceeds have not otherwise been applied to the payment of Restricted Payments); plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or any Parent (to the extent such cash proceeds are contributed to the capital of the Issuer in any form other than Disqualified Stock or Indebtedness) and its Restricted Subsidiaries after the date of the indenture, less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5);

(provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any single calendar year; provided further, however, notwithstanding the foregoing, to the extent such repurchase, redemption or other acquisition or retirement is effected through the issuance of Indebtedness to such officer, director, consultant or employee the payment under this provision will be deemed to have been made on the date of repayment of such Indebtedness);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(8) Permitted Payments to Parent;

(9) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the indenture and the declaration and payment of dividends to any Parent, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any Parent issued after the date of the indenture; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio, and (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Issuer (including any such proceeds contributed to the capital of the Issuer in any form other than Disqualified Stock or Indebtedness by any Parent) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the indenture;

(11) any payments made in connection with the consummation of the Transactions (as described in this prospectus);

(12) Restricted Payments that are made with Excluded Contributions;

(13) other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of the indenture;

(14) the satisfaction of change of control obligations once the Issuer has fulfilled its obligations under the indenture with respect to a Change of Control;

(15) the repayment of intercompany debt that was permitted to be incurred under the indenture;

(16) cash dividends or other distributions on the Issuer’s Capital Stock used to, or the making of loans to any Parent to, fund the payment of fees and expenses owed by the Issuer or its Restricted Subsidiaries to Affiliates, to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(17) the payment of dividends or distributions on the Issuer’s common equity (or the payment of dividends or distributions to any Parent to fund the payment by such Parent of dividends or distributions on its common equity) of up to 5.0% per calendar year of the net cash proceeds received by the Issuer from any public Equity Offering or contributed to the capital of the Issuer in any form other than Disqualified Stock or Indebtedness by any Parent from any public Equity Offering; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(18) any payments in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries that does not violate the provisions of the indenture described below under the caption “—Merger, Consolidation or Sale of Assets”;

(19) payments of principal of, and interest on, any Management Notes; and

(20) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (10) or (17), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Equity

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and the Issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred equity; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer or any Restricted Subsidiary of the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred equity, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer, the Guarantors or any of the Issuer’s Restricted Subsidiaries of additional Indebtedness and letters of credit and bankers’ acceptances thereunder under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and any Guarantors and any Restricted Subsidiaries thereunder) not to exceed $340.0 million;

(2) the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness to the extent outstanding on the date of the indenture;

(3) the incurrence by the Issuer and the Guarantors (including any future Guarantor) of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount not to exceed, immediately after giving effect to any such incurrence, the greater of (x) $35.0 million or (y) 5% of Total Assets;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (12), (15) or (16) of this paragraph;

(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to another Restricted Subsidiary of shares of preferred equity or Disqualified Stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred equity or Disqualified Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer, and

(b) any sale or other transfer of any such preferred equity or Disqualified Stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such preferred equity or Disqualified Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes;

(9) the guarantee by any Restricted Subsidiary of the Issuer of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant (including the first paragraph hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness so guaranteed;

(10) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees or equipment leases (including, without limitation, performance guarantees and reimbursement obligations arising under or in accordance with the terms of the Merger Agreement), or other similar obligations in the ordinary course of business or consistent with past practice;

(11) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(12) Indebtedness, Disqualified Stock or preferred equity of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture; provided, however, that such Indebtedness, Disqualified Stock or preferred equity is not incurred or issued in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that for any such Indebtedness, Disqualified Stock or preferred equity outstanding under this clause (12) in excess of $10.0 million on the date such Person is acquired by the Issuer or a Restricted Subsidiary, after giving effect to such acquisition and the incurrence or issuance of such Indebtedness, Disqualified Stock or preferred equity either:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(b) the Fixed Charge Coverage Ratio, on the date of and after giving pro forma effect to such acquisition and such incurrence or issuance, would not be reduced as a result of such acquisition;

(13) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is Non-Recourse Debt to the Issuer or any Restricted Subsidiary of the issuer other than such Receivables Subsidiary (except for Standard Securitization Undertakings);

(14) the incurrence of Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(15) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed $45.0 million (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (15) shall cease to be deemed incurred or outstanding for purposes of this covenant from and after the date on which the Issuer could have incurred such Indebtedness or Disqualified Stock or preferred equity under the first paragraph of this covenant without reliance upon this clause (15));

(16) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(17) the incurrence of additional Indebtedness by a Foreign Subsidiary in an aggregate principal amount which does not exceed the greater of (a) $30.0 million or (b) 3.5% of the Total Assets at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a Credit Facility);

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of the Management Notes; and

(19) Contribution Indebtedness.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Equity” covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Issuer may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this covenant. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Limitation on Senior Subordinated Indebtedness

The Issuer will not, and will not permit any Guarantor to, incur any Indebtedness that is subordinated in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the notes or any Note Guarantee, as applicable; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or guarantees arising or created in respect of some but not all such Senior Indebtedness.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) which ranks pari passu with or is subordinated to the notes or the Note Guarantees upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, contractually prior or senior thereto, with the same relative priority as the notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness outstanding on the Issue Date, the Credit Agreement and Credit Facilities as in effect on the date of the indenture and any amendments, restatements. modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Issuer’s Board of Directors, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Issuer’s Board of

Directors, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into (a) in the ordinary course of business, consistent with past practice or (b) with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(13) other Indebtedness of Restricted Subsidiaries (i) that are Guarantors that is incurred subsequent to the date of the indenture pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity” or (ii) that is incurred subsequent to the date of the indenture pursuant to clauses (4), (15) and (17) of the second paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(14) encumbrances on property that exist at the time the property was acquired by the Issuer or a Restricted Subsidiary;

(15) contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Issuer’s Board of Directors, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture; or

(16) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (15); provided that such amendments or refinancings are not, in the good faith judgment of the Issuer’s Board of Directors, materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing.

Merger, Consolidation or Sale of Assets

The Issuer will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries), in one or more related transactions to another Person, unless:

(1) either (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the indenture and the registration rights agreement, in each case pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) (a) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Equity” or (b) the Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries, on the date of and after giving pro forma effect to such acquisition and such incurrence or issuance, would not be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction.

In addition, the Issuer may not, directly or indirectly, lease all or substantially all of the properties and assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $1.0 million, unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Issuer certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Issuer; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(2) transactions (including a merger) between or among the Issuer and/or any of its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries or any Parent;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer or to any director, officer, employee or consultant of the Issuer or any Parent, and the granting and performance of registration rights;

(6) Restricted Payments and Investments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(7) the entering into any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to the Equity Investors in an amount not to exceed in any four quarter period the greater of (x) $2.5 million and (y) 2% of Consolidated Cash Flow of the Issuer and its Restricted Subsidiaries for such period;

(8) loans or advances to employees or consultants in the ordinary course of business or consistent with past practice not to exceed $2.5 million in the aggregate at any one time outstanding;

(9) any transaction effected as part of a Qualified Receivables Financing;

(10) any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(11) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders agreement or related documents to which it is a party as of the date of the indenture and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the indenture shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not, in the good faith judgment of the Issuer’s Board of Directors, otherwise more disadvantageous to the Holders taken as a whole than the original agreement as in effect on the date of the indenture;

(12) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Issuer or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person, in the good faith judgment of the Issuer’s Board of Directors or senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13) (x) guarantees of performance by the Issuer and its Restricted Subsidiaries of Unrestricted Subsidiaries of the Issuer in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries of the Issuer for the benefit of lenders of Unrestricted Subsidiaries of the Issuer;

(14) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary;

(15) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not in the good faith judgment of the Issuer’s Board of Directors materially more disadvantageous to the Holders, taken as a whole than the original agreement as in effect on the Issue Date);

(16) payments to the Equity Investors made for any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Issuer’s Board of Directors; and

(17) the issuance of Management Notes.

Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Issuer or any of its Restricted Subsidiaries acquires or creates another wholly-owned Domestic Subsidiary on or after the date of the indenture, then that newly acquired or created Domestic Subsidiary, if such Subsidiary guarantees any Indebtedness of the Issuer (unless such Subsidiary is a Receivables Subsidiary), must become a Guarantor (which Note Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s guarantee of such other Indebtedness unless such other Indebtedness is Senior Indebtedness, in which case the Note Guarantee may be subordinated to the guarantee of such Senior Indebtedness to the same extent as the notes are subordinated to such Senior Indebtedness) and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of the date on which it guaranteed such other Indebtedness; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it (i) ceases to be an Immaterial Subsidiary or (ii) guarantees the Credit Agreement.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of such definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if such Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Equity,” the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Issuer could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Incurrence of Indebtedness and Issuance of Preferred Equity,” or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will, within 15 days after the date it would have been required to file with the SEC, provide to the Trustee, if not filed electronically with the SEC, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Issuer and its consolidated Subsidiaries) and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants.

In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the rules and regulations of the SEC, the Issuer will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing).

In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, prior to the commencement of the Exchange Offer (as defined in the registration rights agreement) or the effectiveness of a Shelf Registration Statement (as defined in the registration rights agreement), such requirements shall be deemed satisfied with respect to the relevant period to which the quarterly or annual financial information relates by the filing with the SEC of the Exchange Offer Registration Statement (as defined in the registration rights agreement) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes, whether or not such payment is prohibited by the provisions described above under “—Ranking”;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes, whether or not such payment is prohibited by the provisions described above under “—Ranking”;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture (but excluding Indebtedness owing to the Issuer or a Restricted Subsidiary), if that default:

(a) is caused by a failure to pay principal on such Indebtedness after the expiration of the grace period provided in such Indebtedness upon the Stated Maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by the Issuer or any of its Significant Subsidiaries, or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Note Guarantee of any Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided that any such declaration of acceleration shall not become effective until the earlier of (x) five Business Days after receipt of the acceleration notice by the Bank Agent and the Issuer or (y) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall be automatically rescinded and annulled without any further action required on the part of the trustee or the Holders in the event that any and all Events of Default specified in the acceleration notice under the indenture shall have been cured, waived or otherwise remedied as provided in the indenture prior to the expiration of the period referred to in the preceding clauses (x) and (y).

Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the trustee or the Holders, if within 30 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may he) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any Holders unless such Holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such Holder has previously given the trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such Holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The Holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the Holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default that has not been cured, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

No director, manager, officer, employee, incorporator, stockholder or member of the Issuer, any Parent or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers, its obligations under the covenants described in “—Certain Covenants,” and the cross-acceleration provision and judgment default provisions described under “—Events of Default and Remedies”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.

In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound, including the Credit Agreement;

(6) the Issuer is not prohibited from making payments in respect of the notes by the provisions described under “—Ranking”;

(7) the Issuer must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(8) the Issuer must deliver to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the Issuer and Holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of the Issuer and each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or impair the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

(9) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or any Note Guarantees;

(10) modify the subordination provisions of the indenture in any manner adverse to the Holders; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the issuer’s or a Guarantor’s obligations to Holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes and to release Guarantors from the Note Guarantee in accordance with the terms of the indenture as of the date of the indenture;

(9) to comply with the rules of any applicable securities depositary; or

(10) to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, waiver or consent.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated and, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year by the mailing of a notice of redemption or otherwise, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non- callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, interest, and Additional Interest) on the notes not delivered to the trustee for cancellation;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than due to the borrowing of funds to effect such deposit);

(3) the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4) the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or (iii) resign. The Holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by contacting the Issuer in the manner described in this prospectus under the caption “Where You Can Find More Information.”

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Exchange notes will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the note may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged except in the limited circumstances described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the placement agents), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the

Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are JPMorgan Chase Bank and Citibank, N.A., respectively. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuer, the paying agent and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the trustee, the paying agent nor any agent of the Issuer, the trustee or the paying agent has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the paying agent or the Issuer. The Issuer, the trustee and the paying agent will not be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer, the paying agent and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the paying agent, the trustee or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuer fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by applicable law.

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all Additional Interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) l.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at October 15, 2010 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the note through October 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such

Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(2) the issuance or sale of Equity Interests in any of the Issuer’s Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among the Issuer and any of its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer;

(4) the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(5) the sale or discounting of accounts receivable in the ordinary course of business;

(6) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(7) any sale of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing;

(10) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(11) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or any Permitted Investment;

(12) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13) the granting of Liens not otherwise prohibited by the indenture;

(14) the surrender, or waiver of contract rights or settlement, release or surrender of contract, tort or other claims; and

(15) any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Issuer.

“Asset Sale Offer” has the meaning assigned to that term in the indenture.

“Bank Agent” means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in

Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Contributions” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) United States dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(8) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s; and

(9) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which that Foreign Subsidiary is organized or has its principal place of business, which are similar to and have similar ratings from similar rating agencies to the items specified in clauses (2), (3), (4), (6), (7) and (8).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, in each case, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer; or

(4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Change of Control Payment” has the meaning assigned to that term in the indenture.

“Change of Control Payment Date” has the meaning assigned to that term in the indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication to the extent the same was excluded in calculating Consolidated Net Income:

(1) provision for taxes based on income, profits, losses or capital of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on such Person and its Restricted Subsidiaries for such period), but excluding any non-cash items for which a future cash payment will be required and for which an accrual or reserve is required by GAAP to be made, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, other post employment benefits, curtailment or other excess charges); plus

(5) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

(6) the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Permitted Holders or to previous equity holders (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $2.5 million and (y) 2% of Consolidated Cash Flow of the Issuer and its Restricted Subsidiaries for each period; plus

(7) equity in earnings or losses in affiliates; plus

(8) other non-operating expenses; plus

(9) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods; minus

(B) non-cash items increasing such Consolidated Net Income for such period, other than (i) any items which represent the reversal in such period of any accrual of, or cash reserve for anticipated charges in any prior period where such accrual or reserve is no longer required or (ii) items related to percentage of completion accounting, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, pension expense, casualty losses, severance expenses, relocation expenses, other restructuring expenses and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful)), including all fees, expenses, charges and change in control payments related to the Transactions, in each case shall be excluded;

(2) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(3) any net after-tax gains or losses (minus all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(4) any net after-tax income or loss (minus all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations shall be excluded;

(5) (A) the Net income for such period of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amount included in clause (A);

(6) any non-cash charges from the application of the purchase method of accounting in connection with the Transactions or any future acquisition, to the extent that any such charges are deducted in computing such Consolidated Net Income, shall be excluded;

(7) accruals and reserves that are established within twelve months after the Acquisition’s Closing Date (as defined in Merger Agreement) and that are so required to be established in accordance with GAAP shall be excluded;

(8) any non-cash charges relating to write-downs and impairments of property, plant, equipment and intangibles and other long-lived assets;

(9) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(10) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Restricted Payments,” the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

(11) the cumulative effect of a change in accounting principles will be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security thereof;

(2) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or any Parent, as the case may be, who:

(1) was a member of such Board of Directors on the date of the indenture, or

(2) was nominated for election or elected to such Board of Directors by one or more of the Equity Investors or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of the Issuer or such Guarantor after the date of the indenture, provided that:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the equity capital of the Issuer or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the notes, and

(2) such Contribution Indebtedness (x) is incurred within 180 days after the making of such cash contributions and (y) is designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.

“Credit Agreement” means that certain credit agreement, expected to be dated the Issue Date, by and among FR X Chart Holdings LLC, CI Acquisition Inc., as borrower, the guarantors named therein, Citicorp North America, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., as joint lead arrangers and book runners and each lender party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the covenant described under “—Certain Covenants—Restricted Payments.”

“Designated Senior Indebtedness” means (1) any Indebtedness under the Credit Agreement and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and that is specifically designated by the Issuer in the instrument creating or evidencing such Senior Indebtedness as “Designated Senior Indebtedness” or, in the alternative, as to which the trustee is given written notice that such Indebtedness is “Designated Senior Indebtedness.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder or required to be redeemed, prior to the date that is 91 days after the date on which the notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Investors” means First Reserve Corporation and its Affiliates.

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Issuer or any Parent (to the extent the net proceeds therefrom are contributed to the equity capital of the issuer) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer or any Parent), or (y) a private issuance exempt from registration under the Securities Act.

“Excluded Contributions” means the net cash proceeds received by the Issuer after the date of the indenture from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as “Excluded Contributions” pursuant to an Officers’ Certificate of the Issuer, the net cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of “—Certain Covenants—Restricted Payments.”

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Directors of the Issuer (unless otherwise provided in the indenture) for transactions valued at, or in excess of, $10.0 million; provided that, if the Issuer or any Restricted Subsidiary is required by any antitrust authority to sell any asset, the consideration received upon such Asset Sale shall be deemed to be the “Fair Market Value” of such asset.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the date of the indenture and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Issuer (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs and the expensing of any bridge or other financing fees, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under the indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) all cash dividend payments or other cash distributions on any series of preferred equity of such Person and all other dividend payments or other distributions on the Disqualified Stock of such Person; less

(4) interest income,

in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1) the subsidiaries of the Issuer that execute the indenture on the Issue Date; and

(2) any other Subsidiary of the Issuer that becomes a Guarantor in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a note is registered.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6) representing any Hedging Obligations; or

(7) to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as of such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and Trade Payables; (b) Contingent Obligations incurred in the ordinary course of business; and (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or, if either such entity ceases to rate the notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means October 17, 2005.

“Lien” means, with respect to any asset (except in connection with a Qualified Receivables Financing), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Notes” means any notes evidencing Indebtedness which, by their terms, are expressly subordinated to the notes offered hereunder, that are issued by the Issuer, any Subsidiary or any Parent to existing or former employees, officers, consultants, or directors of the Issuer or any Subsidiary or any Parent in consideration for such person’s Equity Interests of the Issuer, any Subsidiary or any Parent.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Issuer and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture, provided, however, that all references to “10 percent” in such definition shall be replaced with “5 percent.”

“Merger Agreement” means the Agreement and Plan of Merger dated as of August 2, 2005 among Chart Industries, Inc., certain stockholders of Chart Industries, Inc., First Reserve Fund X L.P. and CI Acquisition, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (b) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interest of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes offered hereby) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of the indenture.

“Parent” means any direct or indirect parent company of the Issuer.

“Permitted Business” means the businesses of the Issuer and its Subsidiaries engaged in on the date of the indenture and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Permitted Holders,” means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2) any Investment in cash, Cash Equivalents, Marketable Securities or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Issuer; or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, and, in each of cases (a) and (b), any Investment then held by such person; provided that any such Investment was not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Issuer; provided that any such contribution shall be excluded from clause 3(b) of the first paragraph of the covenant described under the caption “—Certain Covenants—Restricted Payments”);

(6) any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to officers, directors and employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9) repurchases of the notes;

(10) Investments in Permitted Businesses, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $35.0 million and (y) 5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except for transactions described in clauses (6), (8), (10) and (12) of such paragraph);

(13) guarantees issued in accordance with the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” and “—Certain Covenants—Additional Note Guarantees”;

(14) any Investment existing on the date of the indenture and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(15) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(16) additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed 2% of Total Assets; provided, however, that if any Investment pursuant to this clause (16) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (16) for so long as such Person continues to be a Restricted Subsidiary;

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (16) so that the entire Investment would be a Permitted Investment.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer; or

(2) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under the indenture.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to the covenant “Incurrence of Indebtedness and Issuance of Preferred Equity” and/or securing Hedging Obligations related thereto;

(2) Liens in favor of the Issuer or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Issuer or such Restricted Subsidiary;

(5) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(8) Liens securing Indebtedness permitted to be incurred pursuant to clauses (15) and (17) of the definition of Permitted Debt;

(9) Liens existing on the date of the indenture;

(10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12) Liens securing Indebtedness or other obligations incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed 5% of Total Assets at any one time outstanding;

(13) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(14) licenses of intellectual property in the ordinary course of business;

(15) Liens to secure a defeasance trust;

(16) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;

(17) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith), such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(18) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with the indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Issuer’s historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clause (4) or (7) above;

(19) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(20) easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restriction or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Issuer or its Subsidiaries) or materially impair their use in the operation of the business of the Issuer and its Subsidiaries;

(21) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(22) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(23) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(24) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(25) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries; and

(26) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to any Parent in amounts equal to the amounts required for any direct payment of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Issuer and general corporate overhead expenses of any direct parent of the Issuer to the extent such fees and expenses are attributable to the ownership or operation of the Issuer and its Subsidiaries;

(2) for so long as the Issuer is a member of a group filing a consolidated or combined tax return with any Parent, payments to any Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Issuer and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Issuer would owe if the Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that such Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Issuer shall be paid over to the appropriate taxing authority within 30 days of any Parent’s receipt of such Tax Payments or refunded to the Issuer; and

(3) dividends or distributions paid to any Parent, if applicable, in amounts equal to amounts required for any Parent, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer incurred in accordance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged, provided that this clause (2) shall not apply to Senior Indebtedness;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the notes or such Note Guarantees; and

(5) such Permitted Refinancing Indebtedness shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer), and

(3) the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables

Financing. For purposes of the indenture, a receivables facility whether now in existence or arising in the future (and any replacement thereof with substantially similar terms in the aggregate) will be deemed to be a Qualified Receivables Financing that is not recourse to the Issuer (except for Standard Securitization Undertakings).

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, and

(3) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registration rights agreement” means the registration rights agreement to be dated the date of the indenture, among the Issuer, the Guarantors, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and the other placement agents party thereto.

“Related Party” means:

(1) any controlling stockholder, partner, member, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Equity Investor;

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consists of any one or more Equity Investors and/or such other Persons referred to in the immediately preceding clause; or

(3) any Person with whom an Equity Investor or a Related Party (under clauses (1) or (2) of the definition of Related Party) may be deemed as part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Senior Indebtedness” means the following obligations of the Issuer or any Guarantor, whether outstanding on the Issue Date or thereafter incurred: (1) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or Hedging Obligation relating to the Indebtedness under the Credit Agreement and (2) all other Indebtedness and all other monetary obligations of the Issuer or any Guarantor (other than the notes and any Note Guarantee), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the notes or any Note Guarantee; provided that the term “Senior Indebtedness” shall not include (a) any Indebtedness of the Issuer or any Guarantor that, when incurred, was without recourse to the Issuer or such Guarantor, (b) any Indebtedness of the Issuer or any Guarantor to a Subsidiary of the Issuer, or to a joint venture in which the Issuer or any Restricted Subsidiary has an interest, (c) any Indebtedness of the Issuer or any Guarantor, to the extent not permitted by the “Incurrence of Indebtedness and Issuance of Preferred Equity” covenant or the “Limitation on Senior Subordinated Indebtedness” covenant; provided that Indebtedness under the Credit Agreement shall be deemed Senior Indebtedness if the Issuer or any Guarantor, as the case may be, believed in good faith at the time of incurrence that it was permitted to incur such Indebtedness under the indenture and delivers an officers’ certificate to the lenders under the Credit Agreement to such effect, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Issuer or any of its Subsidiaries, (f) any liability for taxes owed or owing by the Issuer or any Guarantor, or (g) any Trade Payables.

“Senior Subordinated Obligations” means any principal of, premium, if any, or interest on the notes payable pursuant to the terms of the notes or any Note Guarantee or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the notes or amounts corresponding to such principal, premium, if any, or interest on the notes.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the final payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, (1) the acquisition by First Reserve Fund X, L.P. of all of the equity interests in Chart Industries, Inc. and each of Chart Industries, Inc.’s direct and indirect subsidiaries pursuant to the Merger Agreement, (2) the completion of and borrowings under the Credit Agreement as described in this prospectus and (3) the offering of the notes and, with respect to each of (1), (2) and (3), the transactions contemplated thereby.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2010, provided, however, that if the period from the redemption date to October 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter incur Non-recourse Debt (other than guarantees of performance of the Unrestricted Subsidiary in the ordinary course of business, excluding guarantees of Indebtedness for borrowed money); provided further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “—Certain Covenants—Restricted Payments.”

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF OUR OTHER INDEBTEDNESS

Senior Secured Credit Facility

Overview

In connection with the Acquisition, we entered into a senior secured credit facility with Citicorp North America, Inc., as administrative agent, Citigroup Global Markets Inc., as joint lead arranger and joint book manager, Morgan Stanley Senior Funding, Inc., as joint lead arranger, joint book manager and syndication agent and each lender party thereto. In connection with our IPO, we received the requisite consents and commitments from existing lenders and other financial institutions to amend the senior secured credit facility to increase the size of the revolving credit facility by $55.0 million to $115.0 million, remove certain restrictions on our ability to consummate the IPO and on the use of proceeds as well as make certain other amendments. The amendment was effective as of the date of the consummation of the IPO. The description of our senior secured credit facility that follows gives effect to this amendment.

The senior secured credit facility provides senior secured financing of $295.0 million, consisting of:

•	a $180.0 million term loan facility; and

•	a $115.0 million revolving credit facility.

The term loan portion of our senior secured credit facility was fully funded on October 17, 2005 and we had approximately $87.7 million of borrowing capacity under the revolving portion of our senior secured credit facility at September 30, 2006, after giving effect to approximately $27.3 million of letters of credit and bank guarantees outstanding at that date. Since October 17, 2005, we have repaid $60.0 million in principal amount of the term loan facility.

Upon the occurrence of certain events, we may request an increase to the existing term loan facility and/or the existing revolving credit facility in an amount not to exceed $100.0 million, subject to receipt of commitments by existing lenders or other financial institutions reasonably acceptable to the administrative agent.

We are the borrower for the term loan facility and the revolving credit facility. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

Interest Rate and Fees

Borrowings under the senior secured credit facility bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the highest of (1) the rate that the administrative agent announces from time to time as its base commercial lending rate, (2) the three month certificate of deposit rate plus 0.5% and (3) the federal funds rate plus 0.5% or (b) a LIBOR rate determined by the applicable screen rate or by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs.

The initial applicable margin for borrowings under the revolving credit facility is 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. After we deliver our financial statements for the first fiscal quarter ending at least six months after the closing date, such applicable margin will be reduced to 1.25% and 2.25%, respectively if our leverage ratio is less than 5.0 to 1.0 but greater than or equal to 4.0 to 1.0, and to 1.00% and 2.00%, respectively if our leverage ratio is less than 4.0 to 1.0. The applicable margin for borrowings under the term loan facility is 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings.

In addition to paying interest on outstanding principal under the senior secured credit facility, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum (which fee will be reduced to 0.375% per annum if our leverage ratio is less than 4.0 to 1.0). We also have to pay letter of credit fees equal to the applicable margin then in effect with respect to LIBOR loans under the revolving credit facility on the aggregate undrawn amount of all letters of credit outstanding. We also have to pay to each bank issuing a letter of credit fees equal to 0.25% on the face amount of each letter of credit and other customary documentary and processing charges.

Prepayments

The senior secured credit facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	beginning in the year ending December 31, 2006, 75% (which percentage will be reduced to 50% if our leverage ratio is equal to or less than 4.75 and greater than 3.75 to 1.00, and to 25% if our leverage ratio is equal to or less than 3.75 to 1.00 and greater than 2.75 to 1.00, and to 0% if our leverage ratio is equal to or less than 2.75 to 1.00) of our annual excess cash flow;

•	100% of the net cash proceeds in excess of an amount to be determined from non-ordinary course asset sales and casualty and condemnation events, if we do not reinvest or contract to reinvest those proceeds within 12 months and use such proceeds within 18 months of receipt, subject to certain limitations;

•	100% of the net cash proceeds of any incurrence of debt, other than certain debt permitted under the senior secured credit facility; and

•	100% of amounts in excess of an aggregate amount of $5.0 million in respect of certain claims arising out of the Acquisition, subject to certain exceptions.

The foregoing mandatory prepayments other than from excess cash flow will be applied first, to the next eight installments of the term loan facility and second, to the remaining installments of the term loan facility on a pro rata basis. Mandatory prepayments from excess cash flow and optional prepayments will be applied to the remaining installments of the term loan facility at our direction. Each lender has the right to decline any mandatory prepayment of its term loans in which case the amount of such prepayment will be retained by us.

We may voluntarily prepay outstanding loans under the senior secured credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay installments on the loans under the term loan facility in quarterly principal amounts equal to 0.25% of their funded total principal amount for the first six years and nine months, subject to reduction of these quarterly amortization payments based on term loan prepayments, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facility.

Principal amounts outstanding under the revolving credit facility will be due and payable in full at maturity, five years from the date of the closing of the senior secured credit facility.

Guarantee and Security

All our obligations under the senior secured credit facility are unconditionally guaranteed by each of our existing and future domestic wholly-owned subsidiaries (subject to exceptions with respect to immaterial subsidiaries and with respect to any guaranty that could create materially adverse tax consequences) referred to, collectively, as “Domestic Guarantors.”

All our obligations under the senior secured credit facility and the guarantees of our obligations under the senior secured credit facility by the Domestic Guarantors are secured by substantially all our assets and the assets of each Domestic Guarantor, including, but not limited to, the following:

•	subject to certain exceptions, a pledge of the capital stock of each direct and indirect domestic subsidiary owned by us or a Domestic Guarantor (other than subsidiaries substantially all of whose assets consist of stock in controlled foreign corporations) and 65% of the capital stock of each first tier foreign subsidiary owned by us or a Domestic Guarantor and of each first tier domestic subsidiary owned by us or a Domestic Guarantor substantially all of whose assets consist of stock in controlled foreign corporations; and

•	subject to certain exceptions, a security interest in substantially all of the tangible and intangible assets owned by us and each Domestic Guarantor.

Certain Covenants and Events of Default

The senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and the ability of each of our subsidiaries to:

•	sell assets;

•	incur additional indebtedness;

•	prepay, redeem or repurchase other indebtedness (including the notes);

•	pay dividends and distributions or repurchase capital stock;

•	create liens on assets;

•	make investments, loans or advances;

•	make capital expenditures;

•	make certain acquisitions;

•	engage in mergers or consolidations;

•	engage in certain transactions with affiliates;

•	amend certain material agreements governing indebtedness (including the notes);

•	change the business conducted by us and our subsidiaries;

•	enter into agreements that restrict dividends from subsidiaries;

•	enter into sale and lease-back transactions; and

•	enter into swap agreements.

In addition, the senior secured credit facility requires us to maintain the following financial covenants:

•	a maximum consolidated net leverage ratio; and

•	a minimum interest coverage ratio.

The senior secured credit facility also contains certain customary affirmative covenants and events of default.

As of September 30, 2006, we were in compliance in all material respects with all covenants and provisions contained under our senior secured credit facility.

Chart Ferox Credit Facility

Chart Ferox, a.s., our majority-owned subsidiary located in the Czech Republic, currently maintains a secured revolving credit facilities with borrowing capacity of up to $9.6 million, of which $4.4 million is available only for letters of credit and bank guarantees. At September 30, 2006, there were no borrowings outstanding under, and $2.0 million of bank guarantees supported by, the Ferox revolving credit facilities. Ferox is the only borrower under these revolving credit facilities.

Under the revolving credit facility, Ferox may make borrowings in Czech Koruna, Euros and U.S. dollars. Borrowings in Koruna are at PRIBOR, borrowings in Euros are at EURIBOR and borrowings in U.S. dollars are at LIBOR, each with a fixed margin of 0.6%. Ferox is not required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. Ferox must pay letter of credit and guarantee fees equal to 0.75% on the face amount of each guarantee.

Ferox’s land and buildings secure $4.6 million, and Ferox’s account receivables secure $2.5 million, of this revolving credit facility.

THE EXCHANGE OFFER

In a registration rights agreement among Chart Industries, Inc. and the placement agents of the initial notes, we agreed to file an exchange offer registration statement and complete the exchange offer by August 14, 2006. Since the exchange offer was not completed, additional interest at the rate of 0.25% per annum was paid to the holders of the notes for the 90-day period ended November 11, 2006 and an additional 0.25% per annum at the beginning of each subsequent 90-day period, provided that the additional interest in the aggregate shall not exceed 1.0% per annum. Accordingly, as of the date of this prospectus annual interest on the initial notes has increased by 0.75% per annum. Once we complete this exchange offer, we will no longer be required to pay additional interest on the initial notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of initial notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer; Period for Tendering Initial Notes

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange initial notes that are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

•	When you tender to us initial notes as provided below, our acceptance of the initial notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

•	For each $1,000 principal amount of initial notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of exchange notes.

•	We will keep the exchange offer open for not less than 20 full business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the initial notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of initial notes at their addresses listed in the trustee’s security register with respect to the initial notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on [ ], 2007; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term “expiration date” means [ ], or, if extended by us, the latest time and date to which the exchange offer is extended.

•	As of the date of this prospectus, $170,000,000 in aggregate principal amount of initial notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered.

•	Our obligation to accept initial notes for exchange in the exchange offer is subject to the conditions that we describe in the section called “Conditions to the Exchange Offer” below.

•	We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any initial notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all initial notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly upon the expiration or termination of the exchange offer, as applicable.

•	We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any initial notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer” are not satisfied or waived prior to expiration of the exchange offer. All conditions of the exchange offer, other than those subject to government approval, will be satisfied or waived prior to expiration of the exchange offer. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change.

•	We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the initial notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of initial notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	Initial notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration rights agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See “Resale of the Exchange Notes.”

Important Rules Concerning The Exchange Offer

You should note that:

•	All questions as to the validity, form, eligibility, time of receipt and acceptance of initial notes tendered for exchange will be determined by us in our sole reasonable discretion, which determination shall be final and binding.

•	We reserve the absolute right to reject any and all tenders of any particular initial notes not properly tendered or to not accept any particular initial notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•	We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular initial notes before the expiration of the exchange offer, including the right to waive any defect or irregularity in connection with the tender of any holder who seeks to tender initial notes in the exchange offer. All conditions of the exchange offer, other than those subject to government approval, will be satisfied or waived prior to expiration of the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of initial notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine. To the extent we agree to waive any condition of the exchange offer, we will waive that condition for all holders of the initial notes.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular initial notes prior to the expiration date shall be final and binding on all parties.

•	Neither Chart Industries, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of initial notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Initial Notes

What to submit and how

If you, as the registered holder of initial notes, wish to tender your initial notes for exchange in the exchange offer, you must:

(1) transmit a properly completed and duly executed letter of transmittal to The Bank of New York at the address set forth below under “Exchange Agent” on or prior to the expiration date; or

(2) comply with DTC’s Automated Tender Offer Program procedures described below.

In addition,

(1) certificates for initial notes must be received by the exchange agent along with the letter of transmittal, or

(2) a timely confirmation of a book-entry transfer of initial notes, if such procedure is available, into the exchange agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or

(3) you must comply with the guaranteed delivery procedures described below.

The method of delivery of initial notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or initial notes should be sent to us.

How to sign your letter of transmittal and other documents

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the initial notes being surrendered for exchange are tendered

(1) by a registered holder of the initial notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

(2) for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be guaranteed by an “eligible guarantor institution” meeting the requirements of the exchange agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the exchange agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

If the letter of transmittal or any initial notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

How to tender your notes through DTC

The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer initial notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering initial notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering initial notes that they have received and agree to be bound by the notice of guaranteed delivery.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly upon the expiration date, all initial notes properly tendered and will issue the exchange notes promptly after expiration of the exchange offer. See “Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

In all cases, we will issue exchange notes in exchange for initial notes that are accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for initial notes, or

•	a timely book-entry confirmation of transfer of initial notes into the exchange agent’s account at DTC using the book-entry transfer procedures described below, and

•	a properly completed and duly executed letter of transmittal.

If we do not accept any tendered initial notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing initial notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged initial notes without expense to the tendering holder or, in the case of initial notes tendered by book-entry transfer into the exchange agent’s account at DTC using the book-entry transfer procedures described below, non-exchanged initial notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer, as applicable.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the initial notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of initial notes by causing DTC to transfer initial notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, the exchange for the initial notes so tendered will only be made after timely confirmation of book-entry transfer of initial notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent’s message must state that DTC has received an express acknowledgment from the participant tendering initial notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

Although delivery of initial notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under “Exchange Agent” on or prior to the expiration date.

If your initial notes are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your notes of your intention to tender your initial notes or not tender your initial notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of notes until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your notes. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

If you are a registered holder of initial notes and you want to tender your initial notes but your initial notes are not immediately available, or time will not permit your initial notes to reach the exchange agent before the expiration date, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program on a timely basis, a tender may be effected if:

(1) the tender is made through an eligible institution,

(2) prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

•	the name and address of the holder of initial notes;

•	the amount of initial notes tendered; and

•	the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered initial notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent; and

(3) the certificates for all physically tendered initial notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

You can withdraw your tender of initial notes at any time on or prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under “Exchange Agent” or holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system. Any notice of withdrawal must specify:

•	the name of the person having tendered the initial notes to be withdrawn;

•	the initial notes to be withdrawn;

•	the principal amount of the initial notes to be withdrawn;

•	if certificates for the initial notes have been delivered to the exchange agent, the name in which the initial notes are registered, if different from that of the withdrawing holder;

•	if certificates for the initial notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution; and

•	if initial notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn initial notes and otherwise comply with the procedures of that facility.

Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any initial notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. If you have properly withdrawn initial notes and wish to re-tender them, you may do so by following one of the procedures described under “Procedures for Tendering Initial notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any initial notes and may terminate or amend the exchange offer, if at any time before the acceptance of initial notes for exchange or the exchange of the exchange notes for initial notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC. We will not accept for exchange any initial notes tendered, and no exchange notes will be issued in exchange for any initial notes if there is a threatened or pending action in any court or before a governmental agency with respect to the exchange offer that may impair our ability to proceed with the exchange offer. In addition, we will not accept for exchange any initial notes tendered, and no exchange notes will be issued in exchange for any initial notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

The above condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights that we may assert at any time prior to the expiration of the exchange offer.

Exchange Agent

The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

Deliver To:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7E
New York, New York 10286
Attention: Mr. William Buckley

Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made by mail; however, additional solicitation may be made by electronic mail, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

Expenses incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us.

Transfer Taxes

Holders who tender their initial notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that initial notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the Exchange Notes

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes will in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of initial notes who is an “affiliate” of Chart Industries or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

(1) will not be able to rely on the interpretation of the staff of the SEC,

(2) will not be able to tender its initial notes in the exchange offer, and

(3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless that sale or transfer is made using an exemption from those requirements.

By executing, or otherwise becoming bound by, the letter of transmittal, each holder of the initial notes will represent that:

(1) it is not our “affiliate” as such term is defined in Rule 405 promulgated under the Securities Act;

(2) any exchange notes to be received by it were acquired in the ordinary course of its business; and

(3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the exchange notes.

In addition, in connection with any resales of exchange notes, any broker-dealer participating in the exchange offer who acquired notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the initial notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of exchange notes.

Consequences of Failing to Exchange Initial Notes

Holders who desire to tender their initial notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of initial notes for exchange.

Initial notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the initial notes and the existing restrictions on transfer set forth in the legend on the initial notes and in the offering memorandum, dated September 30, 2005, relating to the initial notes. Except in limited circumstances with respect to the specific types of holders of initial notes, we will have no further obligation to provide for the registration under the Securities Act of such initial notes. In general, initial notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any further action to register the untendered initial notes under the Securities Act or under any state securities laws.

Upon completion of the exchange offer, holders of the initial notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Initial notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the initial notes and the exchange notes. Holders of the exchange notes and any initial notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences of the exchange offer to holders of the initial notes. The summary does not address all aspects of the United States federal income taxation that may be relevant to holders of initial notes or exchange notes in light of their particular circumstances or to holders subject to special rules, and it does not address the effects of any state, local or foreign tax laws. The summary is not intended to be, nor should it be construed as being, legal or tax advice. Prospective purchasers should consult their own tax advisors with respect to their particular circumstances.

The summary does not consider the aspects of the ownership and disposition of the initial notes or the exchange notes. A discussion of the U.S. federal income tax consequences of holding and disposing of the notes is contained in the offering memorandum with respect to the initial notes.

The following summary deals only with notes held as capital assets by purchasers at the issue price who are United States holders and are not with special classes of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, tax-exempt entities, persons holding notes as part of a hedge, conversion, constructive sale transaction, straddle or other risk reduction strategy, and persons whose functional currency is not the U.S. dollar. Persons considering the purchase of notes should consult their own tax advisors concerning these matters and as to the tax treatment under foreign, state and local tax laws and regulations. We cannot provide any assurance that the Internal Revenue Service will not challenge the conclusions stated below. We have not sought and will not seek a ruling from the IRS on any of the matters discussed below.

This summary is based upon the Internal Revenue Code of 1986, Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a United States holder of notes. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the exchange of initial notes for the exchange notes may differ from the treatment described below.

The exchange of initial notes for the exchange notes under the terms of the exchange offer will not constitute a taxable exchange. As a result:

•	a holder will not recognize taxable gain or loss as a result of exchanging initial notes for the exchange notes under the terms of the exchange offer;

•	the holder’s holding period of the exchange notes will include the holding period of the initial notes exchanged for the exchange notes; and

•	a holder’s adjusted tax basis in the exchange notes will be the same as the adjusted tax basis, immediately before the exchange, of the initial notes exchanged for the exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes received by it in exchange for initial notes. In addition, until [          ], 2007, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.

Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of those methods of resale at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers; or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those exchange notes and any commission or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accompanying consolidated balance sheets of Chart Industries, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from October 17, 2005 through December 31, 2005, the period from January 1, 2005 through October 16, 2005, the year ended December 31, 2004, the three months ended December 31, 2003, and the nine months ended September 30, 2003, which are referred to and made part of this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at December 31, 2005 and 2004	F-3
Consolidated Statements of Operations for the Period from October 17, 2005 to December 31, 2005, the Period from January 1, 2005 to October 16, 2005, the Year Ended December 31, 2004, the Three Months Ended December 31, 2003 and the Nine Months Ended September 30, 2003
F-4
Consolidated Statements of Shareholders’ Equity (Deficit)	F-5
Consolidated Statements of Cash Flows for the Period from October 17, 2005 to December 31, 2005, the Period from January 1, 2005 to October 16, 2005, the Year Ended December 31, 2004, the Three Months Ended December 31, 2003 and the Nine Months Ended September 30, 2003
F-8
Notes to Consolidated Financial Statements	F-10
Unaudited Consolidated Financial Statements:
Condensed Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005	F-60
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2006 and 2005	F-61
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005	F-62
Notes to Unaudited Condensed Consolidated Financial Statements	F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of Chart Industries, Inc.

We have audited the accompanying consolidated balance sheets of Chart Industries, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from October 17, 2005 through December 31, 2005, the period from January 1, 2005 through October 16, 2005, the year ended December 31, 2004, the three months ended December 31, 2003, and the nine months ended September 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chart Industries, Inc. and subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the period from October 17, 2005 through December 31, 2005, the period from January 1, 2005 through October 16, 2005, the year ended December 31, 2004, the three months ended December 31, 2003, and the nine months ended September 30, 2003, in conformity with U.S. generally accepted accounting principles.

As more fully described in Note A to the consolidated financial statements, effective September 15, 2003, the Company emerged from Chapter 11 Bankruptcy. In accordance with American Institute of Certified Public Accountants’ Statement of Position No. 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, the Company has adopted “Fresh Start” reporting whereby its assets, liabilities and new capital structure have been adjusted to reflect estimated fair values as of September 30, 2003. As a result, the consolidated financial statements for periods from September 30, 2003 through October 16, 2005 reflect this basis of reporting and are not comparable to the Company’s pre-reorganization consolidated financial statements.

As more fully described in Note J to the consolidated financial statements, on October 17, 2005, the Company changed its method of accounting for stock based compensation by adopting the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share Based Payments”.

/s/  ERNST & YOUNG LLP

Cleveland, Ohio
April 11, 2006, except for the effect of
the stock split discussed
in the third paragraph of Note A,
as to which the date is July 20, 2006
and Note O, as to which the date is
February 23, 2007

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
ASSETS
Current Assets
Cash and cash equivalents	$15,433	$14,814
Accounts receivable, net	62,463	45,744
Inventories, net	53,132	47,777
Unbilled contract revenue	21,305	10,528
Prepaid expenses	3,037	2,119
Other current assets	12,552	14,840
Assets held for sale	3,084	3,567

Total Current Assets	171,006	139,389
Property, plant and equipment, net	64,265	41,993
Goodwill	236,742	75,110
Identifiable intangible assets, net	154,063	48,472
Other assets, net	13,672	2,116

TOTAL ASSETS	$639,748	$307,080

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$34,435	$26,789
Customer advances and billings in excess of contract revenue	24,683	15,181
Accrued salaries, wages and benefits	19,797	16,148
Warranty reserve	3,598	2,812
Other current liabilities	17,606	12,353
Short-term debt	2,304	3,005

Total Current Liabilities	102,423	76,288
Long-term debt	345,000	76,406
Long-term deferred tax liability, net	56,038	12,939
Other long-term liabilities	19,957	25,807
Shareholders’ Equity
Common stock of Successor and Reorganized Company, par value $.01 per share—9,500,000 shares authorized, 7,952,180 and 5,358,183 shares issued and outstanding at December 31, 2005 and 2004, respectively—See Note A	80	54
Additional paid-in capital—See Note A	117,304	90,652
Retained (deficit) earnings	(506)	22,631
Accumulated other comprehensive (loss) income	(548)	2,303

	116,330	115,640

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$639,748	$307,080

*	See accompanying notes to these consolidated financial statements, including Note A—Nature of Operations and Summary of Significant Accounting Policies, describing the Successor Company, Reorganized Company and Predecessor Company. The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,	Year	Three Months	Nine Months
	2005 to	2005 to	Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
Sales	$97,652	$305,497	$305,576	$68,570	$197,017
Cost of sales	75,733	217,284	211,770	52,509	141,240

Gross profit	21,919	88,213	93,806	16,061	55,777
Selling, general and administrative expenses	16,632	59,826	53,374	14,147	44,211
Acquisition expenses	—	6,602	—	—	—
Employee separation and plant closure costs	139	1,057	3,169	1,010	882
Loss (gain) on sale of assets	78	(131)	133	(57)	(1,061)
Loss on insolvent subsidiary	—	—	—	—	13,682
Equity expense in joint venture	—	—	51	41	—

	16,849	67,354	56,727	15,141	57,714

Operating income (loss)	5,070	20,859	37,079	920	(1,937)
Other income (expense)
Interest expense, net	(5,565)	(4,192)	(4,760)	(1,390)	(9,911)
Financing costs amortization	(308)	—	—	—	(1,653)
Derivative contracts valuation income (expense)	9	28	48	46	(389)
Foreign currency gain (loss)	(101)	(659)	465	350	(287)
Reorganization items, net	—	—	—	—	5,677

	(5,965)	(4,823)	(4,247)	(994)	(6,563)

(Loss) income from continuing operations before income taxes and minority interest	(895)	16,036	32,832	(74)	(8,500)
Income tax (benefit) expense
Current	1,902	9,420	8,031	(751)	(3,245)
Deferred	(2,343)	(2,261)	2,103	626	5,000

	(441)	7,159	10,134	(125)	1,755

(Loss) income from continuing operations before minority interest	(454)	8,877	22,698	51	(10,255)
Minority interest, net of taxes	(52)	(19)	(98)	(20)	(63)

(Loss) income from continuing operations	(506)	8,858	22,600	31	(10,318)
Income from discontinued operation, net of tax	—	—	—	—	833
Gain on sale of discontinued operation, net of tax	—	—	—	—	2,400

Net (loss) income	$(506)	$8,858	$22,600	$31	$(7,085)

Net (loss) income per common share—basic:
(Loss) income from continuing operations	$(0.06)	$1.65	$4.22	$0.01	$(0.39)
Income (loss) from discontinued operations	—	—	—	—	0.03
Gain on sale of discontinued operation, net of tax	—	—	—	—	0.09

Net (loss) income per common share—basic	$(0.06)	$1.65	$4.22	$0.01	$(0.27)
Net (loss) income per common share—diluted:
(Loss) income from continuing operations	$(0.06)	$1.57	$4.10	$0.01	$(0.39)
Income (loss) from discontinued operations	—	—	—	—	0.03
Gain on sale of discontinued operation, net of tax	—	—	—	—	0.09

Net (loss) income per common share—diluted	$(0.06)	$1.57	$4.10	$0.01	$(0.27)
Weighted average number of common shares outstanding:
Basic	7,952	5,366	5,351	5,325	26,336
Diluted	7,952	5,649	5,516	5,325	26,336

*	See accompanying notes to these consolidated financial statements, including Note A—Nature of Operations and Summary of Significant Accounting Policies, describing the Successor Company, Reorganized Company and Predecessor Company. The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(Dollars and shares in thousands)

	Common Stock				Accumulated		Total
			Additional	Retained	Other		Shareholders’
	Shares		Paid-In	Earnings	Comprehensive	Treasury	Equity
	Outstanding	Amount	Capital	(Deficit)	(Loss) Income	Stock	(Deficit)

Balance at January 1, 2003, Predecessor Company	25,554	$257	$45,792	$(116,086)	$(10,799)	$(781)	$(81,617)
Net (loss)	—	—	—	(7,085)	—	—	(7,085)
Other comprehensive income:
Foreign currency translation adjustment	—	—	—	—	7,532	—	7,532

Comprehensive income							447
Contribution of stock to employee benefit plans	944	9	328			6	343
Issuance of warrants to lenders	—	—	430	—	—	—	430
Treasury stock acquisitions	(232)	—	—	—	—	(111)	(111)
Other	—	—	—	(9)	—	—	(9)

Balance at September 30, 2003, Predecessor Company	26,266	$266	$46,550	$(123,180)	$(3,267)	$(886)	$(80,517)

*	See accompanying notes to these consolidated financial statements, including Note A—Nature of Operations and Summary of Significant Accounting Policies, describing the Successor Company, Reorganized Company and Predecessor Company. The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(Dollars and shares in thousands)

	Common Stock				Accumulated		Total
			Additional	Retained	Other		Shareholders’
	Shares		Paid-In	Earnings	Comprehensive	Treasury	Equity
	Outstanding	Amount	Capital	(Deficit)	(Loss) Income	Stock	(Deficit)

Balance at September 30, 2003, (Date of Reorganization)	—	$—	$—	$—	$—	$—	$—
Issuance of new common shares	5,325	53	89,812	—	—	—	89,865
Net income	—	—	—	31	—	—	31
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—	914	—	914
Minimum pension liability adjustment	—	—	—	—	(3)	—	(3)

Comprehensive income							942

Balance at December 31, 2003, Reorganized Company	5,325	53	89,812	31	911	—	90,807
Net income	—	—	—	22,600	—	—	22,600
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—	2,635	—	2,635
Minimum pension liability adjustment, net of taxes of $671	—	—	—	—	(1,243)	—	(1,243)

Comprehensive income							23,992
Issuance of common shares	33	1	840	—	—	—	841

Balance at December 31, 2004, Reorganized Company	5,358	54	90,652	22,631	2,303	—	115,640
Net income	—	—	—	8,858	—	—	8,858
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—	(2,240)	—	(2,240)

Comprehensive income							6,618
Stock option pay-out adjustment, net of tax of $1,621	—	—	(2,628)	—	—	—	(2,628)
Issuance of common shares	51	—	1,691	—	—	—	1,691

Balance at October 16, 2005, Reorganized Company	5,409	$54	$89,715	$31,489	$63	$—	$121,321

*	See accompanying notes to these consolidated financial statements, including Note A—Nature of Operations and Summary of Significant Accounting Policies, describing the Successor Company, Reorganized Company and Predecessor Company. The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Dollars and shares in thousands)

					Accumulated
	Common Stock		Additional		Other	Total
	Shares		Paid-in	Retained	Comprehensive	Shareholders’
	Outstanding	Amount	Capital	(Deficit)	(Loss)	Equity

Balance at October 17, 2005 (Date of Acquisition)	—	$—	$—	$—	$—	$—
Equity contributions:
Cash investment	7,952	17	111,281	—	—	111,298
Rollover of Reorganized Company vested stock options	—	—	5,947	—	—	5,947
Net loss	—	—	—	(506)	—	(506)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—	(286)	(286)
Minimum pension liability adjustment, net of taxes of $162	—	—	—	—	(262)	(262)

Comprehensive (loss)	—	—	—	—	—	(1,054)
Compensation expense recognized for employee stock options	—	—	139	—	—	139
Stock split (See Note A)	—	63	(63)	—	—	—

Balance at December 31, 2005, Successor Company	7,952	$80	$117,304	$(506)	$(548)	$116,330

*	See accompanying notes to these consolidated financial statements, including Note A—Nature of Operations and Summary of Significant Accounting Policies, describing the Successor Company, Reorganized Company and Predecessor Company. The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Successor	Reorganized Company			Predecessor
	Company			Three	Company
	October 17,	January 1,	Year	Months	Nine Months
	2005 to	2005 to	Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
OPERATING ACTIVITIES
Net (loss) income	$(506)	$8,858	$22,600	$31	$(7,085)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of taxes	—	—	—	—	(833)
Inventory purchase accounting charge	8,903	—	—	5,368	—
Reorganization items, net	—	—	—	—	(5,677)
Reorganization value in excess of amounts allocable to identifiable assets	—	—	1,430	—	—
Loss on insolvent subsidiary	—	—	—	—	13,682
Financing costs amortization	308	—	—	—	1,653
Employee stock and stock option related compensation expense	437	9,509	2,433	—	—
Debt restructuring-related fees expensed	—	—	—	—	6,046
Employee separation and plant closure costs	—	—	177	—	456
Loss (gain) on sale of assets	78	(131)	133	(57)	(4,753)
Purchased in-process research and development charge	—	2,768	—	—	—
Depreciation and amortization	4,088	6,808	8,490	2,225	7,607
Equity loss (income) from joint venture		—	51	41	—
Foreign currency transaction (gain) loss	101	659	(465)	(350)	287
Minority interest	95	29	198	34	105
Deferred income tax expense (benefit)	(2,343)	(2,261)	2,103	626	5,000
Contribution of stock to employee benefit plans	—	—	—	—	343
Changes in assets and liabilities, net of effects from Acquisition:
Accounts receivable	(8,267)	(8,611)	(4,661)	(3,027)	2,486
Inventory	2,812	(6,463)	(11,566)	2,603	6,574
Unbilled contract revenues and other current assets	2,687	(11,039)	2,903	(853)	(1,304)
Accounts payable and other current liabilities	6,424	6,634	4,602	(1,838)	(1,527)
Deferred income taxes	779	731	—	—	—
Customer advances and billings in excess of contract revenue	3,146	8,150	6,631	185	(3,594)

Net Cash Provided By Operating Activities	18,742	15,641	35,059	4,988	19,466
INVESTING ACTIVITIES
Capital expenditures	(5,601)	(11,038)	(9,379)	(518)	(1,907)
Dividends received from joint venture	—	—	—	—	790
Proceeds from sale of assets	—	2,220	6,057	—	16,075
Acquisition of business	—	(12,147)	—	—	—
Payments to Reorganized Company shareholders for Transaction	(356,649)	—	—	—	—
Other investing activities	—	166	5	672	143

Net Cash (Used In) Provided By Investing Activities	(362,250)	(20,799)	(3,317)	154	15,101

	Successor	Reorganized Company			Predecessor
	Company			Three	Company
	October 17,	January 1,	Year	Months	Nine Months
	2005 to	2005 to	Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
FINANCING ACTIVITIES
Proceeds from long-term debt	350,000	—	—	—	—
Borrowings on revolving credit facilities	2,605	18,901	1,742	4,151	20,359
Payments on revolving credit facilities	(4,790)	(15,916)	(1,742)	(6,775)	(21,614)
Principal payments on long-term debt	(81,457)	(2,968)	(33,148)	(10,840)	(1,199)
Proceeds from equity contribution	111,298	—	—	—	—
Payment of financing costs	(11,558)	—	—	—	—
Payment of exercised stock options	(15,756)	—	—	—	—
Payment of Acquisition costs	(1,853)	—	—	—	—
Debt restructuring-related fees paid	—	—	(1,882)	—	(12,583)
Payments on interest rate collars	—	—	(805)	(512)	(759)
Proceeds from sale of stock	—	1,691	400	—	—
Purchases of treasury stock	—	—	—	—	(111)
Other financing activities	—	—	(309)	—	—

Net Cash Provided By (Used In) Financing Activities	348,489	1,708	(35,744)	(13,976)	(15,907)

Cash Flow provided by (used in) continuing operations	4,981	(3,450)	(4,002)	(8,834)	18,660
Cash flow provided by discontinued operation	—	—	—	—	1,592

Net increase (decrease) in cash and cash equivalents	4,981	(3,450)	(4,002)	(8,834)	20,252
Effect of exchange rate changes on cash	(1,018)	106	216	(381)	338
Cash and cash equivalents at beginning of period	11,470	14,814	18,600	27,815	7,225

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,433	$11,470	$14,814	$18,600	$27,815

*	See accompanying notes to these consolidated financial statements, including Note A—Nature of Operations and Summary of Significant Accounting Policies, describing the Successor Company, Reorganized Company and Predecessor Company. The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars and shares in thousands, except per share amounts)

NOTE A—Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations:  Chart Industries, Inc. (the “Company”), a wholly-owned indirect subsidiary of First Reserve Fund X, L.P. (“First Reserve”), is a leading global supplier of standard and custom-engineered products and systems serving a wide variety of low-temperature and cryogenic applications. The Company has developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero. The majority of the Company’s products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid-gas supply chain for the purification, liquefaction, distribution, storage and use of industrial gases and hydrocarbons. The Company has domestic operations located in seven states, including the principal executive offices located in Garfield Heights, Ohio, and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom.

Principles of Consolidation:  The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation. Investments in affiliates where the Company’s ownership is between 20 percent and 50 percent, or where the Company does not have control but has the ability to exercise significant influence over operations or financial policy, are accounted for under the equity method. The Company’s Chart Heat Exchangers Limited (“CHEL”) subsidiary, the equity of which was 100 percent owned by the Company, filed for a voluntary administration under the U.K. Insolvency Act of 1986 on March 28, 2003, as more fully described in Note F to the consolidated financial statements. Since CHEL is not under the control of the Company subsequent to March 28, 2003, the consolidated financial statements do not include the accounts or results of CHEL subsequent to this date.

Basis of Presentation:  The consolidated financial statements have been adjusted as of December 31, 2005 and for the period from October 17, 2005 to December 31, 2005 to give effect to the 4.6263-for-one stock split of the Company’s common stock that occurred on July 20, 2006, and related adjustments to its capital structure and stock options to be effected upon the completion of the Company’s planned initial public offering. On August 2, 2005, the Company, certain stockholders of the Company (the “Principal Stockholders”), First Reserve Fund X, L.P. (“First Reserve”) and CI Acquisition, Inc., a wholly owned subsidiary of First Reserve (“CI Acquisition”), entered into an agreement and plan of merger (“Merger Agreement”). The Merger Agreement provided for the sale of shares of common stock of the Company owned by the Principal Stockholders (“Principal Stockholders Shares”) to CI Acquisition, which is referred to as the “Stock Purchase”, and the merger of CI Acquisition with and into the Company, with the Company surviving the merger as a wholly-owned indirect subsidiary of First Reserve, which is referred to as the “Merger”. The Stock Purchase and Merger are collectively referred to as the “Acquisition”.

Upon satisfaction of the conditions to the Stock Purchase, CI Acquisition agreed to purchase the Principal Stockholders Shares for a purchase price (the “Per Share Purchase Price”) equal to $65.74 per share in cash, minus the result of (i) the expenses of the Company related to the Acquisition (as provided in the Merger Agreement) divided by (ii) the number of fully-diluted shares of Company common stock outstanding immediately before the closing (assuming full exercise of all Company stock options and warrants). The Merger Agreement provided for the occurrence of the Merger after the closing of the Stock Purchase, and provided that at the effective time of the Merger each share of Company common stock outstanding (other than treasury stock, shares held by Buyer or CI Acquisition, and shares with respect to which appraisal rights have been exercised under Delaware law) will be converted into the right to receive the Per Share Purchase Price (or the price paid in the Stock Purchase, if greater) in cash, without interest (the “Merger Consideration”). Furthermore, the Merger Agreement provided that the holders of outstanding warrants and stock options to acquire shares of common stock of the Company (other than any stock options adjusted to represent options to acquire stock of the surviving corporation in the Merger) will be entitled to receive an amount in cash equal to the product of (i) the number of shares of common stock of the Company issuable upon the exercise of the surrendered warrant or option, as applicable, as of immediately prior to the effective time of the Merger multiplied by (ii) the excess of the Merger consideration over the per share exercise price of the warrant or option, subject to applicable withholding taxes. The Merger Agreement further provided that after the Merger, no

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

holders of common stock, warrants or options (other than any stock options adjusted to represent options to acquire stock of the surviving corporation in the Merger) outstanding before the Merger will have any rights in respect of such common stock, warrants or options, other than the right to receive the cash referred to above. A more complete description of the Acquisition and the terms of the Merger Agreement are set forth above in this Prospectus under the caption “Transaction”.

On October 17, 2005, the closing of the Acquisition (the “Closing Date”) took place under the terms of the Merger Agreement as described above in this Prospectus under the caption “Transaction”. The Stock Purchase was made by CI Acquisition for a Per Share Purchase Price of $64.75 per share of common stock ($65.74 per share, less the Company’s transaction expenses of $0.99 per share) and immediately following the Stock Purchase, the Merger occurred. At the effective time of the Merger, each outstanding share of the Company’s common stock (other than treasury stock, shares held by First Reserve or CI Acquisition, and shares as to which appraisal rights were exercised under Delaware law) was converted into the right to receive $64.75 per share and CI Acquisition merged with and into Chart Industries, Inc. (which is referred to after the merger as the “Successor Company”). In the Merger, outstanding warrants and stock options to acquire common stock of the Company (other than any stock options adjusted to represent options to acquire the stock of the surviving corporation in the Merger) were likewise cancelled and treated in accordance with the terms of the Merger Agreement. Certain stock options outstanding immediately before the Merger were not cancelled and were adjusted under the terms of the Merger Agreement to represent options to acquire the Company’s common stock after the Merger. The purchase price related to the Acquisition was $456,662 and included $356,649 of cash paid for common stock and warrants outstanding, $15,756 of cash paid for Reorganized Company stock options, repayment of $76,458 of existing pre-Acquisition credit facility and certain other debt, $1,852 of First Reserve’s acquisition expenses and vested Rollover Reorganized Company stock options valued at $5,947 to acquire stock of the Successor Company.

The table below summarizes the fair value assigned to the Successor Company’s assets and liabilities within the balance sheet as of October 17, 2005 as a result of the Acquisition, in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations”:

Cash and cash equivalents	$20,861
Accounts receivable, net	54,594
Inventories, net	65,005
Unbilled contract revenue	22,667
Prepaid expenses	3,544
Other current assets	5,396
Assets held for sale	3,084
Deferred income taxes, net	4,900

Total Current Assets	180,051
Property, plant and equipment	61,189
Goodwill	236,823
Identifiable intangible assets	157,162
Other assets	13,357

Total Assets	$648,582

Accounts payable	$31,469
Customer advances and billings in excess of contract revenue	23,546
Accrued salaries, wages and benefits	16,069

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Warranty reserve	3,439
Other current liabilities	25,620
Short-term debt	4,486

Total Current Liabilities	104,629
Long-term debt	350,000
Long-term deferred tax liability, net	56,978
Other non-current liabilities	18,392
Minority interest	1,337
Shareholder equity	$117,246

Total Liabilities and Shareholder Equity	$648,582

The consolidated financial statements and the accompanying notes for the period from January 1 to October 16, 2005 for the Reorganized Company are presented as the “2005 Reorganized Period” and for the period from October 17 to December 31, 2005 for the Successor Company are presented as the “2005 Successor Period”.

On July 8, 2003, the Company and all of its then majority-owned U.S. subsidiaries (the “Predecessor Company”) filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code to implement an agreed upon senior debt restructuring plan through a pre-packaged plan of reorganization. On September 15, 2003, the Company (as reorganized, the “Reorganized Company”) and all of its then majority-owned U.S. subsidiaries emerged from Chapter 11 proceedings pursuant to the Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003 (the “Reorganization Plan”).

The Company’s emergence from Chapter 11 bankruptcy proceedings resulted in a new reporting entity and the adoption of fresh-start accounting in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”) (“Fresh-Start accounting”). The Company used September 30, 2003 as the date for adopting Fresh-Start accounting in order to coincide with the Company’s normal financial closing for the month of September 2003. Upon adoption of Fresh-Start accounting, a new reporting entity was deemed to be created and the recorded amounts of assets and liabilities were adjusted to reflect their estimated fair values. Accordingly, the reported historical financial statements of the Company prior to the adoption of Fresh-Start accounting for periods ended prior to September 30, 2003 are not necessarily comparable to those of the Reorganized Company.

In this prospectus, references to the Company’s nine month period ended September 30, 2003 and all periods ended prior to September 30, 2003 refer to the Predecessor Company.

SOP 90-7 requires that financial statements for the period following the Chapter 11 filing through the bankruptcy confirmation date distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, revenues, expenses, realized gains and losses and provisions for losses directly associated with the reorganization and restructuring of the business, including adjustments to fair value assets and liabilities and the gain on the discharge of pre-petition debt, are reported separately as reorganization items, net, in the other income (expense) section of the Predecessor Company’s consolidated statement of operations. In accordance with Fresh-Start accounting, all assets and liabilities were recorded at their respective fair values as of September 30, 2003. Such fair values represented the Company’s best estimates based on independent appraisals and valuations. In applying Fresh-Start accounting, adjustments to reflect the fair value of assets and liabilities, on a net basis, and the restructuring of the Company’s capital structure and resulting discharge of the senior lenders’ pre-petition debt, resulted in net other income of $5,677 in the nine months ended September 30, 2003. The reorganization value exceeded the fair value of the Reorganized Company’s

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

assets and liabilities, and this excess is reported as goodwill in the Reorganized Company’s consolidated balance sheet.

Changes to Significant Accounting Policies:  As part of the provisions of SOP 90-7, the Reorganized Company was required to adopt on September 30, 2003 all accounting guidance that was going to be effective within the twelve-month period following September 30, 2003. Additionally, Fresh-Start accounting required the selection of appropriate accounting policies for the Reorganized Company. The significant accounting policies previously used by the Predecessor Company were generally continued to be used by the Reorganized Company. As of September 30, 2003, the Company changed its method of accounting for inventories at sites of the Company’s former Chart Heat Exchangers Limited Partnership legal entity and former Process Systems, Inc. legal entity from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method since the value of inventory on the LIFO method was approximately equal to the value on a FIFO basis.

All accounting policies of the Successor Company have generally remained the same as the Reorganized Company, except for the early adoption of SFAS No. 123(R) “Share-Based Payment” on October 17, 2005 in conjunction with the Acquisition. SFAS No. 123(R) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and eliminates the pro forma disclosure option allowed under SFAS 123.

Cash and Cash Equivalents:  The Company considers all investments with an initial maturity of three months or less when purchased to be cash equivalents. The December 31, 2005 and 2004 balances include money market investments and cash.

Concentrations of Credit Risks:  The Company sells its products to gas producers, distributors and end-users across the industrial gas, hydrocarbon and chemical processing industries in countries all over the world. Approximately 51 percent, 52 percent and 49 percent of sales were to foreign countries in 2005, 2004 and 2003, respectively. While no single customer exceeded ten percent of consolidated sales in 2005, 2004 or 2003, sales to the Company’s top ten customers accounted for 39 percent, 45 percent and 43 percent of consolidated sales in 2005, 2004 and 2003, respectively. The Company’s sales to particular customers fluctuate from period to period, but the gas producer and distributor customers of the Company tend to be a consistently large source of revenue for the Company. To minimize credit risk from trade receivables, the Company reviews the financial condition of potential customers in relation to established credit requirements before sales credit is extended and monitors the financial condition of customers to help ensure timely collections and to minimize losses. Additionally, for certain domestic and foreign customers, particularly in the Energy and Chemicals segment, the Company requires advance payments, letters of credit and other such guarantees of payment. Certain customers also require the Company to issue letters of credit or performance bonds, particularly in instances where advance payments are involved, as a condition of placing the order.

The Company is also subject to concentrations of credit risk with respect to its cash and cash equivalents, marketable securities, interest rate collar agreements and forward foreign currency exchange contracts. To minimize credit risk from these financial instruments, the Company enters into these arrangements with major banks and other high credit quality financial institutions and invests only in high-quality instruments. The Company does not expect any counterparties to fail to meet their obligations in this area.

Allowance for Doubtful Accounts:  The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filings, or substantial downgrading of credit scores), a specific reserve is recorded to reduce the receivable to the amount the Company believes will be collected. The Company also records

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

allowances for doubtful accounts based on the length of time the receivables are past due and historical experience. The allowance for doubtful accounts balance at December 31, 2005 and 2004 was $1,304 and $1,520, respectfully.

Inventories:  Inventories are stated at the lower of cost or market with cost being determined by the first-in, first-out (“FIFO”) method at December 31, 2005 and 2004. The components of inventory are as follows:

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
Raw materials and supplies	$26,385	$22,896
Work in process	13,003	16,918
Finished goods	13,744	7,963

	$53,132	$47,777

Inventory Valuation Reserves:  The Company determines inventory valuation reserves based on a combination of factors. In circumstances where the Company is aware of a specific problem in the valuation of a certain item, a specific reserve is recorded to reduce the item to its net realizable value. The Company also recognizes reserves based on the actual usage in recent history and projected usage in the near-term. If circumstances change (e.g., lower-than-expected or higher-than-expected usage), estimates of the net realizable value could be changed by a material amount.

Property, Plant and Equipment:  At October 17, 2005, property, plant and equipment was recorded at fair value under SFAS 141 “Business Combinations”. The depreciable lives were adjusted to reflect the estimated remaining useful life of each asset and all existing accumulated depreciation of the Reorganized Company was eliminated. Subsequent to October 17, 2005, all capital expenditures for property, plant and equipment are stated on the basis of cost. Expenditures for maintenance, repairs and renewals are charged to expense as incurred, whereas major improvements are capitalized. The cost of applicable assets is depreciated over their estimated useful lives. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Depreciation expense was $1,115 for the 2005 Successor Period, $4,122 for the 2005 Reorganized Period, $5,681 for the year ended December 31, 2004, $1,523 for the three-months ended December 31, 2003, and $6,441 for the nine months ended September 30, 2003. The following table summarizes the components of property, plant and equipment:

		Successor	Reorganized
		Company	Company
		December 31,	December 31,
Classification	Estimated Useful Life	2005	2004
Land and buildings	20-35 years (buildings)	$34,450	$24,264
Machinery and equipment	3-12 years	19,750	21,917
Computer equipment, furniture and fixtures	3-7 years	2,383	2,823
Construction in process		8,244	2,476

		64,827	51,480
Less accumulated depreciation		(562)	(9,487)

Total property, plant and equipment, net		$64,265	$41,993

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The Company monitors its property, plant and equipment, and finite-lived intangible assets for impairment indicators on an ongoing basis in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If impairment indicators exist, the Company performs the required analysis and records impairment charges in accordance with SFAS No. 144. In conducting its analysis, the Company compares the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. If the undiscounted cash flows exceed the net book value, the long-lived assets are considered not to be impaired. If the net book value exceeds the undiscounted cash flows, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived assets. Fair value is estimated based upon either discounted cash flow analyses or estimated salvage values. Cash flows are estimated using internal forecasts as well as assumptions related to discount rates. Changes in economic or operating conditions impacting these estimates and assumptions could result in the impairment of long-lived assets.

Goodwill and Other Intangible Assets:  In conjunction with the Acquisition as previously explained above, the Company recorded $236,742 of goodwill. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company does not amortize goodwill or other indefinite-lived intangible assets, but reviews them at least annually for impairment using a measurement date of October 1st. The Company amortizes intangible assets that have finite useful lives over their useful lives.

SFAS No. 142 requires that indefinite-lived intangible assets be tested for impairment and that goodwill be tested for impairment at the reporting unit level on an annual basis. Under SFAS No. 142, a company determines the fair value of any indefinite-lived intangible assets, compares the fair value to its carrying value and records an impairment loss if the carrying value exceeds its fair value. Goodwill is tested utilizing a two-step approach. After recording any impairment losses for indefinite-lived intangible assets, a company is required to determine the fair value of each reporting unit and compare the fair value to its carrying value, including goodwill, of such reporting unit (step one). If the fair value exceeds the carrying value, no impairment loss would be recognized. If the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit may be impaired. The amount of the impairment, if any, would then be measured in step two, which compares the implied fair value of the reporting

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

unit’s goodwill with the carrying amount of that goodwill. The following table displays the gross carrying amount and accumulated amortization for finite-lived intangible assets and indefinite-lived intangible assets:

		Successor Company			Reorganized Company
	Weighted	December 31, 2005		Weighted	December 31, 2004
	Average	Gross		Average	Gross
	Estimated	Carrying	Accumulated	Estimated	Carrying	Accumulated
	Useful Life	Amount	Amortization	Useful Life	Amount	Amortization
Finite-lived assets
Unpatented technology	9 years	$9,400	$(235)	9 years	$3,305	$(450)
Patents	10 years	8,138	(298)	11 years	4,269	(566)
Product names	20 years	940	(10)	—	—	—
Backlog	14 months	5,440	(1,110)	—	—	—
Non-compete agreements	3 years	1,344	(280)	—	—	—
Licenses and certificates	18 months	48	(20)	—	—	—
Customer relations	13 years	96,906	(1,480)	13 years	23,960	(2,495)

		$122,216	$(3,433)		$31,534	$(3,511)

Indefinite-lived intangible assets:
Goodwill		$236,742			$75,110
Trademarks and trade names		35,280			20,449

		$272,022			$95,559

Amortization expense for intangible assets subject to amortization was $2,973, for the 2005 Successor Period, $2,686 for the 2005 Reorganized Period, $2,809 for the year ended December 31, 2004, $702 for the three months ended December 31, 2003, and $1,166 for the nine months ended September 30, 2003, and is estimated to range from approximately $15,500 to $10,300 annually for fiscal years 2006 through 2010, respectively.

Financial Instruments:  The fair values of cash equivalents, accounts receivable and short-term bank debt approximate their carrying amount because of the short maturity of these instruments. The fair value of long-term debt is estimated based on the present value of the underlying cash flows discounted at the Company’s estimated borrowing rate. Under such method the Company’s long-term debt approximated its carrying value at December 31, 2005 and 2004.

Derivative Instruments:  The Company utilizes certain derivative financial instruments to enhance its ability to manage risk, including interest rate risk and foreign currency risk that exists as part of ongoing business operations. Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company does not enter into contracts for speculative purposes, nor is it a party to any leveraged derivative instrument.

The Company’s primary interest rate risk exposure results from various floating rate pricing mechanisms in the consolidated term loan and revolving credit facility. This interest rate risk has been partially managed by the use of

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

an interest rate derivative contract relating to a portion of the term debt. The interest rate derivative contract is generally described as a collar and results in putting a cap on the base LIBOR interest rate at approximately 7.0 percent and a floor at approximately 5.0 percent on certain portions of the Company’s floating rate term debt. The Predecessor Company entered into an interest rate collar in March 1999 to manage interest rate risk exposure relative to its term debt. This collar, in the amount of $4,430 at December 31, 2005, expired in March 2006. The Company’s interest rate collar does not qualify as a hedge under the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires such a collar to be recorded in the consolidated balance sheet at fair value. Changes in their fair value must be recorded in the consolidated statement of operations. The fair value of the contract related to the collar outstanding at December 31, 2005 and 2004 is a liability of $5 and $312, respectively and is recorded in accrued interest.

The change in fair value for the 2005 Successor Period, 2005 Reorganized Period, year ended December 31, 2004, three months ended December 31, 2003, and the nine months ended September 30, 2003 of $9, $28, $48, $46, and ($389) respectively, is recorded in derivative contracts valuation income (expense).

The Company is exposed to foreign currency exchange risk as a result of transactions in currencies other than the functional currency of certain subsidiaries. The Company utilizes foreign currency forward purchase and sale contracts to manage the volatility associated with foreign currency purchases and certain intercompany transactions in the normal course of business. Contracts typically have maturities of less than one year. Principal currencies include the Euro, British Pound and Czech Koruna. The Company’s foreign currency forward contracts do not qualify as hedges under the provisions of SFAS No. 133. Gains and losses recorded by the Company related to foreign currency forward contracts during 2005, 2004 and 2003 were not material.

The Company held foreign exchange forward sale contracts for notional amounts as follows:

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
USD	$—	$400
Euros	2,400	—

	$2,400	$400

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Product Warranties:  The Company provides product warranties with varying terms and durations for the majority of its products. The Company records warranty expense in cost of sales. The changes in the Company’s consolidated warranty reserve are as follows:

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,	Year	Three Months	Nine Months
	2005 to	2005 to	Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
Balance at beginning of period	$3,439	$2,812	$3,208	$3,803	$4,032
Warranty expense	515	2,206	1,522	89	1,214
Warranty usage	(356)	(1,579)	(1,918)	(684)	(1,443)

Balance at end of period	$3,598	$3,439	$2,812	$3,208	$3,803

Shareholders’ Equity:  As a result of the Acquisition, the Company had 7,952 shares of common stock issued and outstanding at December 31, 2005. Also, in connection with the Acquisition, a warrant for 2,651 shares was granted in November 2005 to FR X Chart Holdings LLC, the then sole shareholder and affiliate of First Reserve, at an exercise price of $14.00 per share that expires in March 2014. The warrant may be exercised at anytime. The Company reports comprehensive income in its consolidated statement of shareholders’ equity. The components of accumulated other comprehensive (loss) income are as follows:

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
Foreign currency translation adjustments	$(286)	$3,549
Minimum pension liability adjustments net of taxes of $162 and $671 at December 31, 2005 and 2004, respectively	(262)	(1,246)

	$(548)	$2,303

In 2004, the Company finalized the liquidation of the BioMedical operation in Solingen, Germany and recognized $403 of foreign currency gain, $258 net of tax, related to the elimination of the foreign currency translation adjustments previously recorded as part of this entity.

Revenue Recognition:  For the majority of the Company’s products, revenue is recognized when products are shipped, title has transferred and collection is reasonably assured. For these products, there is also persuasive evidence of an arrangement and the selling price to the buyer is fixed or determinable. For heat exchangers, cold boxes, liquefied natural gas fueling stations and engineered tanks, the Company uses the percentage of completion method of accounting. Earned revenue is based on the percentage that incurred costs to date bear to total estimated costs at completion after giving effect to the most current estimates. Earned revenue on contracts in process at December 31, 2005, 2004 and 2003, totaled $126,122, $47,978 and $73,360, respectively. Timing of amounts billed on contracts varies from contract to contract and could cause significant variation in working capital needs. Amounts billed on percentage of completion contracts in process at December 31 totaled $125,971, $43,343 and $65,309, in 2005, 2004, and 2003, respectively. The cumulative impact of revisions in total cost estimates during the

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

progress of work is reflected in the period in which these changes become known. Earned revenue reflects the original contract price adjusted for agreed upon claims and change orders, if any. Losses expected to be incurred on contracts in process, after consideration of estimated minimum recoveries from claims and change orders, are charged to operations as soon as such losses are known. Change orders resulting in additional revenue and profit are recognized upon approval by the customer based on the percentage that incurred costs to date bear to total estimated costs at completion.

Distribution Costs:  The Company records distribution costs, including warehousing and freight related to product shipping, in cost of sales.

Advertising Costs:  The Company incurred advertising costs of $556 for the 2005 Successor Period, $2,151 for the 2005 Reorganized Period, $2,833 for the year ended December 31, 2004, $465 for the three months ended December 2003, $1,538 for the nine months ended September 30, 2003. Such costs are expensed as incurred.

Research and Development Costs:  The Company incurred research and development costs of $805 for the 2005 Successor Period, $2,198 for the 2005 Reorganized Period, $3,279 for the year ended December 31, 2004, $1,280 for the three months ended December 31, 2003, and $2,551 for the nine months ended September 30, 2003. Such costs are expensed as incurred.

Foreign Currency Translation:  The functional currency for the majority of the Company’s foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The resulting translation adjustments are recorded as a component of shareholders’ equity. Gains or losses resulting from foreign currency transactions are charged to operations as incurred.

Deferred Income Taxes:  The Company and its U.S. subsidiaries file a consolidated federal income tax return. Deferred income taxes are provided for temporary differences between financial reporting and the consolidated tax return in accordance with the liability method. A valuation allowance is provided against net deferred tax assets when conditions indicate that it is more likely than not that the benefit related to such assets will not be realized.

Employee Stock Options:  In November 2005, the Successor Company granted stock options (“New Options”), under the 2005 Stock Incentive Plan (“Stock Incentive Plan”) to certain management employees. In addition, under the Company’s 2004 Stock Option and Incentive Plan (“2004 Plan”) certain management employees rolled over stock options (“Rollover Options”). The Company adopted SFAS 123(R) “Share-Based Payments”, on October 17, 2005 using the modified prospective method, to account for these New Options. The New Options are exercisable for a period of ten years and have two different vesting schedules. The time-based (“Time-based Options”) vest annually in equal installments over a five-year period and the performance-based (“Performance-based Options”) vest based upon specified actual returns on First Reserve’s investment in the Company. Furthermore, certain of the Rollover Options were vested on the Closing Date of the Acquisition and the remaining unvested Rollover Options vest upon the performance criteria as outlined in the 2004 Plan and related option agreements. The New Options and Rollover Options generally may not be transferred, and any shares of stock that are acquired upon exercise of the New Options or Rollover Options generally may not be sold, transferred, assigned or disposed of except under certain predefined liquidity events or in the event of a change in control. The Company’s policy is to issue authorized shares upon the exercise of any stock options. In addition, all of the 2004 stock options (“2004 Options”) of the Reorganized Company, except for the Rollover Options described above, were deemed to be exercised in conjunction with the Transaction on October 17, 2005. These 2004 Options were accounted for under the intrinsic value method of APB Opinion No. 25 “Accounting for Stock Issued to Employees” and related interpretations in accounting for employee stock options. See Note J for further discussions regarding the stock options.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Earnings per share:  The following table presents calculations of income (loss) per share of common stock:

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,	Year	Three Months	Nine Months
	2005 to	2005 to	Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
(Loss) income from continuing operations	$(506)	$8,858	$22,600	$31	$(10,318)
Income from discontinued operations	—	—	—	—	833
Gain on sales of discontinued operations, net of tax	—	—	—	—	2,400

Net (loss) income	$(506)	$8,858	$22,600	$31	$(7,085)

Net (loss) income per common share—basic (Loss) income from continuing operations	$(0.06)	$1.65	$4.22	$0.01	$(0.39)
Income from discontinued operations	—	—	—	—	0.03
Gain on sales of discontinued operations, net of tax	—	—	—	—	0.09

Net (loss) income	$(0.06)	$1.65	$4.22	$0.01	$(0.27)

Net (loss) income per common share— diluted:
(Loss) income from continuing operations	$(0.06)	$1.57	$4.10	$0.01	$(0.39)
Income (loss) from discontinued operations	—	—	—	—	0.03
Gain on sale of discontinued operation, net of tax	—	—	—	—	0.09

Net (loss) income per common share— diluted	$(0.06)	$1.57	$4.10	$0.01	$(0.27)

Weighted average number of common shares outstanding—basic	7,952	5,366	5,351	5,325	26,336
Incremental shares issuable upon assumed exercise of stock warrants	—	61	15	—	—
Incremental shares issuable upon assumed conversion and exercise of stock options	—	222	150	—	—

Total shares—diluted	7,952	5,649	5,516	5,325	26,336

The assumed conversion of the Company’s potentially dilutive stock options and warrants was anti-dilutive for the period from October 17, 2005 to December 31, 2005, for the three months ended December 31, 2003 and for the nine months ended September 30, 2003. For the purposes of computing diluted earnings per share, weighted average common share equivalents do not include 1,041 stock options and 1,360 warrants for the period from October 17, 2005 to December 31, 2005, 280 warrants for the three months ended December 31, 2003, and 2,495 warrants and 1,991 stock options, respectively, for the nine months ended September 30, 2003 as the effect would be anti-dilutive.

Reclassifications:  Certain prior year amounts have been reclassified to conform to current year presentation.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Recently Adopted Accounting Standards:  The Financial Accounting Standards Board (“FASB”) has recently issued the following Statements of Financial Accounting Standards that the Company has adopted as of December 31, 2005:

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and eliminates the pro forma disclosure option allowed under SFAS 123. SFAS 123(R) is effective for nonpublic entities for fiscal years beginning after December 15, 2005. The Company adopted SFAS 123(R) early on October 17, 2005 in conjunction with the Acquisition.

In December 2004, the FASB issued FASB Staff Position (“FSP”) FSP No. 109-1, “Application for FASB Statement No 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004.” FSP 109-1 is intended to clarify that the domestic manufacturing deduction should be accounted for as a special deduction (rather than a rate reduction) under SFAS No. 109, “Accounting for Income Taxes.” A special deduction is recognized under SFAS 109 as it is earned. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued FSP No. 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.” FSP 109-2 provides guidance under SFAS No. 109, “Accounting for Income Taxes,” with respect to recording the potential impact of the repatriation provisions of the American Jobs Creation Act of 2004 (the “Jobs Act”) on enterprises’ income tax expense and deferred tax liability. The Jobs Act was enacted on October 22, 2004. FSP 109-2 states that an enterprise is allowed time beyond the financial reporting period of enactment to evaluate the effect of the Jobs Act on its plan for reinvestment or repatriation of foreign earnings for purposes of applying SFAS No. 109. The Company completed evaluating the impact of the repatriation provisions. The adjustment as provided for in FSP 109-2 did not have a material impact on the Company’s tax expense or deferred tax liability.

In March 2005, the FASB issued FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations”. This interpretation requires companies to recognize a liability for the fair value of a legal obligation to perform asset retirement activities that are conditional on a future event if the amount can be reasonably estimated. This statement is effective for the year ending December 31, 2005. The adoption of this statement did not have a material affect on the Company’s financial position, results of operations, liquidity or cash flows.

Recently Issued Accounting Standards:  The Financial Accounting Standards Board (“FASB”) has recently issued the following Statements of Financial Accounting Standards that the Company has not adopted as of December 31, 2005:

In December 2004, the FASB issued SFAS No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The Company is currently evaluating the effect the adoption of SFAS No. 151 will have on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS 154 replaces APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also requires that a change in method of depreciating and amortizing a long-lived asset be accounted for prospectively as a

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

change in estimate, and the correction of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 will only affect the Company’s consolidated financial statements to the extent there are future accounting changes or errors.

NOTE B—Balance Sheet Components

The following table summarizes the components of other current assets, other assets, net, other current liabilities and other long-term liabilities on the Company’s consolidated balance sheet as of December 31, 2005 and 2004:

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
Other current assets:
Deposits	$306	$425
Investment in leases	133	133
Deferred income taxes	6,429	7,125
Other receivables	5,684	7,157

	$12,552	$14,840

Other assets net:
Deferred financing costs	$11,749	$—
Investment in leases	64	185
Cash value life insurance	1,265	1,719
Unearned compensation	159	—
Other	435	212

	$13,672	$2,116

Other current liabilities:
Accrued interest	$4,599	$324
Accrued income taxes	—	2,636
Accrued other taxes	1,948	936
Accrued rebates	3,152	2,734
Accrued employee separation and plant closure costs	2,007	2,763
Accrued other	5,900	2,960

	$17,606	$12,353

Other long-term liabilities:
Accrued environmental	$6,608	$6,460
Accrued pension cost	7,233	11,106
Minority interest	1,103	1,213
Accrued contingencies and other	5,013	7,028

	$19,957	$25,807

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

NOTE C—Debt and Credit Arrangements

The following table shows the components of the Company’s borrowings at December 31, 2005 and 2004, respectively.

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
Senior term loan, due October 2012 and September 2009, respectively, average interest rate of 6.62% and 5.62% at December 31, 2005 and 2004, respectively	$175,000	$78,395
Subordinated notes, due 2015, interest accrued at 9.125%	170,000	—
Industrial Development Revenue bonds, due August 2006, average interest rate of 6.33% at December 31, 2004	—	1,016
Revolving foreign credit facility and other short-term debt	2,304	—

Total debt	347,304	79,411
Less: current maturities	2,304	3,005

Long-term debt	$345,000	$76,406

In connection with the Acquisition, the Company entered into a $240,000 senior secured credit facility (“the Senior Credit Facility”) and completed a $170,000 offering of 9 1/8 percent senior subordinated notes (“the Subordinated Notes”). The Company repaid the then existing credit facility of the Reorganized Company, as described further below, and certain other debt on or before October 17, 2005, the Closing Date of the Acquisition. The Senior Credit Facility consists of a $180,000 term loan facility (the “Term Loan”) and a $60,000 revolving credit facility (the “Revolver”), of which $35,000 may be used for letters of credit extending beyond one year from their date of issuance. The Term Loan and Subordinated Notes were fully funded on the Closing Date. The Term Loan matures on October 17, 2012 and the Revolver matures on October 17, 2010. As a result of a $5,000 voluntary principal prepayment in December 2005, the Term Loan requires quarterly principal payments that equal 0.8 percent per annum of the funded balance commencing in September 2008 and a remaining balloon payment on the maturity date. Future principal payments will be adjusted for any voluntary prepayments. The interest rate under the Senior Credit Facility is, at the Company’s option, the Alternative Base Rate (“ABR”) plus 1.0 percent or LIBOR plus 2.0 percent on the Term loan and ABR plus 1.5 percent or LIBOR plus 2.5 percent on the Revolver. In addition, the Company is required to pay an annual administrative fee of $100, a commitment fee of 0.5 percent on the unused Revolver balance, a letter of credit participation fee of 2.5 percent per annum on the letter of credit exposure and a letter of credit issuance fee of 0.25 percent. The obligations under the Secured Credit Facility are secured by substantially all of the assets of the Company’s U.S. Subsidiaries and 65 percent of the capital stock of the Company’s non-U.S. Subsidiaries.

The Subordinated Notes are due in 2015 with interest payable semi-annually on April 15th and October 15th. Any of the Subordinated Notes may be redeemed solely at the Company’s option beginning on October 15, 2010. The initial redemption price is 104.563 percent of the principal amount, plus accrued interest. Also, any of the notes may be redeemed solely at the Company’s option at any time prior to October 15, 2010, plus accrued interest and a “make-whole” premium. In addition, before October 15, 2008, up to 35 percent of the Subordinated Notes may be redeemed solely at the Company’s option at a price of 109.125 percent of the principal amount, plus accrued interest, using the proceeds from sales of certain kinds of capital stock. The Subordinated Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

of the Company, including the Senior Credit Facility, pari passu in right of payment with all future senior subordinated indebtedness of the Company, senior in right of payment with any future indebtedness of the Company that expressly provided for its subordination to the Subordinated Notes, and unconditionally guaranteed jointly and severally by substantially all of the Company’s U.S. Subsidiaries.

The Senior Credit Facility agreement and provisions of the indenture governing the Subordinated Notes contain a number of customary covenants, including, but not limited to, restrictions on the Company’s ability to incur additional indebtedness, create liens or other encumbrances, sell assets, enter into sale and lease-back transactions, make certain payments, investments, loans, advances or guarantees, make acquisitions and engage in mergers or consolidations, pay dividends and distributions, and make capital expenditures. The Senior Credit Facility and indenture governing the Senior Subordinated Notes also include covenants relating to leverage, interest coverage and fixed charge coverage ratios. At December 31, 2005, there was $175,000 and $170,000 outstanding under the Term Loan and Subordinated Notes, respectively, and letters of credit and bank guarantees totaling $22,442 supported by the Revolver.

Chart Ferox, a.s. (“Ferox”), a majority-owned subsidiary of the Company, maintains secured revolving credit facilities with borrowing capacity, including overdraft protection, of up to $9,600, of which $4,400 is available only for letters of credit and bank guarantees. Under the revolving credit facilities, Ferox may make borrowings in Czech Koruna, Euros and U.S. dollars. Borrowings in Koruna are at PRIBOR, borrowings in Euros are at EUROBOR and borrowings in U.S. dollars are at LIBOR, each with a fixed margin of 0.6 percent. Ferox is not required to pay a commitment fee to the lenders under the revolving credit facilities in respect to the unutilized commitments thereunder. Ferox must pay letter of credit and guarantee fees equal to 0.75 percent on the face amount of each guarantee. Ferox’s land and buildings, and accounts receivable secure $4,600 and $2,500, respectively, of the revolving credit facilities. At December 31, 2005, there was $800 of borrowings outstanding under, and $1,506 of bank guarantees supported by the Ferox revolving credit facilities.

The scheduled annual maturities of long-term debt and credit arrangements at December 31, 2005, are as follows:

Year	Amount

2006	$—
2007	—
2008	720
2009	1,440
2010 and thereafter	342,840

$345,000

Effective September 15, 2003, upon emergence from its Chapter 11 bankruptcy reorganization, the Reorganized Company entered into a term loan agreement and revolving credit facility (collectively, the “2003 Credit Facility”). The 2003 Credit Facility provided a term loan of $120,000 with final maturity in 2009 and revolving credit line of $55,000, of which $15,000 would have expired on January 31, 2006 and $40,000 on September 15, 2008, and of which $40,000 was available for the issuance of letters of credit and bank guarantees. Under the terms of the credit facility, the term loan bore interest at rates, at the Company’s option, equal to the prime rate plus 2.50 percent or LIBOR plus 3.50 percent and the revolving credit line bore interest, at the Company’s option, at rates equal to the prime rate plus 1.50 percent or LIBOR plus 2.50 percent.

The 2003 Credit Facility contained certain covenants and conditions, which imposed limitations on the Company and its operating units, including restriction on the payment of cash dividends and a requirement to meet certain financial tests and to maintain on a quarterly basis certain consolidated financial ratios, including leverage,

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

interest coverage, minimum fixed coverage, minimum operating cash flow and capital expenditures. The 2003 Credit Facility also contained a feature whereby if the Company generated cash from operations above a pre-defined calculated amount, the Company was required to use a portion of that cash to make principal prepayments on the term loan portion of the 2003 Credit Facility.

In 2004, the Company made prepayments on the term loan portion of the Credit Facility totaling $30 million, which was in addition to a $10 million prepayment made in December 2003. The prepayments reduced all future scheduled term loan payments on a pro-rata basis. As a result, the Company had borrowings outstanding of $78,395 under the term loan portion of the 2003 Credit facility and letters of credit outstanding and bank guarantees totaling $19,040 supported by the revolving credit line portion of the 2003 Credit Facility.

The Company paid interest of $1,085 for the 2005 Successor Period, $4,397 in the 2005 Reorganized Period, $5,615 in the year ended December 31, 2004, $2,268 in the three months ended December 31, 2003, and $10,021 in the nine months ended September 30, 2003.

NOTE D—Employee Separation and Plant Closure Costs

In 2004, the Company continued its manufacturing facility reduction plan which commenced in 2002. These actions resulted in the closure of the Company’s Energy and Chemicals segment manufacturing facility in Wolverhampton, U.K. in March 2003, the closure in September 2003 of the Company’s Energy and Chemicals segment sales and engineering office in Westborough, MA and the announcements in December 2003 and January 2004 of the closure of the Company’s Distribution and Storage segment manufacturing facility in Plaistow, NH and the BioMedical segment manufacturing and office facility in Burnsville, MN, respectively. In 2004, the Company completed the shutdown of the Plaistow, NH manufacturing facility and continued the shutdown of the Burnsville, MN manufacturing facility, which was completed in the first quarter of 2005. In each of these facility closures, the Company did not exit the product lines manufactured at those sites, but moved the manufacturing to other facilities with available capacity, most notably New Prague, MN for engineered tank production and Canton, GA for medical respiratory production. During 2005 and 2004, the Company recorded employee separation and plant closure costs related to the closures of these various facilities and also recorded non-cash inventory valuation charges included in cost of sales at certain of these sites.

The following tables summarize the Company’s employee separation and plant closure costs activity for 2005, 2004 and 2003.

	October 17, 2005 to December 31, 2005—Successor Company
		Distribution	Energy &
	BioMedical	& Storage	Chemicals	Corporate	Total

One-time employee termination costs	$17	$(120)	$78	$86	$61
Other associated costs	2	102	(26)	—	78

Employee separation and plant closure costs	19	(18)	52	86	139
Inventory valuation in cost of sales	149	—	—	(34)	115

	168	(18)	52	52	254
Reserve usage	(33)	(97)	(48)	(57)	(235)

Change in reserve	135	(115)	4	(5)	19
Reserves as of October 16, 2005	104	305	1,553	5	1,967

Reserve as of December 31, 2005	$239	$190	$1,557	$—	$1,986

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

	January 1, 2005 to October 16, 2005—Reorganized Company
		Distribution	Energy &
	BioMedical	& Storage	Chemicals	Corporate	Total

One-time employee termination costs	$—	$41	$—	$(159)	$(118)
Other associated costs	540	465	129	41	1,175

Employee separation and plant closure costs	540	506	129	(118)	1,057
Inventory valuation in cost of sales	643	—	—	—	643

	1,183	506	129	(118)	1,700
Reserve usage	(1,451)	(542)	(133)	(370)	(2,496)

Change in reserve	(268)	(36)	(4)	(488)	(796)
Reserves as of January 1, 2005	372	341	1,557	493	2,763

Reserve as of October 16, 2005	$104	$305	$1,553	$5	$1,967

	Year Ended December 31, 2004—Reorganized Company
		Distribution	Energy &
	BioMedical	& Storage	Chemical	Corporate	Total

One-time employee termination costs	$381	$215	$303	$398	$1,297
Contract termination costs	—	317	29	—	346
Other associated costs	406	726	412	(18)	1,526

Employee separation and plant closure costs	787	1,258	744	380	3,169
Inventory valuation in costs of sales	97	80	—	—	177

	884	1,338	744	380	3,346
Reserve usage	(512)	(1,530)	(1,369)	(562)	(3,973)

Change in reserve	372	(192)	(625)	(182)	(627)
Reserves as of January 1, 2004	—	533	2,182	675	3,390

Reserve as of December 31, 2004	$372	$341	$1,557	$493	$2,763

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31, 2003—Reorganized Company
		Distribution	Energy &
	BioMedical	& Storage	Chemical	Corporate	Total

One-time employee termination costs	$139	$633	$28	$19	$819
Other associated costs	9	—	113	69	191

Employee separation and plant closure costs	148	633	141	88	1,010
Reserve usage	(165)	(721)	(307)	48	(1,145)

Change in reserve	(17)	(88)	(166)	136	(135)
Reserves as of October 1, 2003	17	621	2,348	539	3,525

Reserve as of December 31, 2003	$—	$533	$2,182	$675	$3,390

	Nine Months Ended September 30, 2003—Predecessor Company
		Distribution	Energy &
	BioMedical	& Storage	Chemicals	Corporate	Total

One-time employee termination costs	$42	$350	$754	$384	$1,530
Contract termination costs	47	(1,604)	756	97	(704)
Other associated costs	10	8	30	8	56

Employee separation and plant closure costs	99	(1,246)	1,540	489	882
Inventory valuation in cost of sales	16	440	—	—	456

	115	(806)	1,540	489	1,338
Write-off due to CHEL insolvency	—	—	(2,976)	—	(2,976)
Reserve usage	(328)	(1,665)	(1,182)	(477)	(3,652)

Change in reserve	(213)	(2,471)	(2,618)	12	(5,290)
Reserves as of January 1, 2003	230	3,092	4,966	527	8,815

Reserve as of September 30, 2003	$17	$621	$2,348	$539	$3,525

NOTE E—Acquisitions

On May 16, 2005, the Company acquired 100 percent of the equity interest in Changzhou CEM Cryo Equipment Co., Ltd. (“CEM”), a foreign owned enterprise established under the laws of the People’s Republic of China. The purchase price was $13,664, consisting of cash of $12,198 and the issuance of a promissory note of $1,466 payable to the seller. The estimated fair value of the net assets acquired and goodwill at the date of acquisition was $8,894 and $4,770, respectively. For the 2005 Reorganized Period, the Company recorded a charge of $2,768 for the write-off of purchased in-process research and development that was included in the fair value of net assets acquired. CEM has been included in the Company’s Distribution and Storage operating segment and included approximately $4,100 of revenue since the Acquisition.

On February 27, 2004, the Company’s Coastal Fabrication joint venture (“Coastal Fabrication”) executed an agreement to redeem the joint venture partner’s 50 percent equity interest of $289 for cash consideration of $250

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

and the possibility of additional consideration being paid based upon the number of direct labor manufacturing hours performed at the Company’s New Iberia, LA facility during 2004 and 2005. The $39 difference between the cash consideration paid and the value of the 50 percent equity interest was recorded by Coastal Fabrication as a reduction of certain fixed assets. As a result of the elimination of the joint venture partner and the assumption of 100 percent of control by the Company, the assets, liabilities and operating results of Coastal Fabrication are included in these consolidated financial statements subsequent to February 27, 2004.

NOTE F—Loss on Insolvent Subsidiary

In March 2003, the Company completed the closure of its Wolverhampton, United Kingdom manufacturing facility, operated by CHEL, and all current heat exchanger manufacturing is now being conducted at its LaCrosse, WI facility.

On March 28, 2003, CHEL filed for a voluntary administration under the U.K. Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. In accordance with SFAS No. 94, “Consolidation of All Majority-Owned Subsidiaries,” the Company is not consolidating the accounts or financial results of CHEL subsequent to March 28, 2003 due to the assumption of control of CHEL by the insolvency administrator.

Effective March 28, 2003, the Company recorded a non-cash impairment charge of $13,682 to write off its net investment in CHEL. The components of this impairment charge included:

Accounts receivable	$2,413
Intercompany receivables	3,904
Property, plant and equipment, net	2,939
Other current assets	1,168
Accounts payable	(1,323)
Accrued and other current liabilities	(1,302)
Cumulative translation adjustment	3,268
Minimum pension liability	2,615

$13,682

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

NOTE G—Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
Deferred tax assets:
Accruals and reserves	$7,665	$7,355
Pensions	2,699	3,209
Inventory	1,288	1,490
Other—net	3,370	4,535

Total deferred tax assets	$15,022	$16,589

Deferred tax liabilities:
Property, plant and equipment	$5,795	$6,218
Intangibles	58,836	16,185

Total deferred tax liabilities	$64,631	$22,403

Net deferred tax (liabilities) asset	$(49,609)	$(5,814)

The Company has not provided for income taxes on approximately $15,226 of foreign subsidiaries’ undistributed earnings as of December 31, 2005, since the earnings retained have been reinvested indefinitely by the subsidiaries. It is not practicable to estimate the additional income taxes and applicable foreign withholding taxes that would be payable on the remittance of such undistributed earnings.

Congress passed the American Jobs Creation Act in October 2004. The Act provided for a special one-time tax deduction of 85 percent of certain foreign earnings that are repatriated (as defined in the Act) in 2005. During the 2005 Reorganized Period, the Company recorded income tax expense of $156 for the repatriation of $2,970 of foreign earnings under the Act.

(Loss) income from continuing operations before income taxes and minority interest consists of the following:

	Successor	Reorganized Company			Predecessor
	Company			Three	Company
	October 17,	January 1,		Months	Nine Months
	2005 to	2005 to	Year Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
United States	$(1,425)	$10,718	$25,566	$1,749	$(13,689)
Foreign	530	5,319	7,266	(1,823)	5,189

	$(895)	$16,037	$32,832	$(74)	$(8,500)

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Significant components of the provision for income taxes are as follows:

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,		Three Months	Nine Months
	2005 to	2005 to	Year Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
Current:
Federal	$1,476	$6,601	$5,224	$—	$(5,308)
State	199	1,013	928	181	158
Foreign	227	1,806	1,879	(932)	1,905

	1,902	9,420	8,031	(751)	(3,245)

Deferred:
Federal	(2,055)	(1,793)	1,692	537	6,639
State	(185)	(161)	166	—	664
Foreign	(103)	(307)	245	89	(2,303)

	(2,343)	(2,261)	2,103	626	5,000

	$(441)	$7,159	$10,134	$(125)	$1,755

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The reconciliation of income taxes computed at the U.S. federal statutory tax rates to income tax expense is as follows:

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,		Three Months	Nine Months
	2005 to	2005 to	Year Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
Income tax (benefit) expense at U.S. statutory rates	$(313)	$5,691	$11,491	$(26)	$(2,683)
State income taxes, net of federal tax benefit	129	659	612	118	102
Debt forgiveness income	—	—	—	—	(18,283)
Credit on foreign taxes paid	(127)	(408)	—	—	—
Effective tax rate differential of earnings outside of U.S.	(71)	(463)	(488)	(205)	89
Federal tax benefit of foreign sales	(130)	(648)	(456)	(88)	(263)
Non-deductible (taxable) items—goodwill and other items	71	1,203	(525)	76	4,535
In-process research and development	—	969	—	—	—
Fresh-Start accounting adjustments and valuation allowance	—	—	—	—	22,274
Repatriation of foreign earnings	—	156	—	—	—
Resolved tax contingency	—	—	(500)	—	(4,016)

	$(441)	$7,159	$10,134	$(125)	$1,755

For the 2005 Reorganized Period, the Company received a tax benefit of $5,818 from the exercise of stock options as a result of the Acquisition. The Company had net income tax payments (refunds) of $3,113 in the 2005 Successor Period, $11,160 in the 2005 Reorganized Period, $8,035 in 2004, $362 in the three months ended December 31, 2003, and $(1,262) in the nine months ended September 30, 2003.

NOTE H—Discontinued Operation and Assets Held for Sale

On July 3, 2003, the Company sold certain assets and liabilities of its former Greenville Tube, LLC stainless steel tubing business, which the Company previously reported as a component of its Energy and Chemicals operating segment. The Company received gross proceeds of $15,500, consisting of $13,550 in cash and $1,950 in a long-term subordinated note, which resulted in a gain of $2,400, net of taxes of $1,292, recorded in the nine months ended September 30, 2003. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company classified the operating results of this business and the gain on sale as a discontinued operation on its consolidated statements of operations for the nine months ended September 30, 2003. The amount of revenue reported in discontinued operations was $8,807 for the nine months ended September 30, 2003. The amount of pre-tax profit reported in discontinued operations is equal to the income from discontinued operation, net of income taxes, since the Company did not allocate income tax expense to this business.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

In September 2003, the Company decided to sell a vacant building and a parcel of land at its New Prague, MN Distribution and Storage manufacturing facility. These assets were sold in April 2004 for $550 and the Company recorded a loss of $11 due to selling expenses. The net proceeds from this sale were used for working capital purposes.

In January 2004, the Company decided to sell a building and parcel of land at its Burnsville, MN Biomedical manufacturing and office facility. In June 2004, the Company executed an agreement to sell the Burnsville facility for $4,500. Because the net sales price, estimated to be $4,175 after selling costs, was lower than the carrying value, the assets were written down to the net sales price by recording a $404 loss on sale of assets in 2004. The net proceeds from this sale were used to pay down $880 of debt outstanding under an industrial revenue bond and the remainder was used for working capital purposes.

In June 2004, the Company decided to sell a building, parcel of land and manufacturing equipment at its Plaistow, NH Distribution and Storage manufacturing and office facility. The manufacturing equipment was sold in August 2004 for $1,082 resulting in a gain on sale of assets of $549. In September 2004, the Company entered into an agreement, which expired in July 2005, to sell the idle Plaistow land and building for $3,567, net of selling costs. It was determined the net sales price per the agreement was lower than the carrying value and the Company recorded a fair value impairment loss of $386 in 2004. During the 2005 Reorganization Period, an additional $483 fair value impairment loss was recognized by the Reorganized Company as the Company entered into another agreement to sell the land and building that expired in the first quarter of 2006. At December 31, 2005 the carrying value of this property equaled $3,084. The Plaistow facility is classified as held for sale on its consolidated balance sheet as of December 31, 2005 and 2004. The Company continues to pursue the sale of the land and building and expects a sale to be completed within the next year. Net proceeds from such sale are expected to be available for working capital purposes.

NOTE I—Employee Benefit Plans

The Company has four defined benefit pension plans (the “Plans”) covering certain U.S. hourly and salary employees. As of December 31, 2005 and 2004, three of the Plans were frozen. Effective February 28, 2006, the fourth Plan was frozen. The Plans provided benefits primarily based on the participants’ years of service and compensation.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The following table sets forth the components of net periodic pension (benefit) cost for the 2005 Successor Period, the 2005 Reorganized Period, the year ended December 31, 2004, the three months ended December 31, 2003 and the nine months ended September 30, 2003 based on a December 31 measurement date.

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,		Three Months	Nine Months
	2005 to	2005 to	Year Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
Service cost	$53	$205	$887	$269	$851
Interest cost	410	1,559	2,056	534	1,515
Expected return on plan assets	(474)	(1,807)	(2,135)	(472)	(1,197)
Amortization of net (gain) loss	—	(6)	(48)	—	431
Amortization of prior service cost	—	(141)	—	—	83

Total pension (benefit) cost	$(11)	$(190)	$760	$331	$1,683

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The following table sets forth changes in the projected benefit obligation and plan assets, the funded status of the plans and the amounts recognized in the consolidated balance sheet:

	Successor	Reorganized
	Company	Company
	December 31,	December 31,
	2005	2004
Change in projected benefit obligation:
January 1 projected benefit obligation	$36,104	$35,354
Service cost	258	887
Interest coat	1,969	2,056
Benefits paid	(990)	(943)
Plan Amendments	—	(2,015)
Actuarial losses and plan changes	63	765

December 31 projected benefit obligation	$37,404	$36,104

Change in plan assets:
Fair value at January 1	$27,789	$25,244
Actual return	2,359	1,777
Employer contributions	946	1,711
Benefits paid	(990)	(943)

Fair value at December 31	$30,104	$27,789

Net amount recognized:
Funded status of the plans	$(7,300)	$(8,315)
Unrecognized actuarial loss (gain)	424	(874)

Net pension liability recognized	$(6,876)	$(9,189)

Accrued benefit liability	$(7,300)	$(11,106)
Accumulated other comprehensive loss	424	1,917

Net pension liability recognized	$(6,876)	$(9,189)

The accumulated benefit obligation is equal to the projected benefit obligation at December 31, 2005 and 2004 because three of the Plans were frozen at these dates and the remaining plan was service related. A minimum pension liability adjustment was required as of December 31, 2005 and 2004 as the actuarial present value of a projected benefit obligations exceeded plan assets and accrued pension liabilities.

At December 31, 2005, the Company’s consolidated net pension liability recognized was $6.9 million, a decrease of $2.3 million from December 31, 2004. The decrease is primarily due to an increase in the fair value of plan assets during 2005 and the recognition of the net unamortized gain at the Closing Date of the Acquisition in accordance with SFAS 141 “Business Combinations”.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The actuarial assumptions used in determining the funded status information and subsequent net periodic pension cost are as follows:

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,		Three Months	Nine Months
	2005 to	2005 to	Year Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003
United States Plans Discount rate	5.50%	5.75%	5.75%	6.25%	6.50%
Weighted average rate of increase in compensation	*	3.00%	4.00%	4.00%	4.00%
Expected long-term weighted average rate of return on plan assets	8.25%	8.25%	8.25%	8.25%	8.25%

*	No longer applicable as Plans were frozen and participants are no longer accruing benefits.

The expected long-term weighted average rate of return on plan assets was established using the Company’s target asset allocation for equity and debt securities and the historical average rates of return for equity and debt securities. The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of short- and long-term plan liabilities, plan funded status and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks, as well as growth, value, and small and large capitalizations. Additionally, the Plans held 2,540 shares of the Reorganized Company’s common stock with fair values of $124 and $67 at December 31, 2004 and 2003, respectively, and did not receive any dividends on these shares during 2004 or 2003. Investment risk is measured and monitored on an ongoing basis through quarterly investment portfolio reviews, annual liability measurements and periodic asset/liability studies. The Company’s pension plan weighted-average actual and target asset allocations by asset category at December 31 are as follows:

		Actual
		Successor	Reorganized
		Company	Company
	Target	2005	2004
Stocks	64%	57%	57%
Fixed income funds	34%	41%	41%
Cash and cash equivalents	2%	2%	2%

Total	100%	100%	100%

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The Company’s funding policy is to contribute at least the minimum funding amounts required by law. Based upon current actuarial estimates, the Company expects to contribute $1,263 to its defined benefit pension plans in 2006 and expects the following benefit payments to be paid by the plans:

2006	$1,176
2007	1,263
2008	1,327
2009	1,432
2010	1,578

$6,776

The Company presently makes contributions to one bargaining unit supported multi-employer pension plans resulting in expense of $78 for the 2005 Successor Period, $282 for the 2005 Reorganized Period, $313 for the year ended December 31, 2004, $110 for the three months ended December 31, 2003 and $199 for the nine months ended September 30, 2003. As part of the closure of Plaistow, NH facility in 2004, the Company withdrew from the multi-employer plan upon final termination of all employees at such facility. The Company has recorded a related estimated withdrawal liability of $170 at December 31, 2005 and 2004. Any additional liability over this accrued amount is not expected to have a material adverse impact on the Company’s financial position, liquidity, cash flows or results of operations.

The Company has a defined contribution savings plan that covers most of its U.S. employees. Company contributions to the plan are based on employee contributions, and a Company match and discretionary contributions. Expenses under the plan totaled $517 for the 2005 Successor Period, $2,188 for the 2005 Reorganized Period, $1,483 for the year ended December 31, 2004, $313 for the three months ended December 31, 2003 and $1,118 for the nine months ended September 30, 2003.

NOTE J—Stock Option Plans

In November 2005, 2,175 New Options were granted to certain management employees of the Company, under the 2005 Stock Incentive Plan, to purchase shares of the Successor Company’s common stock at an exercise price of $6.50 per share. In addition, certain members of management rolled over 610 options from the Reorganized Company’s 2004 Plan at an exercise price of $3.50 per share.

The New Options are exercisable for a period of ten years and have two different vesting schedules. 768 of the New Options are time-based (“Time-based Options”) and vest annually in equal installments over a five year period, and 1,407 of the New Options are performance-based (“Performance-based Options”) and vest based upon specified actual returns on First Reserve’s investment in the Company. In addition, 567 of the Rollover Options were vested on the Closing Date of the Acquisition and 43 unvested Rollover Options vest upon the performance criteria of the Company’s 2004 Plan. As of March 22, 2006, 595 of the Rollover Options were vested. The New Options generally may not be transferred, and any shares of stock that are acquired upon exercise of the New Options generally may not be sold, transferred, assigned or disposed of except under certain predefined liquidity events or in the event of a change in control. As of December 31, 2005, there were 2,785 vested and unvested options outstanding. For the 2005 Successor Period, $437 of stock-based compensation expense was recognized for the New Options and the Rollover Options. At December 31, 2005, the unrecognized total share-based compensation expense to be recorded over the next five years related to non-vested awards is $2,716.

The fair value of the New Options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.8 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s common shares of 47.0 percent; and a

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

weighted-average expected life of 7.5 years for the options. Volatility was calculated using an average of the Reorganized Company’s historical closing stock price on the OTCBB from October 2, 2003 to October 14, 2005. Stock-based compensation expense for the Time-based Options is recorded on a straight-line basis over the vesting period.

On October 17, 2005, in conjunction with the Acquisition, all of the unvested 2004 Options under the Reorganized Company’s 2004 Plan were vested upon the change of control, except for 43 Rollover Options. The Reorganized Company’s 2004 Options are described further below. As a result of normal vesting and the change in control, $9,508 of share-based compensation expense was recognized for the 2005 Reorganized Period.

On March 19, 2004, the Reorganized Company granted 436 of 2004 Options to purchase shares of the Company’s common stock with an exercise price of $13.89 per share when the closing market price of the Company’s common stock was $28.00 per share. These 2004 Options were accounted for under the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). These non-qualified stock options were exercisable for a period of 10 years and have two different vesting schedules: 320 options were scheduled to vest in equal annual installments over a four-year period and 116 options were scheduled to vest over a 45-month period, which commenced April 1, 2004, based upon the achievement of specific operating performance goals during that 45-month period as determined by the Compensation Committee of the Board of Directors. The 320 2004 Options on the time-based vesting schedule were accounted for as a fixed compensatory plan under APB 25. For these options, the Company expected to record $4,313 as compensation expense over the vesting period based on the $14.11 difference between the closing market price and the exercise price on the date of grant. The 116 2004 Options on the performance-based vesting schedule were accounted for as a variable compensatory plan under APB 25. For these options, the Company recorded compensation expense over the vesting period based upon the difference between the closing market price of the Company’s stock and the exercise price at each balance sheet measurement date, and the Company’s estimate of the number of options that will ultimately vest based upon actual and estimated performance in comparison to the performance targets.

During 2004, 14 options on the time-based vesting schedule and 14 options on the performance-based vesting schedule were cancelled due to the resignation of eligible employees, and 42 additional 2004 Options on the time-based vesting schedule and 30 additional 2004 Options on the performance-based vesting schedule were issued at the closing market price on the date of grant to then new eligible employees and non-employee members of the Company’s Board of Directors. The 42 2004 Options with the time-based vesting schedule were accounted for as a fixed plan under APB 25. For these options, the Company recorded no compensation expense, since the exercise price was equal to the market price at the date of grant. The 30 Options with the performance-based vesting schedule were accounted for as a variable compensatory plan under APB 25 and the Company recorded compensation expense using the same method as the initial 116 performance-based options. As of December 31, 2004, there were 480 options outstanding. For the year ended December 31, 2004, the Company recognized $1,998 of stock-based compensation expense.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Certain information for the 2005 Successor Company and the year ended December 31, 2004, relative to the Successor Company’s and Reorganized Company’s stock option plans is summarized below:

	Successor Company		Reorganized Company
	December 31, 2005		December 31, 2004
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price
Outstanding balance at beginning of period	—	$—	—	$—
Rollover	610	3.50	—	—
Granted	2,175	6.50	508	18.04
Expired or canceled	—	—	(28)	13.89

Outstanding at end of period	2,785	$5.84	480	$18.28

Exercisable at end of year*	567	$3.50	104

Weighted-average fair value of options granted during the year	$3.72		$—

Participants at end of year	32		34

Available for future grant at end of year	67		75

*	Remaining contractual term of 8 years and 3 months.

NOTE K—Lease Commitments

The Company incurred $717, $2,665, $3,478, $974 and $3,756 of rental expense under operating leases for the 2005 Successor Period, the 2005 Reorganized Period, the year ended December 31, 2004, the three months ended December 31, 2003 and the nine months ended September 30, 2003. Certain leases contain rent escalation clauses and lease concessions that require additional rental payments in the later years of the term. Rent expense for these types of leases are recognized on a straight-line basis over the minimum lease term. In addition, the Company has the right, but no obligation, to renew certain leases for various renewal terms. At December 31, 2005, future minimum lease payments for non-cancelable operating leases for the next five years total $8,547 and are payable as follows: 2006 — $2,040; 2007 — $1,855; 2008 — $1,713; 2009 — $1,600; and 2010 — $1,339.

NOTE L—Contingencies

Environmental

The Company is subject to federal, state and local environmental laws and regulations concerning, among other matters, waste water effluents, air emissions and handling and disposal of hazardous materials such as cleaning fluids. The Company is involved with environmental compliance, investigation, monitoring and remediation activities at certain of its owned manufacturing facilities and at one owned facility that is leased to a third party, and, except for these continuing remediation efforts, believes it is currently in substantial compliance with all known environmental regulations. At December 31, 2005 and 2004, the Company had undiscounted accrued environmental reserves of $6,608 and $6,460, respectively, recorded in other long-term liabilities. The Company accrues for certain environmental remediation-related activities for which commitments or remediation plans have

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

been developed and for which costs can be reasonably estimated. These estimates are determined based upon currently available facts and circumstances regarding each facility. Actual costs incurred may vary from these estimates due to the inherent uncertainties involved. Future expenditures relating to these environmental remediation efforts are expected to be made over the next 8 to 14 years as ongoing costs of remediation programs.

Although the Company believes it has adequately provided for the cost of all known environmental conditions, the applicable regulatory agencies could insist upon different and more costly remediation than those the Company believes are adequate or required by existing law. The Company believes that any additional liability in excess of amounts accrued which may result from the resolution of such matters will not have a material adverse effect on the Company’s financial position, liquidity, cash flows or results of operations.

Appraisal Rights

In conjunction with the Acquisition and the Notice of Merger dated October 25, 2005, certain of the former shareholders of the Reorganized Company representing 244,180 shares of common stock, gave notice of their right under Delaware General Corporation Law to exercise appraisal rights. In February 2006, before the former shareholders filed suit in court under Delaware General Corporation Law, the Company settled this appraisal rights matter by paying additional proceeds to these former shareholders of $0.5 million. This settlement amount was accrued at December 31, 2005.

CHEL

In March 2003, the Company completed the closure of its Wolverhampton, United Kingdom manufacturing facility, operated by CHEL, and all current heat exchanger manufacturing is being conducted at the Company’s La Crosse, WI facility. On March 28, 2003, CHEL filed for a voluntary administration under the United Kingdom (“U.K.”) Insolvency Act of 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. Additionally, the Company received information that indicated that CHEL’s net pension plan obligations had increased significantly primarily due to a decline in plan asset values and interest rates as well as increased plan liabilities, resulting in an estimated plan deficit of approximately $12.0 million as of March 2003. Based on the Company’s financial condition in March 2003, it determined not to advance funds to CHEL in amounts necessary to fund CHEL’s obligations. Since CHEL was unable to fund its net pension deficit, pay remaining severance due to former employees, or pay other creditors, the trustees of the CHEL pension plan requested a decision to wind-up the plan from a U.K. pension regulatory board. That board approved the wind-up as of March 28, 2003.

The Company does not believe that it is legally obligated to fund the net pension deficit of the CHEL pension plan because CHEL, which is no longer one of the Company’s consolidated subsidiaries, was the sponsor of the pension plan and the entity with primary responsibility for the plan. In addition, the Company considered itself and its consolidated subsidiaries legally released from being the primary obligor of any CHEL liabilities. Further, at the time the insolvency administrator assumed control of CHEL, the Company no longer had control of the assets or liabilities of CHEL. As a result, in March 2003, the Company wrote-off its net investment in CHEL. In addition, any claims of CHEL against the Company were discharged in bankruptcy as part of the Company’s Reorganization Plan.

While no claims presently are pending against the Company related to CHEL’s insolvency, persons impacted by the insolvency or others could bring a claim against the Company asserting that the Company is directly responsible for pension and benefit related liabilities of CHEL. Although the Company would contest any claim of this kind, it can provide no assurance that claims will not be asserted against it in the future. To the extent the Company has a significant liability related to CHEL’s insolvency and pension wind-up, satisfaction of that liability could have a material adverse impact on the Company’s liquidity, results of operations and financial position.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Chapter 11 Reorganization

On July 8, 2003, the Company and all of its then majority-owned U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware to implement an agreed upon senior debt restructuring plan through a pre-packaged plan of reorganization. None of the Company’s non-U.S. subsidiaries were included in the filing in the Bankruptcy Court. On September 15, 2003, the Reorganized Company and all of its majority-owned U.S. subsidiaries emerged from Chapter 11 proceedings pursuant to the Amended Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries, dated September 3, 2003. The Company has resolved all proofs of claim asserted in the bankruptcy proceedings, including the settlement in July 2005 of a finders’ fee claim in the amount of $1.1 million asserted by a former shareholder of the Company, against which the Company had filed an objection in the Bankruptcy Court. The Company expects to move forward to close these proceedings in 2006.

Performance Under Contracts

The Company is occasionally subject to various other legal actions related to performance under contracts, product liability and other matters, several of which actions claim substantial damages, in the ordinary course of its business. Based on the Company’s historical experience in litigating these actions, as well as the Company’s current assessment of the underlying merits of the actions and applicable insurance, the Company believes the resolution of these other legal actions will not have a material adverse effect on the Company’s financial position, liquidity, cash flows or results of operations.

Legal Proceedings

The Company is a party to other legal proceedings incidental to the normal course of its business. Based on the Company’s historical experience in litigating these actions, as well as the Company’s current assessment of the underlying merits of the actions and applicable insurance, management believes that the final resolution of these matters will not have a material adverse affect on the Company’s financial position, liquidity, cash flows or results of operations.

NOTE M—Reporting Segments

The Company’s structure of its internal organization is divided into the following three reportable segments: Energy and Chemicals, Distribution and Storage, and BioMedical. The Company’s reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes and sales and marketing approaches. The Energy and Chemicals segment sells heat exchangers, cold boxes and liquefied natural gas vacuum insulated pipe to natural gas, petrochemical processing and industrial gas companies who use them for the liquefaction and separation of natural and industrial gases. The Distribution and Storage segment sells cryogenic bulk storage systems, cryogenic packaged gas systems, cryogenic systems and components, beverage liquid CO2 systems and cryogenic services to various companies for the storage and transportation of both industrial and natural gases. The BioMedical segment sells medical respiratory products, biological storage systems and magnetic resonance imaging cryostat components. Due to the nature of the products that each operating segment sells, there are no inter-segment sales. The Company moved the management and reporting of the LNG alternative fuel systems product line from the Energy and Chemicals segment to the Distribution and Storage segment effective December 31, 2004. All segment information for all periods presented has been restated to conform to this presentation. Corporate headquarters includes operating expenses for executive management, accounting, tax, treasury, human resources, information technology, legal, risk management and stock-based compensation expense that are not allocated to the reportable segments.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

The Company evaluates performance and allocates resources based on operating income or loss from continuing operations before net interest expense, financing costs amortization expense, derivative contracts valuation expense, foreign currency loss, income taxes, minority interest and cumulative effect of change in accounting principle. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Information for the Company’s three reportable segments and its corporate headquarters, and product revenue and geographic information for the Company, is presented below:

	Successor Company
	October 17, 2005 to December 31, 2005
	Reportable Segments
	Energy and	Distribution
	Chemicals	and Storage	BioMedical	Corporate	Total

Revenues from external customers	$34,135	$47,832	$15,685	$—	$97,652
Employee separation and plant closure costs (benefit)	52	(18)	19	86	139
Depreciation and amortization expense	1,424	2,152	458	54	4,088
Operating income (loss)	5,092	3,947	714	(4,683)	5,070
Total assets(B)(C)	177,915	341,644	93,929	28,318	641,806
Capital expenditures	877	3,338	1,255	131	5,601

	Reorganized Company
	January 1, 2005 to October 16, 2005
	Reportable Segments
	Energy and	Distribution
	Chemicals	and Storage	BioMedical	Corporate	Total

Revenues from external customers	$86,920	$161,329	$57,248	$—	$305,497
Employee separation and plant closure costs (benefit)	129	506	540	(118)	1,057
Depreciation and amortization expense	931	3,694	1,901	282	6,808
Operating income (loss)	13,717	27,005	8,343	(28,206)	20,859
Total assets(B)(D)	85,203	151,404	99,001	7,499	343,107
Capital expenditures	2,817	5,878	1,490	853	11,038

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

	Reorganized Company
	Year Ended December 31, 2004
	Reportable Segments
	Energy and	Distribution
	Chemicals	and Storage	BioMedical	Corporate	Total

Revenues from external customers	$69,609	$162,508	$73,459	$—	$305,576
Employee separation and plant closure costs	744	1,258	787	380	3,169
Depreciation and amortization expense	1,180	2,614	1,386	3,310	8,490
Equity expense in joint venture	(51)	—	—	—	(51)
Operating income (loss)	11,545	27,951	14,208	(16,625)	37,079
Total assets(B)(D)	65,212	118,555	100,768	22,545	307,080
Capital expenditures	1,681	4,643	2,357	698	9,379

	Reorganized Company
	Three Months Ended December 31, 2003
	Reportable Segments
	Energy and	Distribution
	Chemicals	and Storage	BioMedical	Corporate	Total

Revenues from external customers	$15,699	$37,863	$15,008	$—	$68,570
Employee separation and plant closure costs	141	633	148	88	1,010
Depreciation and amortization expense	356	991	791	87	2,225
Equity expense in joint venture	(41)	—	—	—	(41)
Operating income (loss)(A)	3,298	1,613	(479)	(3,512)	920
Total assets(B)(D)	62,558	105,508	105,127	26,444	299,637
Equity investment in joint venture	340	—	—	—	340
Capital expenditures	42	476	—	—	518

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

	Predecessor Company
	Nine Months Ended September 30, 2003
	Reportable Segments
	Energy and	Distribution
	Chemicals	and Storage	BioMedical	Corporate	Total

Revenues from external customers	$42,910	$102,469	$51,638	$—	$197,017
Employee separation and plant closure costs (benefit)	1,540	(1,246)	99	489	882
Depreciation and amortization expense	934	4,639	1,505	529	7,607
Loss on insolvent subsidiary	13,682	—	—	—	13,682
Operating income (loss)(A)	(8,694)	9,112	12,381	(14,736)	(1,937)
Total assets(B)(D)	59,307	105,147	109,196	39,272	312,922
Equity investment in joint venture	381	—	—	—	381
Capital expenditures	138	1,573	196	—	1,907

(A)	Corporate operating loss for the nine months ended September 30, 2003 includes $6,046 of professional fees incurred by the Company related to its debt restructuring activities.
(B)	Corporate assets at December 31, 2005, October 16, 2005, December 31, 2004, December 31, 2003 and September 30, 2003 consist primarily of cash and cash equivalents and deferred income taxes.
(C)	Total assets at December 31, 2005 includes goodwill of $72,833, $128,653 and $35,256 for the Energy and Chemicals, Distribution and Storage, and BioMedical segments, respectively.
(D)	Total assets at October 16, 2005, December 31, 2004, December 31, 2003 and September 30, 2003 includes goodwill of $31,648, $2,787 and $40,675 for the Energy and Chemicals, Distribution and Storage, and BioMedical segments, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

A reconciliation of the total of the reportable segments’ operating income (loss) from continuing operations to consolidated (loss) income from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle is presented below:

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,	Year	Three Months	Nine Months
	2005 to	2005 to	Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003

Operating income (loss) from continuing operations	$5,070	$20,859	$37,079	$920	$(1,937)
Other income (expense):
Interest expense, net	(5,565)	(4,192)	(4,760)	(1,390)	(9,911)
Financing costs amortization	(308)	—	—	—	(1,653)
Derivative contracts valuation income (expense)	9	28	48	46	(389)
Foreign currency gain (loss)	(101)	(659)	465	350	(287)
Reorganization items, net	—	—	—	—	5,677

(Loss) income from continuing operations before income taxes and minority interest	$(895)	$16,036	$32,832	$(74)	$(8,500)

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

	Successor				Predecessor
	Company	Reorganized Company			Company
	October 17,	January 1,		Three Months	Nine Months
	2005 to	2005 to	Year Ended	Ended	Ended
	December 31,	October 16,	December 31,	December 31,	September 30,
	2005	2005	2004	2003	2003

Product Revenue Information:
Energy and Chemicals Segment
Heat exchangers	$22,218	$52,702	$48,091	$10,975	$31,430
Cold boxes and LNG VIP	11,917	34,218	21,518	4,724	11,480

	34,135	86,920	69,609	15,699	42,910

Distribution and Storage Segment
Cryogenic bulk storage systems	22,626	70,180	73,118	17,950	43,248
Cryogenic packaged gas systems and beverage liquid CO(2) systems	18,150	65,713	59,706	13,447	41,677
Cryogenic systems and components	2,862	11,571	14,767	3,798	8,424
Cryogenic services	4,194	13,865	14,917	2,668	9,120

	47,832	161,329	162,508	37,863	102,469

BioMedical Segment
Medical products and biological storage systems	13,355	48,488	62,873	12,337	41,355
MRI components and other	2,330	$8,760	10,586	2,671	10,283

	15,685	57,248	73,459	15,008	51,638

Total Sales	$97,652	$305,497	$305,576	$68,570	$197,017

	Successor Company		Predecessor Company				Reorganized Company
	October 17,		January 1,			Three Months	Nine Months
	2005 to		2005 to	Year Ended		Ended	Ended
	December 31,		October 16,	December 31,		December 31,	September 30,
	2005		2005	2004		2003	2003
		Long-Lived			Long-Lived
Geographic Information:	Revenues	Assets	Revenues	Revenues	Assets	Revenues	Revenues

United States	$75,692	$398,576	$233,669	$233,466	$156,181	$52,828	$155,451
Czech Republic	12,829	27,944	42,645	43,163	5,494	10,205	20,406
Other Non-U.S. Countries	9,131	42,222	29,183	28,947	6,016	5,537	21,160

Total	$97,652	$468,742	$305,497	$305,576	$167,691	$68,570	$197,017

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Note N—Quarterly Data (Unaudited)

Selected quarterly data for the years ended December 31, 2005 and 2004 are as follows:

	Year Ended December 31, 2005
					Successor
	Reorganized Company				Company
	First	Second	Third	Fourth	Fourth
	Quarter	Quarter	Quarter	Quarter(a)	Quarter(a)

Sales	$85,170	$99,721	$105,787	$14,819	$97,652
Gross Profit	24,898	29,932	30,101	3,282	21,919
Employee separation and plant closure costs	604	201	200	52	139
Operating Income	9,893	15,332	12,505	(16,871)	5,070
Net Income	5,795	8,658	7,228	(12,823)	(506)

(a)	The fourth quarter for the Reorganized Company is the period October 1, 2005 to October 16, 2005 and the fourth quarter for the Successor Company is the period October 17, 2005 to December 31, 2005.

	Year Ended December 31, 2004
	Reorganized Company
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total

Sales	$68,782	$74,665	$76,380	$85,749	$305,576
Gross Profit	21,831	22,136	23,687	26,152	93,806
Employee separation and plant closure costs	(964)	(776)	(618)	(811)	(3,169)
Operating Income	7,804	7,809	9,775	11,691	37,079
Net Income	4,034	4,223	6,924	7,419	22,600

Note O—Supplemental Guarantor Financial Information

In connection with the Acquisition, the Company issued $170,000 of senior subordinated notes. The following subsidiaries, all of which are wholly owned, guaranteed the notes on a full, unconditional and joint and several basis: Chart Inc., CAIRE Inc., Chart Energy and Chemicals, Inc., Chart Cooler Service Company, Inc., Chart International

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

Holdings, Inc., Chart Asia, Inc. and Chart International, Inc. The following subsidiaries are not guarantors of the notes:

Non-Guarantor Subsidiaries	Jurisdiction

Chart Australia Pty. Ltd.	Australia
Changzhou CEM Cryo Equipment Co., Ltd.	China
Chart Biomedical Limited	United Kingdom
Chart Cryogenic Engineering Systems (Changzhou) Co., Ltd.	China
Chart Cryogenic Equipment (Changzhou) Co., Ltd.	China
Chart Ferox a.s. (95.7% owned)	Czech Republic
Chart Ferox GmbH	Germany
Chart Heat Exchangers Limited	United Kingdom
GTC of Clarksville, LLC	Delaware
Lox Taiwan (16% owned)	Taiwan
Zhangjigang Chart Hailu Cryogenic Equipment Co., Ltd.	China

The following supplemental condensed consolidating and combining financial information of the Issuer, Subsidiary Guarantors and Subsidiary Non-Guarantors presents the balance sheets as of December 31, 2005 (Successor Company) and 2004 (Reorganized Company) and statement of operations and cash flows for the period from October 17, 2005 to December 31, 2005, (Successor Company) and the period from January 1, 2005 to October 16, 2005 and the year ended December 31, 2004 and the period from October 1, 2003 to December 31, 2003 (Reorganized Company) and the period from January 1, 2003 to September 30, 2003 (Predecessor Company). The condensed consolidating and combining financial information presents investments in consolidated subsidiaries using the equity method of accounting.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING BALANCE SHEET (SUCCESSOR COMPANY)
As of December 31, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

ASSETS
Cash and cash equivalents	$7,191	$4,379	$3,863	$—	$15,433
Accounts receivable, net	—	48,979	13,484	—	62,463
Inventory, net	—	33,603	19,714	(185)	53,132
Other current assets	6,201	26,967	6,810	—	39,978

Total current assets	13,392	113,928	43,871	(185)	171,006
Property, plant and equipment, net	—	40,429	23,836	—	64,265
Goodwill	—	213,493	23,249	—	236,742
Intangible assets, net	—	150,577	3,486	—	154,063
Investments in affiliates	56,863	5,496	—	(62,359)	—
Other assets	447,380	1,328	435	(435,471)	13,672

Total assets	$517,635	$525,251	$94,877	$(498,015)	$639,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accruals	$1,840	$82,556	$14,866	$857	$100,119
Short term debt	—	—	2,304	—	2,304

Total current liabilities	1,840	82,556	17,170	857	102,423
Long-term debt	345,000	—	—	—	345,000
Intercompany accounts	—	373,063	63,450	(436,513)	—
Other long-term liabilities	54,465	12,769	8,761	—	75,995

Total liabilities	401,305	468,388	89,381	(435,656)	523,418
Common stock	80	—	—	—	80
Other stockholders’ equity	116,250	56,863	5,496	(62,359)	116,250

Total stockholders’ equity	116,330	56,863	5,496	(62,359)	116,330

Total liabilities and stockholders’ equity	$517,635	$525,251	$94,877	$(498,015)	$639,748

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (SUCCESSOR COMPANY)
For the Period from October 17, 2005 to December 31, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$77,591	$20,655	$(594)	$97,652
Cost of sales	—	56,495	19,883	(645)	75,733

Gross profit	—	21,096	772	51	21,919
Selling, general and administrative expenses	423	14,300	2,126	—	16,849

Operating (loss) income	(423)	6,796	(1,354)	51	5,070
Interest expense, net	(4,473)	(1,084)	(8)	—	(5,565)
Other income (expense), net	(300)	(21)	(79)	—	(400)
Minority interest, net of tax	—	—	52	—	52

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(5,196)	5,691	(1,493)	51	(947)
Income tax (benefit) provision	(2,573)	1,975	157	—	(441)
Equity in net (income) loss of subsidiaries	(2,117)	1,599	—	518	—

Net (loss) income	$(506)	$2,117	$(1,650)	$(467)	$(506)

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (SUCCESSOR COMPANY)
For the Period from October 17, 2005 to December 31, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$5,811	$(7,840)	$1,534	$19,237	$18,742

Cash flows from investing activities:
Capital expenditures	—	(2,569)	(3,032)	—	(5,601)
Payments to Reorganized Company shareholders for transaction	(356,649)	—	—	—	(356,649)

Net cash (used in) investing activities	(356,649)	(2,569)	(3,032)	—	(362,250)

Cash flows from financing activities:
Net change in debt	268,542	—	(2,185)	—	266,357
Intercompany account changes	1,421	15,758	2,058	(19,237)	—
Proceeds from equity contribution	111,299	—	—	—	111,299
Payment of financing costs	(11,558)	—	—	—	(11,558)
Payment of exercised stock options	(15,756)	—	—	—	(15,756)
Payment of Acquisition costs	(1,853)	—	—	—	(1,853)

Net cash provided by (used in) financing activities	352,095	15,758	(127)	(19,237)	348,489

Net increase (decrease) in cash and cash equivalents	1,257	5,349	(1,625)	—	4,981
Effect of exchange rate changes	—	(1,120)	102	—	(1,018)
Cash and cash equivalents, beginning of period	5,934	150	5,386	—	11,470

Cash and cash equivalents, end of period	$7,191	$4,379	$3,863	$—	$15,433

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING OF OPERATIONS (REORGANIZED COMPANY)
For the Period from January 1, 2005 to October 16, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$238,459	$68,933	$(1,895)	$305,497
Cost of sales	—	167,517	51,699	(1,932)	217,284

Gross profit	—	70,942	17,234	37	88,213
Selling, general and administrative expenses	7,372	53,485	6,497	—	67,354

Operating (loss) income	(7,372)	17,457	10,737	37	20,859
Interest expense, net	(4,524)	197	135	—	(4,192)
Other income (expense), net	28	(123)	(536)	—	(631)
Minority interest, net of tax	—	—	(19)	—	(19)

(Loss) income before income taxes and equity in net (income) loss of subsidiaries	(11,868)	17,531	10,317	37	16,017
Income tax (benefit) provision	(4,528)	10,603	1,084	—	7,159
Equity in net (income) loss of subsidiaries	(16,198)	(9,270)	—	25,468	—

Net income (loss)	$8,858	$16,198	$9,233	$(25,431)	$8,858

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (SUCCESSOR COMPANY)
For the Period from January 1, 2005 to October 16, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(4,781)	$24,524	$5,820	$(9,922)	$15,641

Cash flows from investing activities:
Capital expenditures	—	(6,681)	(4,357)	—	(11,038)
Proceeds from sale of assets	—	520	1,700	—	2,220
Acquisitions, net of cash	—	(12,147)	—	—	(12,147)
Other investing activities	—	(96)	262	—	166

Net cash (used in) investing activities	—	(18,404)	(2,395)	—	(20,799)

Cash flows from financing activities:
Net change in debt	(1,952)	(1,016)	2,985	—	17
Proceeds from sale of stock	1,691	—	—	—	1,691
Intercompany account changes	657	(5,301)	(5,278)	9,922	—

Net cash provided by (used in) financing activities	396	(6,317)	(2,293)	9,922	1,708

Net (decrease) increase in cash and cash equivalents	(4,385)	(197)	1,132	—	(3,450)
Effect of exchange rate changes	—	8	98	—	106
Cash and cash equivalents, beginning of period	10,319	339	4,156	—	14,814

Cash and cash equivalents, end of period	$5,934	$150	$5,386	$—	$11,470

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING BALANCE SHEET (REORGANIZED COMPANY)
As of December 31, 2004

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

ASSETS
Cash and cash equivalents	$10,319	$339	$4,156	$—	$14,814
Accounts receivable, net	—	34,418	11,326	—	45,744
Inventory, net	—	31,464	16,418	(105)	47,777
Other current assets	(13)	22,101	10,035	(1,069)	31,054

Total current assets	10,306	88,322	41,935	(1,174)	139,389
Property, plant and equipment, net	—	29,804	12,189	—	41,993
Intangible assets, net	—	123,582	—	—	123,582
Investments in affiliates	77,789	28,178	—	(105,967)	—
Other assets	117,515	11,502	953	(127,854)	2,116

Total assets	$205,610	$281,388	$55,077	$(234,995)	$307,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accruals	$(4,243)	$62,284	$16,150	$(908)	$73,283
Short term debt	1,989	1,016	—	—	3,005

Total current liabilities	(2,254)	63,300	16,150	(908)	76,288
Long-term debt	76,406	—	—	—	76,406
Intercompany accounts	—	113,589	3,603	(117,192)	—
Other long-term liabilities	15,818	26,710	7,146	(10,928)	38,746

Total liabilities	89,970	203,599	26,899	(129,028)	191,440
Common stock	54	—	—	—	54
Other stockholders’ equity	115,586	77,789	28,178	(105,967)	115,586

Total stockholders’ equity	115,640	77,789	28,178	(105,967)	115,640

Total liabilities and stockholders’ equity	$205,610	$281,388	$55,077	$(234,995)	$307,080

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (REORGANIZED COMPANY)
For the Year Ended December 31, 2004

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$238,831	$68,763	$(2,018)	$305,576
Cost of sales	—	166,606	47,257	(2,093)	211,770

Gross profit	—	72,225	21,506	75	93,806
Selling, general and administrative expenses	1,488	49,631	5,601	7	56,727

Operating (loss) income	(1,488)	22,594	15,905	68	37,079
Interest expense, net	(4,754)	(38)	32	—	(4,760)
Other income (expense), net	48	596	(131)	—	513
Minority interest, net of tax	—	—	(98)	—	(98)

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(6,194)	23,152	15,708	68	32,734
Income tax (benefit) provision	(2,175)	10,185	2,124	—	10,134
Equity in net (income) loss of subsidiaries	(26,619)	(13,652)	—	40,271	—

Net (loss) income	$22,600	$26,619	$13,584	$(40,203)	$22,600

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (REORGANIZED COMPANY)
For the Year Ended December 31, 2004

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(14,763)	$34,925	$12,214	$2,683	$35,059

Cash flows from investing activities:
Capital expenditures	—	(5,834)	(3,545)	—	(9,379)
Proceeds from sale of assets	—	6,057	—	—	6,057
Other investing activities	—	(354)	359	—	5

Net cash (used in) investing activities	—	(131)	(3,186)	—	(3,317)

Cash flows from financing activities:
Net change in debt	(31,352)	(1,692)	(104)	—	(33,148)
Proceeds from sale of stock	400	—	—	—	400
Intercompany account changes	42,420	(29,029)	(10,708)	(2,683)	—
Other financing activities	(2,679)	(1,179)	862	—	(2,996)

Net cash provided by (used in) financing activities	8,789	(31,900)	(9,950)	(2,683)	(35,744)

Net (decrease) increase in cash and cash equivalents	(5,974)	2,894	(922)	—	(4,002)
Effect of exchange rate changes	—	27	189	—	216
Cash and cash equivalents, beginning of period	16,293	(2,582)	4,889	—	18,600

Cash and cash equivalents, end of period	$10,319	$339	$4,156	$—	$14,814

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (REORGANIZED COMPANY)
For the Three Months Ended December 31, 2003

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$54,262	$14,748	$(440)	$68,570
Cost of sales	—	41,124	12,287	(902)	52,509

Gross profit	—	13,138	2,461	462	16,061
Selling, general and administrative expenses	172	13,543	1,426	—	15,141

Operating (loss) income	(172)	(405)	1,035	462	920
Interest expense, net	(1,402)	20	(8)	—	(1,390)
Other income (expense), net	45	648	(297)	—	396
Minority interest, net of tax	—	—	20	—	20

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(1,529)	263	710	462	(94)
Income tax (benefit) provision	(102)	210	(233)	—	(125)
Equity in net (income) loss of subsidiaries	(1,458)	(1,405)	—	2,863	—

Net (loss) income	$31	$1,458	$943	$(2,401)	$31

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (REORGANIZED COMPANY)
For the Three Months Ended December 31, 2003

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$7,788	$(12,774)	$5,670	$4,304	$4,988

Cash flows from investing activities:
Capital expenditures	—	(244)	(274)	—	(518)
Other investing activities	420	—	252	—	672

Net cash provided by (used in) investing activities	420	(244)	(22)	—	154

Cash flows from financing activities:
Net change in debt	(10,250)	(587)	(2,627)	—	(13,464)
Payment on interest collars	(512)	—	—	—	(512)
Intercompany account changes	(5,584)	12,959	(3,071)	(4,304)	—

Net cash (used in) provided by financing activities	(16,346)	12,372	(5,698)	(4,304)	(13,976)

Net (decrease) in cash and cash equivalents	(8,138)	(646)	(50)	—	(8,834)
Effect of exchange rate changes	—	—	(381)	—	(381)
Cash and cash equivalents, beginning of period	24,431	(1,936)	5,320	—	27,815

Cash and cash equivalents, end of period	$16,293	$(2,582)	$4,889	$—	$18,600

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (PREDECESSOR COMPANY)
For the Nine Months Ended September 30, 2003

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$159,700	$38,824	$(1,507)	$197,017
Cost of sales	—	115,023	27,540	(1,323)	141,240

Gross profit	—	44,677	11,284	(184)	55,777
Selling, general and administrative expenses	629	52,135	4,950	—	57,714

Operating (loss) income	(629)	(7,458)	6,334	(184)	(1,937)
Interest expense, net	(9,783)	(50)	(78)	—	(9,911)
Reorganization items, net	—	5,677	—	—	5,677
Other income (expense), net	(2,150)	839	(1,018)	—	(2,329)
Minority interest, net of tax	—	—	(63)	—	(63)

(Loss) income from continuing operations before income taxes and equity in net (income) loss of subsidiaries	(12,562)	(992)	5,175	(184)	(8,563)
Income tax (benefit) provision	(3,676)	5,579	(148)	—	1,755
Equity in net (income) loss of subsidiaries	1,432	(7,540)	—	6,108	—

Income (loss) from continuing operations	(10,318)	969	5,323	(6,292)	(10,318)
Income from discontinued operation, net of taxes	833	833	833	(1,666)	833
Gain on sale of discontinued operation, net of taxes	2,400	2,400	2,400	(4,800)	2,400

Net (loss) income	$(7,085)	$4,202	$8,556	$(12,758)	$(7,085)

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (PREDECESSOR COMPANY)
For the Nine Months Ended September 30, 2003

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$9,255	$17,850	$14,287	$(21,926)	$19,466

Cash flows from investing activities:
Capital expenditures	—	(591)	(1,316)	—	(1,907)
Dividends received from joint venture	—	790	—	—	790
Proceeds from sale of assets	—	2,300	13,775	—	16,075
Other investing activities	—	143	—	—	143

Net cash provided by investing activities	—	2,642	12,459	—	15,101

Cash flows from financing activities:
Net change in debt	(1,129)	(1,120)	(205)	—	(2,454)
Debt restructuring-related fees paid	(12,583)	—	—	—	(12,583)
Intercompany account changes	26,976	(21,490)	(27,412)	21,926	—
Other financing activities	(870)	—	—	—	(870)

Net cash provided by (used in) financing activities	12,394	(22,610)	(27,617)	21,926	(15,907)

Cash flow provided by (used in) continuing operations	21,649	(2,118)	(871)	—	18,660
Cash flow provided by discontinued operations	—	—	1,592	—	1,592
Effect of exchange rate changes	—	—	338	—	338
Cash and cash equivalents, beginning of period	2,782	182	4,261	—	7,225

Cash and cash equivalents, end of period	$24,431	$(1,936)	$5,320	$—	$27,815

NOTE P—Subsequent Events

In February 2006, the Company paid $1,498, including fees to acquire the remaining 4.3% of minority interest in Chart Ferox, a.s. The Company expects to own a 100% interest in Chart Ferox, a.s. during the first quarter of 2007, subject to Czech Republic court approval.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2006	2005
	(unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$22,958	$15,433
Accounts receivable, net	66,642	62,463
Inventories, net	60,888	53,132
Unbilled contract revenue	37,233	21,305
Other current assets	20,173	15,589
Assets held for sale	3,084	3,084

Total Current Assets	210,978	171,006
Property, plant and equipment, net	77,777	64,265
Goodwill	245,706	236,742
Identifiable intangible assets, net	150,723	154,063
Other assets, net	13,588	13,672

TOTAL ASSETS	$698,772	$639,748

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$50,289	$34,435
Customer advances and billings in excess of contract revenue	36,181	24,683
Accrued expenses and other current liabilities	45,499	41,001
Short-term debt	—	2,304

Total Current Liabilities	131,969	102,423
Long-term debt	290,000	345,000
Other long-term liabilities	76,142	75,995
Shareholders’ Equity
Common stock, par value $.01 per share—150,000,000 shares authorized, and 25,588,043 and 7,952,180 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	256	80
Additional paid-in capital	179,829	117,304
Retained earnings	17,780	(506)
Accumulated other comprehensive income (loss)	2,796	(548)

	200,661	116,330

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$698,772	$639,748

The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

See accompanying notes to these unaudited condensed consolidated financial statements. The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars and shares in thousands, except per share amounts)

	Successor Company		Reorganized Company
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2005
Sales	$142,825	$393,032	$105,787	$290,678
Cost of sales	103,385	280,492	75,686	205,747

Gross profit	39,440	112,540	30,101	84,931
Selling, general and administrative expenses	18,208	53,372	15,507	44,005
Amortization expense	4,290	11,385	978	2,520
Transaction expenses	—	—	1,018	1,018
Employee separation and plant closure costs	73	304	200	1,005
Gain on sale of assets	—	—	108	1,347

	22,571	65,061	17,595	47,201

Operating income	16,869	47,479	12,506	37,730
Other (expenses) income:
Interest expense, net	(6,125)	(19,256)	(1,313)	(3,934)
Financing costs amortization	(393)	(1,132)	—	—
Foreign currency (expense) income	26	177	(402)	(550)

	(6,492)	(20,211)	(1,715)	(4,484)

Income from operations before income taxes and minority interest	10,377	27,268	10,791	33,246
Income tax expense	3,372	8,862	3,534	11,480

Income from operations before minority interest	7,005	18,406	7,257	21,766
Minority interest, net of taxes	73	120	29	85

Net income	$6,932	$18,286	$7,228	$21,681

Net income per common share—basic	$0.34	$1.45	$1.35	$4.04

Net income per common share—diluted	$0.34	$1.40	$1.28	$3.88

Weighted average number of common shares outstanding—basic	20,245	12,579	5,372	5,363

Weighted average number of common shares outstanding—diluted	20,398	13,107	5,626	5,593

See accompanying notes to these unaudited condensed consolidated financial statements. The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Successor Company	Reorganized Company
	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2006	2005
OPERATING ACTIVITIES
Net income	$18,286	$21,681
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) on settlement or sale of assets	—	(1,347)
Depreciation and amortization	16,383	5,970
Employee stock and stock option related compensation expense	1,428	1,799
Other non-cash operating activities	15	1,779
Increase (decrease) in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(421)	(11,731)
Inventory	(4,541)	(5,182)
Unbilled contract revenues and other current assets	(21,608)	(5,990)
Accounts payable and other current liabilities	13,683	7,337
Customer advances and billings in excess of contract revenue	10,338	4,799

Net Cash Provided By Operating Activities	33,563	19,115
INVESTING ACTIVITIES
Capital expenditures	(13,497)	(10,208)
Proceeds from settlement or sale of assets	—	1,819
Acquisition of business, net of cash acquired	(15,840)	(12,085)
Other investing activities	(31)	(121)

Net Cash (Used In) Investing Activities	(29,368)	(20,595)
FINANCING ACTIVITIES
Borrowings on revolving credit facilities	—	18,880
Payments on revolving credit facilities or short-term debt	(2,354)	(11,916)
Principal payments on long-term debt	(55,000)	(2,353)
Proceeds from initial public offering—net	172,512	—
Cash dividend paid	(150,313)	—
Proceeds from sale of stock	39,237	873
Payment of deferred financing costs	(854)	—

Net Cash Provided By Financing Activities	3,228	5,484

Net increase in cash and cash equivalents	7,423	4,004
Effect of exchange rate changes on cash	102	(140)
Cash and cash equivalents at beginning of period	15,433	14,814

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,958	$18,678

See accompanying notes to these unaudited condensed consolidated financial statements. The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006
(Dollars and shares in thousands, except per share amounts)

NOTE A—Basis of Preparation

The accompanying unaudited condensed consolidated financial statements of Chart Industries, Inc. and its subsidiaries (the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Principles of Consolidation:  The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation. Investments in affiliates where the Company’s ownership is between 20 percent and 50 percent, or where the Company does not have control, but has the ability to exercise significant influence over operations or financial policy, are accounted for under the equity method.

Use of Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Nature of Operations:  The Company is a leading global supplier of standard and custom-engineered products and systems serving a wide variety of low-temperature and cryogenic applications. The Company has developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero. The majority of the Company’s products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid-gas supply chain for the purification, liquefaction, distribution, storage and use of industrial gases and hydrocarbons. The Company has domestic operations located in eight states, including its principal executive offices located in Cleveland, Ohio and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom.

Basis of Presentation:  The consolidated financial statements have been adjusted as of September 30, 2006 and December 31, 2005 and for the three and nine months ended September 30, 2006 to give effect to the 4.6263-for-one stock split of the Company’s common stock that occurred on July 20, 2006, and related adjustments to its capital structure and stock options that were effected upon the completion of the Company’s initial public offering (“IPO”) on July 31, 2006. In May 2006, FR X Chart Holdings LLC, controlling shareholder of the Company and an affiliate of First Reserve Fund X, L.P., exercised a warrant for 2,651 shares of common stock at an exercise price of $14.00 per share resulting in cash proceeds of $37,103 to the Company. On August 2, 2005, the Company entered into an agreement and plan of merger (“Merger Agreement”) with First Reserve Fund X, L.P. (“First Reserve”) and CI Acquisition, Inc. (a wholly-owned subsidiary of First Reserve). The Merger Agreement provided for the sale of shares of common stock of the Company to CI Acquisition (the “Stock Purchase”) and the merger of CI Acquisition with and into the Company (which is referred to after the merger as the (“Successor Company”), with the Company surviving the merger as a wholly-owned indirect subsidiary of First Reserve. On October 17, 2005 (“Closing Date”), the merger and the Stock Purchase (the “Acquisition”) took place under the terms of the Merger Agreement. The Acquisition was accounted for at October 17, 2005 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”

On July 31, 2006, the Company completed its IPO of 12,500 shares of its common stock for net proceeds of $175,313. As a result of the IPO, First Reserve is no longer the majority shareholder of the Company. On August 1, 2006, the Company used $25,000 of the net proceeds to repay a portion of the term loan portion of the senior secured credit facility. The remaining $150,313 of net proceeds was used to pay a dividend to the

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

stockholders existing immediately prior to the completion of the IPO, consisting of affiliates of First Reserve and certain members of management. On August 25, 2006, following expiration of the underwriters’ over-allotment option without its being exercised, a stock dividend of 1,875 shares was issued to the stockholders existing immediately prior to the completion of the IPO.

Reclassifications:  Certain prior year amounts have been reclassified to conform to the current year presentation.

These financial statements and accompanying notes for the three and nine months ended September 30, 2006 are for the Successor Company and the three and nine months ended September 30, 2005 are for the Reorganized Company, as defined in the notes to the December 31, 2005 audited financial statements contained in our Registration Statement on Form S-1 (File No. 333-133254).

Inventories:  Inventories are stated at the lower of cost or market with cost being determined by the first-in, first-out (“FIFO”) method. The components of inventory are as follows:

	September 30,	December 31,
	2006	2005

Raw materials and supplies	$28,023	$26,385
Work in process	18,514	13,003
Finished goods	14,351	13,744

	$60,888	$53,132

Revenue Recognition:  For the majority of the Company’s products, revenue is recognized when products are shipped, title has transferred and collection is reasonably assured. For these products, there is also persuasive evidence of an arrangement, and the selling price to the buyer is fixed or determinable. For heat exchangers, cold boxes, liquefied natural gas fueling stations and engineered tanks, the Company uses the percentage of completion method of accounting. Earned revenue is based on the percentage that incurred costs to date bear to total estimated costs at completion after giving effect to the most current estimates. The cumulative impact of revisions in total cost estimates during the progress of work is reflected in the period in which these changes become known. Earned revenue reflects the original contract price adjusted for agreed upon claims and change orders, if any. Losses expected to be incurred on contracts in process, after consideration of estimated minimum recoveries from claims and change orders, are charged to operations as soon as such losses are known. Change orders resulting in additional revenue and profit are recognized upon approval by the customer based on the percentage that incurred costs to date bear to total estimated costs at completion. Timing of amounts billed on contracts varies from contract to contract and could cause a significant variation in working capital requirements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

Product Warranties:  The Company provides product warranties with varying terms and durations for the majority of its products. The Company records warranty expense in cost of sales. The changes in the Company’s consolidated warranty reserve during the three and nine months ended September 30, 2006 and 2005 are as follows:

	Successor	Reorganized
	Company	Company
	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2006	2005
Balance as of July 1	$4,206	$2,954
Warranty expense	929	933
Warranty usage	(868)	(402)

Balance as of September 30	$4,267	$3,485

	Successor	Reorganized
	Company	Company
	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2006	2005
Balance as of January 1	$3,598	$2,812
Warranty expense	2,640	2,197
Warranty usage	(1,971)	(1,524)

Balance as of September 30	$4,267	$3,485

Goodwill and Other Intangible Assets:  In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company does not amortize goodwill or other indefinite lived intangible assets, but reviews them at least annually for impairment using a measurement date of October 1st. The Company amortizes intangible assets that have finite useful lives.

SFAS No. 142 requires that goodwill and other indefinite lived intangible assets be tested for impairment at the reporting unit level on an annual basis. Under SFAS No. 142, a company determines the fair value of any indefinite lived intangible assets, compares the fair value to its carrying value and records an impairment loss if the carrying value exceeds its fair value. Goodwill is tested utilizing a two-step approach. After recording any impairment losses for indefinite lived intangible assets, a company is required to determine the fair value of each reporting unit and compare the fair value to its carrying value, including goodwill, of such reporting unit (step one). If the fair value exceeds the carrying value, no impairment loss would be recognized. If the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit may be impaired. The amount of the impairment, if any, would then be measured in step two, which compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

The following table displays the gross carrying amount and accumulated amortization for all intangible assets.

		September 30, 2006		December 31, 2005
		Gross		Gross
	Estimated	Carrying	Accumulated	Carrying	Accumulated
	Useful Life	Amount	Amortization	Amount	Amortization

Finite-lived assets:
Unpatented technology	9 years	$9,400	$(1,082)	$9,400	$(235)
Patents	7 years	8,138	(1,038)	8,138	(298)
Product names	20 years	940	(45)	940	(10)
Backlog	12 months	6,720	(5,036)	5,440	(1,110)
Non-compete agreements	4 years	3,474	(758)	1,344	(280)
Licenses and certificates	18 months	103	(47)	48	(20)
Customer relations	13 years	101,066	(6,812)	96,906	(1,480)

		$129,841	$(14,818)	$122,216	$(3,433)

Indefinite-lived intangible assets:
Goodwill		$245,706		236,742
Trademarks and trade names		35,700		35,280

		$281,406		$272,022

Amortization expense for finite-lived intangible assets was $4,290 and $978 for the three months ended September 30, 2006 and 2005, respectively, and $11,385 and $2,520 for the nine months ended September 30, 2006 and 2005, respectively, and is estimated to be approximately $15,300 for 2006 and $10,300 for fiscal years 2007 through 2009.

Employee Stock Options:  On October 17, 2005, the Company adopted SFAS No. 123® “Share-Based Payments”, using the modified prospective method, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Prior to the adoption of SFAS No. 123(R), the Company followed the intrinsic value method of Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its employee stock options.

In November 2005, March 2006, April 2006 and May 2006, the Company granted 2,175, 100, 67 and 100 stock options (“New Options”), respectively, under the 2005 Stock Incentive Plan (“Stock Incentive Plan”) to certain management employees. In addition, in October 2005 under the Company’s 2004 Stock Option and Incentive Plan (“2004 Plan”) certain management employees rolled over 610 stock options (“Rollover Options”). The New Options are exercisable over a period of ten years and have two different vesting schedules. The time-based options (“Time-based Options”) vest in equal installments over a five-year period and the performance-based options (“Performance-based Options”) vest based upon specified actual returns on First Reserve’s investment in the Company. Furthermore, certain of the Rollover Options were vested on the Closing Date of the Acquisition and the remaining unvested Rollover Options vest based upon the performance criteria as outlined in the 2004 Plan and related options agreements. In April 2006, the Board of Directors took action to vest all remaining Rollover Options that had not previously vested, and, accordingly, recorded a charge of $159 to accelerate the unrecognized compensation expense related to such options. In May 2006, the Rollover Options were exercised at an exercise price of $3.50 per share resulting in the issuance of 610 shares of common stock, and in cash proceeds of $2,134. In

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

addition, all of the 2004 stock options (“2004 Options”) of the Reorganized Company, except the Rollover Options described above, were deemed to be exercised in conjunction with the Acquisition on October 17, 2005.

On September 30, 2006, there were 861 Time-based Options and 1,581 Performance-based Options outstanding under the Stock Incentive Plan. As of September 30, 2005, there were 345 time-based options and 130 performance-based options outstanding under the 2004 Plan. For the three and nine months ended September 30, 2006, the Company recorded $477 and $1,229, respectively, in compensation expense related to the Time-based Options. For the three and nine months ended September 30, 2005, the Company recorded $270 and $809, respectively, in compensation expense related to the time-based options and $159 and $990, respectively, in compensation expense related to the performance-based options. As of September 30, 2006, the total share-based compensation expected to be recognized over the weighted average period of approximately 4.3 years is $2,796. Further, the Company may also record additional stock-based compensation expense in future periods related to the 1,581 Performance-based Options, granted under the Amended and Restated 2005 Stock Incentive Plan to certain members of management, if it becomes probable that any of the future performance criteria will be achieved. The amount of the expense relating to the Performance-based Options cannot be estimated at this time.

The Company’s 2005 pro forma disclosures showing the estimated fair value of employee stock options, amortized to expense over their vesting periods, are as follows:

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2005

Reported net income	$7,228	$21,681
Add: Share-based employee compensation expense included in reported net income, net of related tax effect	279	1,170
Deduct: Total share-based employee compensation expense determined under the fair value method for all awards, net of related tax effect	(651)	(1,955)

Pro-forma net income	$6,856	$20,896

Basic earnings per share:
Reported net income	$1.35	$4.04
Add: Share-based employee compensation expense included in reported net income, net of related tax effect	0.05	0.22
Deduct: Total share-based employee compensation expense determined under the fair value for all awards, net of related tax effect	(0.12)	(0.37)

Pro-forma net income	$1.28	$3.89
Diluted earnings per share:
Reported net income	$1.28	$3.88

Add: Share-based employee compensation expense included in reported net income, net of related tax expense	0.05	0.21
Deduct: Total share-based employee compensation expense determined under the fair value method for all awards, net of related tax effect	(0.12)	(0.35)

Pro-forma net income	$1.21	$3.74

Weighted average shares—basic	5,372	5,363
Weighted average shares—diluted	5,626	5,593

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

In July and August 2006, the Company granted restricted stock units covering 11 and 5 shares of common stock, respectively, to the non-employee directors. Each of the six grants of restricted stock units had a fair market value of $40 on the date of grant. The restricted stock units are expected to fully vest on the first anniversary of the date of grant or earlier in the event of a change in control as defined in the Amended and Restated 2005 Stock Incentive Plan. For the three and nine months ended September 30, 2006, the Company recorded $40 in director compensation expense related to the restricted stock units.

Recently Issued Accounting Pronouncements.  In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48. “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing thresholds and attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of adopting FIN 48 on its financial position and results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS No. 157) which is effective for fiscal years beginning after November 15, 2007. SFAS No. 157 defines fair value to be applied to U.S. GAAP guidance requiring use of fair value, establishes a framework for measuring fair value and expands the disclosure requirements for fair value measurements. The Company is currently evaluating the impact of SFAS No. 157 on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Pension Benefit Plans and Other Postretirement Plans”. This statement requires recognition on the balance sheet of the underfunded or overfunded status of pension and postretirement benefit plans. SFAS No. 158 also requires the recognition of changes in the funded status through other comprehensive income in the year that the changes occur. The amount of net periodic benefit cost recognized in an entity’s results of operation will not change. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company is currently evaluating the impact of this statement on its consolidated financial statements. Application of SFAS No. 158 at December 31, 2005 would have resulted in an increase of approximately $400 to the Company’s pension liability.

Other.  During the three months ended September 30, 2006, the Company recorded in selling, general and administrative (SG&A) expenses $2,500 of insurance proceeds related to claims filed for Hurricane Rita losses offset by storm costs of $176 incurred at an Energy & Chemicals segment project site. During the nine months ended September 30, 2006, the Company recorded in SG&A expenses $2,500 of insurance proceeds related to claims filed for Hurricane Rita losses offset by storm costs incurred of $951 related to Hurricane Rita at its New Iberia, LA facility and an Energy & Chemicals segment project site. During the three months ended September 30, 2005, the Company recorded in selling, general and administrative expenses a $1,049 charge for losses related to damage caused by Hurricane Rita at its New Iberia, Louisiana facility and also $1,018 of transaction expenses related to the acquisition by First Reserve as described in Note A. During the nine months ended September 30, 2005, the Company recorded a $1,100 settlement of a finder’s fee claim asserted by a former shareholder of the Company. During the same period, the Company also recorded a $1,700 gain on the settlement of a promissory note receivable related to the 2003 sale of its former Greenville Tube, LLC stainless tubing business.

NOTE B—Debt and Credit Arrangements

In connection with the Acquisition, the Company entered into a senior secured credit facility (the “Senior Credit Facility”) and completed a $170,000 offering of 9 1/8% senior subordinated notes (the “Subordinated Notes”). The Company repaid the then existing credit facility of the Reorganized Company and certain other debt on or before the Closing Date of the Acquisition. The Senior Credit Facility consists of a $180,000 term loan facility (the “Term Loan”) and a $115,000 revolving credit facility (the “Revolver”), of which $55,000 may be used for letters of

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

credit extending beyond one year from their date of issuance. The Term Loan and the Subordinated Notes were fully funded on the Closing Date. The Term Loan matures on October 17, 2012 and the Revolver matures on October 17, 2010. As a result of four voluntary principal repayments totaling $60,000 made in December 2005, and March, June and August 2006, the Term Loan does not require any principal payments prior to the maturity date. The interest rate under the Senior Credit Facility is, at the Company’s option, the Alternative Base Rate (“ABR”) plus 1.0% or LIBOR plus 2.0% on the Term Loan and ABR plus 1.5% or LIBOR plus 2.5% on the Revolver. The applicable interest margin on the Revolver could decrease based upon the leverage ratio calculated at each fiscal quarter end. In addition, the Company is required to pay an annual administrative fee of $100, a commitment fee of 0.5% on the unused Revolver balance, a letter of credit participation fee of 2.5% per annum on the letter of credit exposure and a letter of credit issuance fee of 0.25%. The obligations under the Senior Credit Facility are secured by substantially all of the assets of the Company and its U.S. subsidiaries and 65% of the capital stock of the Company’s non-U.S. subsidiaries.

The Subordinated Notes are due in 2015 with interest payable semi-annually on April 15th and October 15th. The registration rights agreement required the Company to file an Exchange Offer Registration Statement and complete the exchange offer for the Subordinated Notes by August 14, 2006. Since the exchange offer was not completed, additional interest at a rate of 0.25% per annum will be paid to holders of the notes for the 90-day period ending November 11, 2006. Additional interest will accrue in further increments of 0.25% per annum, up to a maximum of 1.0% per annum, each subsequent 90-day period until the exchange offer is completed. The interest rate increased to an additional 0.50% per annum on November 12, 2006 and to an additional 0.75% per annum on February 10, 2007. Any of the Subordinated Notes may be redeemed solely at the Company’s option beginning on October 15, 2010. The initial redemption price is 104.563% of the principal amount, plus accrued interest. Also, any of the notes may be redeemed solely at the Company’s option at any time prior to October 15, 2010, plus accrued interest and a “make-whole” premium. In addition, before October 15, 2008, up to 35% of the Subordinated Notes may be redeemed solely at the Company’s option at a price of 109.125% of the principal amount, plus accrued interest, using the proceeds from the sales of certain kinds of capital stock. The Subordinated Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt of the Company, including the Senior Credit Facility, pari passu in right of payment with all future senior subordinated indebtedness of the Company, and senior in right of payment with any future indebtedness of the Company that expressly provides for its subordination to the Subordinated Notes. The Subordinated Notes are unconditionally guaranteed jointly and severally by substantially all of the Company’s U.S. subsidiaries.

The Senior Credit Facility agreement and provisions of the indenture governing the Subordinated Notes contain a number of customary covenants, including but not limited to restrictions on the Company’s ability to incur additional indebtedness, create liens or other encumbrances, sell assets, enter into sale and lease-back transactions, make certain payments, investments, loans, advances or guarantees, make acquisitions, engage in mergers or consolidations, pay dividends or distributions, and make capital expenditures. The Senior Credit Facility also includes financial covenants relating to leverage and interest coverage. As of September 30, 2006, there was $120,000 outstanding under the Term Loan, $170,000 outstanding under the Subordinated Notes and letters of credit and bank guarantees totaling $27,297 supported by the Revolver.

Chart Ferox, a.s. (“Ferox”), a majority-owned subsidiary of the Company, maintains secured revolving credit facilities with borrowing capacity, including overdraft protection, of up to $9,600, of which $4,400 is available only for letters of credit and bank guarantees. Under the revolving credit facilities, Ferox may make borrowings in Czech Korunas, Euros and U.S. dollars. Borrowings in Koruna are at PRIBOR, borrowings in Euros are at EUROBOR and borrowings in U.S. dollars are at LIBOR, each with a fixed margin of 0.6 percent. Ferox is not required to pay a commitment fee to the lenders under the revolving credit facilities in respect to the unutilized commitments thereunder. Ferox must pay letter of credit and guarantee fees equal to 0.75% on the face amount of each guarantee. Ferox’s land and buildings and accounts receivable secure $4,600 and $2,500, respectively, of the revolving credit

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

facilities. As of September 30, 2006, there were no borrowings outstanding under the Ferox revolving credit facilities. However, there were $2,015 of bank guarantees supported by the Ferox revolving credit facilities.

NOTE C — Earnings per Share

The following table presents calculations of net income per share of common stock for the three and nine months ended September 30, 2006 and 2005:

	Successor Company		Reorganized Company
	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2005
Net income	$6,932	$18,286	$7,228	$21,681
Net income per common share—basic	$0.34	$1.45	$1.35	$4.04
Net income per common share—diluted	$0.34	$1.40	$1.28	$3.88
Weighted average number of common shares outstanding—basic	20,245	12,579	5,372	5,363
Incremental shares issuable upon assumed exercise of stock warrant	—	237	66	60
Incremental shares issuable upon assumed conversion and exercise of stock options	153	291	188	170

Total shares—diluted	20,398	13,107	5,626	5,593

NOTE D—Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss) are as follows:

	September 30,	December 31,
	2006	2005

Foreign currency translation adjustments	$3,058	$(286)
Minimum pension liability adjustments, net of taxes	(262)	(262)

	$2,796	$(548)

Comprehensive income for the three months ended September 30, 2006 and 2005 was $7,054 and $7,794, respectively. Comprehensive income for the nine months period ended September 30, 2006 and 2005 was $21,630 and $19,356, respectively.

NOTE E—Employee Separation and Plant Closure Costs

For the three and nine months ended September 30, 2006, the Company recorded employee separation and plant closure costs of $73 and $304, respectively, primarily related to the closure of the Distribution and Storage segment’s idle Plaistow, New Hampshire facility. For the three and nine months ended September 30, 2005, the Company recorded employee separation and plant closure costs of $200 and $1,005, respectively, related to the closure of the BioMedical facility in Burnsville, Minnesota and relocation of the manufacturing operation to Canton, Georgia, closure of the Distribution and Storage segment’s idle facility in Plaistow, New Hampshire, and general headcount reductions throughout the Company. For the three and nine months ended September 30, 2005,

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

the Company also recorded non-cash inventory valuation charges of $378 and $579, respectively, included in cost of sales, for the impairment of inventory at the BioMedical facility in Burnsville, Minnesota.

The following table summarizes the Company’s employee separation and plant closure costs activity for the three and nine months ended September 30, 2006 and 2005.

	Successor Company
	Three Months Ended September 30, 2006
	Energy &	Distribution
	Chemicals	& Storage	BioMedical	Corporate	Total

One-time employee termination costs	$—	$—	$—	$—	$—
Other associated costs	—	73	—	—	73

Employee separation and plant closure costs	—	73	—	—	73
Reserve usage	—	(73)	(5)	—	(78)

Change in reserve	—	—	(5)	—	(5)
Reserves as of July 1, 2006	1,557	190	137	—	1,884

Reserves as of September 30, 2006	$1,557	$190	$132	$—	$1,879

	Reorganized Company
	Three Months Ended September 30, 2005
	Energy &	Distribution
	Chemicals	& Storage	BioMedical	Corporate	Total

One-time employee termination costs	$—	$7	$—	$—	$7
Other associated costs	5	159	28	1	193

Employee separation and plant closure costs	5	166	28	1	200
Inventory valuation in cost of sales	—	—	378	—	378

	5	166	406	1	578
Reserve usage	(5)	(166)	(438)	(86)	(695)

Change in reserve	—	—	(32)	(85)	(117)
Reserves as of July 1, 2005	1,557	305	140	103	2,105

Reserves as of September 30, 2005	$1,557	$305	$108	$18	$1,988

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

	Successor Company
	Nine Months Ended September 30, 2006
	Energy &	Distribution
	Chemicals	& Storage	BioMedical	Corporate	Total

One-time employee termination costs	$—	$—	$—	$—	$—
Other associated costs	9	295	—	—	304

Employee separation and plant closure costs	9	295	—	—	304
Reserve usage	(9)	(295)	(107)	—	(411)

Change in reserve	—	—	(107)	—	(107)
Reserves as of January 1, 2006	1,557	190	239	—	1,986

Reserves as of September 30, 2006	$1,557	$190	$132	$—	$1,879

	Reorganized Company
	Nine Months Ended September 30, 2005
	Energy &	Distribution
	Chemicals	& Storage	BioMedical	Corporate	Total

One-time employee termination costs	$—	$40	$—	$—	$40
Other associated costs	83	459	541	(118)	965

Employee separation and plant closure costs	83	499	541	(118)	1,005
Inventory valuation in cost of sales	—	—	579	—	579

	83	499	1,120	(118)	1,584
Reserve usage	(83)	(535)	(1,384)	(357)	(2,359)

Change in reserve	—	(36)	(264)	(475)	(775)
Reserves as of January 1, 2005	1,557	341	372	493	2,763

Reserves as of September 30, 2005	$1,557	$305	$108	$18	$1,988

The employee separation and plant closure costs reserve of $1,879 at September 30, 2006 was for one-time employee termination costs. The employee separation and plant closure costs reserve of $1,988 at September 30, 2005 consisted of $18 for contract termination and facility-related closure costs and $1,970 for one-time termination and other associated costs.

NOTE F—Acquisitions

On May 26, 2006, the Company acquired the common stock of Cooler Service Company, Inc. (“Cooler Service”) based in Tulsa, Oklahoma. The consideration paid was $15,840, net of cash acquired, including transaction costs. The acquisition was funded with cash on hand. The estimated fair value of the net assets acquired and goodwill at the date of acquisition was $8,050 and $8,567, respectively. The purchase price allocation is preliminary, and subject to adjustment following the completion of the tangible and intangible asset valuations. Cooler Service designs and manufactures air cooled heat exchangers for multiple markets, including hydrocarbon,

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

petrochemical and industrial gas processing. Cooler Service has been included in the Company’s Energy and Chemical segment and contributed $11,650 of sales to the 2006 operating results from the date of acquisition through September 30, 2006.

On May 16, 2005, the Company acquired 100% of the equity interest in Changzhou CEM Cryo Equipment Co., Ltd. (CEM), a foreign owned enterprise established under the laws of the People’s Republic of China. The purchase price was $13,644, including cash of $12,198 and a promissory note of $1,466 payable to the seller, which was paid in the second quarter of 2006. The acquisition was funded with debt borrowed under the revolving credit line portion of the 2003 Credit Facility and cash on hand. The estimated fair value of the net assets acquired and goodwill at the date of acquisition was $8,894 and $4,770, respectively. CEM has been included in the Company’s Distribution and Storage segment.

NOTE G—Assets Held for Sale

The Company continues to pursue the sale of the idle building and a parcel of land at its Plaistow, New Hampshire facility. The Plaistow facility is classified as assets held for sale on the Company’s unaudited condensed consolidated balance sheet as of September 30, 2006 and the audited consolidated balance sheet as of December 31, 2005 based on the estimated value of $3,084.

NOTE H—Employee Benefit Plans

The Company has four defined benefit pension plans covering certain U.S. hourly and salary employees. All of these plans were frozen as of February 28, 2006. The defined benefit plans provide benefits based primarily on the participants’ years of service and compensation.

The following table sets forth the components of net periodic pension cost for the three and nine months ended September 30, 2006 and 2005:

	Successor Company		Reorganized Company
	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2005
Service cost	$—	$—	$65	$195
Interest cost	510	1,530	492	1,476
Expected return on plan assets	(618)	(1,854)	(570)	(1,710)
Recognized actuarial gain	—	—	(47)	(141)

Total pension (benefit) cost	$(108)	$(324)	$(60)	$(180)

NOTE I—Reporting Segments

The structure of the Company’s internal organization is divided into the following three reportable segments: Energy and Chemicals (“E&C”), Distribution and Storage (“D&S”) and BioMedical. The Company’s reportable segments are business units that offer different products and are each managed separately because they manufacture and distribute distinct products with different production processes and sales and marketing approaches. The E&C segment sells heat exchangers, cold boxes and liquefied natural gas vacuum-insulated pipe used by major natural gas, petrochemical processing and industrial gas companies in the production of their products. The D&S segment sells cryogenic bulk storage systems, cryogenic packaged gas systems, cryogenic systems and components, beverage liquid CO2 systems and cryogenic services to various companies for the storage and transportation of both

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

industrial and natural gases. The BioMedical segment sells medical respiratory products, biological storage systems, liquid oxygen tanks and magnetic resonance imaging cryostat components. Due to the nature of the products that each segment sells, there are no intersegment sales. Corporate headquarters includes operating expenses for executive management, accounting, tax, treasury, human resources, information technology, legal, internal audit, risk management and stock-based compensation expenses that are not allocated to the reporting segments.

The Company evaluates performance and allocates resources based on operating income or loss before gain on sale of assets, net interest expense, financing costs amortization expense, derivative contracts valuation expense, foreign currency loss, income taxes and minority interest. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Information for the Company’s three reportable segments and its corporate headquarters is presented below:

	Successor Company
	Three Months Ended September 30, 2006
	Energy	Distribution and
	and Chemicals	Storage	BioMedical	Corporate	Total

Sales	$54,411	$67,953	$20,461	$—	$142,825
Operating income (loss)	5,462	13,491	4,365	(6,449)	16,869

	Reorganized Company
	Three Months Ended September 30, 2005
	Energy	Distribution and
	and Chemicals	Storage	BioMedical	Corporate	Total

Sales	$31,832	$55,068	$18,887	$—	$105,787
Operating income (loss)	5,204	9,630	3,537	(5,865)	12,506

	Successor Company
	Nine Months Ended September 30, 2006
	Energy	Distribution and
	and Chemicals	Storage	BioMedical	Corporate	Total

Sales	$138,075	$194,783	$60,174	$—	$393,032
Operating income (loss)	11,738	39,605	12,855	(16,719)	47,479

	Reorganized Company
	Nine Months Ended September 30, 2005
	Energy	Distribution and
	and Chemicals	Storage	BioMedical	Corporate	Total

Sales	$80,562	$155,047	$55,069	$—	$290,678
Operating income (loss)	13,228	30,012	9,068	(14,578)	37,730

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

Note J—Supplemental Guarantor Financial Information

In connection with the Acquisition, the Company issued $170,000 of senior subordinated notes. The following subsidiaries, all of which are wholly owned, guaranteed the notes on a full, unconditional and joint and several basis: Chart Inc., CAIRE Inc., Chart Energy and Chemicals, Inc., Chart Cooler Service Company, Inc., Chart International Holdings, Inc., Chart Asia, Inc. and Chart International, Inc. The following subsidiaries are not guarantors of the notes:

Non-Guarantor Subsidiaries	Jurisdiction

Chart Australia Pty. Ltd.	Australia
Changzhou CEM Cryo Equipment Co., Ltd.	China
Chart Biomedical Limited	United Kingdom
Chart Cryogenic Engineering Systems (Changzhou) Co., Ltd.	China
Chart Cryogenic Equipment (Changzhou) Co., Ltd.	China
Chart Ferox a.s. (95.7% owned)	Czech Republic
Chart Ferox GmbH	Germany
GTC of Clarksville, LLC	Delaware
Lox Taiwan (16% owned)	Taiwan
Zhangjigang Chart Hailu Cryogenic Equipment Co., Ltd.	China

The following supplemental condensed consolidating and combining financial information of the Issuer, Subsidiary Guarantors and Subsidiary Non-Guarantors presents statements of operations for the three and nine months ended September 30, 2006 and 2005, balance sheets as of September 30, 2006 and December 31, 2005, and statements of cash flows for the nine months ended September 30, 2006 and 2005.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING BALANCE SHEET (SUCCESSOR COMPANY)
September 30, 2006

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

ASSETS
Cash and cash equivalents	$6,094	$4,699	$12,165	$—	$22,958
Accounts receivable, net	—	48,642	18,000	—	66,642
Inventory, net	—	37,734	23,453	(299)	60,888
Other current assets	6,913	43,871	9,706	—	60,490

Total current assets	13,007	134,946	63,324	(299)	210,978
Property, plant and equipment, net	—	51,666	26,111	—	77,777
Goodwill	—	207,581	38,125	—	245,706
Intangible assets, net	—	147,899	2,824	—	150,723
Investments in affiliates	89,646	29,346	—	(118,992)	—
Intercompany receivables	425,717	—	—	(425,717)	—
Other assets	11,609	1,511	468	—	13,588

Total assets	$539,979	$572,949	$130,852	$(545,008)	$698,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accruals	$(2,281)	$114,317	$20,391	$(458)	$131,969

Total current liabilities	(2,281)	114,317	20,391	(458)	131,969
Long-term debt	290,000	—	—	—	290,000
Intercompany payables	—	353,046	72,512	(425,558)	—
Other long-term liabilities	51,599	15,940	8,603	—	76,142

Total liabilities	339,318	483,303	101,506	(426,016)	498,111
Common stock	256	—	—	—	256
Other stockholders’ equity	200,405	89,646	29,346	(118,992)	200,405

Total stockholders’ equity	200,661	89,646	29,346	(118,992)	200,661

Total liabilities and stockholders’ equity	$539,979	$572,949	$130,852	$(545,008)	$698,772

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING BALANCE SHEET (SUCCESSOR COMPANY)
December 31, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

ASSETS
Cash and cash equivalents	$7,191	$4,379	$3,863	$—	$15,433
Accounts receivable, net	—	48,979	13,484	—	62,463
Inventory, net	—	33,603	19,714	(185)	53,132
Other current assets	6,201	26,967	6,810	—	39,978

Total current assets	13,392	113,928	43,871	(185)	171,006
Property, plant and equipment, net	—	40,429	23,836	—	64,265
Goodwill	—	213,493	23,249	—	236,742
Intangible assets, net	—	150,577	3,486	—	154,063
Investments in affiliates	56,863	5,496	—	(62,359)	—
Other assets	447,380	1,328	435	(435,471)	13,672

Total assets	$517,635	$525,251	$94,877	$(498,015)	$639,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accruals	$1,840	$82,556	$14,866	$857	$100,119
Short term debt	—	—	2,304	—	2,304

Total current liabilities	1,840	82,556	17,170	857	102,423
Long-term debt	345,000	—	—	—	345,000
Intercompany payables	—	373,063	63,450	(436,513)	—
Other long-term liabilities	54,465	12,769	8,761	—	75,995

Total liabilities	401,305	468,388	89,381	(435,656)	523,418
Common stock	80	—	—	—	80
Other stockholders’ equity	116,250	56,863	5,496	(62,359)	116,250

Total stockholders’ equity	116,330	56,863	5,496	(62,359)	116,330

Total liabilities and stockholders’ equity	$517,635	$525,251	$94,877	$(498,015)	$639,748

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (SUCCESSOR COMPANY)
For the Three Months Ended September 30, 2006

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$110,973	$32,923	$(1,071)	$142,825
Cost of sales	—	81,241	23,220	(1,076)	103,385

Gross profit	—	29,732	9,703	5	39,440
Selling, general and administrative expenses	424	19,189	2,958	—	22,571

Operating (loss) income	(424)	10,543	6,745	5	16,869
Interest expense, net	(6,169)	23	21	—	(6,125)
Other income (expense), net	(393)	(59)	85	—	(367)
Minority interest, net of tax	—	—	73	—	73

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(6,986)	10,507	6,778	5	10,304
Income tax (benefit) provision	(2,284)	4,968	688	—	3,372
Equity in net (income) loss of subsidiaries	(11,634)	(6,095)	—	17,729	—

Net (loss) income	$6,932	$11,634	$6,090	$(17,724)	$6,932

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (REORGANIZED COMPANY)
For the Three Months Ended September 30, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$83,410	$22,850	$(473)	$105,787
Cost of sales	—	59,561	16,600	(475)	75,686

Gross profit	—	23,849	6,250	2	30,101
Selling, general and administrative expenses	1,461	13,748	2,386	—	17,595

Operating (loss) income	(1,461)	10,101	3,864	2	12,506
Interest expense, net	(1,466)	15	138	—	(1,313)
Other income (expense), net	—	(126)	(276)	—	(402)
Minority interest, net of tax	—	—	29	—	29

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(2,927)	9,990	3,697	2	10,762
Income tax (benefit) provision	(635)	4,064	105	—	3,534
Equity in net (income) loss of subsidiaries	(9,520)	(3,594)	—	13,114	—

Net (loss) income	$7,228	$9,520	$3,592	$(13,112)	$7,228

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (SUCCESSOR COMPANY)
For the Nine Months Ended September 30, 2006

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$302,539	$93,386	$(2,893)	$393,032
Cost of sales	—	217,500	65,771	(2,779)	280,492

Gross profit	—	85,039	27,615	(114)	112,540
Selling, general and administrative expenses	1,023	56,917	7,112	9	65,061

Operating (loss) income	(1,023)	28,122	20,503	(123)	47,479
Interest expense, net	(19,403)	53	94	—	(19,256)
Other income (expense), net	(1,132)	(160)	337	—	(955)
Minority interest, net of tax	—	—	120	—	120

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(21,558)	28,015	20,814	(123)	27,148
Income tax (benefit) provision	(7,020)	13,150	2,732	—	8,862
Equity in net (income) loss of subsidiaries	(32,824)	(17,959)	—	50,783	—

Net (loss) income	$18,286	$32,824	$18,082	$(50,906)	$18,286

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (REORGANIZED COMPANY)
For the Nine Months Ended September 30, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$225,811	$66,736	$(1,869)	$290,678
Cost of sales	—	158,401	49,252	(1,906)	205,747

Gross profit	—	67,410	17,484	37	84,931
Selling, general and administrative expenses	2,194	41,604	3,403		47,201

Operating (loss) income	(2,194)	25,806	14,081	37	37,730
Interest expense, net	(4,064)	9	121	—	(3,934)
Other income (expense), net	—	(70)	(480)	—	(550)
Minority interest, net of tax	—	—	85	—	85

Income (loss) before income taxes and equity in net (income) loss of subsidiaries	(6,258)	25,745	13,637	37	33,161
Income tax (benefit) provision	(1,613)	12,300	793	—	11,480
Equity in net (income) loss of subsidiaries	(26,326)	(12,881)	—	39,207	—

Net (loss) income	$21,681	$26,326	$12,844	$(39,170)	$21,681

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

Condensed Consolidating Statement of Cash Flows
For the Nine Months Ended September 30, 2006 (Successor Company)

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(21,405)	$38,362	$13,882	$2,724	$33,563

Cash flows from investing activities:
Capital expenditures	—	(10,634)	(2,863)	—	(13,497)
Acquisitions, net of cash	—	(15,840)	—	—	(15,840)
Other investing activities	(138)	716	(609)	—	(31)

Net cash (used in) investing activities	(138)	(25,758)	(3,472)	—	(29,368)

Cash flows from financing activities:
Net change in debt	(55,000)	—	(2,354)	—	(57,354)
Proceeds from sale of stock	172,512	—	—	—	172,512
Cash dividend	(150,313)	—	—	—	(150,313)
Proceeds from warrant and option exercises	39,237	—	—	—	39,237
Payment of deferred financing costs	(854)	—	—	—	(854)
Intercompany account changes	14,864	(12,294)	154	(2,724)	—

Net cash provided by (used in) financing activities	20,446	(12,294)	(2,200)	(2,724)	3,228

Net (decrease) increase in cash and cash equivalents	(1,097)	310	8,210	—	7,423
Effect of exchange rate changes	—	10	92	—	102
Cash and cash equivalents, beginning of period	7,191	4,379	3,863	—	15,433

Cash and cash equivalents, end of period	$6,094	$4,699	$12,165	$—	$22,958

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Condensed Financial Statements—September 30, 2006—(Continued)
(Dollars and shares in thousands, except per share amounts)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (REORGANIZED COMPANY)
For the Nine Months Ended September 30, 2005

			Subsidiary
		Subsidiary	Non-	Consolidating
	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(7,065)	$22,255	$5,873	$(1,948)	$19,115

Cash flows from investing activities:
Capital expenditures	—	(6,501)	(3,707)	—	(10,208)
Proceeds from sale of assets	—	119	1,700	—	1,819
Acquisition of business	—	(12,085)	—	—	(12,085)
Other investing activities	—	(121)	—	—	(121)

Net cash (used in) investing activities	—	(18,588)	(2,007)	—	(20,595)

Cash flows from financing activities:
Net change in debt	2,048	(401)	2,964	—	4,611
Proceeds from sale of stock	873	—	—	—	873
Intercompany account changes	4,770	107	(6,825)	1,948	—
Other financing activities	—	—	—	—	—

Net cash provided by (used in)
financing activities	7,691	(294)	(3,861)	1,948	5,484

Net increase in cash and cash equivalents	626	3,373	5	—	4,004
Effect of exchange rate changes	—	(10)	(130)	—	(140)
Cash and cash equivalents, beginning of period	10,319	339	4,156	—	14,814

Cash and cash equivalents, end of period	$10,945	$3,702	$4,031	$—	$18,678

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws for Chart Industries, Inc. provide for such limitations on liability.

The Company has entered into indemnification agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the indemnification agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Amended and Restated Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

Item 21.	Exhibits and Financial Statement Schedules

See Exhibit Index.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART INDUSTRIES, INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief
Financial Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Ben A. Guill Ben A. Guill	Chairman of the Board of Directors

/s/ Timothy H. Day Timothy H. Day	Director

/s/ Richard E. Goodrich Richard E. Goodrich	Director

Signature	Title

/s/ Steven W. Krablin Steven W. Krablin	Director

/s/ Kenneth W. Moore Kenneth W. Moore	Director

/s/ Michael W. Press Michael W. Press	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	President, Chairman, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CAIRE INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	Chairman, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART ENERGY & CHEMICALS, INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	Chairman, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART COOLER SERVICE COMPANY, INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	Chairman, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

/s/ Lawrence W. Pyle Lawrence W. Pyle	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	President, Chairman, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART ASIA, INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	Vice President, Chairman, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

/s/ Eric M. Rottier Eric M. Rottier	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garfield Heights, State of Ohio, on this 27th day of February, 2007.

CHART INTERNATIONAL, INC.

By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial
Officer and Treasurer

Each person whose signature appears below authorizes Michael F. Biehl and Matthew J. Klaben and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of February, 2007.

Signature	Title

/s/ Samuel F. Thomas Samuel F. Thomas	Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Executive Vice President, Chief Financial Officer, Treasurer and a Director (Principal Financial Officer)

/s/ James H. Hoppel, Jr. James H. Hoppel, Jr.	Controller and Assistant Treasurer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 2, 2005 by and among Chart Industries, Inc., certain of its stockholders, First Reserve Fund X, L.P. and CI Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
2.2	Asset Purchase Agreement among GT Acquisition Company and Greenville Tube, LLC, dated July 1, 2003 (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
3.3	Certificate of Incorporation of Chart Inc.(x)
3.4	Bylaws of Chart Inc.(x)
3.5	Certificate of Incorporation of CAIRE Inc.(x)
3.6	Bylaws of CAIRE Inc.(x)
3.7	Certificate of Incorporation of Chart Energy & Chemicals, Inc.(x)
3.8	Bylaws of Chart Energy & Chemicals, Inc.(x)
3.9	Certificate of Incorporation of Chart Cooler Service Company, Inc.(x)
3.10	Bylaws of Chart Cooler Service Company, Inc.(x)
3.11	Certificate of Incorporation of Chart International Holdings, Inc.(x)
3.12	Bylaws of Chart International Holdings, Inc.(x)
3.13	Certificate of Incorporation of Chart Asia, Inc.(x)
3.14	Bylaws of Chart Asia, Inc.(x)
3.15	Certificate of Incorporation of Chart International, Inc.(x)
3.16	Bylaws of Chart International, Inc.(x)
4.1	Form of Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
4.2	Indenture, dated as of October 17, 2005, between Chart Industries, Inc. and The Bank of New York as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
4.3	Registration Rights Agreement, dated October 17, 2005 among Chart Industries, Inc., the subsidiary guarantors party thereto and Morgan Stanley & Co., as representative of the initial purchasers (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).
4.4	Form of Senior Subordinated Note (included in Exhibit 4.2)
5.1	Opinion of Simpson Thacher & Bartlett LLP(x)
10.1	Underwriting Agreement, dated July 25, 2006, among Chart Industries, Inc. and the several underwriters named therein (incorporated by reference to Exhibit 10.1 to Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2006 (File No. 001-11442))
10.2	Form of Amended and Restated Management Stockholders Agreement (incorporated by reference to Exhibit 10.10 to Amendment No 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
10.3	Stockholder Agreement, dated July 25, 2006, by and between Chart Industries, Inc. and FR X Chart Holdings, LLC (incorporated by reference to Exhibit 10.1 to Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2006 (File No. 001-11442))

Exhibit No.		Description

10.4		Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10	.4.1	Form of Stock Option Agreement under the 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10	.4.2	Form of Restricted Stock Unit Agreement (for non-employee directors) under the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.5		Chart Industries, Inc. 2004 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10	.5.1	Amendment No. 1 to the 2004 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10	.5.2	Form of Stock Option Agreement under the 2004 Stock Option and Incentive Plan (for Samuel F. Thomas) (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10	.5.3	Form of Stock Option Agreement under the 2004 Stock Option and Incentive Plan (for those other than Samuel F. Thomas) (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.6		Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.7		2006 Chart Executive Incentive Compensation Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.8		Incentive Compensation Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.9		Credit Agreement, dated October 17, 2005, by and among FR X Chart Holdings LLC, CI Acquisition, Inc. and the Lenders thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
10	.9.1	Amendment No. 1 to the Credit Agreement dated July 31, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006)
10.10		Guarantee and Collateral Agreement, dated as of October 17, 2005 among FR X Chart Holdings LLC, as guarantor and pledgor, CI Acquisition, Inc., as borrower, each subsidiary loan party named therein and Citicorp North America, Inc., as collateral agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
10.11		Employment Agreement, dated November 23, 2005, by and between Registrant and Samuel F. Thomas (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.12		Employment Agreement, dated December 1, 2005, by and between Registrant and Michael F. Biehl (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.13		Employment Agreement, dated March 29, 2006, by and between Registrant and Matthew J. Klaben (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.14		Employment Agreement, dated May 5, 2006, by and between Registrant and James H. Hoppel, Jr. (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)).*
10.15		Form of Indemnification Agreement (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))

Exhibit No.	Description

10.16	Term Sheet for IAM Agreement 2007-2010, effective February 4, 2007, by and between Chart Energy & Chemicals, Inc. and Local Lodge 2191 of District Lodge 66 of the International Association of Machinists and Aerospace Workers, AFL-CIO.(x)
12.1	Statement regarding computation of ratio of earnings to fixed charges.(x)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254))
23.1	Consent of Ernst & Young LLP.(x)
23.2	Consent related to Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of The Bank of New York, as Trustee, on Form T-1.(x)
99.1	Form of Letter of Transmittal.(x)
99.2	Form of Notice of Guaranteed Delivery.(x)
99.3	Form of Letter to Clients.(x)
99.4	Form of Letter to Nominees.(x)
99.5	Form of Instructions to Registered Holder and / or Book-Entry Transfer Participant from Owner.(x)

(x)	Filed herewith.
*	Management contract or compensatory plan or arrangement.